EXECUTION VERSION

Exhibit 10.39

LC PROCUREMENT AGREEMENT

among

ENDEAVOUR INTERNATIONAL CORPORATION,
as Holdings

ENDEAVOUR ENERGY UK LIMITED,
as the Payer,

LC FINCO S.à.r.l.,
as the Payee

and

CREDIT SUISSE AG,

as Collateral Agent

______________________________

Dated as of January 24, 2014

______________________________

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i

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SCHEDULES SCHEDULE 1.01(b)	Subsidiary Guarantors
SCHEDULE 6.09	Plans
SCHEDULE 6.11(a)	Leased Real Property
SCHEDULE 6.11(b)	Oil and Gas Properties
SCHEDULE 6.11(c)	Interests in Oil and Gas Properties
SCHEDULE 6.13	Subsidiaries
SCHEDULE 6.19	Existing Indebtedness
SCHEDULE 6.20	Insurance
SCHEDULE 6.23 EXHIBITS	Existing Liens

EXHIBIT A	Form of Solvency Certificate
EXHIBIT B	Form of Compliance Certificate
EXHIBIT C	Form of LC Issuance Agreement
EXHIBIT D	Form of Payer Party Guaranty
EXHIBIT E	Form of U.S. Security Agreement
EXHIBIT F	Form of English Debenture
EXHIBIT G	Form of English Charge Over Shares
EXHIBIT H-1	Form of Opinion of Vinson & Elkins LLP
EXHIBIT H-2 EXHIBIT H-3	Form of Opinion of Vinson & Elkins R.L.L.P. Form of Opinion of Woodburn and Wedge
EXHIBIT H-4	Form of Opinion of Allen & Overy
EXHIBIT I EXHIBIT J	Form of Collateral Assignment Form of Subordination Agreement

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This LC PROCUREMENT AGREEMENT, dated as of January 24, 2014 (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), is by and among Endeavour International Corporation, a Nevada corporation (“Holdings”), Endeavour Energy UK Limited, a private limited company registered in England and Wales (the “Payer”), LC Finco S.à.r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with its registered office at 40, avenue Monterey, L-2163 Luxembourg,  in the process of being registered with the Luxembourg Register of Commerce and Companies and having a share capital of $20,000 (the “Payee”), and Credit Suisse AG, acting through one or more of its branches or affiliates, as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, subject to and upon the terms and conditions set forth herein and the other LC Procurement Documents, the Payee shall, on the date hereof, enter into an agreement with Credit Suisse AG, London Branch (the “LC Bank”) pursuant to which the Payee (in its capacity as the “Company” thereunder, the “LC Party”) will instruct the LC Bank to issue Letters of Credit from time to time in an amount up to the Maximum LC Amount.  The Letters of Credit are to be issued to support the decommissioning liabilities of the Payer and to secure payment bonds or other surety arrangements issued by third parties in support of such decommissioning liabilities, including, without limitation, to replace those letters of credit previously issued in connection with the Existing LC Procurement Agreements, and shall be fully released on or prior to the LC Release Date.

WHEREAS, in consideration of the Payee instructing the LC Bank to issue Letters of Credit, the Payer and Holdings agree to reimburse the Payee for certain payments made in connection with the LC Issuance Documents. If a Letter of Credit is drawn, the Payer shall provide cash cover to reimburse the Payee in an amount equal to such drawing.

WHEREAS, the Payer, Holdings and the Payee desire to enter into this Agreement to document, among other things, the terms governing such reimbursement arrangement, the fees payable by the Payer to the Payee for procuring the issuance of the Letters of Credit and the obligation to procure the release of all Letters of Credit on or prior to the LC Release Date.  The Collateral Agent is entering into this Agreement in its capacity as Collateral Agent in respect of the Collateral securing the Obligations.

NOW, THEREFORE, IT IS AGREED:

Article I.
Definitions and Accounting Terms.

SECTION 1.01     Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

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“5.5% Convertible Notes” shall mean the 5.5% Convertible Senior Notes due 2016 issued by Holdings, including any related notes, guarantees, instruments and agreements executed in connection therewith.

“11.5% Convertible Bonds” shall mean the 11.5% Guaranteed Convertible Bonds due 2014 (extended to 2016) issued by Endeavour Energy Luxembourg S.à.r.l. and guaranteed by Holdings, including any related notes, guarantees, instruments and agreements executed in connection therewith.

“ABR Tranche” shall have the meaning provided in Section 2.03(a).

“Additional Assets” shall mean:

(1)     any properties or assets used or useful in the Oil and Gas Business, other than Indebtedness or Capital Stock;

(2)     the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Holdings or any of its Restricted Subsidiaries; or

(3)     Capital Stock constituting a Minority Interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in the Oil and Gas Business.

“Additional Guarantor Requirement” shall have the meaning provided in Section 7.11(c).

“Additional Security Documents” shall have the meaning provided in Section 7.11(a).

“Adjusted Consolidated Net Tangible Assets” of a specified Person shall mean (without duplication), as of the date of determination, the remainder of:

(1)     the sum of:

(a)     discounted future net revenue from proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal or other income taxes, as estimated by such Person in a reserve report prepared as of the end of the fiscal year of such Person and audited by such Person’s independent petroleum engineers, as increased by, as of the date of determination, the estimated discounted future net revenue from:

(i)     estimated proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such reserve report, which reserves were not reflected in such reserve report, and

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(ii)     estimated proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the estimated discounted future net revenue attributable to:

(iii)    estimated proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report, and

(iv)    reductions in the estimated proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries reflected in such reserve report since the date of such reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;

in the case of clauses (i) through (iv) calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices estimated by such Person in a reserve report prepared as of the end of the fiscal year of such Person); provided, however, that, in the case of each of the determinations made pursuant to clauses (i), (ii), (iii) and (iv) above, such increases and decreases shall be estimated by Holdings’ petroleum engineers or any independent petroleum engineers engaged by Holdings for that purpose;

(b)     the capitalized costs that are attributable to crude oil and natural gas properties of such Person and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributable, based on such Person’s books and records as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements;

(c)     the Net Working Capital of such Person as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements; and

(d)     the greater of:

(i)     the net book value of other tangible assets of such Person and its Restricted Subsidiaries as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements, and

(ii)     the appraised value, as estimated by independent appraisers, of other tangible assets of such Person and its Restricted Subsidiaries as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements (provided that if no such appraisal has been performed, such Person shall not be required to obtain such an appraisal of such assets solely for the purpose of determining this value and only clause (1)(d)(i) of this definition shall apply);

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minus:

(2)     the sum of:

(a)     Minority Interests;

(b)     to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any net natural gas balancing liabilities of such Person and its Restricted Subsidiaries reflected in such Person’s latest audited financial statements;

(c)     to the extent included in clause (1)(a) above, the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(d)     to the extent included in clause (1)(a) above, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of such Person and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(e)     the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenue specified in clause (1)(a) above (utilizing the prices utilized in such Person’s year end reserve report), would be necessary to satisfy fully the obligations of such Person and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If Holdings changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” of Holdings will continue to be calculated as if Holdings were still using the full cost method of accounting.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Tranche for any Fee Period, a rate per annum equal to the greater of (a) 1.25% per annum and (b) the product of (i) the LIBO Rate in effect for such Fee Period and (ii) Statutory Reserves (as defined in the Term B Credit Agreement).

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that none of the Payee or any of its Affiliates shall be considered

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an Affiliate of Holdings or any Subsidiary.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” shall have the meaning provided in Section 8.05.

“Agreement” shall have the meaning provided in the preamble to this Agreement.

“Agreement Currency” shall have the meaning provided in Section 11.19.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the one-month Adjusted LIBO Rate plus 1.0%; provided that for the purpose of clause (c), the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized vendor for the purpose of displaying such rates).  If the Collateral Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Collateral Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate or Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate or Adjusted LIBO Rate, as the case may be.

“Allocation” shall mean the allocation of any portion of the Payee Deposit into a Eurodollar Tranche or an ABR Tranche.

“Allocation Request” shall mean a request by the Payee for an Allocation in accordance with the terms of Section 2.03(a).

“Applicable Law” except as the context may otherwise require, shall mean all applicable laws, rules, regulations, ordinances, treaties, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, licenses and permits of any Governmental Authority.

“Applicable Percentage” shall mean, with respect to any fiscal year, 50%; provided that (a) if the Consolidated Leverage Ratio as of the end of such fiscal year is less than 2.50:1.0, 25% and (b) if the Consolidated Leverage Ratio as of the end of such fiscal year is less than 1.75:1.0, 0%.

“Applicable Premium” shall mean, with respect to any reduction of the Maximum LC Amount, in whole or in part, under Section 3.01, or mandatory posting of Payer Deposit under Section 3.02(b), (a) if made prior to the first anniversary of the date hereof, a cash amount with respect to the portion of the Payee Deposit released in connection with such reduction of the Maximum LC Amount or increase of Payer Deposit pursuant to Section 3.04 equal to the present value at the date of the release of all LC Fees which would accrue on the released portion of the

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Payee Deposit (assuming that the Adjusted LIBO Rate prevailing at the time of the notice of release applies throughout such period) from the date of release to but excluding the first anniversary of the date hereof, computed using a discount rate equal to the Treasury Rate as of such date of release plus 50 basis points discounted to the redemption date on a quarterly basis (assuming a 360 day year consisting of twelve 30 day months); and (b) if made on or after the first anniversary of the date hereof, $0.  Notwithstanding the foregoing, payment of the Applicable Premium will not be required in connection with any reduction of the Maximum LC Amount, in whole or in part, under Section 3.01 or mandatory posting of Payer Deposit under Section 3.02(b) (i) to the extent the Term A Borrowers elect to borrow additional Term A Loans in the amount of any resulting prepayment of Term B Loans, as provided in Section 2.01(b) of the Tern Loan A Credit Agreement or (ii) such reduction is effected on or prior to the 180th day following the Closing Date, and (A) such reduction is the result of the reduction of the Payer’s obligation to provide security for its decommissioning liabilities by the applicable Governmental Authority and/or agreement with the Payer’s joint interest owners and (B) after giving effect thereto, the Dollar equivalent of the Maximum LC Amount calculated at the Fixed Exchange Rate is not less than $32,000,000.

“Applicable Rate” shall mean, for any day (a) with respect to any Eurodollar Tranche,  7.0% per annum and (b) with respect to any ABR Tranche, 6.0% per annum.

“Approved Hedge Counterparty” shall have the meaning provided in the Term A Credit Agreement.

“Asset Sale”  shall mean:

(a)     the sale, lease, conveyance or other disposition of any properties or assets (including by way of a Production Payment, Sale Leaseback Transaction, conveyance of any royalty interest, overriding royalty interest, net profits interest, or mergers, consolidations or otherwise); provided,  however, that the disposition of all or substantially all of the properties or assets of Holdings and its Restricted Subsidiaries taken as a whole will not be an “Asset Sale,” but will be governed by the provisions of Section 8.09 and not by the provisions of Section 8.04; and

(b)     the issuance of Equity Interests in any of Holdings’ Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares or shares required by Applicable Law to be held by a Person other than Holdings or a Restricted Subsidiary of Holdings).

Notwithstanding the preceding clauses (a) and (b), the following items will not be deemed to be Asset Sales:

(1)     any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than the greater of (i) $5,000,000 and (ii) 0.5% of Holdings’ Adjusted Consolidated Net Tangible Assets determined as of the date of such transaction;

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(2)     subject to compliance with the Additional Guarantor Requirement as of the date of such disposition, a disposition of assets between or among any of Holdings and its Restricted Subsidiaries;

(3)     an issuance or sale of Equity Interests by a Restricted Subsidiary to Holdings or to another Restricted Subsidiary;

(4)     any disposition, abandonment, relinquishment or expiration of equipment, inventory, products, accounts receivable or other similar properties or similar assets in the ordinary course of business (excluding, for the avoidance of doubt, Production Payments);

(5)     the disposition of cash or Cash Equivalents, Hedging Agreements or other financial instruments in the ordinary course of business;

(6)     a Restricted Payment that is permitted by Section 8.01 or a Permitted Investment (or a disposition that would constitute a Restricted Payment but for the exclusion from the definition thereof);

(7)     the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties owned or held by Holdings or any of its Restricted Subsidiaries in the ordinary course of business or in exchange for crude oil and natural gas properties or interests owned or held by another Person;

(8)     (i) any trade or exchange by Holdings or any of its Restricted Subsidiaries of Hydrocarbon properties or other properties or assets for Hydrocarbon properties or other properties or assets owned or held by one or more other Persons, and (ii) any transfer or sale of assets, or lease, assignment or sublease of any real or personal property, (A) in exchange for services (including in connection with any outsourcing arrangements) related to the exploration, development, completion or production (and related activities) of properties of Holdings or any Restricted Subsidiary, (B) in exchange for such transferee, lessee or assignee (or an Affiliate thereof) agreeing to pay all or a portion of the costs and expenses related to the exploration, development, completion or production (and related activities) of properties of Holdings or any Restricted Subsidiary or (C) in exchange for properties or assets satisfying the requirements of clause (i) of this clause (8) ((A) and (B) being referred to herein as a “carry”); provided that the Fair Market Value of the properties or assets traded, exchanged, transferred, sold, leased, assigned or subleased by Holdings or such Restricted Subsidiary is equal to or less than the Fair Market Value of the properties, assets or carry (together with any cash and Cash Equivalents) agreed by such other Persons to be transferred, provided or paid to or on behalf of Holdings or such Restricted Subsidiary, and provided further that any cash or Cash Equivalents received must be applied in accordance with the provisions of Section 3.02(a);

(9)    the creation or perfection of a Lien (but not (i) except to the extent contemplated in clause (10) below, the sale or other disposition of the properties or assets subject to such Lien or (ii) Production Payments);

(10)    the creation or perfection of a Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien (but in each case excluding Production Payments);

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(11)    a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(12)    the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property;

(13)    any sale or other disposition of Equity Interests in an Unrestricted Subsidiary;

(14)    the sale or other disposition (whether or not in the ordinary course of business) of Oil and Gas Properties, provided that at the time of such sale or other disposition such properties do not have associated with them any proved reserves, and provided further that the sale or other disposition is not for less than the Fair Market Value of such Oil and Gas Properties;

(15)    any Refinancing Production Payment; and

(16)    the grant or transfer by Holdings or a Restricted Subsidiary of Holdings of a royalty, overriding royalty or net profits interest, in each case pursuant to any incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to Holdings or a Restricted Subsidiary of Holdings.

“Attributable Debt” in respect of a Sale Leaseback Transaction shall mean, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Authorization” shall mean an authorization, consent, permit, approval, resolution, license, exemption, filing, notarization or registration.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

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“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean:

(1)     with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; and

(2)     with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person and with respect to EIH, its Responsible Officer as having been duly adopted by the Board of Directors of such Person and being in full force and effect on the date of such certification, and delivered to the Payee.

“Breakage Event” shall have the meaning provided for in Section 2.03(b)(iii).

“Business” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate) or the equivalent of the foregoing in any jurisdiction outside of the United States or any State thereof.

“Business Day” shall mean for all purposes, any day except Saturday, Sunday and any day which shall be in New York, New York or London, England, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Calculation Date” shall mean each date on which any financial ratio calculation is calculated.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person and its Restricted Subsidiaries which should be capitalized in accordance with GAAP and, without duplication, the amount of all Capital Lease Obligations incurred by such Person and its Restricted Subsidiaries.

“Capital Lease Obligation” shall mean, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” shall mean:

(1)     in the case of a corporation, corporate stock;

(2)     in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

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(3)     in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)     any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

(5)     but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” shall mean:

(1)     securities issued or directly and fully guaranteed or insured by the government of the United States or any agency or instrumentality of the government of the United States (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(2)     marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(3)     certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a credit rating of “A” or better from either S&P or Moody’s;

(4)     repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)     commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6)     money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7)     instruments equivalent to those referred to in clauses (1) through (6) above denominated in Sterling comparable in credit quality and tenor to those referred to above and customarily used by companies for cash management purposes in the United Kingdom to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Cash Interest Expense” shall mean, with respect to any Person, for any period, the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, less the sum of (a) any pay-in-kind interest expense or other noncash interest expense (including as a result of the effects of purchase accounting) of such Person and its Restricted Subsidiaries, (b) to

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the extent included in Consolidated Interest Expense, the amortization of any financing fees paid by, or on behalf of, such Person and its Restricted Subsidiaries, (c) the amortization of debt discounts, if any, or fees in respect of Hedging Agreements and (d) cash interest income of such Person and its Restricted Subsidiaries for such period.

“Change in Law” shall mean (a) the adoption of any law, rule, regulation or treaty after the date hereof, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the  date hereof or (c) compliance by the Payee with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean the occurrence of any of the following:

(1)     the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of Holdings and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)     the adoption by the stockholders of Holdings of a plan relating to the liquidation or dissolution of Holdings;

(3)     the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Holdings, measured by voting power rather than number of shares, units or the like;

(4)     the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors; or

(5)     Holdings shall at any time cease to own (beneficially and of record), directly or indirectly, 100% of the Equity Interests of the Payer.

“Charges” shall have the meaning provided in Section 11.09.

“Class C Convertible Preferred Stock” shall mean Holdings’ Series C Preferred Stock with the terms set forth in the Certificate of Designation of Series C Preferred Stock originally filed with the Nevada Secretary of State on October 30, 2006 and amended on December 21, 2006, November 17, 2009 and March 10, 2010.

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“Closing Date” shall mean the date on which the conditions specified in Section 5 are satisfied (or waived in accordance with Section 11.08).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and any regulations promulgated thereunder.

“Collateral” shall mean all property (whether real or personal, tangible or intangible) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Collateral under and as defined in each Security Document; provided that “Collateral” shall not include any Excluded Assets.

“Collateral Agent” shall have the meaning provided in the preamble to this Agreement, and shall include any successor to the Collateral Agent appointed pursuant to Section 10.05.

“Collateral Assignment” shall mean the Collateral Assignment of LC Procurement Agreement dated on or about the date of this Agreement between the Payee and the Collateral Agent in substantially the form attached hereto as Exhibit I.

“Commitment” shall mean the commitment of the Payee to enter into the LC Issuance Documents as of the Closing Date and from time to time thereafter during the Commitment Period at the request of the Payer and to instruct the LC Bank to issue Letters of Credit pursuant to the LC Issuance Documents.

“Commitment Period” shall mean the period from the date of this Agreement until the date which is thirty (30) days prior to the LC Release Date.

“Commodity Hedging Agreement” shall mean a commodity price risk management agreement or similar arrangement (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities).

“Communications” shall have the meaning provided in Section 11.01.

“Consolidated EBITDA” shall mean, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)     provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)     the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)     depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it

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represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4)     all fees, costs and expenses (other than depreciation, depletion or amortization expense) incurred in connection with the Transactions, the execution and delivery of the Term A Credit Agreement and the Term B Credit Agreement and each other agreement or document executed and delivered in connection therewith, and the borrowings and other transactions contemplated under the Term A Credit Agreement and/or the Term B Credit Agreement, including, without limitation, the Transactions (as defined in each of the Term A Credit Agreement and the Term B Credit Agreement) and  any amendment or other modification of any such agreements, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(5)     unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; minus

(6)     non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business; and minus

(7)     to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments;

in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding sentence, clauses (1) through (5) relating to amounts of a Restricted Subsidiary of the referent Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Interest Expense” shall mean, with respect to any Person, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) attributable to Indebtedness of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (but excluding interest expense with regard to any Production Payment), plus (b) any interest accrued during such period in respect of Indebtedness of such Person and its Restricted Subsidiaries that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP,  plus (c) the LC Fee payable by the Payer for such period.  For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by such Person and its Restricted Subsidiaries with respect to Interest Rate Hedging Agreements.

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“Consolidated Leverage Ratio” shall mean, on any Calculation Date, the ratio of (a) the sum of (i) Total Funded Debt of Holdings and its Restricted Subsidiaries on such Calculation Date plus (ii) the Maximum LC Procurement Obligation minus (iii) the aggregate amount of unrestricted cash on the consolidated balance sheet of Holdings and its Restricted Subsidiaries as of such date (provided that the maximum amount of such unrestricted cash shall not exceed $25,000,000) to (b) Consolidated EBITDA of Holdings for the period of four consecutive fiscal quarters most recently ended on or prior to such Calculation Date, in each case after giving effect to any applicable Pro Forma Adjustments.

“Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and before any reduction in respect of non-cash preferred stock dividends of such Person, provided that:

(1)     the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)     the net income (but not loss) of any Restricted Subsidiary of Holdings will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)     the cumulative effect of a change in accounting principles will be excluded;

(4)     any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any Sale Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(5)     any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines will be excluded;

(6)     unrealized non-cash losses and gains under Hedging Agreements included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of FASB ASC Topic 815, “Derivatives and Hedging,” will be excluded;

(7)     any non-cash charges relating to any premium or penalty paid, write off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded;

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(8)     items classified as extraordinary or nonrecurring gains and losses (less all fees and expenses related thereto) and the related tax effects, in each case according to GAAP, will be excluded; and

(9)     income resulting from transfers of assets (other than cash) between such Person or any of its Restricted Subsidiaries, on the one hand, and an Unrestricted Subsidiary of such Person, on the other hand, will be excluded.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the lower of (i) the maximum amount of such Contingent Obligation pursuant to the agreement or instrument under which such Contingent Obligation is created and (ii) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Continuing Directors” shall mean the directors of Holdings on the date hereof and each other director if such director’s nomination for election to the Board of Directors is recommended by a majority of the then Continuing Directors.

“Credit Facility” shall mean any debt facility, commercial paper facility or Debt Issuance, in each case with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“De Minimis Guaranteed Amount” shall mean a principal amount of Indebtedness not to exceed $5,000,000.

“Debt Issuance” shall mean one or more issuances after the date of this Agreement of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

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“Debt Service” shall mean, for any fiscal year, Cash Interest Expense of Holdings for such period plus (a) scheduled principal amortization of Total Funded Debt of Holdings and its Restricted Subsidiaries for such period and (b) cash payments made on any Existing Production Payments or any Refinancing Production Payment.

“Debtor Relief Laws” shall mean, collectively, the Netherlands Bankruptcy Code (Faillissementswet), Title 11 of the United States Bankruptcy Code and any other bankruptcy, insolvency, liquidation, restructuring, reorganization, compromise, arrangement, readjustment of debt, conservatorship, receivership, winding-up, dissolution, or similar laws of the United States and any other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Deposit Account Control Agreement” shall mean a deposit account control agreement to be executed and delivered among any Payer Party, the Collateral Agent and each bank at which such Payer Party maintains any deposit account other than an Excluded Account, in each case, in accordance with such bank’s standard form of control agreement or otherwise as may be reasonably acceptable to the Collateral Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Disqualified Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the LC Release Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Holdings to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Holdings may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 8.01.  The amount (or principal amount) of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Holdings and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” shall mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Dollars”  and “$”  shall each mean lawful money of the United States.

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“Domestic Subsidiary” shall mean any Restricted Subsidiary of Holdings that was incorporated or organized under the laws of the United States, any State thereof or the District of Columbia.

“Dutch Civil Code” means the Burgerlijk Wetboek.

“Dutch Insolvency Event” means any bankruptcy (faillissement), suspension of payments (voorlopige surseance van betaling), administration (onderbewindstelling), dissolution (ontbinding) or EIH having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990).

“Dutch Sector” shall mean the jurisdiction of The Netherlands commonly referred to as the Dutch Sector – North Sea.

“EIH” shall mean Endeavour International Holding B.V., a private limited company organized under the laws of the Netherlands.

“Employee Benefit Plan” shall mean any Plan, any other “employee benefit plan” as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings, any of its Subsidiaries or any ERISA Affiliate.

“English Charge Over Shares” shall have the meaning provided in Section 5.01(j).

“English Debenture” shall have the meaning provided in Section 5.01(i).

“English Security Documents” shall mean and include (a) the English Charge Over Shares and (b) the English Debenture.

“Environmental Law” shall mean any applicable U.S. federal, state, local, UK or other non-U.S. law (including common law), rule, regulation, ordinance, code, directive, judgment or order now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof,  relating to the protection of the environment or of human health and safety (to the extent such health and safety relate to exposure to Hazardous Materials), or to the presence, Release or threatened Release, or the manufacture, use, transportation, treatment, storage, disposal or recycling of Hazardous Materials, or the arrangement for any such activities.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, and reasonable fees, expenses or costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement made by Holdings or any of its Subsidiaries pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“EOC” shall mean Endeavour Operating Corporation, a Delaware corporation.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings and/or any of its Subsidiaries would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” shall mean (a) a Reportable Event; (b) the failure of any Plan to satisfy the minimum funding standards, if any, applicable to that Plan for a Plan year under Section 412 of the Code or Section 302 of ERISA or a Plan’s application for a waiver of such minimum funding standards pursuant to Section 412(c) of the Code or Section 302(c) of ERISA; (c) the arising of a lien or encumbrance under Section 4068 of ERISA with respect to property of Holdings, any of its Subsidiaries or an ERISA  Affiliate; (d) a determination that any Plan is, or is expected to be, in at-risk status under Section 430(i) of the Code or Section 303(i) of ERISA; (e) the incurrence by Holdings, any of its Subsidiaries, or an ERISA Affiliate of material liability (including any indirect, contingent, or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 4062, 4063, 4064, or 4069 of ERISA or Section 4971 or 4975 of the Code; (f) the institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC to terminate or appoint a trustee to administer any Plan pursuant to Title IV of ERISA; (g) the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(a)(2) of ERISA of a notice of intent to terminate any Plan or the termination of any Plan under Section 4041(c) of ERISA; (h) the complete or partial withdrawal of Holdings, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan that gives rise to, or is expected to give rise to a liability under Section 4201 of ERISA, the reorganization or insolvency under Title IV of ERISA of any Multiemployer Plan, or the receipt by Holdings, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, any Subsidiary or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA; or (i) the knowledge of Holdings of a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary (as defined in Section 3(21) of ERISA) or disqualified person (as defined in Section 4975(e)(2) of the Code) with respect to any Plan for which Holdings or any of its Subsidiaries is reasonably expected to incur a material liability.

“Estimated Administrative Costs” shall have the meaning provided in Section 2.04(b).

“Eurodollar Tranche” shall have the meaning provided in Section 2.03(a).

“Events of Default” shall have the meaning provided in Article IX.

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“Excess Cash Flow” shall mean, with respect to Holdings for any fiscal year of Holdings, the Consolidated EBITDA of Holdings for such fiscal year, minus, without duplication:

(1)     Debt Service for such fiscal year;

(2)     any optional prepayment of Term A Loans and the amount of any release of the Payer Deposit pursuant to Section 3.04 resulting from an optional reduction in the Maximum LC Amount under Section 3.01 in each case, that results in a prepayment of Term B Loans during such fiscal year or prior to the date 100 days following such fiscal year, so long as the amount of such prepayment or release of the Payer Deposit is not already reflected in Debt Service or otherwise deducted from Excess Cash Flow;

(3)     the aggregate Capital Expenditures made by Holdings during such fiscal year that are paid in cash;

(4)     Taxes paid in cash by Holdings and its Restricted Subsidiaries on a consolidated basis during such fiscal year or that will be paid within six months after the close of such fiscal year (provided that any amount so deducted that will be paid after the close of such fiscal year shall not be deducted again in a subsequent fiscal year) and for which reserves have been established, including income tax expense;

(5)     an amount equal to any increase in Net Working Capital for such fiscal year;

(6)     amounts paid in cash during such fiscal year on account of (i) items that were accounted for as noncash reductions of net income in determining the Consolidated Net Income of Holdings or as noncash reductions in Consolidated Net Income in determining Consolidated EBITDA of Holdings in a prior fiscal year and (ii) reserves or accruals established in purchase accounting;

(7)     the amount related to items that were added to or not deducted from net income in calculating Consolidated Net Income of Holdings or were added to or not deducted from Consolidated Net Income of Holdings in calculating Consolidated EBITDA of Holdings to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior fiscal year), or an accrual for a cash payment, by Holdings and its Restricted Subsidiaries or did not represent cash received by Holdings and its Restricted Subsidiaries, in each case on a consolidated basis during such fiscal year;

(8)     amounts paid in cash with respect to an acquisition of assets (including through mergers, consolidations or otherwise);

(9)     amounts paid in cash with respect to Hedging Agreements; and

(10)    to the extent added to net income in determining Consolidated Net Income of Holdings or to Consolidated Net Income in determining Consolidated EBITDA of Holdings, the aggregate amount of all fees, costs and expenses (other than depreciation, depletion or amortization expense) incurred by Holdings or any Restricted Subsidiary in connection with the Transactions, the execution and delivery of the Term A Credit Agreement and the Term B Credit

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Agreement and each other agreement or document executed and delivered in connection therewith, and the borrowings and other transactions contemplated under the Term A Credit Agreement and/or the Term B Credit Agreement, including, without limitation, the Transactions (as defined in the Term A Credit Agreement and the Term B Credit Agreement); and any amendment or other modification of any such agreements;

plus, without duplication,

(1)     an amount equal to any decrease in Net Working Capital for such fiscal year;

(2)     all proceeds received during such fiscal year of Capital Lease Obligations, purchase money Indebtedness, Sale Leaseback Transactions and any other Indebtedness, in each case to the extent used to finance any Capital Expenditure;

(3)     all amounts referred to in clause (3) above to the extent funded with the proceeds of the issuance of Equity Interests of, or capital contributions to, Holdings after the Closing Date (to the extent not previously used to prepay Indebtedness, make any investment or Capital Expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any prior fiscal year);

(4)     cash payments received in respect of Hedging Agreements during such fiscal year to the extent not included in the computation of the Consolidated EBITDA of Holdings;

(5)     to the extent deducted in computation of Consolidated EBITDA of Holdings, cash interest income; and

(6)     the amount related to items that were deducted from or not added to net income in connection with calculating Consolidated Net Income of Holdings or were deducted from or not added to Consolidated Net Income of Holdings in calculating Consolidated EBITDA of Holdings to the extent either (i) such items represented cash received by Holdings or any Restricted Subsidiary or (ii) does not represent cash paid by Holdings or any Restricted Subsidiary, in the case of each of the foregoing clauses, determined on a consolidated basis during such fiscal year.

“Exchange Act” shall mean the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Exchange Rate” shall mean, on any day, with respect to any currency other than Dollars, the noon buying rate in New York City for such currency on such date for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York.

“Excluded Account” shall mean (a) a deposit account of Holdings or any other Payer Party with a principal balance that does not exceed at any time, or has not at any time exceeded within the past 12 months, $250,000, and (b) that certain deposit account maintained with JPMorgan Chase Bank in Houston, Texas (reference Endeavour Operating CO 010 General – Enertia) so long as the principal balance of such account does not exceed $250,000, until the principal balance of such account on any day exceeds $250,000.

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“Excluded Asset” shall mean, collectively, (a) any Indenture Collateral, (b) Oil and Gas Properties owned by Holdings or any of its Restricted Subsidiaries located in North America to the extent that no Proved Reserves are attributable thereto, (c) all Oil and Gas Properties owned by Holdings or any of its Restricted Subsidiaries located in North America to which Proved Reserves are attributed to the extent that the aggregate PV-10 Value of all Proved Reserves attributable thereto is less than $20,000,000, and (d) any individual Oil and Gas Property owned by Holdings or any of its Restricted Subsidiaries located in North America to the extent that the PV-10 Value of all Proved Reserves attributable thereto is less than $1,500,000.

“Existing Credit Agreement” shall mean that certain Credit Agreement (as amended, supplemented or otherwise modified), dated as of April 12, 2012, by and among Holdings, the Payer, as the borrower, MC Admin Co LLC, as administrative agent, and the lenders party thereto.

“Existing Indebtedness” shall mean the aggregate principal amount of Indebtedness of Holdings and its Restricted Subsidiaries in existence on the date hereof and specified on Schedule 6.19 (other than the Indebtedness referenced in Section 5.01(k)), including the 5.5% Convertible Notes, the Indenture Notes, the 11.5% Convertible Bonds and Indebtedness under the Existing Credit Agreement, until such amounts are repaid.

“Existing LC Procurement Agreements” shall mean, collectively, (a) that certain Reimbursement Agreement (as amended, supplemented or otherwise modified), dated May 31, 2012 by and among, Holdings, the Payer, New Pearl S.à.r.l. and Cyan Partners, LP, and (b) that certain LC Procurement Agreement, dated January 9, 2013 among, inter alia, the Payer and Max Participations II S.à.r.l.

“Existing Production Payments” shall mean (a) the Production Payment over interests in United Kingdom Production Licence P.213 (Block 16/26a A-ALBA) (the Alba Field) and Seaward Production Licence P.255 (Blocks 22/6c A and 22/6s A) (the Bacchus Field) granted to Cidoval S.à.r.l. pursuant to that certain Deed of Grant of a Production Payment in respect of United Kingdom Continental Shelf Seaward Production Licence P.213 (Block 16/26a A-ALBA) and Seaward Production Licence P.255 (Blocks 22/6c A and 22/6s A); and (b) the Production Payment over interests in United Kingdom Seaward Production Licence P.226 for Block 15/27 Area E and United Kingdom Seaward Production Licence P.1615 for Block 15/26c (including any other licence issued in substitution or partial substitution thereof) granted pursuant to that certain Deed of Grant of a Production Payment in respect of United Kingdom Seaward Production Licence P.226 for Block 15/27 Area E and United Kingdom Seaward Production Licence P.1615 for Block 15/26c (including any other licence issued in substitution or partial substitution thereof).

“FATCA” shall mean:

(a)     sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

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(b)     any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)     any agreement pursuant to the implementation of paragraphs (a) or (b) above with the United States Internal Revenue Service, the United States government or any governmental or taxation authority in any other jurisdiction.

“Fair Market Value” shall mean, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an unaffiliated informed and willing buyer under no compulsion to buy, determined on the date of contractually agreeing to such sale, or in circumstances in which Holdings or a Restricted Subsidiary grants a third party the right to purchase an asset, the date of such grant.  Fair Market Value will be determined in good faith by the Board of Directors of Holdings in the case of amounts of $20,000,000 or more and otherwise by the principal financial or accounting officer of Holdings acting in good faith.

“Federal Funds Effective Rate”  shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Collateral Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Payment Date”  shall mean (a) with respect to any ABR Tranche, the second to last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Tranche, the second to last day of the Fee Period applicable to the Tranche of which such Payee Deposit is a part and, in the case of a Eurodollar Tranche with a Fee Period of more than three months’ duration, each day that would have been a Fee Payment Date had successive Fee Periods of three months’ duration been applicable to such Tranche.

“Fee Period”  shall mean, (i) with respect to any ABR Tranche, one fiscal quarter and (ii) with respect to any Eurodollar Tranche, the period commencing on the date of such Eurodollar Tranche and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Payer may elect; provided,  however, that (a) if a Fee Period would end on a day other than a Business Day, such Fee Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Fee Period shall end on the next preceding Business Day, (b) any Fee Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Fee Period) shall end on the last Business Day of the calendar month at the end of such Fee Period and (c) no Fee Period for any Tranche shall extend beyond the LC Release Date.  LC Fees shall accrue from and including the first day of a Fee Period to but excluding the last day of such Fee Period.  For purposes hereof, the date of a Tranche initially shall be the date on which such Tranche is allocated and thereafter shall be the effective date of the most recent conversion or continuation of such Tranche.

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“Fees” shall mean the LC Fee, the Fronting Fee, the Estimated Administrative Costs and any interest payable pursuant to Section 2.04(c), as applicable.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First Priority Notes” shall mean the 12% First Priority Notes due 2018 issued pursuant to the First Priority Notes Indenture, including any such 12% First Priority Notes issued in the exchange offer as contemplated in the First Priority Notes Indenture.

“First Priority Notes Indenture” shall mean that certain indenture, dated as of February 23, 2012, among Holdings, the guarantors party thereto, and Wells Fargo Bank, National Association, as collateral agent and trustee.

“First-Tier Foreign Subsidiary” shall mean any Foreign Subsidiary the Equity Interests in which are owned directly by (a) Holdings or (b) a Domestic Subsidiary that is not a direct or indirect Subsidiary of a Foreign Subsidiary.

“Fixed Charge Coverage Ratio” shall mean with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the Calculation Date, then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.  In addition, calculation of the Fixed Charge Coverage Ratio shall give effect to all Pro Forma Adjustments.

“Fixed Charges” shall mean, with respect to any specified Person for any period, the sum, without duplication, of:

(1)     the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness; but including, without limitation, (a) amortization of debt issuance costs and accretion and amortization of original issue discount (except with respect to any 11.5% Convertible Bonds outstanding on the date hereof), (b) non-cash interest payments, (c) the interest component of any deferred payment obligations (other than that attributable to any Commodity Hedging Agreement), (d) the interest component of all payments associated with Capital Lease Obligations, (e) imputed interest with respect to Attributable Debt, and (f) commissions, discounts and other fees and charges incurred in respect

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of letters of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Interest Rate Hedging Agreements; plus

(2)     the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)     any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus all dividends on any Disqualified Stock of such Person or any Disqualified Stock or series of preferred securities of any of its Restricted Subsidiaries, whether paid or accrued and whether or not in cash, other than dividends on Equity Interests payable solely in Equity Interests of Holdings (other than Disqualified Stock) or to Holdings or a Restricted Subsidiary of Holdings,

(4)     in each case, on a consolidated basis and in accordance with GAAP.

“Fixed Exchange Rate”  shall mean (a) prior to any increase in the Maximum LC Amount pursuant to Section 3.03,  the rate at which the Payee exchanges Dollars for Sterling on the Closing Date for purposes of establishing any portion of the Payee Deposit established by the Payee on the Closing Date, and (b) from and after each increase in the Maximum LC Amount pursuant to Section 3.03, the weighted average of (i) the Fixed Exchange Rate immediately prior to such increase and (ii) the rate at which the Payee exchanges Dollars for Sterling in connection with any increase in the Payee Deposit resulting from such increase in the Maximum LC Amount calculated in accordance with the formula set forth below.  The Payee shall provide notice to the Payer of the Fixed Exchange Rate on the Closing Date and any adjustment to the Fixed Exchange Rate in connection with any increase in the Maximum LC Amount.

(A x X) + (B x Y)

PD

For this purpose:

A = the Sterling amount of the Payee Deposit immediately prior to such increase in the Maximum LC Amount.

B = the Sterling amount of the increase in the Payee Deposit in connection with such increase in the Maximum LC Amount.

X = the Fixed Exchange Rate immediately prior to such increase in the Maximum LC Amount.

Y = the rate at which the Payee exchanges Dollars for Sterling in connection with any increase in the Payee Deposit  resulting from such increase in the Maximum LC Amount.

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PD = the aggregate Sterling amount of the Payee Deposit after giving effect to such increase in the Maximum LC Amount.

“Foreign Subsidiary” shall mean any Restricted Subsidiary of Holdings that was not formed under the laws of the United States or any State thereof or the District of Columbia.

“FX True Up” shall have the meaning provided in Section 3.05.

“GAAP” shall mean generally accepted accounting principles in the United States, which are in effect on the date of this Agreement.

“Governmental Authority” shall mean the government of the United Kingdom, the United States, the Netherlands, the European Union and any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” shall have the meaning provided in Section 7.11(c).

“Guarantor” shall mean Holdings and the Subsidiary Guarantors.

“Hazardous Materials” shall mean any waste or other substance that is listed, defined, designated or classified as, or otherwise regulated as, hazardous or toxic or a pollutant or contaminant under or pursuant to any Environmental Law, including any petroleum, Hydrocarbons and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

“Hedging Agreement” shall mean any Commodity Hedging Agreement, Interest Rate Hedging Agreement or foreign currency exchange agreement or other currency exchange rate hedging agreement.

“HMRC” means Her Majesty’s Revenue and Customs.

“Holdings” shall have the meaning provided in the preamble to this Agreement.

“Hydrocarbons” shall mean oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products directly or indirectly refined, separated, settled and dehydrated therefrom, including kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

“Hydrocarbon Interests” shall mean all rights, titles, interests and estates now owned or hereafter acquired in and to oil, gas and mineral leases, leasehold interests, production licences in the North Sea and other licenses, or other liquid or gaseous hydrocarbon licenses, leases, fee mineral interests, term mineral interests, subleases, farm-outs, royalties, overriding royalty and royalty interests, non-consent interests arising out of or pursuant to Oil and Gas Contracts, net profit interests, net revenue interests, oil payments, production payments, production payment interests and similar interests and estates, including all reserved or residual interest of whatever nature and all reversionary or carried interests relating to any of the foregoing.

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“Immaterial Subsidiary” shall mean any Restricted Subsidiary that did not, as of the last day of the most recently ended four full fiscal quarters of Holdings for which internal financial statements are available, have assets (for this purpose, determined exclusive of intercompany receivables) with a book value in excess of 2.5% of the consolidated total assets of Holdings and its Restricted Subsidiaries; provided, that if at any time the aggregate amount of consolidated total assets attributable to Immaterial Subsidiaries would otherwise exceed 10% of the consolidated total assets of Holdings and its Restricted Subsidiaries, then Restricted Subsidiaries that would otherwise constitute Immaterial Subsidiaries pursuant to this definition (without giving effect to this proviso) shall be deemed not to constitute Immaterial Subsidiaries to the extent necessary so that the percentage limitation in this proviso is not exceeded. For purposes of calculations of the book value of assets of a Restricted Subsidiary pursuant to this definition (i) the value of the loan evidenced by that certain revolving loan facility agreement dated January 23, 2008 (as amended, supplemented or modified from time to time) between EIH and Endeavour Energy Luxembourg S.à  r.l., and (ii) the value of other loans and receivables in an aggregate amount not in excess of $5,000,000 owed to such Restricted Subsidiary by Holdings or any other Subsidiary of Holdings, in each case shall be disregarded. Notwithstanding anything to the contrary above in this definition, in no event shall an Indenture Guarantor be considered an Immaterial Subsidiary for the purposes of this Agreement.

“incur” shall have the meaning provided in Section 8.03.

“Indebtedness” shall mean, with respect to any specified Person:

(1)     any indebtedness of such Person, whether or not contingent, in respect of borrowed money;

(2)     all obligations evidenced by bonds, notes, debentures or similar instruments;

(3)     all obligations in respect of bankers’ acceptances or letters of credit (including reimbursement obligations in respect thereof, except to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such obligation (which shall be deemed to be the principal amount thereof) is satisfied within five Business Days of payment on such letter of credit); provided that any such exempted obligations shall be unsecured or secured only by Liens which would be permitted under clause (8) of the definition of “Permitted Liens” if such obligations were to constitute Indebtedness;

(4)     all Capital Lease Obligations or Attributable Debt in respect of Sale Leaseback Transactions;

(5)     all obligations representing the balance deferred and unpaid of the purchase price of any property (other than (i) property purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business, (ii) obligations payable solely in Capital Stock that is not Disqualified Stock and (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller);

(6)     all obligations under Hedging Agreements;

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(7)     with respect to Production Payments, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment, if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Agreements) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of other Persons secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person (provided that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person), and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, the following shall not constitute or be deemed “Indebtedness”:

(i)     any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(ii)     any obligation of a Person in respect of the balance deferred and unpaid of the purchase price of any property in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, development, completion or other expenses of an exploratory or development well or program (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well or program in exchange for an ownership interest in an oil or gas property;

(iii)    any obligations arising from agreements of a Person providing for indemnification, guarantees, adjustment of purchase price, holdbacks, contingent payment obligations based on a final financial statement or performance of acquired or disposed of assets or similar obligations (other than guarantees of Indebtedness), in each case, incurred or assumed by such Person in connection with the acquisition or disposition of assets (including through mergers, consolidations or otherwise);

(iv)    subject to clause (7) above, any Dollar-Denominated Production Payments or Volumetric Production Payments;

(v)     any liability arising under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in Article 2:403 of the Dutch Civil Code; and

(vi)    any liability arising by operation of law as a result of the existence of a fiscal unity (fiscale eenheid) of which a Dutch Obligor is a member.

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The amount (or principal amount) of any Indebtedness outstanding as of any date will be:

(1)     the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)     in the case of obligations under any Hedging Agreements, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date; and

(3)     the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

“Indemnitee” shall have the meaning provided in Section 11.05(b).

“Indenture Collateral” shall mean (i) any Capital Stock and other Equity Interests in any First-Tier Foreign Subsidiary and the certificates, if any, representing such Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto, (ii) any promissory notes or other Indebtedness owed by any Foreign Subsidiary to Holdings or any Domestic Subsidiary of Holdings and any other instruments or agreements evidencing such Indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness, (iii) all proceeds of, income and other payments (including, without limitation, dividends and distributions received) now or hereafter due and payable with respect to, and supporting obligations relating to, any of the assets described in preceding clauses (i) and (ii) and (iv) any other assets not described above in this definition to the extent, but only to the extent, a Lien is granted in such assets by Holdings or an Indenture Guarantor for the benefit of the holders of the Indenture Notes pursuant to the Indenture Security Documents as in effect on the date hereof.

“Indenture Documents” shall mean and include each of the documents, instruments (including the Indenture Notes) and other agreements (including, without limitation, the Indentures) relating to the issuance by Holdings of the Indenture Notes, including, without limitation, the Indenture Security Documents.

“Indenture Guarantors” shall mean each of (a) the Restricted Subsidiaries of Holdings executing the Indentures as initial Indenture Guarantors, (b) any other Restricted Subsidiary of Holdings that executes a supplement to the Indentures in accordance with the terms thereof and (c) the respective successors and assigns of such Restricted Subsidiaries in each case until such time as any such Restricted Subsidiary shall be released and relieved of its obligations pursuant to the terms thereof.

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“Indenture Notes” shall mean, collectively, the First Priority Notes and the Second Priority Notes.

“Indenture Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, Holdings or any Indenture Guarantor arising under the Indentures, the Indenture Notes and the other Indenture Documents (including all principal, premium, interest, penalties, fees, charges, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable or arising thereunder), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Holdings or any Indenture Guarantor of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Indenture Security Documents” shall mean all (i) Security Documents (as defined in the First Priority Notes Indenture) and (ii) Security Documents (as defined in the Second Priority Notes Indenture).

“Indentures” shall mean, collectively, the First Priority Notes Indenture and the Second Priority Notes Indenture.

“Independent Engineering Firm” shall mean Netherland, Sewell & Associates, Inc. and/or one or more independent petroleum engineering firms selected by the Payer and reasonably acceptable to the Payee and the Collateral Agent.

“Information” shall have the meaning provided in Section 11.16.

“Initial Loan” shall have the meaning provided in the Term A Credit Agreement.

“Initial Reserve Report” shall mean the Reserve Report prepared by Netherland, Sewell & Associations, Inc., as of December 31, 2012 with respect to the Oil and Gas Properties of Holdings and its Restricted Subsidiaries.

“Intercreditor Agreement” shall mean that certain Second Amended and Restated Intercreditor Agreement, dated as of December 12, 2013, by and among Holdings, EEUK, MC Admin Co LLC, Cidoval S.à r.l. and Sand Waves, S.A. and the joinder agreement referred to in Section 5.01(o).

“Interest Coverage Ratio” shall mean, on any Calculation Date, the ratio of (a) Consolidated EBITDA of Holdings for the period of four consecutive fiscal quarters most recently ended on or prior to such Calculation Date to (b) Cash Interest Expense of Holdings for such period, in each case after giving effect to any applicable Pro Forma Adjustments.  For purposes of calculating the Interest Coverage Ratio, in the event that Holdings or a Restricted Subsidiary incurs, assumes, incurs a Contingent Obligation for, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated and on or prior to the applicable Calculation Date, then the Interest Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption,

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Contingent Obligation, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

“Interest Rate Hedging Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement or other interest rate protection agreement, interest rate hedging arrangement or other similar arrangement or arrangement.

“Investments” shall mean, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans, advances or extensions of credit (including guarantees or similar arrangements, but excluding (1) commission, travel and similar advances to officers, directors, employees and consultants made in the ordinary course of business and (2) advances to customers or suppliers in the ordinary course of business that are recorded in accordance with GAAP as accounts receivable on the balance sheet of the lender), or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in a crude oil or natural gas leasehold to the extent constituting a security under Applicable Law), together with all items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. If Holdings or any Restricted Subsidiary of Holdings sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Holdings such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Holdings, Holdings will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 8.01. The acquisition by Holdings or any Subsidiary of Holdings of a Person that holds an Investment in a third Person will be deemed to be an Investment made by Holdings or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of Section 8.01. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value or write-ups, write-downs or write-offs with respect to such Investment.

“Joint Venture” shall mean any Person that is not a direct or indirect Subsidiary of Holdings in which Holdings or any of its Restricted Subsidiaries makes any Investment.

“Judgment Currency” shall have the meaning provided in Section 11.19.

“LC Bank” shall have the meaning provided in the recitals.

“LC Finco US” shall mean LC Finco US LLC, a Delaware limited liability company.

“LC Issuance Agreement” shall mean that certain LC Issuance Agreement, dated as of the date hereof, between the LC Bank and the LC Party in respect of the issuance of letters of credit and substantially in the form of Exhibit C, as the same may be amended from time to time as permitted hereunder.

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“LC Issuance Date” shall mean each date on which the Payee requests the issuance of a Letter of Credit by notice to the LC Bank.

“LC Issuance Documents” means each of the LC Issuance Agreement, the Collateral Assignment and the Letters of Credit.

“LC Party” shall have the meaning provided in the recitals.

“LC Procurement Documents” shall mean this Agreement, the Subordination Agreement and each Security Document.

“LC Procurement Obligations” shall mean those obligations of the Payer and Holdings to reimburse the Payee pursuant to Section 2.02, or to make any payment to the Payee pursuant to Sections 2.03 and 2.04.

“LC Release Date” shall mean the date which is the earlier of (a) November 30, 2017 and (b) 91 days prior to the maturity of those certain 5.5% Convertible Notes and 11.5% Convertible Bonds, if such notes or bonds have not been converted, cancelled or extinguished in full prior to such date or extended or refinanced in full prior to such date with a resulting maturity date not earlier than March 1, 2018.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee, sublessee or licensee in, to and under leases, subleases or licenses of land, improvements and/or fixtures.

“Lenders” shall mean the entities party to the Term B Credit Agreement as “Lenders” as defined therein.

“Letter of Credit” shall mean each letter of credit issued by the LC Bank pursuant to the LC Issuance Agreement.

“LIBO Rate” shall mean, with respect to any Eurodollar Tranche for any Fee Period, the rate per annum determined by the Collateral Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Fee Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Collateral Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) (or the successor thereto if the British Bankers’ Association is no longer making a LIBO Rate available) for a period equal to such Fee Period; provided that, to the extent that a rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the rate per annum determined by the Collateral Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Fee Period to major banks in the London interbank market in London, England by the Collateral Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Fee Period.

 “Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under Applicable Law, including any conditional sale or other title retention

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agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Luxembourg” shall mean the Grand Duchy of Luxembourg.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, property or financial condition of Holdings and its Restricted Subsidiaries taken as a whole, (b) the rights or remedies of the Payee or the Collateral Agent hereunder or under any other the LC Procurement Document, (c) the ability of the Payer Parties, collectively, to perform their obligations to the Payee or the Collateral Agent hereunder or under any other LC Procurement Document or (d) a material portion of the Collateral.

“Maximum LC Amount”  shall mean an amount equal to 98.04% of the Sterling (a) purchased by the Payee with the proceeds of the Term B Loans (at the Fixed Exchange Rate) deposited and on hand with the LC Bank as Payee Deposit, and (b) deposited by Payer and on hand with LC Bank as Payer Deposit, as such amount may be reduced and increased from time to time pursuant to Section 3.01, 3.02 or 3.03.

“Maximum LC Procurement Obligation” shall mean, as of any date, the amount which would be payable to the Payee in Dollars on such date pursuant to Sections 3.04 and 3.05 if the Maximum LC Amount was reduced to zero on such date.

“Maximum Rate” shall have the meaning provided in Section 11.09.

“Minority Interest” shall mean the percentage interest represented by any Capital Stock of a Restricted Subsidiary of Holdings that is not owned by Holdings or a Restricted Subsidiary of Holdings.

“MNPI” shall have the meaning provided in the final paragraph of Section 7.01.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgages” shall mean the mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, deeds to secure debt, leasehold deeds to secure debt, debentures, assignments of leases and rents and similar security instruments delivered to the Collateral Agent, each in form and substance satisfactory to the Payee and Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Multiemployer Plan” shall mean any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is an obligation to contribute of) Holdings, any of its Subsidiaries and/or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which Holdings, any of its Subsidiaries and/or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“Net Proceeds” shall mean the aggregate cash proceeds received by Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash

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received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(a)     the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, title and recording tax expenses and sales commissions, and any relocation and severance expenses and charges of personnel incurred as a result of the Asset Sale, including, without limitation, the Agreement Value (as defined in the Term A Credit Agreement) payable under any Hedging Agreement as a result of such Asset Sale,

(b)     taxes paid or payable or required to be accrued as a liability under GAAP as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(c)     amounts required to be applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien on the assets that were the subject of such Asset Sale, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by Applicable Law, be repaid out of the proceeds from such Asset Sale,

(d)     all distributions and other payments required to be made to Minority Interest holders in Restricted Subsidiaries or Joint Ventures as a result of such Asset Sale, and

(e)     any appropriate amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such assets or for liabilities associated with such Asset Sale and retained by Holdings or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Holdings or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Net Working Capital” shall mean (a) all current assets of Holdings and its Restricted Subsidiaries except current assets from commodity price risk management activities arising in the ordinary course of business, less (b) all current liabilities of Holdings and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to Oil and Gas Properties and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of business, in each case as set forth in the consolidated financial statements of Holdings prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC Topic 815, “Derivatives and Hedging”); provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Net Working Capital shall be calculated without regard to any changes in current assets or current liabilities as a result of (A) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (B) the effects of purchase accounting.

“Non-Guarantor Subsidiary” shall mean each Subsidiary of Holdings (other than the Payer) that is not a Subsidiary Guarantor.

“Non-Recourse Debt” shall mean Indebtedness:

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(1)     as to which neither Holdings nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender; and

(2)     no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Obligations) of Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)     the explicit terms of which provide there is no recourse against any of the property or assets of Holdings or its Restricted Subsidiaries.

For purposes of determining compliance with Section 8.03, in the event that any Non-Recourse Debt of any of Holdings’ Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Holdings.

“Non-U.S. Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“North Sea” shall mean, collectively, the Dutch Sector, the UK Sector and surrounding areas of the North Sea, including, without limitation, any such areas in Scottish or Norwegian waters.

“Obligations” shall mean all amounts owing to the Payee pursuant to the terms of this Agreement or any other LC Procurement Document, including, without limitation, the LC Procurement Obligations, all amounts in respect of any of the Fees or interest thereon (including any fees or interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in this Agreement or the respective other LC Procurement Document, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), all amounts owing pursuant to Section 3.01(a), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts.

“Oil and Gas Business” shall mean:

(1)     the acquisition, exploration, development, production, operation and disposition of interests in crude oil, natural gas and other Hydrocarbon properties;

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(2)     the gathering, marketing, treating, processing, refining, storage, distribution, selling and transporting of any production from such interests or properties;

(3)     any business relating to exploration for or development, production, treatment, processing, refining, storage, transportation or marketing of crude oil, natural gas and other Hydrocarbons and products produced in association therewith; and

(4)     any activity that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (1) through (3) of this definition.

“Oil and Gas Contracts” shall mean all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, subleases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties (or related oil and gas gathering assets) or Hydrocarbon Interests of Holdings and each of its Subsidiaries, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting, or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties of Holdings and each of its Subsidiaries, as any such contracts and agreements as may be amended, restated, modified, substituted or supplemented from time to time.

“Oil and Gas Properties” shall mean (a) Hydrocarbon Interests; (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all currently existing or future rights arising under (i) unitization agreements, orders or other arrangements, (ii) pooling orders, agreements or other arrangements and (iii) declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; (d) all pipelines, gathering lines, compression facilities, tanks and processing plants; (e) all interests held in royalty trusts whether currently existing or hereafter created; (f) all Hydrocarbons in and under and which may be produced, saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all Hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (g) all tenements, hereditaments, appurtenances, interests and properties in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and all rights, titles, interests and estates described or referred to above (including (i) any and all Real Property, now owned or hereafter acquired, leased or subleased or otherwise used or held for use in connection with the operating, working or development of any such Hydrocarbon Interests or property and (ii) any and all surface leases, subleases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing); (h) all production units, drilling and spacing units (and the properties covered thereby) which may affect all or any portion of the other Oil and Gas Properties and any units created by agreement or designation or under orders, regulations, rules or other official acts of any Governmental Authority having jurisdiction; and (i) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or

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the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests.

“Original Dollar Amount” shall have the meaning provided in Section 3.05.

“Payee” shall have the meaning provided in the preamble to this Agreement.

“Payee Deposit” shall mean, collectively, (a) any amounts in Sterling deposited by the Payee with the LC Bank to secure the obligations of the Payee under the LC Issuance Documents and (b) the amounts deposited by the Payer with the LC Bank pursuant to Section 5.01(s).

“Payer” shall have the meaning provided in the preamble to this Agreement.

“Payer Deposit” shall mean any amounts deposited by the Payer with the LC Bank pursuant to the LC Issuance Agreement (excluding, for the avoidance of doubt, any amounts which constitute the Payee Deposit).

“Payer Party” shall mean Holdings, the Payer and each Subsidiary Guarantor.

“Payer Party Guaranty” shall have the meaning provided in Section 5.01(g).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Acquisition Indebtedness” shall mean Indebtedness or Disqualified Stock of Holdings or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of Holdings, (b) such Person was merged or consolidated with or into Holdings or any of its Restricted Subsidiaries or (c) properties or assets of such Person were acquired by Holdings or any of its Restricted Subsidiaries and such Indebtedness was assumed in connection therewith (excluding any such Indebtedness that is repaid contemporaneously with such event), provided that on the date such Person became a Restricted Subsidiary of Holdings or the date such Person was merged or consolidated with or into Holdings or any of its Restricted Subsidiaries, or on the date of such property or asset acquisition, as applicable, either

(1)     immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, Holdings or such Restricted Subsidiary, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 8.03, or

(2)     immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of Holdings would be equal to or greater than the Fixed Charge Coverage Ratio of Holdings immediately prior to such transaction.

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“Permitted Business Investments” shall mean Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including investments or expenditures for actively exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting Hydrocarbons through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

(1)     direct or indirect ownership of crude oil, natural gas, other related Hydrocarbon properties or any interest therein, gathering, transportation, processing, storage or related systems, or ancillary real property interests and interests therein; and

(2)     the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations and publicly-traded limited partnerships.

“Permitted Debt” shall have the meaning provided in Section 8.03.

“Permitted Intercompany Debt” shall have the meaning provided in Section 8.03(6).

“Permitted Investments” shall mean:

(1)     any Investment in Holdings or, subject to compliance with the Additional Guarantor Requirement as of the date of such Investment, in a Restricted Subsidiary of Holdings;

(2)     any Investment in cash and Cash Equivalents;

(3)     subject to compliance with the Additional Guarantor Requirement as of the date of such Investment, any Investment by Holdings or any Restricted Subsidiary of Holdings in a Person, if as a result of such Investment:

(a)     such Person becomes a Restricted Subsidiary of Holdings; or

(b)     such Person is merged or consolidated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, Holdings or a Restricted Subsidiary of Holdings;

(4)     any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 8.04;

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(5)     any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Holdings;

(6)     any Investments received in compromise or resolution of, or upon satisfaction of judgments with respect to, (a) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) litigation, arbitration or other disputes (including pursuant to any bankruptcy or insolvency proceedings) with Persons who are not Affiliates;

(7)     Hedging Agreements permitted under this Agreement;

(8)     guarantees by Holdings or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by Holdings or any Restricted Subsidiary of Holdings in the ordinary course of business or otherwise customary in the Oil and Gas Business;

(9)     Permitted Business Investments (including any Permitted Business Investment made as the result of the receipt of non-cash consideration pursuant to clause (8) of the items deemed not to be Asset Sales under the definition of “Asset Sale”);

(10)    Investments that are in existence on the date of this Agreement;

(11)    bid, performance, surety and similar bonds (other than with respect to Indebtedness) and lease, utility, tax and workers’ compensation, performance and other similar deposits and prepaid expenses made in the ordinary course of business by Holdings or any of its Restricted Subsidiaries and necessary or appropriate in connection with their operations;

(12)    loans or advances to officers, directors, employees or consultants made in the ordinary course of business or otherwise customary in the Oil and Gas Business and otherwise in compliance with Section 8.05 of this Agreement;

(13)    Investments of a Restricted Subsidiary acquired after the date hereof or of any entity merged into or consolidated with Holdings or a Restricted Subsidiary in accordance with Section 8.09 of this Agreement, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(14)    Investments received as a result of a foreclosure by, or other transfer of title to, Holdings or any of its Restricted Subsidiaries with respect to any secured Investment in default; and

(15)    subject to compliance with the Additional Guarantor Requirement as of the date of such Investment, other Investments (but excluding repurchases of or other Investments in the Indenture Notes or Unsecured Notes) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding, not to exceed the greater of $35,000,000 and 3.0% of Holdings’ Adjusted

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Consolidated Net Tangible Assets determined at the time of such Investment (after giving effect to any dividends, interest payments, return of capital and subsequent reduction in the amount of any Investment made pursuant to this clause (15) as a result of the repayment or other disposition thereof, in an amount not to exceed the amount of such Investments previously made pursuant to this clause (15)); provided, however, that (a) if any Investment pursuant to this clause (15) is made in any Person that is not a Restricted Subsidiary of Holdings at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of Holdings after such date, such Investment shall, subject to compliance with the Additional Guarantor Requirement, thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary and (b) with respect to any Investment, Holdings may, in its sole discretion, allocate all or any portion of any Investment and later re-allocate all or any portion of any Investment to one or more of the above clauses (1) through (15) so that the entire Investment would be a Permitted Investment.

“Permitted Liens” shall mean:

(1)     Liens created in favor of the Secured Parties by or pursuant to this Agreement, the Security Documents, the Term A Credit Agreement and the Security Documents (as defined in the Term A Credit Agreement);

(2)     Liens in favor of any Payer Party (other than Liens securing intercompany Indebtedness);

(3)     Liens on any asset or property of a Person existing at the time such Person is merged with or into or consolidated with Holdings or any Restricted Subsidiary of Holdings, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any properties or assets other than those of the Person merged into or consolidated with Holdings or the Restricted Subsidiary;

(4)     Liens on any asset or property existing at the time of acquisition of the asset or property by Holdings or any Restricted Subsidiary of Holdings, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to other assets or properties of Holdings or any Restricted Subsidiary (other than any asset or property affixed or appurtenant thereto);

(5)     any interest or title of a lessor to the property subject to a Capital Lease Obligation;

(6)     Liens on any asset or property acquired, constructed or improved by Holdings or any of its Restricted Subsidiaries in the ordinary course of business; provided that (a) such Liens are in favor of the seller of such asset or property, in favor of the Person or Persons developing, constructing, repairing or improving such asset or property, or in favor of the Person or Persons that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) such Liens are created within 180 days after the acquisition, development, construction, repair or improvement, (c) the aggregate principal amount of the Indebtedness secured by such Liens is otherwise permitted to be incurred under this Agreement and does not exceed the greater of (i) the cost of the asset or property so

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acquired, constructed or improved plus related financing costs and (ii) the Fair Market Value of the asset or property so acquired, constructed or improved, measured at the date of such acquisition, or the date of completion of such construction or improvement, and (d) such Liens are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto, upgrades thereof and improvements thereto);

(7)     Liens existing on the date of this Agreement, other than Liens securing any Credit Facility or any guarantees thereof;

(8)     Liens securing the performance of tenders, bids, statutory obligations, appeal bonds, government contracts, bid, performance, surety or similar bonds or other obligations of a like nature incurred in the ordinary course of business of Holdings and its Restricted Subsidiaries and necessary or appropriate in connection with their operations (or letters of credit supporting such obligations);

(9)     Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by Holdings or any Restricted Subsidiary of Holdings to the extent securing Non-Recourse Debt of such Unrestricted Subsidiary or Joint Venture;

(10)    Liens in respect of the Existing Production Payments and any Refinancing Production Payment;

(11)    Liens arising under oil and gas leases, operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization and pooling declarations and agreements, area of mutual interest agreements, land purchase option arrangements, participation and development agreements, joint operating agreements, and other agreements (including, without limitation, options, put and call arrangements, rights of first offer, rights of first refusal, preferential rights, restrictions on dispositions and the like and those of the type described in the definition of “Permitted Business Investments” but excluding any Production Payments) arising in the ordinary course of business of Holdings and its Restricted Subsidiaries or that are customary in the Oil and Gas Business;

(12)    Liens upon specific items of inventory, receivables or other goods or proceeds of Holdings or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by Section 8.03;

(13)    Liens on the Indenture Collateral securing the Indenture Obligations;

(14)    Liens in favor of Approved Hedge Counterparties to secure payment and performance of Secured Hedging Agreements of Holdings or any of its Restricted Subsidiaries provided, if such Approved Hedge Counterparty is a Person defined under clause (f) of the definition thereof, such Approved Hedge Counterparty enters into an intercreditor agreement with the Administrative Agent, for the benefit of the Secured Parties, in form and substance and with terms and subject to conditions acceptable to the Collateral Agent;

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(15)    any attachment or judgment Lien that does not constitute an Event of Default;

(16)    survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of Holdings or any of its Restricted Subsidiaries;

(17)    Liens arising solely by virtue of clause 24 or clause 25 of the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions, any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution; provided that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Holdings in excess of those set forth by regulations promulgated by the Federal Reserve Board and (b) such deposit account is not intended by Holdings or any of its Restricted Subsidiaries to provide collateral to the depositary institution;

(18)    Liens arising from UCC financing statement filings regarding operating leases entered into by Holdings and its Restricted Subsidiaries in the ordinary course of business;

(19)    leases or subleases granted to others that do not materially interfere with the ordinary course of business of Holdings and its Restricted Subsidiaries, taken as a whole;

(20)    Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 8.01 of this Agreement;

(21)    Liens arising from royalties, revenue interests, net revenue interests, reversionary interests, preferential rights of purchase, working interests and other similar interests in Hydrocarbons, all as ordinarily exist with respect to properties and assets of Holdings and its Restricted Subsidiaries or otherwise as are customary in the Oil and Gas Business other than any Production Payment;

(22)    Liens securing Indebtedness under the Existing Credit Agreement, the Existing LC Procurement Agreements and guarantees thereof by Holdings and the Subsidiary Guarantors; provided that such Liens shall not be permitted under this clause (22) at any time after the Closing Date;

(23)    Liens securing Indebtedness not exceeding the greater of (a) $25,000,000 and (b) 2.0% of Holdings' Adjusted Consolidated Net Tangible Assets;  provided such Liens are subordinated and junior to the Liens securing the Obligations pursuant to an intercreditor agreement in form and substance satisfactory to the Payee;

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(24)    Liens securing the payment of Taxes that are not delinquent or are being diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP;

(25)    Liens securing any Permitted Refinancing Indebtedness permitted to be incurred under this Agreement and incurred to refinance Indebtedness that was previously so secured other than Indebtedness referred to in clause (1) above, provided that any such Lien is limited to all or part of the same assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of assets that is the security for a Permitted Lien hereunder;

(26)    Liens securing any Permitted Intercompany Debt between or among Payer Parties; provided that (a) such Liens are expressly subordinated in all respects to the prior payment in full in cash of all Obligations and Liens securing the Obligations pursuant to a written subordination agreement satisfactory in form and substance to the Administrative Agent and (b) such intercompany Indebtedness is pledged to the Collateral Agent, for the benefit of the Secured Parties and the Payee, and to no other Person; and

(27)    Liens in favor of the LC Bank on any Payer Deposit.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of Holdings or any of its Restricted Subsidiaries or any Disqualified Stock of Holdings incurred or issued in exchange for, or the net proceeds of which shall be used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any other Indebtedness of Holdings or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or any Disqualified Stock of Holdings (the “Refinanced Indebtedness”); provided that:

(1)     the principal amount, or in the case of Disqualified Stock, the amount thereof as determined in accordance with the definition of Disqualified Stock, of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Refinanced Indebtedness (plus all accrued (including, for the purposes of defeasance, future accrued) and unpaid interest on, or accrued and unpaid dividends on, the Refinanced Indebtedness, as the case may be, and the amount of all fees, expenses and premiums incurred in connection therewith);

(2)     such Permitted Refinancing Indebtedness has a final maturity date or redemption date, as applicable, later than or equal to the shorter of (a) 91 days following the LC Release Date or (b) the final maturity date or redemption date, as applicable, of the Refinanced Indebtedness;

(3)     such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred equal to or greater than the shorter of (a) the Weighted Average Life to Maturity of the Refinanced Indebtedness and (b) the Weighted Average Life to Maturity that would result if all payments of principal on the Refinanced Indebtedness that were due on or after the date that is 91 days following the LC Release Date were instead due on the LC Release Date;

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(4)     if the Refinanced Indebtedness is contractually subordinated or otherwise junior in right of payment to the Obligations, such Permitted Refinancing Indebtedness is contractually subordinated or otherwise junior in right of payment to the Obligations on terms at least as favorable to the Payee as those contained in the documentation governing the Refinanced Indebtedness;

(5)     such Permitted Refinancing Indebtedness is not incurred or guaranteed by any Person that is not the issuer or otherwise an obligor with respect to the Refinanced Indebtedness unless such Person is a Payer Party; and

except as otherwise provided in clause (3) of the second paragraph of Section 8.01, the proceeds of the Permitted Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable, defeasable or dischargeable, as the case may be, at the option of the obligor thereof or is redeemable or prepayable or may be defeased or discharged only with notice, in which case, such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable, prepayable or subject to defeasance or discharge, as the case may be, or such notice period lapses and then shall be used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be extended, refinanced, renewed, replaced, defeased, discharged, refunded or otherwise retired within 60 days of the incurrence of the Refinancing Indebtedness.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, joint stock company, unincorporated organization, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings, any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which Holdings, any of its Subsidiaries or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by Collateral Agent as its prime rate in effect at its principal office in New York City and notified to the Payer and the Payee.  The prime rate is a rate set by Collateral Agent based upon various factors including Collateral Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Pro Forma Adjustments” shall mean, for purposes of calculating compliance with any financial covenant or financial term:

(1)     acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of

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assets used or useful in the Oil and Gas Business), or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including in each case any related financing transactions and increases in ownership of Restricted Subsidiaries, during the applicable four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and the Consolidated EBITDA for such reference period will be calculated giving pro forma effect to any expense and cost reductions or operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of a Financial Officer of Holdings and in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto;

(2)     the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)     the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)     any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary of the specified Person at all times during such four-quarter period;

(5)     any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary of the specified Person at any time during such four-quarter period; and

(6)     if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any obligations arising under any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term as at the Calculation Date in excess of 12 months), but if the remaining term of such Hedging Agreement is less than 12 months, then it shall only be taken into account for that portion of the period equal to the remaining term thereof.

“Probable Reserves” shall mean the estimated quantities of crude oil, condensate, natural gas and natural gas liquids that geological and engineering data suggests are more likely than not to be recoverable with presently available technology at an economically viable cost (as determined in accordance with the guidelines of the Society of Petroleum Engineers).

“Process Agent” shall have the meaning provided in Section 11.18(a).

“Production Payments” shall mean, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

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“Projections” shall have the meaning provided in Section 6.07.

“Protected Party” shall mean the Payee to the extent it is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a this Agreement.

“Proved Reserves” shall mean those Oil and Gas Properties designated as “proved” (in accordance with SEC definitions and regulations) in the Reserve Report most recently delivered to the Payee pursuant to this Agreement.

“Proved Reserves Coverage Ratio” shall mean, as of any date of calculation, the ratio of the PV-10 Value as reflected in the most recently prepared Reserve Report which has been delivered to the Administrative Agent (together with any supplements, revisions or updates thereto after such date and to the date of such calculation) to Total Funded Secured Debt as shown in Holdings’ financial statements as of the end of the immediately preceding fiscal quarter.

“Purchased Dollar Amount” shall have the meaning provided in Section 3.05.

“PV-10 Value” shall mean, as of any date of determination, the present value of future cash flows from Proved Reserves on Holdings’ and each of its Restricted Subsidiaries’ Oil and Gas Properties as set forth in the most recent Reserve Report delivered pursuant to Section 7.01(c), utilizing (a) in the case of any Oil and Gas Properties located in the United States, the Three-Year Strip Price for crude oil (WTI Cushing) and natural gas (Henry Hub), quoted on the New York Mercantile Exchange (or its successor), (b) in the case of any Oil and Gas Properties located in the North Sea, the Three-Year Strip Price for crude oil (North Sea Brent) and natural gas (UK National Balancing Point), in each case quoted on the International Petroleum Exchange (or its successor) and (c) in the case of any Oil and Gas Properties located in any other jurisdiction, the Three-Year Strip Price for crude oil and natural gas, in each case quoted on any commodities exchange or other price quotation source generally recognized in the oil and gas industry in such jurisdiction and reasonably acceptable to the Payee and the Collateral Agent, in the case of each of clauses (a), (b) and (c), as of the date as of which the information set forth in such Reserve Report is provided (as adjusted for basis differentials) and utilizing a 10% discount rate. For purposes of calculating PV-10 Value, (i) any future cash flow calculations set forth in any Reserve Report and made in any currency other than Dollars shall be converted into Dollars based on the Exchange Rate on the date as of which the information set forth in such Reserve Report is provided, (ii) PV-10 Value shall be calculated net of the present value of future cash flows attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of such Person and its Restricted Subsidiaries with respect to Production Payments on the schedules specified with respect thereto, participation interests, overriding royalty interests, net profits interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties and (iii) PV-10 Value shall be calculated net of all associated plugging, abandoning and/or decommissioning expense or liabilities, contingent or otherwise, of Holdings and its Restricted Subsidiaries.

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“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recipient” shall have the meaning provided in Section 4.02(e)(ii).

“Refinancing Production Payment” shall mean a Production Payment granted, sold, assigned or otherwise conveyed by any Payer Party for purposes of refinancing an Existing Production Payment; provided such Refinancing Production Payment does not have a notional principal amount greater than the notional principal amount of the Existing Production Payment refinanced.

“Related Party” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, trustees, officers, employees, agents, administrators, managers, advisors and representatives of such Person and such Person’s Affiliates.

“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping or migrating into or upon any land or water or air, or otherwise entering into the environment.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under PBGC Regulations promulgated under Section 4043 of ERISA.

“Reporting Default” shall mean a Default arising from a failure to comply with Section 7.01, subject to the applicable grace period set forth in Section 9.03.

“Required Lenders” shall mean, collectively, the “Required Lenders” under, and defined under, each of the Term A Credit Agreement and the Term B Credit Agreement.

“Reserve Report” shall mean (a) the Initial Reserve Report, (b) each annual reserve report prepared by Holdings and audited by an Independent Engineering Firm with respect to Oil and Gas Properties of Holdings and each of its Restricted Subsidiaries as of December 31 of the year immediately preceding the year in which such report is delivered pursuant to Section 5.01(c), in form and detail consistent with the Initial Reserve Report or otherwise reasonably acceptable to the Payee and the Collateral Agent and (c) each interim reserve report prepared by Holdings, in form and detail reasonably acceptable to the Payee and the Collateral Agent (it being understood and agreed that (i) each Reserve Report will set forth Holdings’ and its Restricted Subsidiaries’ royalty interests, working interest, net revenue interest, Proved Reserves (including proved developed producing, proved developed non-producing and proved undeveloped), Probable Reserves, a projection of the rate of production and future net income, production and ad valorem taxes, operating expenses and capital expenditures with respect thereto as of such date, in each case, with respect to 100% of their Oil and Gas Properties, all in accordance with the guidelines published by the SEC (but utilizing the pricing parameters set forth in the definition of the term PV‑10 Value and, in the case of an annual Reserve Report, in addition to such pricing parameters those specified in such SEC guidelines) and utilizing such operating cost and other assumptions as proposed by Holdings, (ii) Holdings will prepare each interim reserve report based on the most recent annual Reserve Report, as adjusted for actual

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production, operating costs, capital costs and net additions of Proved Reserves during the calendar months of the respective year specified therein and (iii) each Reserve Report prepared by Holdings shall be certified by the chief engineering officer of Holdings as being accurate in all material respects.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person and with respect to EIH, its Board of Directors (or any other Person authorized to represent EIH pursuant to a power of attorney),  in respect of this Agreement.

“Restricted Investment” shall mean any Investment other than a Permitted Investment.

“Restricted Payment” shall have the meaning provided in Section 8.01(e).

“Restricted Subsidiary” shall have the meaning assigned such term in the Term A Credit Agreement (as in effect on the Closing Date).

“Returns” shall have the meaning provided in Section 6.08.

“S&P” shall mean Standard & Poor’s Ratings Services, or any successor thereto.

“Sale Leaseback Transaction” shall mean an arrangement relating to property now owned or hereafter acquired whereby Holdings or a Restricted Subsidiary transfers such property to a Person and Holdings or a Restricted Subsidiary leases it from such Person.

“SEC” shall mean the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Priority Notes” shall mean the 12% Second Priority Notes due 2018 issued pursuant to the Second Priority Notes Indenture, including any such 12% Second Priority Notes issued in the exchange offer contemplated in the Second Priority Notes Indenture.

“Second Priority Notes Indenture” shall mean that certain indenture, dated as of February 23, 2012, among Holdings, the guarantors party thereto, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as collateral agent.

“Secured Hedging Agreement” shall mean any Hedging Agreement by or among Holdings or any of its Restricted Subsidiaries and any Approved Hedge Counterparty.

“Secured Parties” shall have the meaning provided in the Term A Credit Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” shall mean the Mortgages, the Payer Party Guaranty, the U.S. Security Agreement, the English Security Documents, the Deposit Account Control Agreement, after the execution and delivery thereof, the Additional Security Documents, and the other

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security agreements, mortgages and other instruments and documents, including each that is executed and delivered pursuant to any of the foregoing or pursuant to Section 7.11 or any other Section of this Agreement.

“Series B Preferred Stock” shall mean Holdings’ Series B Preferred Stock with the terms set forth in the Amended and Restated Certificate of Designation of Series B Preferred Stock originally filed with the Nevada Secretary of State on February 26, 2004.

“Stated Maturity” shall mean, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Sterling” means the lawful currency of the United Kingdom.

“Subject Party” shall have the meaning provided in Section 4.02(e)(ii).

“Subordination Agreement”  shall have the meaning provided in Section 5.01(k).

“Subsidiary” shall mean, with respect to any specified Person:

(1)     any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)     any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Subsidiary Guarantor” shall mean each Subsidiary of Holdings whether existing on the date hereof or established, created or acquired after the date hereof, that has executed and delivered the Payer Party Guaranty or has otherwise become a party thereto by means of the execution and delivery of a joinder, accession or similar agreement (in form and substance satisfactory to the Payee) by such Subsidiary unless and until such time as the respective Subsidiary is released from all of its obligations under the Payer Party Guaranty in accordance with the terms and provisions thereof.  The Subsidiary Guarantors on the Closing Date are listed on Schedule 1.01(b).

“Successor Company”  shall have the meaning provided in Section 8.09(a).

“Supplier” shall have the meaning provided in Section 4.02(e)(ii).

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“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Tax Credit” shall mean a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” shall mean a deduction or withholding for or on account of Tax from a payment under this Agreement.

“Tax Payment” shall mean a payment under Section 2.04(b)(ii) or Section 11.05(iii), the increase in a payment made by a Payer Party to a Lender or Agent under Section 4.02(a) or a payment under Section 4.02(b).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Credit Agreement” shall mean that certain Credit Agreement, dated as of the date hereof, among Holdings, EIH and End Finco LLC, a Delaware limited liability company, as co-borrowers, the lenders party thereto and Credit Suisse AG, as administrative agent and as collateral agent.

“Term A Borrowers” shall mean EIH and End Finco LLC, a Delaware limited liability company.

“Term A Loans” shall have the meaning provided to the term “Loans” in the Term A Credit Agreement.

“Term B Commitment” shall have the meaning provided to the term “Commitments” in the Term B Credit Agreement.

“Term B Credit Agreement” shall mean that certain Credit Agreement, dated as of the date hereof, among the Payee and LC Finco US, as co-borrowers, the lenders party thereto and Credit Suisse AG, as administrative agent and as collateral agent.

“Term B Loans” shall have the meaning provided to the term “Loans” in the Term B Credit Agreement.

“Three-Year Strip Price” shall mean, as of any date of determination, (a) for the 36-month period commencing with the month immediately following the month in which the date of

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determination occurs, the monthly futures contract prices for crude oil and natural gas for the 36 succeeding months as quoted on the applicable commodities exchange or other price quotation source as contemplated in the definition of “PV-10 Value” and (b) for periods after such 36-month period, the average of such quoted prices for the period from and including the 25th month in such 36-month period through the 36th month in such period.

“Total Funded Debt” shall mean, at any time, all Indebtedness of the type described in clauses (1), (2), (3), (4) and (5) of the definition of “Indebtedness”.

“Total Funded Secured Debt” shall mean, at any time, the Total Funded Debt of Holdings and its Restricted Subsidiaries to the extent such Total Funded Debt is secured by a Lien on the assets of Holdings and its Restricted Subsidiaries (excluding any Indebtedness under the Indenture Notes to the extent secured only by the Indenture Collateral as in effect on the date hereof).

“Tranche” and “Tranches”  shall each have the meaning provided in Section 2.03(a).

“Transaction” shall mean, collectively, (a) the execution, delivery and performance by the Payee of the LC Issuance Agreement and the issuance of the Letters of Credit thereunder on the Closing Date, (b) the execution, delivery and performance by each Payer Party of the LC Procurement Documents, (c) the execution, delivery and performance by the Payee and the Collateral Agent of the Collateral Assignment, (d) the crediting of the Payee Deposit to accounts for the benefit of the LC Bank in an amount up to the Maximum LC Amount in connection with the repayment of amounts paid by the LC Bank under the Letters of Credit, and (e) the payment of all fees and expenses in connection with the foregoing.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“UK Process Agent” shall have the meaning provided in Section 11.18(b).

“UK Sector” shall mean the jurisdiction of the United Kingdom commonly referred to as the UK Sector – North Sea.

“Unfunded Current Liability” of any Plan subject to Title IV of ERISA shall mean the amount, if any, by which the value of the accumulated plan benefits under such Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the Fair Market Value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), but only to the extent such excess could reasonably be expected to result in material liability to Holdings or a Subsidiary.

“United Kingdom” and “UK” shall mean each of England, Wales, Northern Ireland and Scotland, as the case may be, and shall include the U.K. Sector – North Sea.

“United States” and “U.S.” shall each mean the United States of America and any of its territories (including U.S. federal waters in the Gulf of Mexico).

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“Unrestricted Subsidiary” shall have the meaning assigned such term in the Term A Credit Agreement (as in effect on the Closing Date).

“Unsecured Notes” shall mean any senior unsecured Indebtedness of Holdings or any other Payer Party evidenced by notes, debentures, bonds or other similar securities or instruments, including, without limitation, under the 5.5% Convertible Notes and the 11.5% Convertible Bonds.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“U.S. Security Agreement” shall have the meaning provided in Section 5.01(h).

“VAT” shall mean (a) any tax imposed in compliance with the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), and (b) any other tax of similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to such tax referred to in clause (a), or elsewhere.

“Volumetric Production Payments” shall mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

“Voting Stock” of any Person as of any date shall mean the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

(1)     the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity or redemption, in respect of the Indebtedness or Disqualified Stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)     the then outstanding aggregate principal amount of such Indebtedness or Disqualified Stock.

SECTION 1.02     Terms Generally.  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” except in cases where such words are already expressed.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such

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amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (v) the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the date hereof and consistent with financial statements delivered pursuant to Section 6.05(a).

Article II.
LC Issuance Procurement; Reimbursement by the Payer.

SECTION 2.01     LC Issuance Documents, Procurement and Cancellation of Letters of Credit.

(a)     The Payer hereby requests that the Payee (i) enter into the LC Issuance Documents as of the Closing Date and (ii) at the request of the Payer from time to time during the Commitment Period, instruct the LC Bank to issue Letters of Credit pursuant to the LC Issuance Documents.  Subject to the terms and conditions hereof, the Payee hereby agrees to enter into the LC Issuance Documents as of the Closing Date and from time to time thereafter during the Commitment Period at the request of the Payer instruct the LC Bank to issue Letters of Credit pursuant to the LC Issuance Documents.

(b)     The Payee shall not be obliged to enter into the LC Issuance Documents on the Closing Date or instruct the LC Bank to issue any Letter of Credit unless the conditions precedent set forth in Article V have been satisfied or waived.  The Payee shall notify Holdings promptly upon satisfaction of all the conditions precedent set forth in Section 5.01.  In order to request that the Payee instruct the LC Bank to issue Letters of Credit pursuant to Section 2.01(a), Payer shall notify the Payee of such request by telephone not later than 12:00 Noon (London) time three Business Days before the proposed issuance of a Letter of Credit.  Each such telephonic notice shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Payee of a written notice and shall specify the following information:  (i) the requested date of the issuance of the Letter of Credit, (ii) the amount of the requested Letter of Credit and (iii) the beneficiary of the Letter of Credit.

(c)     At no time shall the aggregate outstanding face amount of the Letters of Credit issued pursuant to the LC Issuance Documents, plus the amount, if any, demanded by the Payee pursuant to Section 2.02(a) and not reimbursed by the Payer exceed the Maximum LC Amount.

(d)     Except as otherwise contemplated herein or in the LC Issuance Documents, the Payee shall not enter into, or agree to enter into, any amendment or  modification to, or waiver in

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respect of, any LC Issuance Document without the prior written consent of Holdings and the Payee.

SECTION 2.02     Reimbursement by the Payer.

(a)     If the Payee receives a notice of demand for payment under a Letter of Credit or for payment or indemnification from the LC Bank pursuant to the terms of an LC Issuance Agreement, the Payee shall immediately notify the Payer of the amount demanded and the date on which it is payable.  The Payer shall within three Business Days after receipt of demand from the Payee to the Payer pay to the Payee an amount equal to the amount of such demand.

(b)     The Payer, in respect of each Letter of Credit issued or deemed issued under an LC Issuance Agreement, unconditionally and irrevocably agrees that its obligations under this Agreement shall not be affected by any act, omission, matter or thing which but for this provision might operate to release, prejudice or otherwise exonerate the Payer from its obligations under this Agreement, in whole or in part, including without limitation and whether or not known to the Payer:

(i)     any time or waiver granted to or composition with the Payee, the LC Bank, the beneficiary of any such Letter of Credit or any other Person;

(ii)     any taking, variation, compromise, exchange, renewal or release of, refusal or neglect to perfect, take-up or enforce, any rights, remedies or securities available to the Payee or any other Person or arising under any such Letter of Credit or any other LC Issuance Document;

(iii)    any variation or extension of or increase in liabilities under any such Letter of Credit and any other LC Issuance Documents made with the prior written consent of the Payee, so that references in this Agreement to the same shall include each such variation, extension and variation;

(iv)    any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any beneficiary under a Letter of Credit or any other person; or

(v)     any insolvency or similar proceedings.

(c)     The obligations of the Payer under this Section 2.02 shall be continuing, shall extend to the ultimate balance of the obligations and liabilities of the Payer under this Section 2.02 and shall continue in force notwithstanding any intermediate payment in part of such obligations or liabilities.

SECTION 2.03     LC Fees.

(a)     In consideration for the Payee procuring the issuances of the Letters of Credit, the Payer shall pay the Payee a fee (the “LC Fee”) on the Payee Deposit.  The LC Fee shall be payable in Dollars on the applicable Fee Payment Date and shall accrue on the Payee Deposit from and including the date of this Agreement to, but excluding, the LC Release Date.  On the

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Closing Date, the Payer shall designate whether the LC Fee shall accrue at the Adjusted LIBO Rate plus the Applicable Rate or the Alternate Base Rate plus the Applicable Rate; provided that, for purposes of calculating the LC Fee, the Payer may, at its option, elect to allocate the Payee Deposit to one or more tranches and elect to have the LC Fee computed for each tranche by reference to the Adjusted LIBO Rate (each such tranche calculated by reference to the Adjusted LIBO Rate, a “Eurodollar Tranche”) or the Alternate Base Rate (each such Trance calculated by reference to the Alternate Base Rate, an “ABR Tranche” and together with the Eurodollar Tranche, the “Tranches” and each, a “Tranche”).  The LC Fee on each Eurodollar Tranche shall be a Dollar amount equal to a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days), for the applicable Fee Period in respect of such Eurodollar Tranche, equal to the Adjusted LIBO Rate plus the Applicable Rate on the Dollar equivalent of the average Payee Deposits comprising such Eurodollar Tranche (calculated by reference to the Fixed Exchange Rate).  The LC Fee on each ABR Tranche shall be a Dollar amount equal to a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be), for the applicable Fee Period in respect of such ABR Tranche, equal to the Alternate Base Rate plus the Applicable Rate on the Dollar equivalent of the average Payee Deposit comprising such ABR Tranche (calculated by reference to the Fixed Exchange Rate).   In order to allocate the Payee Deposit to one or more Tranches on the Closing Date for purposes of calculating the LC Fee, the Payer shall notify the Payee of such Allocation Request on or prior to the Closing Date by telephone.  Such telephonic Allocation Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Payee of a written Allocation Request and shall specify the following information:  (i) whether such Allocation is to be a Eurodollar Tranche or an ABR Tranche  (provided that, until the Payee shall have notified the Payer that the primary syndication of the Term B Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within 30 days after the Closing Date), the Payer shall not be permitted to request a Eurodollar Tranche with a Fee Period in excess of one month); (ii) the amount of the Payee Deposit that shall be Allocated to the applicable Tranche; and (iii) if such Allocation is to be a Eurodollar Tranche, the Fee Period with respect thereto.

(b)     The Payer shall have the right at any time upon prior irrevocable notice to the Payee (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Tranche into an ABR Tranche, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Tranche into a Eurodollar Tranche or to continue any Eurodollar Tranche as a Eurodollar Tranche for an additional Fee Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Fee Period with respect to any Eurodollar Tranche to another permissible Fee Period, subject in each case to the following:

(i)     unless the administrative agent under the Term B Credit Agreement shall have notified the Payee that the primary syndication of the Term B Commitments and/or the Term B Loans has been completed (which notice shall be given as promptly as practicable), no ABR Tranche may be converted into a Eurodollar Tranche with a Fee Period in excess of one month prior to the date that is 30 days after the Closing Date;

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(ii)     if less than all the amount of the Payee Deposit in a Tranche shall be converted or continued, then the amount of any Payee Deposit comprising each resulting Tranche shall be in an integral multiple of $1,000,000 and not less than $5,000,000;

(iii)    if any Eurodollar Tranche is converted at a time other than the end of the Fee Period applicable thereto, the Payer shall pay, upon demand, any amounts due to the Payee to indemnify the Payee against any loss or expense that the Payee actually sustains or incurs as a consequence of (a) any event, other than a default by the Payee in the performance of its obligations hereunder, which results in (i) the Payee receiving or being deemed to receive any amount on account of the conversion of any Eurodollar Tranche occurring prior to the end of the Fee Period in effect therefor or (ii) the conversion of any Eurodollar Tranche to an ABR Tranche, or the conversion of the Fee Period with respect to any Eurodollar Tranche, in each case other than on the last day of the Fee Period in effect therefor (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment required to be made hereunder.  In the case of any Breakage Event, such loss shall include an amount equal to the excess of (i) its cost of obtaining funds for the portion of the Payee Deposit that constitutes the Eurodollar Tranche that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Fee Period in effect (or that would have been in effect) for such Eurodollar Tranche over (ii) the amount of interest realized by the Payee in redeploying the funds released or not utilized by reason of such Breakage Event for such period.  A certificate of any Lender setting forth any amount or amounts which the Payee is entitled to receive pursuant to this Section 2.03 shall be delivered to the Payer and shall be conclusive absent manifest error;

(iv)    no Tranche may be converted into, or continued as, a Eurodollar Tranche within one month of the LC Release Date; and

(v)     upon notice to the Payer from the Payee and/or the Collateral Agent, after the occurrence and during the continuance of an Event of Default, no Tranche may be converted into, or continued as, a Eurodollar Tranche.

Each notice pursuant to this Section 2.03(b) shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Tranche that the Payer requests be converted or continued, (ii) whether such Tranche is to be converted to or continued as a Eurodollar Tranche or an ABR Tranche, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Tranche is to be converted to or continued as a Eurodollar Tranche, the Fee Period with respect thereto.  If no Fee Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Tranche, the Payee shall be deemed to have selected a Fee Period of one month’s duration.  If the Payee shall not have given notice in accordance with this Section 2.03(b) to continue any Tranche into a subsequent Fee Period (and shall not otherwise have given notice in accordance with this Section 2.03(b) to convert such Tranche), such Tranche shall, at the end of the Fee Period applicable thereto automatically be converted to an ABR Tranche.

(c)     In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Fee Period for any calculation of the LC Fee on a Eurodollar Tranche, the

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Collateral Agent shall have determined that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Collateral Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Payer and the Payee.  In the event of any such determination, until the Collateral Agent shall have advised Payer and the Payee that the circumstances giving rise to such notice no longer exist, any request by the Payee for a LC Fee based on reference to the Adjusted LIBO Rate pursuant to this Section 2.03 shall be deemed to be a request for an election that the LC Fee be calculated based on reference to the Alternate Base Rate.  Each determination by the Collateral Agent under this Section 2.03 shall be conclusive absent manifest error.

(d)     Any reduction in the Payee Deposit will be deemed to first reduce all ABR Tranches before reducing a LIBOR Tranches.

SECTION 2.04     Other Fees.

(a)     Fronting Fee.  In respect of the issuances of the Letters of Credit, the Payer shall pay the Payee a fronting fee (the “Fronting Fee”) equal to 0.25% per annum on the aggregate daily average face amount of all Letters of Credit outstanding.  The Fronting Fee shall be payable on the second to last Business Day of each fiscal quarter.

(b)     Estimated Administrative Costs.  On or prior to the Closing Date, the Payee shall provide the Payer with a written estimate of the costs for the maintenance of the Payee’s corporate existence and the expenses expected to be incurred by the Payee in connection with the LC Issuance Documents to which it is a party for the first fiscal quarter following the Closing Date (the “Estimated Administrative Costs”).  The Payer shall pay to the Payee the Estimated Administrative Costs on the LC Issuance Date.  On last day of each fiscal quarter thereafter and on the LC Release Date (or, if the LC Release Date is not a Business Day, the preceding Business Day), the Payer shall (i) reimburse the Payee for the administrative costs and expenses for the prior fiscal quarter that are incurred by the Payee and still outstanding, (ii) promptly reimburse the Payee an amount equal to any Luxembourg Taxes payable by the Payee and any additional amount or indemnity payable by the Payee with respect to any Taxes under the terms of the Term B Credit Agreement and (iii) promptly reimburse the Payee an amount equal to any other amounts payable by the Payee under Section 2.14 under the Term B Credit Agreement, in each case in the currency in which such costs, expenses and Taxes have been incurred.

(c)     Default Rate.  If the Payer (or Holdings, as applicable) fails to pay any amount due and payable by it in connection with or under this Agreement on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at the rate of the applicable Fee plus two percent (2.0%).  Any interest accruing under this Section 2.04(c) shall be immediately payable by the Payer on demand by the Payee.

Article III
Maximum LC Amount; Release of Payee Deposit

SECTION 3.01     Voluntary Reduction of Maximum LC Amount

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(a)     Subject to the concurrent payment of the Applicable Premium, the Payer may at any time and from time to time prior to the LC Release Date reduce the Maximum LC Amount (including to zero).

(b)     The Payer shall notify the Payee of any election to reduce the Maximum LC Amount under Section 3.01(a) at least three Business Days prior to the effective date of such reduction, specifying such election and the effective date thereof.

(c)     Notwithstanding the foregoing, in no event shall the Maximum LC Amount be reduced to an amount that is less than the aggregate face amount of the outstanding Letters of Credit issued pursuant to the LC Issuance Documents, plus the amount, if any, demanded by the Payee pursuant to Section 2.02(a) and not reimbursed by the Payer.

SECTION 3.02     Mandatory Posting of Payer Deposit.

(a)     Asset Sales.  Not later than the third Business Day following the receipt of Net Proceeds from Asset Sales in excess of $10,000,000 in the aggregate by for Holdings and its Restricted Subsidiaries, the Payer shall apply 100% of the Net Proceeds received with respect thereto (i) first, in accordance with Section 2.13(a) of the Term A Credit Agreement and (ii) second, the balance, if any to increase the amount of the Payer Deposit; provided that no such increase of the Payer Deposit shall be required under this Section 3.02(a) if (A) the Payer shall deliver a certificate of a Financial Officer to the Payee at the time of receipt thereof setting forth the intent of Holdings or the applicable Restricted Subsidiary to use such Net Proceeds to (1) subject to compliance with the Additional Guarantor Requirement as of the date of such investment, invest in or acquire Additional Assets or (2) make Capital Expenditures in respect of Holdings’ or its Restricted Subsidiaries’ Oil and Gas Business, in each case, within 365 days after receipt of such proceeds and (ii) no Default or Event of Default shall have occurred and shall be continuing or would result therefrom at the time of such certificate; provided further that if such Net Proceeds are not applied as pursuant to clause (1) or (2) above within such 365-day period, such Net Proceeds shall, subject to clause (a)(i) above, be applied to increase the Payer Deposit pursuant to this Section 3.02.  The requirement of clause (1) or (2) above shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by Holdings or any of its Restricted Subsidiaries with a Person other than an Affiliate of Holdings within the time period specified above in this paragraph and such Net Proceeds are subsequently applied in accordance with such contract within six months following the date such agreement is entered into.

(b)     Incurrence of Indebtedness.  In the event that Holdings or any Restricted Subsidiary of Holdings shall receive Net Proceeds from the issuance or incurrence of Indebtedness for money borrowed by any Payer Party or any Subsidiary of a Payer Party (other than any cash proceeds from the issuance of Indebtedness permitted pursuant to Section 8.03), the Payer shall substantially simultaneously with (and in any event not later than the third Business Day following) the receipt of such Net Proceeds by Holdings or such Restricted Subsidiary, apply an amount equal to 100% of such Net Proceeds (a) first, in accordance with Section 3.02(b) of the Term A Credit Agreement and (b) second, the balance, if any to increase the amount of the Payer Deposit.  All increases in the Payer Deposit pursuant to this Section 3.02(b) shall be accompanied by the concurrent payment of the Applicable Premium.

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(c)     Excess Cash Flow.  Not later than 100 days after the end of each fiscal year of Holdings beginning with the fiscal year ending December 31, 2014, the Payer shall calculate Excess Cash Flow for such fiscal year and apply an aggregate amount equal to the Applicable Percentage of such Excess Cash Flow (a) first, in accordance with Section 2.13(c) of the Term A Credit Agreement and (b) second, the balance, if any, to increase the amount of the Payer Deposit.  Not later than the date on which the Payer is required to deliver financial statements with respect to the end of each fiscal year under Section 7.01(a), the Payer will deliver to the Payee a certificate signed by a Financial Officer of Holdings setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

(d)     Amortization Payment.  On the second to last Business Day of each fiscal quarter, beginning with the fiscal quarter in which the Term A Loans are paid in full, Payer shall increase the amount of the Payer Deposit by an amount equal to the amount of the Amortization Payment (as defined in the Term A Credit Agreement and after giving effect to all adjustments to the amount of such Amortization Payment through the repayment of the Term A Loans).  The amount of each remaining quarterly increase in the Payer Deposit required pursuant to this clause shall be ratably reduced by the amount of the Payee Deposit released to the Payee pursuant to Section 3.04 as a result of (x) any voluntary reduction of the Maximum LC Amount pursuant to Section 3.01 or (y) any increase in Payer Deposit as a result of any mandatory posting of Payer Deposit pursuant to Sections 3.02(a), 3.02(b) and 3.02(c), in each case that results in a prepayment of Term B Loans.

(e)     LC Release Date.  On the LC Release Date, subject to the procurement of the release of all Letters of Credit on the LC Release Date, the Maximum LC Amount shall be reduced to zero.

SECTION 3.03     Increase of Maximum LC Amount.

(a)     The Payer may, by written notice to the Payee from time to time, request an increase of the Maximum LC Amount.  Such notice shall set forth (i) the amount of the increase of the Maximum LC Amount being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000) and (ii) the date on which such increase is requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice).

(b)     The Payee shall be entitled to agree or decline to increase the Maximum LC Amount in its sole discretion.  Holdings and the Payer shall execute and deliver to the Payee such documentation as the Payee shall reasonably specify to evidence the increase in the Maximum LC Amount.

(c)     Notwithstanding the foregoing, no increase in the Maximum LC Amount shall become effective under this Section 3.03 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 5.02 shall be satisfied and the Payee shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Payee, (ii) except as otherwise specified by the Payee, the Payee shall have received Board Resolutions and other closing certificates reasonably requested by the Payee and consistent with

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those delivered on the Closing Date under Section 5, and (iii) all fees and expenses owed to the Payee under the LC Procurement Documents shall have been paid.

SECTION 3.04     Release of Payee Deposit.  In the event at any time the Payee Deposit, taken together with the Payer Deposit, exceeds 102% of the Maximum LC Amount, including as a result of the reduction in the Maximum LC Amount or any posting of the Payer Deposit, the Payee will, upon the request of the Payer, cause the amount of such excess Payee Deposit to be promptly released by the LC Bank, and the Payee will use such released amounts to purchase Dollars which, subject to any upward or downward adjustment with respect to such release pursuant to the FX True Up, will be required to prepay the Term B Loans, until repaid in full.

SECTION 3.05     FX True Up.  Within one Business Day following any reimbursement by the Payer of payments made by the Payee under a Letter of Credit from the LC Bank pursuant to Section 2.02(a) or any release of the Payee Deposit pursuant to Section 3.04, the Payee shall use the full amount of such reimbursed or released amount to purchase Dollars (the “Purchased Dollar Amount”) and not later than one Business Day immediately thereafter (a) the Payee shall pay to the Payer a cash amount in Dollars equal to the amount, if any, by which the Purchased Dollar Amount exceeds the amount of Dollars the Payee used to purchase the Sterling constituting the reimbursed or released amount at the Fixed Exchange Rate (“Original Dollar Amount”) and (b) the Payer shall pay to the Payee a cash amount in Dollars equal to the amount, if any, by which the Original Dollar Amount exceeds the Purchased Dollar Amount (the foregoing referred to as the “FX True Up”).

Article IV.
Payments

SECTION 4.01     Method and Place of Payment.  All payments under this Agreement shall be made to the Payee not later than 12:00 Noon (London time) on the date when due and shall be made in the currency requested for such payments and in immediately available funds at the address for notices of the Payee as specified in Section 11.01(c).  Except as otherwise expressly provided herein, whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

SECTION 4.02     Tax Gross-Up and Indemnities.

(a)     Tax gross-up.

(i)     Each Payer Party shall make all payments to be made by it or on its behalf without any Tax Deduction, unless a Tax Deduction is required by law.

(ii)     The Payer shall promptly upon becoming aware that a Payer Party must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Payee accordingly.  Similarly, the Payee shall notify the Payer Party on becoming so aware in respect of a payment payable to the Payee.

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(iii)    If a Tax Deduction is required by law to be made by a Payer Party, the amount of the payment due from such Payer Party shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(iv)     If a Payer Party is required to make a Tax Deduction (including any deduction or withholding under FATCA), such Payer Party shall make such Tax Deduction and any payment required in connection with such Tax Deduction within the time allowed and in the minimum amount required by law.

(v)     Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Payer Party making such Tax Deduction shall deliver to the Payee for the Lender entitled to the payment a statement under section 975 of the U.K.’s Income Tax Act 2007 or other evidence reasonably satisfactory to such Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(vi)     The Payee (to the extent it is legally entitled to), and each Payer Party which makes a payment to which the Payee is entitled, shall cooperate in completing any procedural formalities necessary for such Payer Party to obtain authorization to make that payment without a Tax Deduction (including, without limitation, submitting a claim under the applicable double tax treaty) and shall take such action as the Payer requests (including authorizing the Payer to take conduct of such dispute) to dispute any refusal of an application to obtain such authorization, provided that all costs of such dispute be borne by the Payer.

(vii)    The Payee, if requested by the Payer, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Payer as will enable the Payer to determine whether or not the Payee is subject to United States backup withholding or information reporting requirements.

(b)     Tax indemnity.

(i)     The Payer shall (within 10 Business Days of demand by the Payee) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been suffered for or on account of Tax (including any withholding or deduction imposed under FATCA) by that Protected Party in respect of a LC Procurement Document.

(ii)     Paragraph (i) above shall not apply to the extent the loss, liability or cost is compensated for by an increased payment under Section 4.02(a), Section 2.04(b) or Section 11.05(iii).

(iii)    A Protected Party making, or intending to make a claim under paragraph (i) above shall promptly notify the Payee of the event which will give, or has given, rise to the claim, following which the Payee shall notify the Payer.

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(iv)     A Protected Party shall, on receiving a payment from a Payer Party under this Section 4.02(b), notify the Payee.

(c)     Tax Credit.  If a Payer Party makes a Tax Payment and the Payee determine that:

(i)     a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(ii)     the Payee has obtained, utilized and retained that Tax Credit,

the Payee shall pay an amount to the applicable Payer Party which the Payee reasonably determines will leave the Payee (after such payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by such Payer Party.

(d)     Stamp Taxes.  The Payer shall pay and, within 3 Business Days of demand, indemnify the Payee against any cost, loss or liability that the Payee incur in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement except for any tax imposed as a result of a voluntary registration by the Payee of this Agreement.

(e)     VAT.

(i)     All amounts set out, or expressed in a LC Procurement Document to be payable by any Payer Party to the Payee which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by the Payee to any Payer Party under a LC Procurement Document and the Payee is required to account for the VAT, that Payer Party shall pay to the Payee (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and the Payee shall promptly provide an appropriate VAT invoice to such Payer Party).

(ii)     If VAT is or becomes chargeable on any supply made by the Payee (the “Supplier”) to any Lender or the Agent (the “Recipient”) under a LC Procurement Document., and any Payer Party other than the Recipient (the “Subject Party”) is required by the terms of any LC Procurement Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Payer Party shall also pay to the Supplier (if that Supplier is required to account for the VAT) or the Recipient (if the Recipient is required to account for the VAT) (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.  The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines in respect of such VAT.

(iii)    Where a LC Procurement Document requires any Payer Party to reimburse or indemnify the Payee for any cost or expense, the Payer Party shall reimburse or indemnify (as the case may be) the Payee for the full amount of such cost or expense,

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including such part thereof as represents VAT, save to the extent that the Payee reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)     Any reference in this Section 4.02(e) to any Payer Party shall, at any time when such Payer Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

For the purposes of this Section 4.02, any reference to a U.K. statutory provision includes a reference to that provision as modified or replaced from time to time after the Closing Date.

(f)     FATCA Information.  Each party shall, within ten Business Days of a reasonable request by another party supply to that other party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the United States Treasury Regulations or other official guidance including intergovernmental agreements) as that other party reasonably requests for the purposes of that other party's compliance with FATCA. Notwithstanding the foregoing, a Payee shall not be obligated to do anything which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation, (ii) any fiduciary duty, or (iii) any duty of confidentiality.

Article V.
Conditions Precedent.

SECTION 5.01     Conditions Precedent to the Closing Date.  The obligations of the Payee to enter into the Commitment are subject to the satisfaction of the following conditions on the Closing Date:

(a)     Legal Opinions.  The Payee shall have received, on behalf of itself, a favorable written opinion of (i) Vinson & Elkins L.L.P., special New York counsel to the Payer Parties, in substantially the form attached as Exhibit H-1 hereto, (ii)  Vinson & Elkins R.L.L.P., special English counsel to the Credit Parties, in substantially the form attached as Exhibit H-2 hereto; (iii) Vinson & Elkins L.L.P., special New York counsel to the Payer Parties, in connection with the joinder agreement to the Intercreditor Agreement referenced in Section 5.01(o) and with respect to such matters, and in form, reasonably acceptable to the Collateral Agent; (iv) Woodburn and Wedge, special Nevada counsel to Holdings, in substantially the form attached as Exhibit H-3 hereto, in each case dated the Closing Date, and (v)  Allen & Overy, a  société en commandite simple,  special Luxembourg counsel to the Payee,  in substantially the form attached as Exhibit H-4 hereto, in each case, dated the Closing Date.

(b)     Officer’s Certificates.  The Payee shall have received (i) a copy of the certificate or articles of incorporation (or equivalent agreement or instrument governing the formation or operation of the applicable Payer Party), including all amendments thereto, of each Payer Party except EIH, to the extent applicable, certified, as of a recent date by the Secretary of State of the state of its formation (or equivalent Governmental Authority), and, to the extent applicable, a

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certificate as to the good standing of each Payer Party other than EIH as of a recent date, from such Secretary of State (or equivalent Governmental Authority) and, with respect to EIH, an extract from the chamber of commerce (kamer van koophandel), a copy of the articles of association (statuten) and a copy of the deed of incorporation (akte van oprichting); (ii) a certificate of a Responsible Officer of each Payer Party dated the Closing Date certifying (A) that attached thereto is a true and complete copy of the governing documents of such Payer Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the members, board of directors or other appropriate governing body (if required) of such Payer Party authorizing the execution, delivery and performance of the LC Procurement Documents to which such Payer Party is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or equivalent agreement or instrument governing the formation or operation of the applicable Person) of such Payer Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing and with respect to EIH, the date of the last amendment thereto shown on the extract from the chamber of commerce (kamer van koophandel), furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any LC Procurement Document or any other document delivered in connection herewith on behalf of such Payer Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to clause (ii) above.

(c)     Certificate.  The Payee shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Payer, certifying compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 5.02.

(d)     Fees.  The Payee shall have received all Fees and other amounts due and payable on or prior to the Closing Date (or arrangements for the netting of such Fees and other amounts due and payable on the Closing Date shall have been made), including, to the extent invoiced at least two Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented legal fees and all out-of-pocket expenses required to be reimbursed or paid by Holdings or the Payer hereunder or under any other LC Procurement Document.

(e)     LC Procurement Documents.  The Payee and the Collateral Agent shall have received each of (i) this Agreement and (ii) the Security Documents, in each case, duly executed by each applicable Payer Party and each other party that is to be a party hereto or thereto and each such document shall be in full force and effect on the Closing Date.  The Collateral Agent on behalf of the Payee shall have a security interest in the Collateral of the type and priority described in each Security Document.

(f)     Reserve Report.  The Payee shall have received the Initial Reserve Report.

(g)     Payer Party Guaranty.  Each Guarantor shall have duly authorized, executed and delivered to the Collateral Agent the Payer Party Guaranty in the form of Exhibit D (as amended, modified, restated and/or supplemented from time to time, the “Payer Party Guaranty”).

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(h)     U.S. Security Agreement.  Each Payer Party party thereto shall have duly authorized, executed and delivered to the Collateral Agent the U.S. Security Agreement in the form of Exhibit E (as amended, modified, restated and/or supplemented from time to time, the “U.S. Security Agreement”) and, in connection therewith, the Payer Parties shall have delivered to the Collateral Agent:

(i)     proper financing statements (Form UCC-1 or the equivalent) fully executed or authorized for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the U.S. Security Agreement;

(ii)     copies of requests for information or copies (Form UCC-11), or equivalent reports as of a recent date, listing all effective financing statements that name any Payer Party as debtor and that are filed where each Payer Party is organized and, to the extent reasonably requested by the Collateral Agent, in such other jurisdictions in which Collateral is located on the Closing Date, together with copies of such other financing statements that name Holdings or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except (x) to the extent evidencing Permitted Liens or (y) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed or authorized for filing);

(iii)    evidence of the completion (or arrangements therefor satisfactory to the Collateral Agent) of all other recordings and filings of, or with respect to, and all action necessary in connection with, the U.S. Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests intended to be created by the U.S. Security Agreement; and

(iv)     evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the U.S. Security Agreement have been taken (or arrangements therefor satisfactory to the Collateral Agent).

(i)     English Debenture.  Each Payer Party party thereto shall have duly authorized, executed and delivered to the Collateral Agent an English Debenture in the form of Exhibit F (as amended, modified, restated and/or supplemented from time to time the “English Debenture”) and, in connection therewith, the Payer Parties shall have delivered to the Collateral Agent copies of lien searches with respect to each such Payer Party.

(j)     English Charge Over Shares.  Each Payer Party party thereto shall have duly authorized, executed and delivered to the Collateral Agent an English Charge Over Shares in the form of Exhibit G (as amended, modified, restated and/or supplemented from time to time, the “English Charge Over Shares”).

(k)     Subordination Agreement.  The Collateral Agent shall have received a subordination agreement, duly executed by each of EOC, EEUK, EIH and Endeavour Energy

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Luxembourg S.à r.l.,  (as amended, modified, restated and/or supplemented from time to time, the “Subordination Agreement”), with respect to (i) that certain Inter-Company Loan Agreement, dated as of May 31, 2012, and between EOC and EEUK and (ii) that certain revolving loan facility agreement dated January 23, 2008 between EIH and Endeavour Energy Luxembourg S.à.r.l., which agreement shall be in substantially the form of Exhibit J and otherwise acceptable to the Collateral Agent.

(l)     Solvency Certificate.  The Payee shall have received a solvency certificate from a Financial Officer of Holdings in the form of Exhibit A.

(m)     Insurance Certificates.  The Collateral Agent shall have received certificates of insurance complying with the requirements of Section 7.03 for the business and properties of Holdings and its Restricted Subsidiaries, in form and substance reasonably satisfactory to the Payee and naming the Collateral Agent as an additional insured and/or as loss payee, as applicable.

(n)     Joinder to Intercreditor Agreement.  The Collateral Agent shall have become a party to the Intercreditor Agreement, pursuant to a joinder agreement in form and substance acceptable to the Collateral Agent, and shall have acceded to all of the rights and privileges of MC Admin Co LLC thereunder.

(o)     Term A Credit Agreement.  The Payee and the Collateral Agent shall have received evidence satisfactory to it that the Term A Credit Agreement and the other Credit Documents (as defined thereunder) shall have been duly authorized, executed and delivered by each of the parties thereto and in full force and effect and that all conditions to the effectiveness of the parties obligations thereunder (other than the effectiveness of this Agreement) shall have been satisfied.

(p)     Term B Credit Agreement.  The Payee and the Collateral Agent shall have received evidence satisfactory to it that the Term B Credit Agreement and the other Credit Documents (as defined thereunder), including, without limitation, the Collateral Assignment shall have been duly authorized, executed and delivered by each of the parties thereto and in full force and effect and that all conditions to the effectiveness of the parties obligations thereunder (other than the effectiveness of this Agreement) shall have been satisfied.

(q)     LC Issuance Agreement.  Each of the Payee and the Collateral Agent shall have received evidence satisfactory to it that the LC Issuance Agreement shall have been duly authorized, executed and delivered by each of the parties thereto and shall be in full force and effect, and  the Payee shall have received a notice to instruct the LC Bank to issue Letters of Credit pursuant to Section 2.01(b).

(r)     Service of Process.  On or prior to the Closing Date, the Payee shall have received evidence satisfactory to them that (i) each Payer Party has appointed CT Corporation as agent for service of process as contemplated in Section 11.18 and (ii) CT Corporation has accepted its appointment.

(s)     Payee Deposit.  The Payer shall have paid the Payee an amount in Sterling equal to the Dollar equivalent of one and a half percent (1.5%) of 102% of the Maximum LC Amount in

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effect on the Closing Date (calculated by reference to the Fixed Exchange Rate), which amount shall be deposited by the Payee with the LC Bank on the Closing Date and shall constitute a portion of the Payee Deposit.

(t)     PATRIOT Act.  At least five Business Days prior to the Closing Date, the Payee shall have received, to the extent previously requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(u)     Termination of Existing LC Procurement Agreements.  Each Existing LC Procurement Agreement shall have been terminated, all letters of credit issued pursuant thereto shall have been terminated and the Payee and the Collateral shall have received satisfactory payoff letters, lien release documentation or similar agreements which evidence the foregoing.

(v)     Termination of Existing Credit Agreement.  All Indebtedness arising under the Existing Credit Agreement shall have been repaid in full, and the Payee and the Collateral Agent shall have received satisfactory payoff letters, lien release documentation or similar agreements which evidence the foregoing.

SECTION 5.02     Additional Conditions.  The obligation of the Payee to instruct the LC Bank to issue any Letter of Credit under the LC Issuance Documents pursuant to Section 2.01(a) is subject to the satisfaction of the following conditions:

(a)     The Payee shall have received a request to enter into a LC Issuance Document as required by Section 2.01(b).

(b)     The representations and warranties set forth in Article VI shall be true and correct in all material respects (other than representations and warranties qualified as to materiality, which will be true and correct in all respects) on and as of the date of the applicable LC Issuance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case they will be true and correct as of such earlier date.

(c)     At the time of and immediately after the entry into the LC Issuance Documents, no Default or Event of Default shall have occurred and be continuing.

Each request to enter into a LC Issuance Document shall be deemed to constitute a representation and warranty by the Payer and Holdings on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section 5.02.

Article VI.
Representations and Warranties.

The Payer and the Collateral Agent represents and warrants to the Payee that:

SECTION 6.01     Company Status.  Each of Holdings and each of its Subsidiaries (a) is a duly organized and validly existing Business in good standing (or, in the case of any Foreign Subsidiary of Holdings, the applicable equivalent of “good standing” to the extent that such

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concept exists in such Foreign Subsidiary’s jurisdiction of organization) under the laws of the jurisdiction of its organization, (b) has the Business power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (c) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified or authorized which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No certifications by any Governmental Authority are required for operation of the business of Holdings and its Subsidiaries that are not in place, except for such certifications or agreements, the absence of which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 6.02     Power and Authority.  Each Payer Party has the Business power and authority to execute, deliver and perform the terms and provisions of each of the LC Procurement Documents to which it is a party and has taken all necessary Business action to authorize the execution, delivery and performance by it of each of such LC Procurement Documents.  Each Payer Party has duly executed and delivered each of the LC Procurement Documents to which it is a party, and each of such LC Procurement Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 6.03     No Violation.  Neither the execution, delivery or performance by any Payer Party of the LC Procurement Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (b) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Payer Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Payer Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject or (c) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent constitutional, organizational and/or formation documents), as applicable, of any Payer Party or any of its Subsidiaries.

SECTION 6.04     Approvals.  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except (a) for those that have otherwise been obtained or made on or prior to the date hereof and remain in full force and effect on the date hereof and (b) filings which are necessary to perfect the security interests created or intended to be created under the Security Documents, which filings will be made within 10 days following the Closing Date), or exemption by, any Governmental Authority or other Person is required to be obtained or made by, or on behalf of, any Payer Party to authorize, or is required

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to be obtained or made by, or on behalf of, any Payer Party in connection with, (i) the execution, delivery and performance of any LC Procurement Document or (ii) the legality, validity, binding effect or enforceability of any such LC Procurement Document.

SECTION 6.05     Financial Statements; Financial Condition; Undisclosed Liabilities.

(a)     The audited consolidated balance sheets of Holdings and its subsidiaries at December 31, 2010, December 31, 2011 and December 31, 2012 and the related consolidated statements of operations, stockholders’ equity and cash flows for the fiscal years of Holdings ended on such dates, in each case furnished to the Lenders prior to the date hereof, present fairly in all material respects the consolidated financial position of Holdings and subsidiaries at the dates of said financial statements and the results of their operations and their cash flows for the respective periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.

(b)     On and as of the Closing Date, and after giving effect to those of the Transactions to be consummated on the Closing Date and to all Indebtedness being incurred or assumed and Obligations incurred by the Payer Parties in connection therewith on such date, (i) the sum of the fair value of the assets, at a fair valuation, of the Payer Parties and their Subsidiaries (taken as a whole) will exceed their debts (taken as a whole), (ii) the sum of the present fair salable value of the assets of the Payer Parties and their Subsidiaries (taken as a whole) will exceed their debts (taken as a whole), (iii) the Payer Parties and their Subsidiaries (taken as a whole) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and (iv) the Payer Parties and their Subsidiaries (taken as a whole) will have sufficient capital with which to conduct their businesses.  For purposes of this Section 6.05(b), “debt” means any liability on a claim, and “claim” means (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(c)     Except as disclosed in the financial statements delivered pursuant to Section 6.05(a), and except for the obligations under this Agreement, there are as of the date hereof and the Closing Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  As of the date hereof and the Closing Date, neither Holdings nor the Payer knows of any basis for the assertion against Holdings or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not disclosed in such financial statements delivered pursuant to Section 6.05(a) or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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(d)     After giving effect to the Transactions, since December 31, 2012, nothing has occurred that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 6.06     Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of Holdings or the Payer, threatened (a) with respect to the Transactions or any LC Procurement Document or (b) that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 6.07     True and Complete Disclosure.  All written factual information (taken as a whole) furnished by or on behalf of Holdings or the Payer to the Payee (including, without limitation, all information contained in the LC Procurement Documents) for purposes of or in connection with this Agreement, the other LC Procurement Documents or any transaction contemplated herein or therein is, and all other such written factual information (taken as a whole) hereafter furnished by or on behalf of Holdings or the Payer in writing to the Payee will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.  Any projections or forward-looking statements (the “Projections”) furnished by or on behalf of Holdings or the Payer to the Payee will be based on assumptions and estimates developed by management of Holdings in good faith that management believes to be reasonable as of the date thereof.  It is understood that all such information, including, without limitation, any Projections furnished by or on behalf of Holdings or the Payer to the Payee is supplemented in its entirety by Holdings’ filings with the SEC.  Whether or not such Projections are in fact achieved will depend upon future events some of which are not within the control of Holdings and the Payer. Accordingly, actual results may vary from the Projections and such variations may be material. Such Projections should not be regarded as a representation by Holdings or the Payer or its or their management that the projected results will be achieved.

SECTION 6.08     Tax Returns and Payments; Tax Residency.  Each of Holdings and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all federal and all material foreign, state and local returns, statements, forms and reports for Taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, Holdings and/or any of its Subsidiaries, and has paid all Taxes and assessments payable by it which have become due, other than (a) Taxes that are being contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with GAAP or (b) where the failure to pay any such Taxes would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Each Payer Party is resident for Tax purposes only in its jurisdiction of organization.  LC Finco US is a “disregarded entity” for U.S. federal income tax purposes and does not carry out any business activities in the United States.

SECTION 6.09     Compliance with ERISA.  (a) Schedule 6.09 hereto sets forth each Plan as of the date of this Agreement.  Each Plan (and each related trust, insurance contract or fund) is in compliance with its terms and with all applicable laws, including without limitation ERISA and the Code, except to the extent that any non-compliance could not reasonably be

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expected to result in a material liability to Holdings or any of its Subsidiaries; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (or has submitted, or is within the remedial amendment period for submitting, an application for a determination letter with the Internal Revenue Service, and is awaiting receipt of a response) to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service; or a volume submitter plan that has received a favorable advisory letter from the Internal Revenue Service as of the date of this Agreement; no Employee Benefit Plan is a Multiemployer Plan; no Plan has an Unfunded Current Liability that could reasonably be expected to result in a material liability; no ERISA Event has occurred, or is reasonably expected to occur, with respect to any Plan that could reasonably be expected to result in a material liability to Holdings or any of its Subsidiaries; all contributions required to be made with respect to a Plan have been timely made or have been reflected on the most recent consolidated balance sheet filed prior to the date hereof or accrued in the accounting records of Holdings and its Subsidiaries; no action, suit, proceeding, hearing, or audit or investigation by a Governmental Authority with respect to the administration, operation or the investment of assets of any Plan (other than routine claims and appeals for benefits) is pending, expected or threatened  that is reasonably expected to result in a material liability to Holdings or any of its Subsidiaries; no Multiemployer Plan that is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period, within the meaning of Section 431(d) of the Code or Section 304(d) of ERISA; Holdings, any of its Subsidiaries and any ERISA Affiliate have not withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA that has terminated and to which it made contributions at any time within the five Plan years preceding the date of termination;  none of Holdings, any of its Subsidiaries or any ERISA Affiliate have incurred or reasonably expect to incur any liability to the PBGC except for any liability for premiums due in the ordinary course or other liability which could not reasonably be expected to result in material liability, and no lien imposed under the Code or ERISA on the assets of Holdings or any of its Subsidiaries or any ERISA Affiliate exists or is expected to arise on account of any Plan; none of Holdings, any of its Subsidiaries or any ERISA Affiliate has incurred, or is expected to incur, any liability under Section 4069 or 4212(c) of ERISA;  each  Employee Benefit Plan that is a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code, except to the extent that any non-compliance with any such provisions could not reasonably be expected to result in a material liability to Holdings or any of its Subsidiaries; each  Employee Benefit Plain that is group health plan (as defined in 45 Code of Federal Regulations Section 160.103) has at all times been operated in compliance with the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder, except to the extent that any non-compliance with such provisions and regulations could not reasonably be expected to result in a material liability to Holdings or any of its Subsidiaries; and Holdings and its Subsidiaries may amend any Plan sponsored by any of them (other than a defined benefit plan) to cease contributions thereunder and may terminate any Plan sponsored by any of them without, in each case, incurring any material liability (other than ordinary administrative termination costs that are immaterial in nature).

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(a)     Except as could not reasonably be expected to result in a material liability to Holdings or any of its Subsidiaries, each Non-U.S. Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities.  All contributions required to be made with respect to a Non-U.S. Pension Plan have been timely made.  Neither Holdings nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Pension Plan (other than a defined contribution plan).  The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Pension Plan (other than a Non-U.S. Pension Plan that (i) is not required to be funded under applicable law or (ii) is a defined contribution plan), determined as of the end of Holdings’ most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Non-U.S. Pension Plan allocable to such benefit liabilities by an amount that could reasonably be expected to have a Material Adverse Effect.

(b)     Without limiting the effect of preceding clauses (a) and (b), neither Holdings nor any of its Subsidiaries is or has at any time been, within the United Kingdom, an employer (for the purposes of sections 38 to 51 of the United Kingdom’s Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom’s Pension Schemes Act 1993) or has at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the United Kingdom’s Pensions Act 2004) such an employer.

SECTION 6.10     Security Documents.  When executed and delivered pursuant to Article V, the provisions of each Security Document, will be effective to create in favor of the Collateral Agent for the benefit of the Payee a legal, valid and enforceable security interest of the type that it purports to create in all right, title and interest of the Payer Parties in the Collateral described therein, and the Collateral Agent, for the benefit of the Payee, upon such execution and delivery, will have (or upon filing of UCC financing statements and other required filings registrations or notices or taking of possession or control (which shall occur within 10 days following the Closing Date) will have) a fully perfected security interest in all right, title and interest in all of the Collateral described therein, subject to no other Liens other than Permitted Liens, and such security interest shall be a first priority security interest, subject to Permitted Liens; provided that (i) the Payer shall not be deemed to represent pursuant to the foregoing that the U.S. Security Agreement creates a legal, valid and enforceable security interest in any Collateral (as defined in the U.S. Security Agreement) granted by any Grantor (as defined in the U.S. Security Agreement) that is not organized under the laws of the United States or any state thereof (other than Equity Interests held by any such Grantor in any Person that is organized under the laws of the United States or any state thereof), and (ii) no steps have been taken in order to perfect any such security interest in the Collateral referred to in clause (i) (other than Equity Interests held by any such Grantor in any Person that is organized under the laws of the United States or any state thereof), in each case granted pursuant to the U.S. Security Agreement. The recordation of (i) the grant of security interest in Patents (as defined in the U.S. Security Agreement) and (ii) the grant of security interest in Trademarks (as defined in the U.S. Security Agreement) in the respective form attached to the U.S. Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant

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to the U.S. Security Agreement, will create, to the extent as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the U.S. Security Agreement, and the recordation of the grant of security interest in Copyrights (as defined in the U.S. Security Agreement) in the form attached to the U.S. Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the U.S. Security Agreement, will create, to the extent as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the U.S. Security Agreement.

SECTION 6.11     Properties

(a)     All Real Property (other than Oil and Gas Properties) leased by Holdings or any of its Subsidiaries as of the date hereof and the Closing Date, and the nature of the interest therein, is set forth in Schedule 6.11(a) hereto.  Each of Holdings and each of its Subsidiaries has a valid and indefeasible leasehold interest in the material properties set forth in Schedule 6.11(a) free and clear of all Liens other than Permitted Liens.  As of the date hereof and the Closing Date, none of Holdings or any of its Subsidiaries owns any Real Property other than Oil and Gas Properties.

(b)     All Oil and Gas Properties owned or leased by Holdings or any of its Subsidiaries as of the date hereof and the Closing Date (other than Oil and Gas Properties (i) which are not developed, (ii) which have no reserves or (iii) in which none of Holdings or any of its Subsidiaries have any material working interests) are reflected in the Reserve Report as of December 31, 2012 or are otherwise set forth in Schedule 6.11(b).

(c)     Each of Holdings and each of its Subsidiaries, as applicable, has good and defensible (from the perspective of a reasonably prudent investor in the Oil and Gas Business) title to all of the Oil and Gas Properties included in the most recent Reserve Report delivered pursuant to Section 5.01(f) or 7.01(c), as the case may be, free from all Liens, claims and title imperfections, except for (i) such imperfections of title as do not in the aggregate detract from the value thereof to, or the use thereof in, the business of Holdings and its Subsidiaries in any material respect, (ii) Oil and Gas Properties disposed of since the date of the most recent Reserve Report as permitted by Section 8.04 or Section 8.04 of the Existing Credit Agreement and (iii) Liens expressly permitted by Section 8.06. Except as set forth on Schedule 6.11(c) or to the extent otherwise permitted under this Agreement, the quantum and nature of the interest of Holdings and each of its Subsidiaries in and to the Oil and Gas Properties as set forth in each Reserve Report includes or will include the entire interest of Holdings and each of its Subsidiaries in such Oil and Gas Properties as of the date of such Reserve Report and are or will be complete and accurate in all material respects as of the date of such Reserve Report; and there are no “back-in” or “reversionary” interests held by third parties which could reduce the interest (working, net revenue or otherwise) of Holdings and its Subsidiaries in such Oil and Gas Properties in any material respect, except as expressly set forth or given effect to in such Reserve Report or on Schedule 6.11(c). Except for obligations to contribute a proportionate share of the costs of defaulting or non-consenting co-owners or as otherwise expressly set forth in the most recent Reserve Report, neither Holdings nor any Subsidiary is obligated to bear any percentage share of the costs and expenses relating to the drilling, development and production of the Oil and Gas Properties in excess of its working interests.

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(d)     Holdings and each of its Subsidiaries has complied with all obligations under all licenses, leases, subleases and term mineral interests in their respective Oil and Gas Properties and all such licenses, leases, subleases and term mineral interests are valid, subsisting and in full force and effect, and neither Holdings nor any of its Subsidiaries has knowledge that a default exists under any of the terms or provisions, express or implied, of any of such licenses, leases, subleases or interests or under any agreement to which the same are subject, except to the extent any inaccuracy in the foregoing could not reasonably be expected to result in a Material Adverse Effect.  All of the Oil and Gas Contracts and obligations of Holdings and each of its Subsidiaries that relate to the Oil and Gas Properties are in full force and effect and constitute legal, valid and binding obligations of Holdings and its Subsidiaries party thereto, except to the extent any inaccuracy in the foregoing could not reasonably be expected to result in a Material Adverse Effect.  None of Holdings or any of its Subsidiaries or, to the knowledge of Holdings or its Subsidiaries, any other party to any licenses, leases, subleases or term mineral interests in the Oil and Gas Properties or any Oil and Gas Contract (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations thereunder, whether express or implied, except such that could not reasonably be expected to result in a Material Adverse Effect or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any licenses or lease in the Oil and Gas Properties or any Oil and Gas Contract.  Holdings and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such licenses, leases, subleases and term mineral interests.

(e)     Holdings and each of its Subsidiaries has complied with all obligations under all Authorizations, and to the best knowledge of Holdings and the Payer, no steps have been taken for the revocation, variation or refusal of any Authorization, except to the extent any non-compliance with such obligations or any such revocation, variation or refusal could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 6.12     Reserved.

SECTION 6.13     Subsidiaries.  On and as of the date hereof, Holdings has no Subsidiaries other than those Subsidiaries listed on Schedule 6.13 hereto.  Schedule 6.13 sets forth, as of the date hereof and the Closing Date, the percentage ownership (direct and indirect) of Holdings in each class of Capital Stock of each of its Subsidiaries and also identifies the direct owner thereof.  All outstanding Capital Stock of each Subsidiary of Holdings has been duly and validly issued, is fully paid and non-assessable and has been issued free of preemptive rights.  Other than as set forth on Schedule 6.13, no Subsidiary of Holdings has outstanding any securities convertible into or exchangeable for its Capital Stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Capital Stock or any appreciation or similar rights.  On the date hereof and the Closing Date, 100% of the Equity Interests of each Payer Party is owned directly or indirectly by Holdings.

SECTION 6.14     Compliance with Statutes, etc.

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(a)     Each of Holdings and each of its Subsidiaries is qualified under and is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, and has obtained all required Authorizations from, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including statutes, regulations, orders and restrictions applicable to the Oil and Gas Business and applicable statutes, regulations, orders and restrictions relating to environmental standards and controls, except such statutes, regulations, orders and restrictions that are expressly addressed in Section 6.16), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)     Each of Holdings and each of its Subsidiaries is in compliance with all bonding requirements for the ownership and operation of its Oil and Gas Properties.

SECTION 6.15     Investment Company Act.  Neither Holdings nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.16     Environmental Matters.  Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:  (a) each of Holdings and each of its Subsidiaries is in compliance with all applicable Environmental Laws and, with respect to its current operations, has obtained and is in compliance with all permits required of it under Environmental Law, and there are no proceedings pending or, to the knowledge of Holdings or the Payer, threatened to revoke or rescind any such permit; (b) there are no claims, proceedings, investigations or notices of violation pending or, to the knowledge of Holdings or the Payer, threatened  against Holdings or any of its Subsidiaries under any Environmental Law; (c) no Lien, other than a Permitted Lien, has been recorded or, to the knowledge of Holdings or the Payer, threatened under any Environmental Law with respect to any Real Property currently owned by Holdings or any of its Subsidiaries; (d) neither Holdings nor any of its Subsidiaries has contracted to assume or accept responsibility for any liability of any non-affiliated Person under any Environmental Law; and (e) there are no facts, circumstances, conditions or occurrences with respect to the past or present business or operations of Holdings, any of its Subsidiaries or any of their respective predecessors, or any Real Property or facility at any time owned, leased or operated by Holdings, any of its Subsidiaries or any of their respective predecessors, that could be reasonably expected to give rise to any claim, proceeding, investigation, action or liability of or against Holdings or any of its Subsidiaries under any Environmental Law.

SECTION 6.17     Employment and Labor Relations.  (a) Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.  There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings or the Payer, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings or the Payer, threatened (in writing) against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings or the Payer, threatened (in writing) against Holdings or any of its Subsidiaries, (iii) no union representation question exists with respect to the employees of

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Holdings or any of its Subsidiaries, (iv) no legal actions, lawsuits, arbitrations, administrative or other proceedings, charges, complaints, investigations, inspections, audits or notices of violations or possible violations are pending or, to the knowledge of Holdings or the Payer, threatened against Holdings or any of its Subsidiaries by or on behalf of, or otherwise involving, any current or former employee, any person alleging to be a current or former employee, any applicant for employment, or any class of the foregoing, or any Governmental Authority, that involve the labor or employment relations and practices of Holdings or any of its Subsidiaries, including but not limited to claims of employment discrimination and (v) no violation of the Fair Labor Standards Act or any other applicable federal, state or foreign wage and hour laws, except (with respect to any matter specified in clauses (i) – (v) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

(a)     Neither Holdings nor any of its Subsidiaries is, within the United Kingdom, engaged in any unfair or unlawful employment practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.  There is within the United Kingdom (i) no unfair or discriminatory employment practice complaint or investigation pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings or the Payer, threatened against any of them, before the United Kingdom’s Equality and Human Rights Commission or Health and Safety Executive or any other bodies with similar functions in relation to any person engaged as a worker or afforded the status of a worker (under any laws applicable within the United Kingdom), and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or the Payer or any of either of their Subsidiaries or, to the knowledge or Holdings or the Payer, threatened (in writing) against any of them, (ii) no strike or other employee relations dispute pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings or the Payer, threatened (in writing) against any of them, (iii) no disagreement pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings or the Payer, threatened (in writing) against any of them in respect of the relations of any of them with any trade union, works council, special negotiating body, staff association or any other body representing individuals afforded the status of workers (under any laws applicable within the United Kingdom), (iv) no legal actions, lawsuits, arbitrations, administrative or other proceedings, charges, complaints, investigations, inspections, audits or notices of violations or possible violations are pending or, to the knowledge of Holdings or the Payer, threatened against Holdings or any of its Subsidiaries by or on behalf of, or otherwise involving, any current or former employee, any person alleging to be a current or former employee, any applicant for employment or any other individual claiming the status of, or protection afforded to, a worker (under any laws applicable within the United Kingdom), or any Governmental Authority, that involve the employment relations and practices of Holdings or any of its Subsidiaries, including but not limited to claims of employment discrimination, victimization or harassment on any irrational, perverse or prohibited bases, accidents or injuries, breach of contract or unfair dismissal or any claims under the United Kingdom’s Working Time Regulations 1998, National Minimum Wage Act 1998, Data Protection Act 1998, Equal Pay Act 1970, Sex Discrimination Act 1975, Race Relations Act 1976, Disability Discrimination Act 1995, Employment Equality (Sexual Orientation) Regulations 2003, Employment Equality (Age) Regulations 2006 or Employment Equality (Religion and Belief) Regulations 2003 and (v) no complaint of non-compliance by Holdings or any of its Subsidiaries with any provisions of the Treaty of Rome, European Union directives or

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other directly applicable European Union laws, statutes, regulations, codes of conduct, collective agreements, terms and conditions of employment, orders, declarations and awards relevant to any individual afforded the status of a worker, except (with respect to any matter specified in clauses (i) – (v) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.18     Intellectual Property, etc. Each of Holdings and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas and has obtained assignments of all leases, licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own or have which, as the case may be, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

SECTION 6.19     Indebtedness.  Schedule 6.19 hereto sets forth a list of all Indebtedness (including Contingent Obligations) and preferred stock of Holdings and its Subsidiaries as of the date hereof and the Closing Date and which is to remain outstanding after giving effect to those of the Transactions to be consummated on the Closing Date (excluding the Obligations) in each case showing the aggregate principal amount or stated amount thereof and the name of the respective borrower or issuer and any Person that directly or indirectly guarantees such debt or preferred stock.

SECTION 6.20     Insurance.  Schedule 6.20 hereto sets forth a listing of all insurance maintained by Holdings and its Subsidiaries as of the date hereof and the Closing Date, with the amounts insured (and any deductibles) set forth therein.

SECTION 6.21     Holding Company.  Holdings is a holding company and does not (a) have any material liabilities (other than (i) liabilities arising under the Credit Documents (as defined in the Term A Credit Agreement), any Class C Convertible Preferred Stock and Series B Preferred Stock outstanding on the date hereof and any Existing Indebtedness to which it is a party, (ii) other liabilities which are permitted by this Agreement and are incurred in connection with the financing and operation of Holdings’ and its Subsidiaries’ businesses, (iii) taxes and other liabilities arising under applicable law and (iv) obligations arising under this Agreement or the Security Documents) or (b) own any material assets or engage in any operations or business (other than (i) its direct or indirect ownership of its Subsidiaries and (ii) Investments permitted under Section 8.05).

SECTION 6.22     Immaterial Subsidiaries.  On the date hereof and the Closing Date, each of Endeavour Colorado Corporation, Endeavour Energy Luxembourg S.à r.l., Endeavour Energy Netherlands B.V., Endeavour Energy New Ventures Inc., END Management Company and Endeavour North Sea Limited is an Immaterial Subsidiary.

SECTION 6.23     Liens.  Schedule 6.23 hereto sets forth a list of all Liens (other than Liens arising under the Security Documents and the Security Documents (as defined in the Term A Credit Agreement) or securing Indebtedness under the Existing Credit Agreement or

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guarantees thereof) on the assets of Holdings and its Restricted Subsidiaries as of the date hereof and the Closing Date that secure Indebtedness for borrowed money or Capital Lease Obligations and which are to remain outstanding after giving effect to those of the Transactions to be consummated on the Closing Date, in each case showing the aggregate principal amount of Indebtedness or other obligations secured thereby and the name of the respective grantor.

Article VII.
Affirmative Covenants.

Each of Holdings and the Payer hereby covenants and agrees with the Payee that until the Maximum LC Amount has been reduced to zero and all Fees and all other Obligations (other than indemnities described in Section 11.05 which are not then due and payable and for which no claim has been made) shall have been paid in full, unless waived in accordance with Section 11.08:

SECTION 7.01     Information Covenants.  The Payer will furnish to the Payee and the Collateral Agent:

(a)     Annual Financial Statements.  Within 90 days after the close of each fiscal year of Holdings, (i) the consolidated balance sheet of Holdings as at the end of such fiscal year and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, setting forth comparative figures for the preceding fiscal year, and certified by Ernst & Young or another independent certified public accountants of recognized national standing reasonably acceptable to the Payee, accompanied by an opinion of such accounting firm (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to scope of audit) and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year.

(b)     Quarterly Financial Statements.  Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Holdings, (i) the consolidated balance sheet of Holdings as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for all such financial information for the corresponding quarterly accounting period in the prior fiscal year, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period.  All of the foregoing financial statements shall be certified by a Financial Officer of Holdings that they fairly present in all material respects in accordance with GAAP the consolidated financial condition of Holdings as of the dates indicated and the consolidated results of operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

(c)     Reserve Report.  Prior to or concurrently with any delivery of financial statements under clause (a) of this Section 7.01 and, solely as to each quarter ending on June 30, under clause (b) of this Section 7.01 (or more frequently at Holdings’ option) (1) a Reserve Report (which shall be (i) an annual Reserve Report (as described in the definition of such term) in the case of a Reserve Report delivered in connection with annual financial statements or (ii) a semi-annual Reserve Report (as so described) in the case of a Reserve Report delivered in connection

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with quarterly financial statements for any fiscal quarter ending June 30) and (2) a certificate of a Responsible Officer showing any additions to or deletions from the Oil and Gas Properties made by Holdings and each of its Restricted Subsidiaries and in Proved Reserves and Probable Reserves attributable to such Oil and Gas Properties since the date of the most recently delivered previous Reserve Report.

(d)     Management Letters.  Promptly after Holdings’ or any of its Subsidiaries’ receipt thereof, a copy of any “management letter” received from its certified public accountants and management’s response thereto.

(e)     Compliance Certificate.  At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), a compliance certificate from a Financial Officer of Holdings in the form of Exhibit B certifying on behalf of Holdings that, to such officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 8.10, 8.11 and 8.12 at the end of such fiscal quarter or year, as the case may be, (ii) for the compliance certificate delivered at the time of delivery of the financial statements provided for in Section 7.01(a) only, set forth the Payee’s calculation of Excess Cash Flow for the applicable fiscal year, and (iii) certify that there have been no changes to Schedule VI of the U.S. Security Agreement, in each case since the Closing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 7.01(e), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (ii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of the U.S. Security Agreement) and whether Holdings and the other Payer Parties have otherwise taken all actions required to be taken by them pursuant to the U.S. Security Agreement in connection with any such changes.

(f)     Notice of Default, Litigation and Material Adverse Effect.  Promptly, and in any event within three Business Days after any Responsible Officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending against Holdings or any of its Subsidiaries (A) which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect or (B) with respect to any LC Procurement Document or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

(g)     Other Reports and Filings.  Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which Holdings or any of its Subsidiaries shall publicly file with the SEC.

(h)     Environmental Matters.  Promptly after any officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, but only to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse Effect:

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(i)     any pending or threatened claim, proceeding, investigation or notice of violation issued under or pursuant to any Environmental Law against Holdings or any of its Subsidiaries or any Real Property, facility or Oil and Gas Property owned, leased or operated by Holdings or any of its Subsidiaries;

(ii)     any condition or occurrence on or arising from any Real Property, facility or Oil and Gas Property owned, leased or operated by Holdings or any of its Subsidiaries that could reasonably be expected to form the basis of a claim, proceeding, investigation, action or notice of violation against Holdings or any of its Subsidiaries or any such Real Property or facility under any Environmental Law;

(iii)    issuance under any Environmental Law of any liens or restrictions on the ownership, lease, occupancy, use or transferability by Holdings or any of its Subsidiaries of any Real Property, facility or Oil and Gas Property owned, operated or leased by Holdings or any of its Subsidiaries; and

(iv)     the taking of any removal or remedial action as required by any Environmental Law or any Governmental Authority in response to the actual or alleged presence, Release or threatened Release of any Hazardous Material on any Real Property, facility or Oil and Gas Property owned, leased, used or operated by Holdings or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, proceeding, investigation, notice, condition, occurrence, incurrence or removal or remedial action and Holdings’ or such Subsidiary’s response thereto.

(i)     Production and Hedging Reports.  Concurrently with any delivery of financial statements under clause (a) or (b) of this Section 7.01, (i) production and operating reports (the same to include information as to volumes produced and sold and the amount received by the Payer) in respect of the Oil and Gas Properties of the Payer Parties, and (ii) a certificate of a Financial Officer of Holdings in form and substance reasonably satisfactory to the Payee setting forth as of a recent date, a true and complete list of all Hedging Agreements of Holdings and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), any new credit support agreements relating thereto (other than Credit Documents (as defined in the Term A Credit Agreement)), any margin required or supplied under any credit support document, and the counterparty to each such agreement; provided, that unless and until Holdings makes such reports and information provided under this Section 7.01(i) publicly available, such information and reports shall be considered MNPI and, absent the consent of such Lender, shall not be delivered to any Public Lender (as defined in the Term A Credit Agreement).

(j)     Other Information.  From time to time, such other information or documents (financial or otherwise) with respect to Holdings or any of its Subsidiaries as the Payee and the Collateral Agent may reasonably request.

Notwithstanding the foregoing, the obligations in clauses (a), (b) and (g) of this Section 7.01 may be satisfied with respect to financial information (or, in the case of such

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clause (i), other information) of Holdings and the Subsidiaries by filing Holdings’ Form l0-K or 10-Q, as applicable (or, in the case of such clause (i), such other applicable filing), with the SEC or by making such information available on Holdings’ website, in each case to the extent Holdings has notified the Payee of such filing or that such information is available on such website.

Each of Holdings and the Payer hereby acknowledges that the Payee and the Collateral Agent may have personnel who do not wish to receive material non-public information with respect to the Payer, Holdings or their respective Subsidiaries, or the respective securities of any of the foregoing (“MNPI”), and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Prior to the delivery of any information to the Collateral Agent or the Payee pursuant to this Agreement, a Responsible Officer of Holdings will certify on behalf of Holdings and the Payer as to whether such information contains any MNPI.  In the case any such information contains MNPI, the Collateral Agent or the Payee may decline to receive such information in which case neither Holdings nor the Payer shall deliver such information to the Collateral Agent or the Payee, as applicable.

SECTION 7.02     Books, Records and Inspections; Annual Meetings.

(a)     Holdings will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities.  Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Payee (i) to visit and inspect, under guidance of officers of the Payer or such Subsidiary, any of the properties of the Payer or such Subsidiary and (ii) to examine the books of account of the Payer or such Subsidiary and discuss the affairs, finances and accounts of the Payer or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Payee may reasonably request.

(b)     At the request of the Payee, Holdings will within 120 days after the close of each fiscal year of Holdings, hold a meeting (which may be by conference call or teleconference), at a time and place selected by Holdings and reasonably acceptable to the Payee, with the Payee, to review the financial results of the previous fiscal year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current fiscal year of Holdings and its Subsidiaries.

SECTION 7.03     Maintenance of Property; Insurance.    (a) Holdings will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of Holdings and its Subsidiaries in good working order and condition, ordinary wear and tear excepted and subject to the occurrence of casualty events, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as Holdings and its Subsidiaries and (iii) furnish to the Payee, upon its request therefor, full information as to the insurance carried.  Such insurance shall include physical damage insurance on all real and personal property, including, without limitation, on Oil and Gas Properties (whether now owned or hereafter acquired) on an all risk

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basis.  The provisions of this Section 7.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

(a)     Holdings will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings and/or such Subsidiaries) (i) shall be endorsed to the Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Payee and (iv) shall be deposited with the Collateral Agent.

(b)     If Holdings or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 7.03, or if Holdings or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Payee shall have the right (but shall be under no obligation) to procure such insurance, and Holdings and the Payer jointly and severally agree to reimburse the Payee for all costs and expenses of procuring such insurance.

SECTION 7.04     Existence; Franchises; Oil and Gas Properties.  (a) Holdings will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, permits, copyrights, trademarks and patents and pay all royalties when due; provided, that nothing in this Section 7.04 shall prevent (i) sales of assets and other transactions by Holdings or any of its Subsidiaries in accordance with Section 8.04, (ii) the termination of the existence of an Immaterial Subsidiary, (iii) other than in connection with the foregoing clause (ii), the withdrawal by Holdings or any of its Subsidiaries of its qualification as a Business in any jurisdiction other than the United States or any State thereof or the United Kingdom if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(a)     Holdings will, and will cause each of its Subsidiaries to, (i) comply in all material respects with the terms and provisions of all oil and gas leases and licenses relating to the Oil and Gas Properties of Holdings and each of its Subsidiaries and all contracts and agreements relating thereto or to the production and sale of Hydrocarbons therefrom; provided that Holdings and its Subsidiaries shall have the right to abandon Oil and Gas Properties in the exercise of Holdings’ or such Subsidiaries’ reasonable judgment, in each case in compliance with the relevant Oil and Gas Contracts governing such Oil and Gas Properties, and (ii) with respect to any such Oil and Gas Properties or oil and gas gathering assets that are operated by operators other than Holdings or any of its Subsidiary, use all commercially reasonable efforts to enforce in a manner consistent with industry practice the operator’s contractual obligations to maintain, develop, and operate such Oil and Gas Properties and oil and gas gathering assets in accordance with the applicable operating agreements.

SECTION 7.05     Compliance with Statutes, etc.  (a) Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all

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applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls other than such statutes, regulations, orders and restrictions that are expressly addressed in Section 7.06), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(a)     Holdings shall, and shall cause each of its Subsidiaries to, maintain and comply with the terms and conditions of any material Authorization required under any law or regulation (including Environmental Law) (i) to enable it to perform its obligations and/or exercise its rights under, or the validity or enforceability of, each LC Procurement Document and Oil and Gas Contract and (ii) to enable it to conduct the Oil and Gas Business in which it has an interest except, in the case of preceding clause (ii) only, such failure to maintain or non-compliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 7.06     Compliance with Environmental Laws.  (a) Holdings will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease  or operation of  Real Property, facilities and Oil and Gas Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses for which Holdings or its Subsidiaries are legally obligated that are incurred in connection with such compliance, and will keep or cause to be kept all such Real Property, facilities and Oil and Gas Properties free and clear of any Liens imposed pursuant to such Environmental Laws.  Holdings and its Subsidiaries will generate, use, treat, store, Release and dispose of, and will cause the generation, use, treatment, storage, Release and disposal of Hazardous Materials on any Real Property, facilities or Oil and Gas Properties now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, and transport or cause the transportation of Hazardous Materials to or from any such Real Property, facilities or Oil and Gas Properties in compliance with all applicable Environmental Laws, except for such Hazardous Materials generated, used, treated, stored, Released and disposed of at any such Real Properties, facilities or Oil and Gas Properties in connection with or arising out of the business or operations of Holdings or any of its Subsidiaries as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(a)     Upon (i) the receipt by the Payee of any notice from Holdings or the Payer of the type described in Section 7.01(h), (ii) a reasonable determination that Holdings or any of its Subsidiaries are not in compliance with Section 7.06 or (iii) the exercise by the Payee of any of the remedies pursuant to Article IX, each of Holdings and the Payer will (in each case) collectively, or if either Holdings or the Payer so desire, individually, provide, upon the request of the Payee at the sole expense of Holdings and the Payer, as applicable, an environmental site assessment report concerning any Real Property or facilities owned, leased or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to by the Payee, indicating, as the circumstances may dictate, the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property or facilities.  If either Holdings or the

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Payer fails to provide the same within 30 days after such request was made, the Payee may order the same, the cost of which shall be borne by the non-responsive Payer Party; and each of Holdings and the Payer shall grant and hereby grants to the Payee and their respective agents access to such Real Property or facilities and specifically grant the Payee an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to Holdings and the Payer, all at the sole expense of each of Holdings and the Payer.

SECTION 7.07     ERISA.  (a) As soon as reasonably practicable and, in any event, within ten (10) days after Holdings, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to the Payee a certificate of any Responsible Officer of Holdings setting forth the full details as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by Holdings, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other Governmental Authority, or a Plan participant with respect thereto, and any notices received by Holdings, such Subsidiary or ERISA Affiliate from the PBGC or any other Governmental Authority, or a Plan participant with respect thereto:  an ERISA Event (except to the extent that Holdings has previously delivered to the Payee a certificate and notices (if any) concerning such event pursuant to the next clause of this Section 7.07); a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA becoming subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days (except to the extent that a waiver to the advance reporting requirement of PBGC Regulation Section 4043.61 applies with respect to such event); a failure of Holdings, any of its Subsidiaries, or an ERISA Affiliate to timely make any material contribution required to be made with respect to a Plan or Non-U.S. Pension Plan; the existence of potential withdrawal liability under Section 4201 of ERISA if Holdings, any of its Subsidiaries and any ERISA Affiliate were to withdraw completely from any and all Multiemployer Plans if such withdrawal is reasonably expected to occur and such liability to Holdings or any of its Subsidiaries could reasonably be expected to result in a material liability to Holdings or any of its Subsidiaries; the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by Holdings, any of its Subsidiaries or any ERISA Affiliate; the adoption of any amendment to a Plan subject to Section 412 of the Code that results in a material increase in the contribution obligations of Holdings, any of its Subsidiaries or any ERISA Affiliate; a Plan has an Unfunded Current Liability that could reasonably be expected to result in a material liability; with respect to group health plans (as defined in Section 607(1) of ERISA, or Section 4980B(g)(2) of the Code), a violation of the provisions of Part 6 of subtitle B of Title 1 of ERISA and Section 4980B of the Code that is reasonably expected to result in a material liability to Holdings or any of its Subsidiaries; with respect to group health plans (as defined in 45 Code of Federal Regulations Section 160.103), a violation of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder that could reasonably be expected to result in a material liability to Holdings or any of its Subsidiaries; or the incurrence of any material liability by Holdings or any of its Subsidiaries pursuant to any portion of an employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as

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required by Section 601 of ERISA).  Holdings will deliver to the Payee (i) a copy of each funding waiver request filed with the Internal Revenue Service or any other Governmental Authority with respect to any Plan pursuant to Section 412(d) of the Code or Section 302(c) of ERISA and all communications received by Holdings, any of its Subsidiaries or any ERISA Affiliate from the Internal Revenue Service or any other Governmental Authority regarding such funding waiver request, (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA and (iii) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the U.S. Department of Labor. In addition to any certificates or notices delivered to the Payee pursuant to the first sentence of this Section 7.07, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other Governmental Authority, and any material notices received by Holdings or any of its Subsidiaries or any ERISA Affiliate, with respect to any Plan or Non-U.S. Pension Plan, shall be delivered to the Payee no later than ten (10) days after the date such annual reports have been filed or such records, documents and/or information have been furnished to the PBGC or other Governmental Authority or such notice has been received by Holdings, any of its Subsidiaries, or any ERISA Affiliate, as applicable.

(a)     If, at any time after the date of this Agreement, Holdings or any of its Subsidiaries or any ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), a pension plan as defined in Section 3(2) of ERISA that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA (including, without limitation, a Multiemployer Plan) which is not set forth in Schedule 6.09 hereto as may be updated from time to time, then Holdings shall deliver to the Agent an updated Schedule 6.09 as soon as reasonably practicable and, in any event, within ten (10) days after Holdings, such Subsidiary or such ERISA Affiliate first maintains, or contributes to (or incurs an obligation to contribute to), such pension plan.  Such updated Schedule 6.09 shall supersede and replace the existing Schedule 6.09.

(b)     Holdings and each of its applicable Subsidiaries shall ensure that all Non-U.S. Pension Plans administered by it or to which it contributes obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws, except where the failure to do any of the foregoing, either individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect.

(c)     Holdings and its Subsidiaries shall ensure that none of Holdings or any of its Subsidiaries is or has at any time been, within the United Kingdom, an employer (for the purposes of sections 38 through 51 of the United Kingdom’s Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom’s Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the United Kingdom’s Pensions Act 2004) such an employer.

SECTION 7.08     End of Fiscal Years; Fiscal Quarters.  Holdings will cause (a) its and each of its Restricted Subsidiaries’ fiscal years to end on December 31 of each calendar year and

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(b) its and each of its Restricted Subsidiaries’ fiscal quarters to end on March 31, June 30, September 30 and December 31; provided that nothing in this Section 7.08 shall prohibit any Restricted Subsidiary of Holdings from maintaining a tax year that does not end on December 31.

SECTION 7.09     Performance of Obligations.  Holdings will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 7.10     Payment of Taxes, etc.  Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, would become a Lien or charge upon any properties of Holdings or any of its Subsidiaries not otherwise permitted under Section 8.06; provided that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.  The Payer will not change its tax residency.  LC Finco US LLC will continue to be a “disregarded entity” for U.S. federal income tax purposes and will not carry out any business activities in the United States.

SECTION 7.11     Additional Security; Further Assurances; etc.

(a)     Holdings will, and will cause each other Payer Party to, grant to the Collateral Agent for the benefit of the Payee security interests in such Oil and Gas Assets and other assets of Holdings and such other Payer Party (including, without limitation properties of Holdings and such other Payer Party acquired subsequent to the Closing Date) as are not covered by the original Security Documents (including, without limitation, with respect to any such property, pursuant to grants pursuant to the laws of Scotland) and as may be reasonably requested from time to time by the Payee or the Collateral Agent (collectively, the “Additional Security Documents”); provided that no Payer Party shall be required to take any action to grant or perfect a security interest on any Excluded Asset for so long as, and to the extent that, such Oil and Gas Properties constitute Excluded Assets; provided, further, that within 60 days following the date of the first Reserve Report reflecting that any Payer Party owns Oil and Gas Properties in North America that are not Excluded Assets, the applicable Payer Party shall cause such Oil and Gas Properties to become Collateral subject to the Liens of the Security Documents.  In addition, at such time as any deposit account of Holdings or any Payer Party ceases to be an Excluded Account, Holdings or the applicable Payer Party, shall, within 60 days thereafter, cause such deposit account to become Collateral subject to the Liens of the Security Documents.  All such security interests shall be granted pursuant to documentation satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected security interests, hypothecations and mortgages superior to and prior to the rights of all third Persons and enforceable against third parties and subject to no other Liens except for Permitted Liens.  The Additional Security Documents or instruments related thereto shall have been duly recorded or

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filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

(b)     Holdings will, and will cause each of the other Payer Parties to, at the expense of Holdings and the Payer, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord lien waivers, collateral access agreements, bailee agreements, control agreements and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require.  Furthermore, Holdings will, and will cause the other Payer Parties to, deliver to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 7.11 has been complied with.

(c)     Holdings will cause (i) each Subsidiary (other than any Immaterial Subsidiary or Unrestricted Subsidiary) that is established, created or acquired after the Closing Date and (ii) each Non-Guarantor Subsidiary (other than an Unrestricted Subsidiary) that ceases to be an Immaterial Subsidiary, in each case, to become a Guarantor and a party (in such capacity, a “Grantor”) to the U.S. Security Agreement, the English Security Documents and/or such other Security Documents as may be required by the Collateral Agent such that the Collateral Agent, for the benefit of the Payee, has a first priority security interest in all assets (other than Excluded Assets) of such Subsidiary or Non-Guarantor Subsidiary (as applicable).  In addition, if, after the date hereof, any Restricted Subsidiary of Holdings that is not already a Guarantor and a Grantor (including any Immaterial Subsidiary) guarantees any other Indebtedness of Holdings or any Guarantor in excess of the De Minimis Guaranteed Amount, then that Subsidiary shall become a Guarantor and a Grantor.  Any such Subsidiary shall become a Guarantor and a Grantor pursuant to this clause (c) by executing joinders to the Payer Party Guaranty and the applicable Security Documents in form and substance satisfactory to the Collateral Agent whereby such Subsidiary shall guarantee the Obligations and grant a security interest to the Collateral Agent, for the benefit of the Payee, in the assets (other than Excluded Assets) of such Subsidiary and, in each case, delivering such documents to the Collateral Agent within 60 days after the date on which it was established, created or acquired or ceased to be an Immaterial Subsidiary, as applicable (or such later date as may be agreed by the Collateral Agent in its sole discretion), or within 15 days of the date on which it guaranteed such other Indebtedness (or such later date as may be agreed by the Collateral Agent in its sole discretion), as the case may be, together with any officer’s certificate and opinion which may be reasonably requested by the Collateral Agent. In connection with the execution of such Security Documents, such Subsidiary shall take or cause to be taken such other actions (including delivering properly completed Uniform Commercial Code financing statements) as may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent, for the benefit of the Payee, a first-priority perfected security interest in such assets and to have such assets added to the Collateral and thereupon all provisions of this Agreement and the Security Documents relating to the Collateral shall be deemed to relate to such assets to the same extent and with the same force and effect.  The

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requirements set forth above in this clause (c) are collectively referred to herein as the “Additional Guarantor Requirement”.

(d)     Each of Holdings and the Payer agrees that each action required by clauses (a) through (c) of this Section 7.11 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Payee or Collateral Agent or such later date as may be otherwise provided in such clauses.

SECTION 7.12     Maintenance of Company Separateness.  Holdings will, and will cause each of its Subsidiaries to, satisfy customary Business formalities, including the holding of regular Board of Directors’ and members’ meetings or action by managers or members without a meeting and the maintenance of Business records.  Neither Holdings nor any other Payer Party shall make any payment to a creditor of any Non-Guarantor Subsidiary in respect of any liability of any Non-Guarantor Subsidiary (other than (a) pursuant to Holdings’ guarantee of Endeavour Energy Luxembourg S.à. r.l.’s obligations under the 11.5% Convertible Bonds and (b) any guarantee by Holdings or such other Payer Party of intercompany Indebtedness of any such Non-Guarantor Subsidiary owing to Holdings or any of its Subsidiaries), and no bank account of any Non-Guarantor Subsidiary shall be commingled with any bank account of Holdings or any other Payer Party.  Any financial statements distributed to any creditors of any Non-Guarantor Subsidiary shall clearly establish or indicate the corporate separateness of such Non-Guarantor Subsidiary from Holdings and its other Subsidiaries.  Finally, neither Holdings nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Business existence of Holdings, any other Payer Party or any Non-Guarantor Subsidiaries being ignored, or in the assets and liabilities of Holdings or any other Payer Party being substantively consolidated with those of any other such Person or any Non-Guarantor Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

SECTION 7.13     Oil and Gas Properties.  Each Payer Party shall (a) exercise such votes and other rights as it may have under each Oil and Gas Contract to which it is a party with a view to ensuring (so far as able) that each Oil and Gas Property in which Holding or any of its Subsidiaries has an interest is at all times exploited and operated in a reasonable and prudent manner and in accordance with good industry practice, all applicable laws and regulations and the provisions of each such Oil and Gas Contract, (b) not concur in, and shall vote against, any proposal or decision to abandon all or any material part of any of Oil and Gas Properties in which Holdings or any of its Subsidiaries has an interest unless the Payee have granted their prior written consent, (c) not exercise its rights on any operating or similar committee in a manner that would be materially prejudicial to the interests of any Payer Party or the Payee and (d) maintain full and proper technical and financial records in relation to each Oil and Gas Property in which Holdings or any of its Subsidiaries has an interest and ensure (so far as it is able) that the Payee (and/or any Person nominated by it) are afforded reasonable access to each Oil and Gas Property in which it has an interest and all such records during normal business hours on reasonable notice.

SECTION 7.14     Post-Closing Obligations.  Holdings shall (or shall procure that the relevant Payer Party shall), except as otherwise stated below, as soon as reasonably practicable but not later than 10 Business Days (or such later date as may be permitted by the Collateral Agent in its sole discretion) after the  Closing Date, deliver to the Collateral Agent:

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(a)     evidence of making of all recordings and filings and all action necessary or desirable in connection with the registration of the security interests intended to be created by the English Debenture in accordance with the Companies Act 2006 in form and substance satisfactory to the Collateral Agent not later than 21 days after the date of the English Debenture;

(b)     evidence that the Secretary of State has been notified of the creation of the security interests intended to be created by the English Debenture in respect of each Project Licence (as such term is defined in the English Debenture) in form and substance satisfactory to the Collateral Agent not later than 10 days after the date of the English Debenture;

(c)     evidence of the making of all recordings and filings (or arrangements therefor satisfactory to the Collateral Agent) and all action necessary or, in the reasonable opinion of the Collateral Agent, desirable, in connection with, the English Debenture as may be necessary to perfect and protect the security interests intended to be created by the English Debenture;

(d)     evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect and protect the security interests purported to be created by the English Debenture have been taken (or arrangements therefor satisfactory to the Collateral Agent);

(e)     all of the Collateral consisting of certificated securities referred to in the English Charge Over Shares and then owned by the relevant Payer Party, together with executed and undated endorsements for transfer; and all other Collateral consisting of certificated securities and promissory notes, if any, owned by each Credit Party, (i) endorsed in blank in the case of any such promissory notes and (ii) together with executed and undated endorsements for transfer in the case of any such certificated securities;

(f)     evidence of the completion (or arrangements therefor satisfactory to the Collateral Agent) of all other recordings and filings of, or with respect to, and all action necessary or, in the reasonable opinion of the Collateral Agent, desirable, in connection with, the English Charge Over Shares as may be necessary to perfect and protect the security interests intended to be created by the English Charge Over Shares;

(g)     evidence that all other actions necessary to perfect and protect the security interests purported to be created by the English Charge Over Shares have been taken (or arrangements therefor satisfactory to the Collateral Agent); and

(h)     a share pledge agreement, in form and substance satisfactory to the Collateral Agent, duly authorized, executed and delivered by EIH, as pledgor, in favor of the Collateral Agent, pledging the share capital of Endeavour Energy Luxembourg S.à.r.l.

Article VIII.

Negative Covenants.

Each of Holdings and the Payer hereby covenants and agrees with the Payee that until the Maximum LC Amount has been reduced to zero and all Fees and all other Obligations (other than indemnities described in Section 11.05 which are not then due and payable and for which no

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claim has been made) shall have been paid in full, unless waived in accordance with Section 11.08:

SECTION 8.01     Restricted Payments.  Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(a)     declare or pay any dividend or make any other payment or distribution on account of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Holdings or any of its Restricted Subsidiaries) or to the direct or indirect holders of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Holdings or payable to Holdings or, subject to compliance with the Additional Guarantor Requirement at the time of such dividend, payment or distribution, a Restricted Subsidiary of Holdings);

(b)     purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Holdings) any Equity Interests of Holdings or any direct or indirect parent of Holdings;

(c)     make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated in right of payment to the Obligations (excluding (i) the purchase, redemption, defeasance or other acquisition or retirement for value of any other Indebtedness (other than intercompany Indebtedness) that is subordinated in right of payment to the Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, redemption, defeasance or other acquisition or retirement for value, (ii) any payment of principal or interest at the Stated Maturity thereof and (iii) any payment, purchase, redemption, defeasance or other acquisition or retirement for value made with the prior written consent of the Payee; provided that the aggregate amount of any payments, purchases, redemptions, defeasances or other acquisitions or retirements made in reliance on the exclusions from the restrictions contained in this clause (c)(iii), when aggregated with the aggregate amount of all payments, purchases, redemptions, defeasances or other acquisitions or retirements for value made in reliance on clause (e)(iii) below, shall not exceed $35,000,000); or

(d)     make any Restricted Investment; or

(e)     make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indenture Notes (other than (i) at the Stated Maturity thereof, (ii) pursuant to any covenant contained in either Indenture (in each case as in effect as of the date hereof) requiring Holdings to make an offer to holders of Indenture Notes to purchase Indenture Notes in connection with a Change of Control or an Asset Sale in respect of Indenture Collateral or (iii) with the prior written consent of the Payee) or Unsecured Notes (other than at the Stated Maturity thereof; provided that the aggregate amount of any payments, purchases, redemptions, defeasances or other acquisitions or retirements for value made in reliance on this clause (iii), when aggregated with the aggregate amount of all payments, purchases, redemptions, defeasances or other acquisitions or retirements for value made in reliance on the exclusions from the restrictions contained in clause (c)(iii) above, shall not exceed $35,000,000) (all such

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payments and other actions set forth in these clauses (a) through (e) being collectively referred to as “Restricted Payments”);

unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and:

(A)     Holdings would, at the time of such Restricted Payment immediately after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 8.03; and

(B)     such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (8), (9), (11) and (12) of the next succeeding paragraph) since the date of this Agreement, is less than the sum, without duplication, of:

(i)     50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from January 1, 2014 to the last day of Holdings’ last fiscal quarter ending prior to the date of the Restricted Payment for which internal financial statements are in existence at the time of such Restricted Payment (or, if such Consolidated Net Income for such period shall be a loss, minus 100% of such loss); plus

(ii)     100% of the aggregate net cash proceeds and the Fair Market Value of any Capital Stock of Persons (other than Holdings or an Affiliate of Holdings) engaged primarily in the Oil and Gas Business or any other assets that are used or useful in the Oil and Gas Business, in each case received by Holdings after the date of this Agreement as a contribution to its common equity capital or from the issue or sale after the date of this Agreement of Equity Interests of Holdings (other than Disqualified Stock) or from the issue or sale after the date of this Agreement of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Holdings that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Holdings) or received upon the exercise of any options, warrants or rights to purchase Equity Interests (other than Disqualified Stock) of Holdings, plus

(ii)    the amount equal to the net reduction in Restricted Investments made by Holdings or any of its Restricted Subsidiaries in any Person since the date of this Agreement resulting from:

(C)     repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to a

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purchaser other than Holdings or a Subsidiary of Holdings, repayments of loans or advances or other transfers of assets (including by way of interest payments, dividend or distribution) by such Person to Holdings or any Restricted Subsidiary of Holdings; plus

(D)     the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or the merger or consolidation of an Unrestricted Subsidiary with and into Holdings or any Restricted Subsidiary (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by Holdings or any Restricted Subsidiary of Holdings in such Unrestricted Subsidiary; plus

(E)     an amount equal to any amount included as a Restricted Payment pursuant to clause (II) above on account of any guarantee entered into by Holdings or any Restricted Subsidiary; to the extent that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists or has been reduced; plus

(F)     in the event Holdings or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary or is merged or consolidated with Holdings or a Restricted Subsidiary, an amount equal to the amount included as a Restricted Payment pursuant to clause (II) above on account of Holdings’ or any Restricted Subsidiary’s Investment in such Person prior to the time it became a Restricted Subsidiary or the time of such merger or consolidation; plus

(i)     the amount by which Indebtedness of Holdings or its Restricted Subsidiaries is reduced on Holdings’ balance sheet upon the conversion or exchange (other than by a Subsidiary of Holdings) subsequent to the date of this Agreement of any Indebtedness of Holdings or its Restricted Subsidiaries convertible into or exchangeable for Equity Interests of Holdings (other than Disqualified Stock) (less the amount of cash, or the Fair Market Value of any other property, distributed by Holdings upon such conversion or exchange), in the case of clauses (b) through (d) above, to the extent such amounts have not been included in Consolidated Net Income for the applicable period.

The preceding provisions will not prohibit:

(1)     the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration the payment would have complied with the provisions of this Agreement;

(2)     the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness, Indenture Notes or Unsecured Notes of Holdings or any other Payer Party or of any Equity Interests of Holdings in exchange for, or out of the net cash proceeds of the substantially concurrent (A) contribution (other than from a Restricted

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Subsidiary of Holdings) to the equity capital of Holdings or (B) sale (other than to a Restricted Subsidiary of Holdings) of, Equity Interests of Holdings (other than Disqualified Stock), with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement for value occurs not more than 120 days after such sale; provided, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement for value will be excluded or deducted from clause (II) above;

(3)     the purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness, Indenture Notes or Unsecured Notes or Disqualified Stock of Holdings or any other Payer Party with the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, Permitted Refinancing Indebtedness, with an incurrence of Permitted Refinancing Indebtedness being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement for value occurs not more than 120 days after such incurrence;

(4)     the payment of any dividend or distribution by a Restricted Subsidiary of Holdings to the holders of such Restricted Subsidiary’s Equity Interests (other than Disqualified Stock) on a pro rata basis or on a basis more favorable to Holdings or a Restricted Subsidiary; provided, that distributions or dividends by EIH shall be promptly applied to fund any Capital Expenditure, the payment of any expense, any Investment or other use, in each case, permitted under this Agreement, and not permitted to accumulate other than on a temporary basis in the deposit or other account of the payee of such Indebtedness or any Affiliate thereof;

(5)     so long as no Default (other than a Reporting Default) or Event of Default shall have occurred and be continuing or would be caused thereby, the purchase, redemption or other acquisition or retirement for value (other than for any Equity Interest) of any Equity Interests of Holdings or any Restricted Subsidiary of Holdings pursuant to any director, employee or consultant equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests option plan or similar arrangement; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $5,000,000 in the 2014 calendar year and $2,500,000 in any calendar year thereafter (with any portion of such amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount) plus, to the extent not previously applied or included,

(i)     the cash proceeds received by Holdings or any of its Restricted Subsidiaries from sales of Equity Interests of Holdings to employees, consultants or directors of Holdings or its Affiliates that occur after the date of this Agreement (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (II)(b) of the first paragraph of this Section 8.01); and

(ii)     the cash proceeds of key man life insurance policies received by Holdings or any of its Restricted Subsidiaries after the date of this Agreement.

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(6)     any purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness (other than any intercompany Indebtedness) that is subordinated in right of payment to the Obligations pursuant to the provisions of such Indebtedness in the event of a Change of Control or an Asset Sale, in each case plus accrued and unpaid interest thereon, but only if:

(i)     in the case of a Change of Control, the purchase price therefor is not greater than 101% of the principal amount of such Indebtedness and accrued and unpaid interest thereon; or

(ii)     in the case of an Asset Sale, the purchase price therefor is not greater than 100% of the principal amount of such Indebtedness and accrued and unpaid interest thereon, and Holdings has complied with and fully satisfied its obligations in accordance with Section 3.02(a);

(7)     the purchase, redemption or other acquisition or retirement for value of Equity Interests of Holdings or any Restricted Subsidiary of Holdings representing fractional shares of such Equity Interests in connection with a merger or consolidation involving Holdings or such Restricted Subsidiary or any other transaction permitted by this Agreement;

(8)     the purchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise or conversion of stock options, warrants or other convertible securities if such Equity Interests represent a portion of the exercise or conversion price thereof;

(9)     the purchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or any Restricted Subsidiary of Holdings held by any current or former officers, directors or employees of Holdings or any of its Restricted Subsidiaries in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting;

(10)    payments to dissenting stockholders pursuant to Applicable Law in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by this Agreement not to exceed $5,000,000 in the aggregate since the date of this Agreement;

(11)    any payment with respect to, purchase, redemption, defeasance or other acquisition or retirement for value of any Permitted Intercompany Debt, including, without limitation, that certain Inter-Company Loan Agreement, dated as of May 31, 2012, between EOC and the Payer (the “Intercompany Loan Agreement”);  provided (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) such payment, purchase, redemption, defeasance or other acquisition or retirement for value does not obligate Holdings or any Restricted Subsidiary of Holdings to make or offer to make any payment on, or purchase or redeem any other Indebtedness and (c) solely with respect to any payment with respect to, purchase, redemption, defeasance or other acquisition or retirement for value in respect of any Indebtedness under the Intercompany Loan Agreement,  the proceeds of such purchase,

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redemption or other acquisition or retirement for value are promptly applied to fund any Capital Expenditure, the payment of any expense, any Investment or other use, in each case, permitted under this Agreement, and not permitted to accumulate other than on a temporary basis in the deposit or other account of the payee of such Indebtedness or any Affiliate thereof;

(12)    the declaration and payment of dividends payable pursuant to the terms (as of the date of this Agreement) of Holdings’ Class C Convertible Preferred Stock outstanding on the date of this Agreement; and

(13)    so long as no Default (other than a Reporting Default) or Event of Default shall have occurred and be continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $25,000,000 at any time outstanding since the date of this Agreement (after giving effect to any dividends, interest payments, return of capital and subsequent reduction in the amount of any Investments made pursuant to this clause as a result of the repayment or other disposition thereof, in an amount not to exceed the amount of such Investments previously made pursuant to in this clause); provided, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of Holdings at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of Holdings after such date, such Investment shall, subject to compliance with such clause (1), thereafter be deemed to have been made pursuant to clause (1) of the definition of “Permitted Investments” and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value, on the date of the Restricted Payment, of the Restricted Investment proposed to be made or asset(s) or securities proposed to be paid, transferred or issued by Holdings or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment, except that the amount of any non-cash Restricted Payment referred to in the preceding clause (1) will be the Fair Market Value on the date of declaration.  The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the method prescribed in the definition of such term, except that the Fair Market Value of any non-cash consideration received from an Affiliate as a capital contribution for Equity Interests of Holdings shall be determined in good faith by the Board of Directors of Holdings in the case of amounts of $10,000,000 or more, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing.  For purposes of determining compliance with this Section 8.01, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (13) or as a Permitted Investment, Holdings will be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 8.01.

SECTION 8.02     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.  Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of Holdings to:

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(a)     pay dividends or make any other distributions on its Capital Stock to Holdings or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to Holdings or any of its Restricted Subsidiaries;

(b)     make loans or advances to Holdings or any of its Restricted Subsidiaries; or

(c)     sell, lease or transfer any of its properties or assets to Holdings or any of its Restricted Subsidiaries;

provided, that the preceding restrictions of this Section 8.02 will not apply to encumbrances or restrictions existing under or by reason of:

(1)     agreements (including those governing Existing Indebtedness) as in effect on the date of this Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of this Agreement, as determined by the Board of Directors of Holdings in its reasonable and good faith judgment;

(2)     this Agreement, the Existing LC Procurement Agreements, the Term A Credit Agreement, the Existing Credit Agreement, the other Security Documents, the other Credit Documents (as defined in the Term A Credit Agreement) and the Indenture Documents;

(3)     Applicable Law or similar restriction;

(4)     any agreement or instrument with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of Holdings on the date of this Agreement, in existence at the time such Person becomes a Restricted Subsidiary of Holdings and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided that such encumbrances and restrictions are not applicable to Holdings or any Restricted Subsidiary or the properties or assets of Holdings or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(5)     any agreement or instrument governing any Permitted Acquisition Indebtedness, so long as such agreement or instrument (a) was not entered into in contemplation of the acquisition, merger or consolidation transaction related thereto, and (b) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets or Subsidiaries of the Person, subject to such acquisition, merger or consolidation, so long as the agreement containing such restriction does not violate any other provision of this Agreement;

(6)     instruments or agreements governing Indebtedness of Holdings or any of the Restricted Subsidiaries permitted to be incurred pursuant to an instrument or agreement entered into subsequent to the date of this Agreement in accordance with Section 8.03; provided that either (a) the encumbrance or restriction contained in the instrument or agreement governing such Indebtedness applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Board of Directors of Holdings

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determines in good faith that any such encumbrance or restriction will not materially affect Holdings’ ability to make principal or interest payments on the Obligations;

(7)      (a) customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements, joint operating agreements, or similar operational agreements or in licenses or leases entered into in the ordinary course of business, or (b) in the case of clause (c) of the preceding paragraph, other encumbrances or restrictions in agreements or instruments (including joint venture agreements, asset sale agreements, stock sale agreements and agreements of the type described in the definition of “Permitted Business Investments”) relating to specific assets or property (and not to Indebtedness) that restrict generally the transfers of such assets or property; provided that such other encumbrances or restrictions do not materially impair the ability of Holdings to make scheduled payments on the Obligations when due and in each case entered into in the ordinary course of business or customary in the Oil and Gas Business;

(8)     Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business or which is customary in the Oil and Gas Business that impose restrictions on that property purchased or leased of the nature described in clause (c) of the preceding paragraph;

(9)     any agreement for the sale or other disposition of a Restricted Subsidiary of Holdings that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(10)    Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as determined by the Board of Directors of Holdings in its reasonable and good faith judgment;

(11)    Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 8.06 that limit the right of the debtor to dispose of the assets subject to such Liens;

(12)    restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business or which are customary in the Oil and Gas Business;

(13)    Hedging Agreements permitted from time to time under this Agreement;

(14)    any subordination of intercompany Indebtedness or other intercompany obligations (including any intercompany revolving credit) to the claims or Liens (otherwise permitted by this Agreement) of any other creditor of the obligor or obligors of such intercompany Indebtedness or other obligations, including to the claims or Liens (otherwise permitted by this Agreement) of any lender or other party to any Credit Facility (as a lender, letter of credit issuer or in any other capacity); and

(15)    the issuance of preferred securities by any Restricted Subsidiary of Holdings or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of

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such preferred securities is permitted pursuant to Section 8.03 and the terms of such preferred securities do not expressly restrict the ability of a Restricted Subsidiary of Holdings to pay dividends or make any other distributions on its Equity Interests (other than requirements to pay dividends or liquidation preferences on such preferred securities prior to paying any dividends or making any other distributions on such other Equity Interests).

SECTION 8.03     Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.  Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, Holdings will not issue any Disqualified Stock, and Holdings will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred securities; provided, that Holdings and any other Payer Party may incur Indebtedness, Holdings may issue Disqualified Stock and any other Payer Party may issue Disqualified Stock or preferred securities, if the Fixed Charge Coverage Ratio for Holdings’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred securities or Disqualified Stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or such preferred securities or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this Section 8.03 will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any Disqualified Stock or any preferred securities described below (collectively, “Permitted Debt”):

(1)     Indebtedness incurred pursuant to the Term A Credit Agreement, the Existing Credit Agreement and the other Credit Documents (as defined in the Term A Credit Agreement) and the unsecured intercompany loan made by EIH to the Payer with the proceeds of the Initial Loans;

(2)     the incurrence by Holdings or any of the Restricted Subsidiaries of additional unsecured Indebtedness under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness outstanding under Holdings and its Restricted Subsidiaries’ Credit Facilities incurred under this clause (2) does not exceed:

(a)     if Holdings’ Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence are $2,000,000,000 or less, the greater of (i) $100,000,000 and (ii) 7.5% of Holdings’ Adjusted Consolidated Net Tangible Assets determined as of such date;

(b)     if Holdings’ Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence are $3,000,000,000 or less, but exceed $2,000,000,000, the greater of (i) $100,000,000 and (ii) 10% of Holdings’ Adjusted Consolidated Net Tangible Assets determined as of such date; and

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(c)     if Holdings’ Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence exceed $3,000,000,000, the greater of (i) $100,000,000 and (ii) 15% of Holdings’ Adjusted Consolidated Net Tangible Assets determined as of such date;

(3)     the incurrence by Holdings or its Restricted Subsidiaries of the Existing Indebtedness not otherwise referred to in this definition of “Permitted Debt”;

(4)     the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of design, installation, repair, replacement, construction or improvement of property, plant or equipment used in the business of Holdings or such Restricted Subsidiary (whether through the direct purchase of such assets or the Capital Stock of any Person owning such assets (but no other material assets)) and related financing costs, and Attributable Debt in respect of Sale Leaseback Transactions, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (A) $25,000,000 and (B) 2.0% of Holdings’ Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence;

(5)     the incurrence by Holdings or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which shall be used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, Indebtedness of Holdings or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or Disqualified Stock of Holdings, in each case that was permitted by this Agreement to be incurred pursuant to the first paragraph of this Section 8.03 or clauses (3) (other than in respect of Indebtedness under the Existing Credit Agreement) and (12) of this paragraph or this clause (5);

(6)     the incurrence by Holdings or any of its Restricted Subsidiaries of intercompany Indebtedness between or among any of Holdings and any of its Restricted Subsidiaries (“Permitted Intercompany Debt”); provided that:

(a)     such Indebtedness must be expressly subordinated in all respects to the prior payment in full in cash of all Obligations pursuant to a written subordination agreement satisfactory in form and substance to the Administrative Agent; and

(b)      (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Holdings or a Restricted Subsidiary of Holdings and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither Holdings nor a Restricted Subsidiary of Holdings shall be deemed, in each case, to constitute an incurrence (as of the date of such issuance, sale or transfer) of such Indebtedness by Holdings or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

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(7)     the incurrence by Holdings or any of its Restricted Subsidiaries of obligations under Hedging Agreements entered into not for speculative purposes;

(8)      (A) the guarantee by Holdings or any other Payer Party of Indebtedness of Holdings or any other Payer Party that was permitted to be incurred by the first paragraph of this Section 8.03; provided that if the Indebtedness being guaranteed is subordinated to the Obligations, then the guarantee of Holdings or such other Payer Party (or, (i) in the case of a guarantee made by a Term A Borrower, such Term A Borrower’s Obligations (as defined in the Term A Credit Agreement) and (ii) in the case of a guarantee made by the Payer,  the Payer’s Obligations) made pursuant to the Credit Party Guaranty (as defined in the Term A Credit Agreement) shall be senior to its guarantee of such subordinated Indebtedness; and (B) the guarantee by Holdings or any of its Restricted Subsidiaries of Indebtedness of Holdings or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 8.03 other than the first paragraph hereof; provided that if the Indebtedness being guaranteed is subordinated to the Obligations, then the guarantee of Holdings or such other Payer Party (or, in the case of a guarantee made by a Term A Borrower, such Term A Borrower’s Obligations (as defined in the Term A Credit Agreement)), if it is a Guarantor, made pursuant to the Credit Party Guaranty (as defined in the Term A Credit Agreement), shall be senior to its guarantee of such subordinated Indebtedness;

(9)     the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

(10)    the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety, appeal and similar bonds issued for the account of Holdings and any of its Restricted Subsidiaries, or obligations in respect of letters of credit posted in lieu of, or to secure, any such bonds, in the ordinary course of business or which are customary in the Oil and Gas Business;

(11)    the issuance by any of Holdings’ Restricted Subsidiaries to Holdings or to any of its Restricted Subsidiaries of any preferred securities; provided, that:

(a)     any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than Holdings or a Restricted Subsidiary of Holdings; and

(b)     any sale or other transfer of any such preferred securities to a Person that is not either Holdings or a Restricted Subsidiary of Holdings shall be deemed, in each case, to constitute an issuance (as of the date of such issuance, sale or transfer) of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (11);

(12)    Permitted Acquisition Indebtedness;

(13)    the incurrence by Holdings or its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument

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inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is covered within five Business Days;

(14)    the incurrence by Holdings or its Restricted Subsidiaries of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of Holdings and the Restricted Subsidiaries; and

(15)    the incurrence by Holdings or any other Payer Party of additional Indebtedness or the issuance by Holdings of additional Disqualified Stock, provided that, after giving effect to any such incurrence or issuance, the aggregate principal amount of all Indebtedness and Disqualified Stock incurred or issued under this clause (15) and then outstanding does not exceed the greater of (a) $75,000,000 and (b) 5.0% of Holdings’ Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance.

Notwithstanding any of the foregoing, Holdings shall not, and shall not permit any of its Restricted Subsidiaries to (and the provisions of this Section 8.03 shall not permit Holdings or any of its Restricted Subsidiaries to), incur any Indebtedness for borrowed money having a maturity date occurring on or prior to the LC Release Date.

For purposes of determining compliance with this Section 8.03, in the event that an item of Indebtedness or Disqualified Stock or preferred securities meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred or issued pursuant to the first paragraph of this Section 8.03, Holdings will be permitted to divide and classify (or later classify, reclassify or re-divide in whole or in part in its sole discretion) such item of Indebtedness or Disqualified Stock or preferred securities in any manner that complies with this Section 8.03; provided that Indebtedness under the Term A Credit Agreement and the other Credit Documents (as defined in the Term A Credit Agreement) shall be considered to have been incurred under clause (1) above.  For purposes of determining any particular amount of Indebtedness under this covenant, guarantees of Indebtedness otherwise included in the determination of such amount shall not also be included except to the extent that such Indebtedness exceeds such guarantee.

The accrual of interest, accrual of dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness and the payment of dividends on Disqualified Stock or preferred securities in the form of additional shares of Disqualified Stock or preferred securities will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred securities for purposes of this Section 8.03.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date the Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, such U.S. dollar-

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dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus all accrued and unpaid interest on such Indebtedness, and the amount of all fees, expenses and premiums incurred in connection therewith).  Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Holdings or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.  The principal amount of any Permitted Refinancing Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 8.04     Limitation on Asset Sales.  Holdings will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(a)     Holdings (or the Restricted Subsidiary, as the case may be) receives consideration at least equal to the Fair Market Value of the assets or Equity Interest issued or sold or otherwise disposed of;

(b)     in the case of any Asset Sale constituting the grant, sale, assignment or other conveyance of any Production Payment, such Production Payment constitutes a Refinancing Production Payment; and

(c)     at least 75% of the aggregate consideration to be received by Holdings and its Restricted Subsidiaries in such Asset Sale (determined on the date of contractually agreeing to such Asset Sale) and any other Asset Sale since the date of this Agreement, on a cumulative basis, is in the form of cash or Cash Equivalents.  For purposes of this provision, each of the following will be deemed to be cash:

(i)     any liabilities, as shown on Holdings’ or any Restricted Subsidiary’s most recent balance sheet, of Holdings or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Obligations) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Holdings or such Restricted Subsidiary from further liability; and

(ii)     any securities, notes or other obligations received by Holdings or any Restricted Subsidiary from such transferee that are, within 90 days after the Asset Sale, converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash received in that conversion;

provided that in the case of any Asset Sale pursuant to a condemnation, appropriation or similar governmental taking, including by deed in lieu of condemnation, such Asset Sale shall not be required to satisfy the requirements of clauses (a) and (b) above.  Notwithstanding the preceding, the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Sale to which such limitation applies in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the preceding provision on an after-tax basis,

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is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

SECTION 8.05     Limitation on Transactions with Affiliates.  Holdings will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any properties or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each, an “Affiliate Transaction”), unless:

(a)     the Affiliate Transaction is on terms that are not less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of Holdings’ Board of Directors, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to Holdings or the relevant Restricted Subsidiary from a financial point of view; and

(b)     Holdings delivers to the Payee:

(i)     with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration to or from an Affiliate in excess of $10,000,000, a resolution of the Board of Directors of Holdings set forth in a certificate of a Financial Officer of Holdings certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 8.05 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of Holdings; and

(ii)     with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration to or from an Affiliate in excess of $20,000,000, an opinion as to the fairness to Holdings or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph of this Section 8.05:

(1)     any employment agreement or arrangement, equity award, equity option or cash or equity settled equity appreciation agreement or plan, employee benefit plan, officer or director indemnification agreement, severance agreement, consulting agreement or other compensation plan or arrangement entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business or which is customary in the Oil and Gas Business, and payments, awards, grants or issuances of securities pursuant thereto;

(2)     transactions between or among any of Holdings and its Restricted Subsidiaries;

(3)     transactions with a Person (other than an Unrestricted Subsidiary of Holdings) that is an Affiliate of Holdings solely because Holdings owns, directly or indirectly, an Equity

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Interest in, or otherwise controls, such Person or has nominated or appointed a person to the Board of Directors of that Person;

(4)     customary compensation, indemnification and other benefits made available to officers, directors, employees or consultants of Holdings or a Restricted Subsidiary of Holdings, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(5)     issuances of Equity Interests (other than Disqualified Stock) of Holdings to, or receipt of capital contributions from, Affiliates of Holdings and any dividend or distribution payable in Equity Interests (other than Disqualified Stock) of Holdings;

(6)     any Permitted Investments or Restricted Payments that are permitted by Section 8.01;

(7)     transactions between Holdings or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that one director of such other Person is also a director of Holdings or such Restricted Subsidiary, as applicable; provided that such director abstains from voting as a director of Holdings or such Restricted Subsidiary, as applicable, on any matter involving such other Person;

(8)     the existence of, and the performance of obligations of Holdings or any of its Restricted Subsidiaries under the terms of, any written agreement to which Holdings or any of its Restricted Subsidiaries is a party on the date of this Agreement, as such agreements may be amended, modified, supplemented or replaced from time to time; provided, however, that any amendment, modification, supplement or replacement entered into after the date of this Agreement will be permitted to the extent that its terms are not materially more disadvantageous, taken as a whole, to the Payee than the terms of the agreements in effect on the date of this Agreement (as conclusively evidenced by a Board Resolution of Holdings or such Subsidiary);

(9)     any transaction in which Holdings or any of its Restricted Subsidiaries, as the case may be, delivers to the Payee an opinion from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph of this Section 8.05;

(10)     (a) guarantees by Holdings or any of its Restricted Subsidiaries of performance of obligations of Holdings’ Unrestricted Subsidiaries in the ordinary course of business or which are customary in the Oil and Gas Business and (b) pledges by Holdings or any Restricted Subsidiary of Holdings of Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of Holdings’ Unrestricted Subsidiaries;

(11)    any Affiliate Transaction with a Person in its capacity as a holder of Indebtedness or Capital Stock of Holdings or any Restricted Subsidiary of Holdings if such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of Holdings or such Restricted Subsidiary;

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(12)    transactions with joint venture partners, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business or which are customary in the Oil and Gas Business and otherwise in compliance with the terms of this Agreement similar to those contained in similar contracts entered into by Holdings or any Restricted Subsidiary and unrelated third parties, or if neither Holdings nor any Restricted Subsidiary has entered into a similar contract with an unrelated third party, which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to Holdings and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated third party, in the good faith determination of Holdings’ Board of Directors or any executive officer of Holdings involved in or otherwise familiar with such transaction; and

(13)    dividends and distributions to Holdings and its Restricted Subsidiaries by any Unrestricted Subsidiary.

SECTION 8.06     Limitation on Liens.  Holdings will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness upon any of their property or assets (whether now owned or hereafter acquired) other than Permitted Liens.

SECTION 8.07     Business Activities.  Holdings will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to Holdings and its Restricted Subsidiaries taken as a whole.

SECTION 8.08     Designation of Restricted and Unrestricted Subsidiaries.  The Board of Directors of Holdings may designate any Restricted Subsidiary of Holdings (other than the Term A Borrowers) to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default and the other requirements for such designation prescribed in the definition of “Unrestricted Subsidiary” are satisfied.  If a Restricted Subsidiary of Holdings is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Holdings and its Restricted Subsidiaries in the Subsidiary properly designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 8.01 or represent Permitted Investments, as determined by Holdings.  That designation shall only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

The Board of Directors of Holdings may at any time designate any Unrestricted Subsidiary of Holdings to be a Restricted Subsidiary of Holdings, provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 8.03, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default (other than a Reporting Default) or Event of Default would be in existence following such designation.

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SECTION 8.09     Merger, Consolidation, or Sale of Assets.  Neither Holdings nor the Payer may:  (x) consolidate or merge with or into another Person (whether or not Holdings or the Payer (as applicable) is the survivor), convert into another form of entity or continue in another jurisdiction; or (y) directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions to another Person, unless:

(a)     either (i) Holdings or the Payer (as applicable) is the survivor or (ii) the Person formed by or surviving any such consolidation or merger or resulting from such conversion (if other than Holdings or the Payer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia or, in the case of any such merger or consolidation involving the Payer, or any sale, assignment, transfer, lease, conveyance or other disposition of assets of the Payer, organized or existing under the laws of England and Wales or the Netherlands (Holdings, the Payer or such other Person, as the case may be, being herein called the “Successor Company”);

(b)     the Successor Company unconditionally assumes all the obligations of Holdings or the Payer (as applicable) under this Agreement, the Security Documents and any and all other LC Procurement Documents to which it is a party pursuant to a joinder agreement or other agreement in a form reasonably satisfactory to the Payee and the Collateral Agent;

(c)     immediately after such transaction or transactions, no Default (other than a Reporting Default) or Event of Default exists;

(d)     either:

(i)     the Successor Company would, on the date of such transaction immediately after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 8.03 hereof; or

(ii)     immediately after giving pro forma effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Successor Company, will be equal to or greater than the Fixed Charge Coverage Ratio of Holdings immediately prior to such transaction;

(e)     the Successor Company causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law or desired by the Collateral Agent to preserve and protect the Lien of the Security Documents on any Collateral owned by or transferred to the Successor Company;

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(f)     any Collateral owned by or transferred to the Successor Company shall (i) continue to constitute Collateral, (ii) be subject to a first-priority Lien in favor of the Collateral Agent for the benefit of the Payee and (iii) not be subject to any Lien other than the Liens securing the Obligations and other Permitted Liens; and

(g)     the property and assets of the Person which is merged or consolidated with or into the Successor Company, to the extent that they are property or assets of the types which would constitute Collateral, shall be treated as after-acquired property and the Successor Company shall take such action as may be reasonably necessary or desired by the Collateral Agent to cause such property and assets to be made subject to a first-priority Lien in favor of the Collateral Agent for the benefit of the Payee.

(h)     Notwithstanding the restrictions described in the foregoing clause (f), (i) any Restricted Subsidiary of Holdings (other than the Payer) may consolidate with, merge into or dispose of all or part of its properties or assets to Holdings or another Restricted Subsidiary, in each case, subject to compliance with the Additional Guarantor Requirement as of the time of such merger or disposition and (ii) Holdings may merge with or into an Affiliate formed solely for the purpose of reincorporating Holdings in another jurisdiction.

(i)     For purposes of the foregoing, the sale, assignment, transfer, lease, conveyance or other disposition (in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of Holdings, which properties or assets, if held by Holdings instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of Holdings on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of Holdings.

(j)     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Holdings in accordance with this Section 8.09, in which Holdings is not the surviving entity, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, Holdings under this Agreement and any other Security Document to which it is a party with the same effect as if such Successor Company had been named as Holdings herein (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Agreement referring to “Holdings” shall refer instead to such Successor Company and not to Holdings); and thereafter (except in the case of a lease of all or substantially all of Holdings’ properties or assets), Holdings shall be discharged and released from all obligations and covenants under this Agreement and the other Security Documents to which it is a party.

SECTION 8.10     Minimum Interest Coverage Ratio.  Holdings will not permit the Interest Coverage Ratio as of the last day of each fiscal quarter for the period of four consecutive fiscal quarters ending on such date, beginning with the fiscal quarter ending June 30, 2014, to be less than 1.50:1.00.

SECTION 8.11     Maximum Leverage Ratio.  Holdings will not permit the Consolidated Leverage Ratio, as of the last day of any period of four consecutive fiscal quarters, beginning with the fiscal quarter ending June 30, 2014, to be greater than 5.00:1.00.

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SECTION 8.12     Minimum Asset Coverage Ratios.  Holdings will not permit the Proved Reserves Coverage Ratio, as of the last day of each fiscal quarter beginning with the fiscal quarter ending June 30, 2014, to be less than 2.0 to 1.0.

SECTION 8.13     Elections.  Without the prior written consent of the Required Lenders, Holdings will not, and will not permit any of its Subsidiaries to, make any election for U.S. federal income tax purposes that causes the Indebtedness of the Borrowers to be treated as the Indebtedness of a “U.S. person” (as such term is defined under Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

SECTION 8.14     Amendments to Certain Documents.  Holdings will not, and will not permit any of its Restricted Subsidiaries to amend, modify, restate, supplement or otherwise change (pursuant to a waiver or otherwise), the Subordination Agreement, any LC Procurement Document or the LC Issuance Agreement other than (i) any such amendment, restatement, supplement, modification or other change which would not be adverse to any Payer Party or the Collateral Agent and which does not involve the payment of a consent fee or (ii) any such amendment as may be necessary, if any, with respect to the Applicable Rate and related provisions and definitions hereunder in order to provide for the payment of a LC Fee equal to the sum of the weighted average Applicable Margin (as defined in the Term B Credit Agreement), the Alternate Base Rate (as defined in the Term B Credit Agreement) (with respect to the ABR Tranches of ABR Borrowings under the Term B Credit Agreement), and the Adjusted LIBO Rate (as defined in the Term B Credit Agreement) (with respect to the Eurodollar Tranches of Eurodollar Borrowings under the Term B Credit Agreement) after giving effect to the incurrence of Other Term Loans (as defined in the Term B Credit Agreement) in accordance with Section 2.22 of the Term B Credit Agreement; provided that no such amendment, modification, change, waiver, discharge or termination shall, without the consent of the Collateral Agent, (a) extend the LC Release Date, or reduce the Fees or extend the time of payment of any LC Procurement Agreement Obligations (as defined in the Term B Credit Agreement) (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the outstanding amount of Reimbursement Obligations (as defined in the Term B Credit Agreement), (b) release any Collateral, (c) amend, modify or waive any provision of Section 10.05, or (d) consent to the assignment or transfer by LuxCo of any of its rights thereunder.

Article IX.
Events of Default.

In case of the happening of any of the following events (“Events of Default”):

SECTION 9.01     Payments.  The Payer shall (a) default in the payment when due of any LC Procurement Obligations or (b) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any Fees or any interest payable hereunder, or any other amounts owing hereunder or any other Credit Document.

SECTION 9.02     Representations, etc..  Any representation, warranty or statement made or deemed made by any Payer Party herein or in any other LC Procurement Document or

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in any certificate delivered to the Payee pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made.

SECTION 9.03     Covenants.  Holdings or any of its Restricted Subsidiaries shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.01(f)(i), 7.04 (with respect to the Payer only), 7.11(c) or 7.12 or Article VIII or (b) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than those set forth in Sections 9.01, 9.02 and 9.03(a)) and such default shall continue unremedied for a period of 30 days following the earlier of (i) Holdings’ or the Payer’s actual knowledge of such default and (ii) written notice from the Payee specifying such default.

SECTION 9.04     Default Under Other Agreements.  (a) Holdings or any of its Restricted Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Obligations under the Credit Documents) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations under the Credit Documents) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness to become due prior to its stated maturity, or (b) any Indebtedness (other than the Obligations under the Credit Documents) of Holdings or any of its Restricted Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the Stated Maturity thereof; provided that, it shall not be a Default or an Event of Default under this Section 9.04 unless the principal amount of all Indebtedness as described in preceding clauses (a) and (b) is at least $25,000,000.

SECTION 9.05     Bankruptcy, etc.    Holdings or any of the other Payer Parties, other than EIH, shall commence a voluntary case concerning itself under any Debtor Relief Law; or an involuntary case is commenced against Holdings or any of the other Payer Parties, other than EIH, and the petition is not controverted within 10 days, or is not dismissed within 60 days after the filing thereof; or a custodian (as defined in a Debtor Relief Law) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of the other Payer Parties, other than EIH, to operate all or any substantial portion of the business of Holdings or any of the other Payer Parties, other than EIH, or Holdings or any of the other Payer Parties, other than EIH, commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of the other Payer Parties, other than EIH, or there is commenced against Holdings or any of the other Payer Parties any such proceeding which remains undismissed for a period of 60 days after the filing thereof, or Holdings or any of the other Payer Parties, other than EIH, is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of the other Payer Parties, other than EIH, makes a general assignment for the benefit of creditors; or any Business action is taken by Holdings or any of the other Payer Parties, other than EIH, for the purpose of effecting any of the foregoing.

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SECTION 9.06     Dutch Insolvency Event.  A Dutch Insolvency Event shall have occurred with respect to EIH.

SECTION 9.07     ERISA.  (a) An ERISA Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in Subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days (except to the extent that a waiver to the advance reporting requirement of PBGC Regulation 4043.61 applies with respect to such event); any Plan shall have an Unfunded Current Liability; there is or arises any potential withdrawal liability under Section 4201 of ERISA, if Holdings, any of its Subsidiaries, or any ERISA Affiliate were to withdraw completely from any and all Multiemployer Plans; a contribution required to be made by Holdings, any of its Subsidiaries or any ERISA Affiliate with respect to a Plan or Non-U.S. Plan has not been timely made, Holdings, any of its Subsidiaries or any ERISA Affiliate has incurred or is likely to incur any liability on account of a group health plan (as defined in Section 607(1) of ERISA, Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996; or Holdings or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to any portion of any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA); any Change in Law occurs, or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any of the events set forth in clause (a) above the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability described in clause (a) or (b) above, either individually or in the aggregate, in the opinion of the Payee has had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 9.08     Security Documents.  Any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Payee the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral (other than any immaterial portion thereof), in favor of the Collateral Agent, subject to no other Liens (except Permitted Liens), or any Payer Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document.

SECTION 9.09     Guaranties.  The Payer Party Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor (except as a result of a release of any Guarantor in accordance with the terms thereof), or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the Payer Party Guaranty to which it is a party or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Payer Party Guaranty.

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SECTION 9.10     Judgments.  One or more judgments or decrees shall be entered against Holdings or any of the other Payer Parties involving in the aggregate for Holdings and the other Payer Parties a liability that equals or exceeds $25,000,000 (to the extent not paid or not covered by a reputable and solvent insurance company pursuant to which the insurer has accepted liability therefor in writing) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days.

SECTION 9.11     Nationalization.  All or any part of the interest of Holdings or any of the other Payer Parties in any Oil and Gas Property (or any Hydrocarbons or revenues or other monies arising in respect of it) is (o) nationalized, expropriated, compulsorily acquired or seized by any Governmental Authority or (p) any such Governmental Authority takes, or officially announces it will take, any step with a view to any of the foregoing and in either case such action is reasonably likely to result in a Material Adverse Effect.

SECTION 9.12     Cross-Default.  Either Term A Borrower shall (i) default in any payment obligation under the Term A Credit Agreement beyond the period of grace, if any, provided thereunder or in the observance or performance of any agreement contained in the Term A Credit Agreement or (ii) any of the Term A Credit Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of lenders the Term A Credit Agreement the Lien, rights, powers and privileges purported to be created thereby, in favor of the Collateral Agent, or any Payer Party shall default in the due performance or observance of any term, covenant or agreement on its part shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Term A Credit Document or any Payer Party or any Person acting for or on behalf of such Payer Party shall deny or disaffirm such Payer Party’s obligations under the Term A Credit Document to which it is a party.

SECTION 9.13     Change of Control.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Payee and/or the Collateral Agent may by written notice to the Payer take any or all of the following actions, without prejudice to the rights of the Payee to enforce its claims against any Payer Party  (provided that, if an Event of Default respecting the covenant in Section 9.05 shall occur with respect to the Payer, the result which would occur upon the giving of written notice by the Payee as specified below, shall occur automatically without the giving of any such notice):  (1) declare any Fees owing hereunder to be, whereupon the same shall become, forthwith due and payable, together with the Applicable Premium, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Payer Party, (2) terminate the Commitment, and (3) require the Payer to immediately provide to the LC Bank the immediate return to the Payee of the Payer Deposit, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Payer; and (4) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

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After the occurrence and during the continuance of an Event of Default, any amounts received on account of the Obligations shall be applied by the Payee in the following order (to the fullest extent permitted by mandatory provisions of applicable law):

First, to payment of that portion of the Obligations constituting fees (including the Fees without accounting for any accrued interest thereon), indemnities, expenses and other amounts (other than LC Procurement Obligations, but including attorneys’ and consultant fees and other out-of-pocket expenses payable under Section 11.05) payable to the Payee and the Collateral Agent;

Second, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Obligations owing to the Payee;

Third, to payment of that portion of the Obligations constituting LC Procurement Obligations owing to the Payee;

Fourth, to the payment of all other Obligations that are due and payable to the Payee on such date; and

Fifth, to the Default Deposit; and

Last, the balance, if any, to the Payer or other Payer Party as otherwise required by applicable law.

Article X.
The Collateral Agent.

SECTION 10.01    Appointment and Authority.  The Payee hereby irrevocably appoint the Collateral Agent its agent and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of the LC Procurement Documents, together with such actions and powers as are reasonably incidental thereto.  Without limiting the generality of the foregoing, the Collateral Agent is hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral or any Guarantor and the rights of the Payee with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (ii) negotiate, enforce or the settle any claim, action or proceeding affecting the Payee in their capacity as such, at the direction of the Payee, which negotiation, enforcement or settlement will be binding upon the Payee.

SECTION 10.02    Exculpatory Provisions.

(a)     The Collateral Agent shall not have any duties or obligations except those expressly set forth in the LC Procurement Documents.  Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Collateral Agent is instructed in

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writing to exercise by the Payee, and (iii) except as expressly set forth in the LC Procurement Documents, the Collateral Agent shall not have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Payer or any of the Subsidiaries that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity.

(b)     The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Payee or in the absence of its own gross negligence or willful misconduct.  The Collateral Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Collateral Agent by Holdings or the Payee.

(c)     The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any LC Procurement Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any LC Procurement Document, (iv) the validity, enforceability, effectiveness or genuineness of any LC Procurement Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere in any LC Procurement Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

(d)     Each of the Payee and the Payer hereby acknowledges and agrees that (i) the Collateral Agent is acting as administrative agent under the Term A Credit Agreement and the Term B Credit Agreement and each of the other agreements and documents executed or made in connection therewith, (ii) the Collateral Agent is acting as the collateral agent and as a secured party under each of the security agreements and documents executed or made pursuant to any of the foregoing agreements, for the benefit of secured parties under each of the this Agreement, the Term A Credit Agreement and the Term B Credit Agreement, (iii) the LC Bank is acting as letter of credit issuing bank under the LC Issuance Agreement and (iv) neither the Collateral Agent nor the LC Bank shall be liable under this Agreement or any Security Document for any actual or deemed conflict of interest as a result thereof, or as a result of any actions which either the Collateral Agent or the LC Bank shall take or fail to take under any such other document.

SECTION 10.03    Reliance by Collateral Agent.  The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person.  The Collateral Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  The Collateral Agent may consult with legal counsel (who may be counsel for the Payer), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 10.04    Delegation of Duties.  The Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it.  The Collateral Agent and any such sub-agent may perform any and all its duties and

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exercise its rights and powers by or through its Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent, and shall apply to their respective activities as Collateral Agent.  The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 10.05    Resignation of Collateral Agent.  Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by notifying the Payee and the Payer; provided that unless a retiring Collateral Agent’s resignation would not, in the judgment of legal counsel, adversely affect the validity, perfection, enforceability or priority of the Liens securing the Obligations, the Collateral Agent’s resignation notice shall only take effect upon: (i) the appointment of a successor Collateral Agent; and (ii) the transfer of all the Collateral to that successor Collateral Agent.  Upon any such resignation, the Payee and the Payer agree that the collateral agent appointed under the Term A Credit Agreement shall automatically become the Collateral Agent hereunder.  If no successor shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may appoint a successor Collateral Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  If no successor Collateral Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by Collateral Agent, Collateral Agent’s resignation shall become effective and the Payee shall thereafter perform all the duties of Collateral Agent hereunder and/or under any other LC Procurement Document until such time, if any, as the Payee, with the consent of the Payer so long as no Event of Default has occurred and is continuing, appoint a successor Collateral Agent.  Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Payer to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Payer and such successor.  After a Collateral Agent’s resignation hereunder, the provisions of this Article and Section 11.05 shall continue in effect for the benefit of the retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Collateral Agent.

SECTION 10.06    Non-Reliance on Collateral Agent.  The Payee acknowledges that it has, independently and without reliance upon the Collateral Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  The Payee also acknowledges that it will, independently and without reliance upon the Collateral Agent and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other LC Procurement Document, any related agreement or any document furnished hereunder or thereunder.

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Article XI.
Miscellaneous.

SECTION 11.01    Notices; Electronic Communications.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)     if to the Payer, to it at 21-31 Woodfield Road, London, W9 2BA, England, Attention: Chief Financial Officer, Fax No. 44 20 7451 2351, with a copy to Holdings at 811 Main Street, Suite 2100 Houston, TX 77002, Attention: Chief Financial Officer, Fax No. (713) 307-8794;

(b)     if to any Payer Party (other than the Payer), to it at c/o Endeavour International Corporation, 811 Main Street, Suite 2100 Houston, TX, 77002, Attention: Chief Financial Officer;

(c)     if to the Payee, to it at 40, avenue Monterey, L-2163 Luxembourg; and

(d)     if to the Collateral Agent, to it at Credit Suisse, Eleven Madison Avenue, 23rd Floor, New York, NY  10010, Attn:  Loan Operations – Boutique Management, Telephone No.:  (212) 538 3525, Email:  Ops-collateral@credit-suisse.com.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax (or other electronic communications pursuant to procedures approved by the Payee) or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01.  As agreed to among Holdings, the Payer, the Payee and the Collateral Agent from time to time, notices and other communications may also be delivered by e‑mail to the e‑mail address of a representative of the applicable Person provided from time to time by such Person and shall be deemed to have been given as of the date of receipt thereof.

The Payer hereby agrees, unless directed otherwise by the Payee or unless the electronic mail address referred to below has not been provided by the Payee to the Payer, that it will, or will cause its Subsidiaries to, provide to the Payee all information, documents and other materials that it is obligated to furnish to the Payee pursuant to the LC Procurement Documents or to the Lenders under Article VII, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to the payment of any Fees or other amounts due under this Agreement prior to the scheduled date therefor, (ii) provides notice of any Default or Event of Default under this Agreement or any other LC Procurement Document or (iii) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Payee to an electronic mail address as directed by the Payee.  In

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addition, the Payer agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Payee, as the case may be, in the manner specified in the LC Procurement Documents but only to the extent requested by the Payee.

Nothing herein shall prejudice the right of the Payee or the Collateral Agent to give any notice or other communication pursuant to any LC Procurement Document in any other manner specified in such LC Procurement Document.

SECTION 11.02    Survival of Agreement.  All covenants, agreements,  representations and warranties made by the Payer or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other LC Procurement Document shall be considered to have been relied upon by the Payee and shall survive the consummation of the Transactions, regardless of any investigation made by the Payee or on their behalf, and shall continue in full force and effect as long as any Fee or any other amount payable under this Agreement or any other LC Procurement Document is outstanding and unpaid.  The provisions of Section 11.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the invalidity or unenforceability of any term or provision of this Agreement or any other LC Procurement Document, or any investigation made by or on behalf of the Payee or the Collateral Agent.

SECTION 11.03    Binding Effect.  This Agreement shall become effective when it shall have been executed by Holdings, the Payer, the Payee and the Collateral Agent and when the Payee shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 11.04    Successors and Assigns.

(a)     Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Holdings, the Payer, the Payee and the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)     Neither Holdings nor the Payer shall assign or delegate any of its rights or duties hereunder (other than pursuant to that certain Collateral Assignment Agreement, dated as of the date hereof, among the Payee, in its capacity as a borrower under the Term B Credit Agreement, and the Collateral Agent) without the prior written consent of the Payee and the Collateral Agent, and any attempted assignment without such consent shall be null and void.

(c)     Payee shall not consent to any assignment by a Term B Lender of such Term B Lender’s interests, rights and obligations under the Term B Credit Agreement pursuant to Section 9.04(b)(i) of the Term B Credit Agreement unless Payee shall have received Payer’s prior written consent to Payee’s approval of such assignment.

SECTION 11.05    Expenses; Indemnity.

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(a)      Holdings and the Payer agree, jointly and severally, to pay (i) all reasonable out-of-pocket expenses incurred by the Payee and the Collateral Agent in connection with the preparation and administration of this Agreement and the other LC Procurement Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) including the reasonable and documented fees, charges and disbursements of Latham & Watkins LLP and NautaDutilh, counsel for the Collateral Agent (and, if necessary, by a firm of local counsel in each appropriate jurisdiction and in the case of an actual conflict of interest, one additional firm of counsel to the affected Lenders), (ii) all out-of-pocket expenses incurred by the Payee and the Collateral Agent Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other LC Procurement Documents, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Payee or the Collateral Agent and (iii) without duplication, any Taxes payable by the Payee to maintain its existence or attributable to any income or activities contemplated by this Agreement to the extent such Taxes are not grossed-up or indemnified by other provisions of this Agreement.

(b)     Holdings and the Payer agree, jointly and severally, to indemnify the Payee, the Collateral Agent and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other LC Procurement Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Payer, any other Payer Party or any of their respective Affiliates), or (iii) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Payer or any of the Subsidiaries, or any Environmental Liability related in any way to the Payer or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee or (iv) any proceeding not involving an act or omission by the Payer or its affiliates that is brought by an Indemnitee against any other Indemnitee (other than disputes involving claims against the Payee in their capacity as such).

(c)     To the extent permitted by applicable law, neither Holdings nor the Payer shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby or the Transactions.

(d)     The provisions of this Section 11.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the invalidity or unenforceability of any term or provision of this Agreement or any other LC Procurement Document, or any investigation made by or on

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behalf of the Payee or the Collateral Agent.  All amounts due under this Section 11.05 shall be payable on written demand therefor.

SECTION 11.06    Right of Setoff.  If an Event of Default shall have occurred and be continuing, the Payee are hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Payee to or for the credit or the account of the Payer or Holdings against any of and all the obligations of the Payer or Holdings now or hereafter existing under this Agreement and other LC Procurement Documents, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other LC Procurement Document and although such obligations may be unmatured.  The rights of the Payee under this Section 11.06 are in addition to other rights and remedies (including other rights of setoff) which the Payee may have.

SECTION 11.07    Applicable Law.  THIS AGREEMENT, THE OTHER LC PROCUREMENT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) (IN EACH CASE, OTHER THAN AS EXPRESSLY SET FORTH IN OTHER CREDIT DOCUMENTS) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 11.08    Waivers; Amendment.

(a)     No failure or delay of the Payee or the Collateral Agent in exercising any power or right hereunder or under any other LC Procurement Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Payee and the Collateral Agent hereunder and under the other LC procurement Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other LC Procurement Document or consent to any departure by the Payer or any other Payer Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Payer in any case shall entitle the Payer to any other or further notice or demand in similar or other circumstances.

(b)     Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Holdings, the Payer, the Payee and the Collateral Agent.

SECTION 11.09    Interest Rate Limitation.  Notwithstanding any provision herein to the contrary, if at any time any interest rate applicable to the Obligations, together with all fees,

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charges and other amounts which are treated as interest on such Obligations under applicable law (collectively, the “Charges”) shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Payee or the Collateral Agent in accordance with applicable law, the rate of interest payable in respect of such Obligations hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Obligations but were not payable as a result of the operation of this Section 11.09 shall be cumulated and the interest and Charges payable to such Person in respect of other Obligations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate (as defined in the Term A Credit Agreement) to the date of repayment, shall have been received by such Person.

SECTION 11.10    Entire Agreement.  This Agreement, the other LC Procurement Documents and any other written agreement regarding the payment of Fees constitute the entire contract between the parties relative to the subject matter hereof.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other LC Procurement Documents.  Nothing in this Agreement or in the other LC Procurement Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Payee and the Collateral Agent) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other LC Procurement Documents.

SECTION 11.11    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LC PROCUREMENT DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LC PROCUREMENT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.

SECTION 11.12    Severability.  In the event any one or more of the provisions contained in this Agreement or in any other LC Procurement Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions

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with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 11.13    Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11.03.  Delivery of an executed signature page to this Agreement by facsimile transmission or as a “.pdf” shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 11.14    Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 11.15    Jurisdiction; Consent to Service of Process.

(a)     EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY COMPETENT NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LC PROCUREMENT DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE PAYEE AND THE COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE OTHER LC PROCUREMENT DOCUMENTS AGAINST THE PAYER OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)     EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LC PROCUREMENT DOCUMENTS IN ANY NEW YORK STATE OR FEDERAL COURT.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(c)     EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.01.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 11.16    Confidentiality.  Each of the Payee and the Collateral Agent agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other LC Procurement Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 11.16, (i) any actual or prospective assignee of in any of its rights or obligations under this Agreement and the other LC Procurement Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Payee or any Subsidiary or any of their respective obligations as designated by the Payee, (f) on a confidential basis to (i) any rating agency in connection with rating Holdings, the Payer or any of their  respective Subsidiaries or the facilities hereunder, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities or (iii) market data collectors, similar service providers to the lending industry and service providers to the Collateral Agent in connection with the administration, settlement and management of this Agreement and the LC Procurement Documents, (g) with the consent of the Payee or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 11.16.  For the purposes of this Section, “Information” shall mean all information received from the Payer and related to the Payer or its business, other than any such information that was available to the Payee or the Collateral Agent on a nonconfidential basis prior to its disclosure by the Payer; provided that, in the case of Information received from the Payer after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 11.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

SECTION 11.17    USA PATRIOT Act Notice.  Each of the Payee and the Collateral Agent (for itself) hereby notifies the Payer that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Payer, which information includes the name and address of the Payer and other information that will allow such Person, to identify the Payer in accordance with the USA PATRIOT Act.

SECTION 11.18    Process Agent.

(a)     Each Payer Party hereby irrevocably and unconditionally appoints CT Corporation with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, and its

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successors hereunder (the “Process Agent”), as its agent to receive on behalf of such Payer Party and its property all writs, claims, process, and summonses in any action or proceeding brought against such Payer Party in the State of New York. Such service may be made by mailing or delivering a copy of such process to any Payer Party in care of the Process Agent at the address specified above for the Process Agent, and such Payer Party irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to the applicable Payer Party, or failure of the applicable Payer Party, to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent or any such Payer Party, or of any judgment based thereon. Each Payer Party hereto covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. Each Payer Party hereto further covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

(b)     Each Payer Party that is not incorporated in England and Wales and that has executed, or will on the Closing Date execute, any LC Procurement Document governed by the law of England and Wales irrevocably and unconditionally appoints Law Debenture Corporate Services Limited, with an office on the date hereof at 100 Wood Street, London, EC2V 7EX, UK., and its successors hereunder (the “UK Process Agent”), as its agent to receive on behalf of such Payer Party and its property all writs, claims, process, and summonses in any action or proceeding brought against such Payer Party in England and Wales. Such service may be made by mailing or delivering a copy of such process to any Payer Party in care of the UK. Process Agent at the address specified above for the UK Process Agent, and such Payer Party irrevocably authorizes and directs the UK Process Agent to accept such service on its behalf. Failure by the UK Process Agent to give notice to such Payer Party, or failure of such Payer Party, to receive notice of such service of process shall not impair or affect the validity of such service on the UK Process Agent or any such Payer Party, or of any judgment based thereon. Each such Payer Party covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents that may be necessary to continue the designation of the UK Process Agent above in full force and effect, and to cause the UK Process Agent to act as such. Each such Payer Party further covenants and agrees to maintain at all times an agent with offices in England to act as its UK Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law. If any person appointed as an agent for service in England and Wales is unable for any reason to act as agent for service of process, Holdings (on behalf of all such Payer Parties) shall immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Payee. In the event that Holdings fails to appoint such agent on terms acceptable to the Payee, the Payee shall have the right to appoint an agent for service of process.

SECTION 11.19    Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other LC Procurement Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Payee could purchase the first currency with

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such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Payer Parties in respect of any such sum due from it to the Payee hereunder or under the other LC Procurement Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Payee of any sum adjudged to be so due in the Judgment Currency, the Payee may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Payee from the Payer Parties in the Agreement Currency, the Payer Parties agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify the Payee or the Person to whom such obligation was owing against such loss.

SECTION 11.20    Disregarded Entity.  The Payee will not change its tax residency.  LC Finco US will continue to be a “disregarded entity” for US federal income tax purposes and will not carry out any business activities in the United States.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

Senior Vice President & Chief Financial Officer
ENDEAVOUR INTERNATIONAL CORPORATION By: /s/ Catherine Stubbs Name: Catherine Stubbs Title: Senior Vice President & Chief Financial Officer

ENDEAVOUR ENERGY UK LIMITED By: /s/ Catherine Stubbs Name: Catherine Stubbs Title: Senior Vice President & Chief Financial Officer

Signature Page to LC Procurement Agreement

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By: Lux Business Management S.a.r.l., its sole manager By:/s/ Otto Broumeister Otto Broumeister Title:Manager
LC FINCO S.À R.L., as Payee By: Lux Business Management S.a.r.l., its sole manager By: /s/ Otto Broumeister Name: Otto Broumeister Title: Manager
By: /s/ Gills Jacquet Name: Gills Jacquet Title: Manager

Signature Page to LC Procurement Agreement

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By:/s/ Mikhail Faybusovich Name: Mikhail Faybusovich Title: Authorized Signatory
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent By: /s/ Mikhail Faybusovich Name: Mikhail Faybusovich Title: Authorized Signatory
By: /s/ Tyler R. Smith Name: Tyler R. Smith Title: Authorized Signatory

Signature Page to LC Procurement Agreement

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SCHEDULE 1.01(b) Subsidiary Guarantors

SCHEDULE 6.09(a) Plans

SCHEDULE 6.11(a) Leased Real Property

SCHEDULE 6.11(b) Oil and Gas Properties

SCHEDULE 6.11(c) Interests in Oil and Gas Properties

SCHEDULE 6.13 Subsidiaries

SCHEDULE 6.19 Existing Indebtedness

SCHEDULE 6.20 Insurance

SCHEDULE 6.23 Existing Liens.

Signature Page to LC Procurement Agreement

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Schedule 1.01(b)
Subsidiary Guarantors

1)	Endeavour Energy North Sea L.P.
2)	Endeavour Operating Corporation
3)	Endeavour Energy UK Limited
4)	Endeavour Energy North Sea LLC
5)	Endeavour International Holding B.V.
6)	LC Finco LLC

Signature Page to LC Procurement Agreement

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Schedule 6.09(a)
Plans

None.

Signature Page to LC Procurement Agreement

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Schedule 6.11(a)
Leased Real Property

Leased Real Property of the Credit Parties

1.19,479 sq. ft. of rentable area on Floor 21 of the BG Group Place Building, 811 Main Street, Houston, Texas  77002, leased through June 30, 2017;

2.The fourth floor south of the building known as Brettenham House, 2-19 Lancaster Place, London, WCE 7EN, England, leased through February 16, 2022;

3.40 Queens Land, Aberdeen, AB15 4YE, Scotland, leased through January 30, 2021; and

4.7,331sq. ft. of rentable area at 1125 17th Street, Suite 1525, Denver, Colorado 80202, leased through December 31, 2016.

Signature Page to LC Procurement Agreement

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Schedule 6.11(b)
Oil and Gas Properties

None.

Signature Page to LC Procurement Agreement

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Schedule 6.11(c)
Interests in Oil and Gas Properties

None.

Signature Page to LC Procurement Agreement

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Schedule 6.13
Subsidiaries

Owner	Issuer	Class of Equity Interest	Par Value	Number of Shares	Certificate Number	Percentage of outstanding shares
Endeavour Energy North Sea L.P.	Endeavour Energy UK Limited	Original	£0.10	1,400	8, 9, 10	100
Endeavour International Corporation	Endeavour Operating Corporation	Common	$0.001	100	2	100
Endeavour International Corporation	Endeavour Colorado Corporation	Common	$0.01	1,000	1	100
Endeavour Operating Corporation	Endeavour Energy New Ventures Inc.	Common	$0.01	1,000	1	100
Endeavour Operating Corporation	END Management Company	Common	$0.01	1,000	1	100
Endeavour Energy North Sea LLC	Endeavour Energy North Sea L.P.	General Partnership Interest	N/A	N/A	Un-certificated	0.1
Endeavour Energy Netherlands B.V.	Endeavour Energy North Sea LLC	Member Interest	N/A	N/A	Un-certificated	100
Endeavour International Holding, B.V.	Endeavour Energy North Sea L.P.	Limited Partnership Interest	N/A	N/A	Un-certificated	99.9
Endeavour Operating Corporation	Endeavour International Holding B.V.	Ordinary	€ 100	180	Un-certificated	100
Endeavour International Holding B.V.	Endeavour Energy Netherlands B.V.	Ordinary	€ 100	180	Un-certificated	100
Endeavour International Holding B.V.	Endeavour Energy Luxembourg S.a.r.l.	Ordinary	N/A	500	Un-certificated	100
Endeavour Energy UK Limited	Endeavour North Sea Limited	Ordinary	£1	44,250,002	5	100
Endeavour International Holding B.V.	END Finco LLC	Limited Liability Company	N/A	N/A	Un-certificated	100

Signature Page to LC Procurement Agreement

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Schedule 6.19
Existing Indebtedness

Holdings has Indebtedness pursuant to its 5.5% Convertible Senior Notes due 2016, in a principal amount of $135,000,000, which Indebtedness is guaranteed by certain of U.S. Subsidiaries of Holdings.

Holdings has Indebtedness pursuant to its 12% First and Second Priority Notes due 2018, in total principal amount of $554,000,000, which Indebtedness is guaranteed by certain of U.S. Subsidiaries of Holdings.

Endeavour Energy Luxembourg S.à.r.l. has Indebtedness pursuant to its 11.50% Convertible Bonds due 2016, in a principal amount of $78,436,704 , which Indebtedness is guaranteed by Holdings.

EIH has Indebtedness pursuant to that certain revolving loan facility agreement dated January 23, 2008 (as amended, supplemented or modified from time to time) in a principal amount of $78,436,704 between EIH and Endeavour Energy Luxembourg S.à r.l., which Indebtedness is guaranteed by Holdings.

Series C Preferred Stock, issued by Holdings, with the terms set forth in the Certificate of Designation of Series C Preferred Stock originally filed with the Nevada Secretary of State on October 30, 2006, as amended.

Series B Preferred Stock, issued by Holdings, which the terms set forth in the Amended and Restated Certificate of Designation of Series B Preferred Stock originally filed with the Nevada Secretary of State on February 26, 2004.

EEUK has Indebtedness pursuant to that certain Inter-Company Loan Agreement, dated as of May 31, 2012, in a total principal amount of $554,000,000.

EIH has Indebtedness pursuant to that certain revolving loan facility agreement dated January 23, 2008 between EIH and Endeavour Energy Luxembourg S.à r.l., in a total principal amount of 78,845,338.00.

Signature Page to LC Procurement Agreement

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Schedule 6.20
Insurance

[See Attached.]

Signature Page to LC Procurement Agreement

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Schedule 6.23

Existing Liens

1.

The liens securing the DEED OF GRANT OF A PRODUCTION PAYMENT in respect of United Kingdom Continental Shelf Seaward Production Licence P.213 (Block 16/26a A-ALBA) (the Alba Field) and Seaward Production Licence P.255 (Blocks 22/6c A and 22/6s A) (the Bacchus Field).

2.

The liens securing the DEED OF GRANT OF A PRODUCTION PAYMENT in respect of United Kingdom Continental Shelf Seaward Production Licence P.1615 (Block 15/26c) and Seaward Production Licence P.226 (Block 15/27 Area E) (the Rochelle Field).

Signature Page to LC Procurement Agreement

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EXHIBIT A

FORM OF SOLVENCY CERTIFICATE

This Solvency Certificate is delivered to you pursuant to Section 5.01(m)(i) of the LC Procurement Agreement, dated as of January 24, 2014, among Endeavour International Corporation (“Holdings”), Endeavour Energy UK Limited, as the payer and LC Finco S.à r.l., and Credit Suisse AG, as Collateral Agent (as amended, restated, modified and/or supplemented from time to time, the “LC Procurement Agreement”). Terms defined in the LC Procurement Agreement and not otherwise defined herein are used herein as therein defined.

1.     I am a duly elected, qualified and acting Financial Officer of Holdings.

2.     Based on and subject to the foregoing, I hereby certify, solely in my capacity as a Financial Officer of Holdings, and not as an individual, on behalf of Holdings that,  as of the date hereof, and after giving effect to those of the Transactions to be consummated on the Closing Date and to all Indebtedness being incurred or assumed and Obligations incurred by the Payer Parties in connection therewith on such date:

(a) the sum of the fair value of the assets, at a fair valuation, of the Payer Parties and their Subsidiaries (taken as a whole) will exceed their debts (taken as a whole);

(b) the sum of the present fair salable value of the assets of the Payer Parties and their Subsidiaries (taken as a whole) will exceed their debts (taken as a whole);

(c) the Payer Parties and their Subsidiaries (taken as a whole) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and

(d) the Payer Parties and their Subsidiaries (taken as a whole) will have sufficient capital with which to conduct their businesses.

For purposes hereof, “debt” means any liability on a claim, and “claim” means (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[Remainder of Page Left Intentionally Blank]

1

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EXHIBIT A

IN WITNESS WHEREOF, the undersigned has set his hand this ____ day of January, 2014.

ENDEAVOUR INTERNATIONAL
CORPORATION

By:
	Name:	Catherine L. Stubbs
	Title:	Senior Vice President & Chief
Financial Officer

2

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EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered to you pursuant to Section 7.01(e) of the LC Procurement Agreement, dated as of January 24, 2014, among Endeavour International Corporation (“Holdings”), Endeavour Energy UK Limited, as the Payer, LC Finco S.à r.l., as the Payee, and Credit Suisse AG, as Collateral Agent (as amended, restated, modified and/or supplemented from time to time, the “LC Procurement Agreement”). Terms defined in the LC Procurement Agreement and not otherwise defined herein are used herein as therein defined.

1.     I am a duly elected, qualified and acting Financial Officer of Holdings.

2.     I have reviewed and am familiar with the contents of this Compliance Certificate.  I am providing this Compliance Certificate solely in my capacity as a Financial Officer of Holdings. The matters set forth herein are true to the best of my knowledge in my capacity as a Financial Officer of Holdings after due inquiry.

3.     As of the date of this Compliance Certificate, to my knowledge after due inquiry, no Default or an Event of Default has occurred and is continuing [, except as set forth below].

4.     Attached hereto as ANNEX 1 are the calculations showing (in reasonable detail) compliance with the covenants specified therein [and the amount of Excess Cash Flow on the date specified therein.]1

5.      [I hereby certify that there have been no changes to Schedule VI of the U.S. Security Agreement in each case since the Closing Date, or if later, since the date of the most recent certificate delivered pursuant to Section 7.01(e) of the LC Procurement Agreement.][Attached hereto as ANNEX 2 is a list in reasonable detail of any changes to Schedule VI of the U.S. Security Agreement to the extent required to be reported to the Collateral Agent under the terms of the U.S. Security Agreement and confirmation that Holdings and/or the other Credit Parties have taken all actions necessary under the terms of the U.S. Security Agreement in relation to such changes, or if not, details of what actions remain required to be taken.]

1. To be included in any Compliance Certificate delivered with financial statements with respect to the end of each fiscal year under Section 7.01(a) of the LC Procurement Agreement.

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EXHIBIT B

IN WITNESS WHEREOF, I have executed this Compliance Certificate this ____ day of _______.

ENDEAVOUR INTERNATIONAL CORPORATION

By:
Name:
Title:

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ANNEX 1

to EXHIBIT B

The information described herein is as of _________, ______1 (the “Calculation Date”).2,  3

1.     Section 8.10 – Minimum Interest Coverage Ratio.  For the four consecutive fiscal quarters ended as of the Calculation Date, the Interest Coverage Ratio of Holdings and its Restricted Subsidiaries is _____:1.00.

The Interest Coverage Ratio was computed as follows:4,  5

1. Consolidated EBITDA for the period of four consecutive
Fiscal quarters most recently ended prior to
the Calculation Date: (a) + (b) – (c)			$[ , , ]

(a) Consolidated Net Income for such period; plus		$[ , , ]
(b) To the extent deducted in computing Consolidated Net income for such period:
(1) provision for taxes based on income or profits:	$[ , , ]
(2) Fixed Charges:	$[ , , ]

(3) depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period):

$[ , , ]

1. Insert the last day of the respective fiscal quarter or year covered by the financial statements which are required to be accompanied with this Compliance Certificate.

2. Capitalized terms used but not defined herein shall have the meanings set forth in the LC Procurement Agreement.

3. All calculations on a consolidated basis for Holdings and its Restricted Subsidiaries.

4. Interest Coverage Ratio to be calculated after giving effect to any applicable Pro Forma Adjustments.

5. For purposes of calculating the Interest Coverage Ratio, in the event that Holdings or a Restricted Subsidiary incurs, assumes, incurs a Contingent Obligation for, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated and on or prior to the applicable Calculation Date, then the Interest Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Contingent Obligation, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

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ANNEX 1

to EXHIBIT B

(4) all fees, costs and expenses (other than depreciation, depletion or amortization expense) incurred in connection with the Transactions, the execution and delivery of the Term B Credit Agreement and the LC Procurement Agreement and each other agreement or document executed and delivered in connection therewith, and the borrowings and/or other transactions contemplated under the Term B Credit Agreement and/or the LC Procurement Agreement, including, without limitation, the LC Transactions and the Transactions (as defined in the Term B Credit Agreement) and any amendment or other modification of any such agreements, in each case, deducted (and not added back) in computing Consolidated Net Income:

$[ , , ]
(5) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP:	$[ , , ]
TOTAL of (b):	$[ , , ]
(c) (1) non-cash items increasing Consolidated Net Income, other than items that were accrued in the ordinary course of business:	$[ , , ]

(2) to the extent increasing Consolidated Net Income, the sum of (a) the amount of deferred revenues that are amortized and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments:

$[ , , ]
TOTAL of (c):		$[ , , ]

to

2. Cash Interest Expense:			$[ , , ]

The minimum Interest Coverage Ratio is:			1.50:1.00
In compliance			[YES][NO]

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ANNEX 1

to EXHIBIT B

2.       Section 8.11 – Maximum Consolidated Leverage Ratio.  For the four consecutive fiscal quarters ended as of the Calculation Date, the Consolidated Leverage Ratio of Holdings and its Restricted Subsidiaries is _____:1.00.

The Consolidated Leverage Ratio was computed as follows: 6

1. Sum of: (a) + (b) – (c)		$[ , , ]

(a) Total Funded Debt:	$[ , , ]
(b) Maximum LC Procurement Obligation:	$[ , , ]
(c) Aggregate amount of unrestricted cash on the consolidated balance sheet:[7]	$[ , , ]
to

2. Consolidated EBITDA (see item 1 in Interest Coverage Ratio calculation above):		$[ , , ]

The maximum Consolidated Leverage Ratio is:		5.00:1.00
In compliance		[YES][NO]

3.       Section 8.12 – Minimum Proved Reserves Coverage Ratio.  For the four consecutive fiscal quarters ended as of the Calculation Date, the Proved Reserves Coverage Ratio of Holdings and its Restricted Subsidiaries is _____:1.00.

1. PV-10 Value:[8]	$[ , , ]

to

2. Total Funded Secured Debt:[9]	$[ , , ]

The minimum Proved Reserves Coverage Ratio is:	2.00:1.00
In compliance	[YES][NO]

6. Consolidated Leverage Ratio to be calculated after giving effect to any applicable Pro Forma Adjustments.

7. The maximum amount of unrestricted cash shall not exceed $25,000,000.

8. As reflect on the most recently prepared Reserve Report which has been delivered to the Administrative Agent (together with any supplements, revisions or updates thereto after such date and to the date of such calculation).

9. As shown in Holdings’ financial statement as of the end of the immediately preceding fiscal quarter.

HN\1120456.3

ANNEX 1

to EXHIBIT B

4.       [Excess Cash Flow.  For the fiscal year ended as of the Calculation Date, the amount of Excess Cash Flow of Holdings is $______________________.

Consolidated EBITDA (see item 1 in Interest Coverage Ratio calculation above):		$[ , , ]

minus, without duplication:

(1) Holdings’ Debt Service for such fiscal year,	$[ , , ]

(2) any optional prepayment of Term A Loans and the amount of any release of the Payer Deposit pursuant to Section 3.04 resulting from an optional reduction in the Maximum LC Amount under Section 3.01 in each case, that results in a prepayment of Term B Loans during such fiscal year or prior to the date 100 days following such fiscal year, so long as the amount of such prepayment or release of the Payer Deposit is not already reflected in Debt Service or otherwise deducted from Excess Cash Flow,

$[ , , ]
(3) the aggregate Capital Expenditures made by Holdings during such fiscal year that are paid in cash	$[ , , ]

(4) Taxes paid in cash by Holdings and its Restricted Subsidiaries on a consolidated basis during such fiscal year or that will be paid within six months after the close of such fiscal year (provided that any amount so deducted that will be paid after the close of such fiscal year shall not be deducted again in a subsequent fiscal year) and for which reserves have been established, including income tax expense

$[ , , ]
(5) an amount equal to any increase in Net Working Capital for such fiscal year	$[ , , ]

(6) amounts paid in cash during such fiscal year on account of (i) items that were accounted for as noncash reductions of net income in determining the Consolidated Net Income of Holdings or as noncash reductions in Consolidated Net Income in determining Consolidated EBITDA of Holdings in a prior fiscal year and (ii) reserves or accruals established in purchase accounting

$[ , , ]

HN\1120456.3

ANNEX 1

to EXHIBIT B

(7) the amount related to items that were added to or not deducted from net income in calculating Consolidated Net Income of Holdings or were added to or not deducted from Consolidated Net Income of Holdings in calculating Consolidated EBITDA of Holdings to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior fiscal year), or an accrual for a cash payment, by Holdings and its Restricted Subsidiaries or did not represent cash received by Holdings and its Restricted Subsidiaries, in each case on a consolidated basis during such fiscal year

$[ , , ]
(8) amounts paid in cash with respect to an acquisition of assets (including through mergers, consolidations or otherwise)	$[ , , ]
(9) amounts paid in cash with respect to Hedging Agreements	$[ , , ]

(10) to the extent added to net income in determining Consolidated Net Income of Holdings or to Consolidated Net Income in determining Consolidated EBITDA of Holdings, the aggregate amount of all fees, costs and expenses (other than depreciation, depletion or amortization expense) incurred by Holdings or any Restricted Subsidiary in connection with the Transactions, the execution and delivery of the Term A Credit Agreement and the Term B Credit Agreement and each other agreement or document executed and delivered in connection therewith, and the borrowings and other transactions contemplated under the Term A Credit Agreement and/or the Term B Credit Agreement, including, without limitation, the Transactions (as defined in the Term A Credit Agreement and the Term B Credit Agreement); and any amendment or other modification of any such agreements

$[ , , ]
plus, without duplication:

(1) an amount equal to any decrease in Net Working Capital for such fiscal year	$[ , , ]

HN\1120456.3

ANNEX 1

to EXHIBIT B

(2) all proceeds received during such fiscal year of Capital Lease Obligations, purchase money Indebtedness, Sale Leaseback Transactions and any other Indebtedness, in each case to the extent used to finance any Capital Expenditure

$[ , , ]

(3) all amounts referred to in clause (3) above to the extent funded with the proceeds of the issuance of Equity Interests of, or capital contributions to, Holdings after the Closing Date (to the extent not previously used to prepay Indebtedness, make any investment or Capital Expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any prior fiscal year)

$[ , , ]
(4) cash payments received in respect of Hedging Agreements during such fiscal year to the extent not included in the computation of the Consolidated EBITDA of Holdings	$[ , , ]
(5) to the extent deducted in computation of Consolidated EBITDA of Holdings, cash interest income	$[ , , ]

(6) the amount related to items that were deducted from or not added to net income in connection with calculating Consolidated Net Income of Holdings or were deducted from or not added to Consolidated Net Income of Holdings in calculating Consolidated EBITDA of Holdings to the extent either (i) such items represented cash received by Holdings or any Restricted Subsidiary or (ii) do not represent cash paid by Holdings or any Restricted Subsidiary, in the case of each of the foregoing clauses, determined on a consolidated basis during such fiscal year

$[ , , ]

HN\1120456.3

ANNEX 2

to EXHIBIT B

[Changes to Schedule VI of the U.S. Security Agreement]

HN\1120456.3

EXHIBIT C

FORM OF LC ISSUANCE AGREEMENT

This LC Issuance Agreement, dated as of January 24, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Agreement”), is by and between LC Finco S.à r.l., a private limited company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, whose registered office is 40, Avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg, having a share capital of USD 20,000 and in the process of being registered with the Luxembourg Register of Commerce and Companies, represented by Onno Bouwmeister and Gilles Jacquet duly authorized to the effect hereof (the “Company”) and Credit Suisse AG, LONDON BRANCH (in such capacity, including any successor thereto, the “Bank”);

WHEREAS, Endeavour International Corporation, Endeavour Energy UK Limited (“EEUK”), as the payer, the Company, as the payee, and Credit Suisse AG, Cayman Islands Branch, as the collateral agent (in such capacity, the “Collateral Agent”), are parties to that certain LC procurement agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “LC Procurement Agreement”);

WHEREAS, pursuant to the LC Procurement Agreement, EEUK has requested that the Company enter into this Agreement and, on the terms and conditions set forth hereunder and the terms and conditions set forth in the LC Procurement Agreement, the Company has agreed to cause the Bank to issue standby letters of credit (“Letters of Credit”) from time to time; and

WHEREAS, in consideration of the agreements of EEUK under the LC Procurement Agreement, the Company is willing to cause the Bank to issue Letters of Credit to support the decommissioning liabilities of EEUK and to secure payment bonds or other surety arrangements issued by third parties in support of such decommissioning liabilities.

NOW, THEREFORE, IT IS AGREED:

Capitalized terms not otherwise defined herein shall have the meaning given to them in the LC Procurement Agreement.

Issuances of Letters of Credit; Aggregate Deposit.

(a)     On the terms and subject to the conditions set forth herein, the Bank hereby agrees upon written request of the Company to issue Letters of Credit from time to time for account of EEUK provided that:

the Letter of Credit is to be issued in form and substance reasonably acceptable to the Bank;

the Letter of Credit is to be issued in favor of such Persons as the Company may specify in its request (provided such Persons are reasonably acceptable to the Bank) (each a “Beneficiary”);

EXHIBIT C

the maximum aggregate face amount of all such Letters of Credit at any time outstanding (the “Maximum Amount”) shall not exceed the lesser of: (A) the maximum aggregate face amount of the Initial Letters of Credit (as defined below); and (B) 98.04% of the amount of the Aggregate Deposit (as defined below) at such time; and

no Letter of Credit shall have an expiry date beyond the date 364 days following the LC Release Date.

(b)     The Bank confirms that it has approved the form, substance and Beneficiaries of the Letters of Credit described on Schedule I hereto (the “Initial Letters of Credit”) in substantially the form of Exhibits A-1, A-2, A-3 and A-4 hereto.

(c)     The Bank shall have no obligation to issue any Letter of Credit unless, no later than the time of any request to issue such Letter of Credit pursuant to Section 1(e) below, the Company and/or EEUK shall have paid, or caused to be paid, to the Bank (or such affiliate of the Bank that the Bank may notify in writing to the Company for such purpose from time to time) an aggregate cash amount (after deducting any amounts paid to the Company or EEUK pursuant to Section 1(d) below or any Claim Settlement Amounts (as defined below)) that is equal to at least 102% of the aggregate face amount of all Letters of Credit which will be outstanding after giving effect to such issuance. Any amount paid by the Company pursuant to the foregoing, less any amounts paid to the Company pursuant to Section 1(d) below and any Claim Settlement Company Amounts (as defined below), is referred to herein as the “Company Deposit”.  Any amount paid by EEUK pursuant to the foregoing, less any amounts paid to EEUK pursuant to Section 1(d) below below and any Claim Settlement EEUK Amounts (as defined below), is referred to herein as the “EEUK Deposit” and, together with the Company Deposit, the “Aggregate Deposit”.  The Bank shall acquire full legal title to all Aggregate Deposit paid by the Company and EEUK free of any Lien or other interest of the Company or EEUK and accordingly the Bank shall be entitled to deal with all amounts constituting the Aggregate Deposit as it may in its sole discretion determine.

(d)     Upon written request of the Company, the Bank will transfer, or cause to be paid, to the Company and/or EEUK (as applicable) within one (1) Business Day after any such request an amount equal to:

(i)     the Aggregate Deposit at such time; minus

(ii)     an amount equal to the sum of (A) 102% of the aggregate face amount of all Letters of Credit outstanding at such time; and (B) the aggregate amount of all Obligations (as defined below) which has become due but is unpaid at such time (the “Required Deposit”), provided that any payment to the Company pursuant to this Section 1(d) will have priority over payment to EEUK and EEUK will be a third party beneficiary of this Agreement for purposes of its rights to a payment pursuant to this Section 1.  The obligation of the Bank to transfer, or procure the transfer of, such amount shall, subject to the terms of this Agreement, be irrevocable and unconditional.

(e)     In order to request that the Bank issue any Letters of Credit, the Company shall notify the Bank of such request by telephone not later than 12:00 Noon (London) time three (3)

EXHIBIT C

Business Days before the proposed issuance of a Letter of Credit (or by 12:00 Noon (London) time on the proposed date of issuance in the case of the Initial Letters of Credit).  Each such telephonic notice shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Bank of a written notice and shall specify the following information: (i) the requested date of the issuance of the requested Letter of Credit (which must be a Business Day); (ii) the amount of the requested Letter of Credit in Pounds Sterling; (iii) the Beneficiary; (iv) the expiry date for the requested Letter of Credit (such date to comply with the terms of Section 1(a)(iv) above); and (v) the delivery instructions for the requested Letter of Credit.

(f)     The Company shall cause all Letters of Credit to be terminated on or prior to the LC Release Date.  The foregoing notwithstanding, this Agreement shall continue in full force and effect until all Letters of Credit have expired or have been terminated, but, notwithstanding any such expiration or termination, this Agreement shall continue in full force and effect until all Obligations then outstanding (whether absolute or contingent) shall have been paid in full and all rights of the Bank hereunder shall have been satisfied or other arrangements for the securing of such rights reasonably satisfactory to the Bank shall have been made (the “Discharge Date”).  On the Discharge Date, and after all Obligations have been satisfied in full, the Bank shall release the remaining portion, if any, of the Company Deposit to the Company and the EEUK Deposit to EEUK.

(g)     The Company irrevocably authorizes and directs the Bank to pay forthwith any sums which may be from time to time requested to be paid under and in accordance with the terms of any Letters of Credit by or on behalf of the applicable Beneficiaries (a “Claim”) up to the Maximum Amount, without the Bank having first to refer to the Company or provide the demand for the Company’s prior approval.  The amount of any such payment by the Bank shall be referred to herein as a “Claim Settlement Amount”.  For the purposes of any calculation pursuant to Section 1(d), any Claim Settlement Amount shall be attributed first to the EEUK Deposit (any amount attributed being an “Claim Settlement EEUK Amount”) until such time as the aggregate Claim Settlement EEUK Amount equals the EEUK Deposit at such time, following which all Claim Settlement Amounts shall attributed to the Company Deposit (any amount so attributed being a “Claim Settlement Company Amount”).

(h)     The Company acknowledges that the Bank: (i) is not obliged to carry out any investigation or seek any confirmation from any other Person before paying a Claim; and (ii) deals in documents only and will not be concerned with the legality of a Claim or any underlying transaction or any available set-off, counterclaim or other defense of any Person.

(i)     The obligations of the Company under this Section 1 will not be affected by: (i) the sufficiency, accuracy or genuineness of any Claim or any other document; or (ii) any incapacity of, or limitation on the powers of, any Person signing a Claim or other document.

(j)     For the avoidance of doubt, in no event shall any amount of the Aggregate Deposit be deemed to be held by or on behalf of the Bank as Security for the Obligations.

Acknowledgements and Agreements of the Company.  The Company hereby:

(a)     acknowledges and is fully aware that each Letter of Credit is an autonomous, irrevocable and unconditional undertaking and that, accordingly, the Bank shall pay the Beneficiary of each Letter of Credit on its first demand and without being

EXHIBIT C

able to delay such payment, nor to raise any objections, counterclaims, disputes or defenses of any kind in respect of, in particular, the validity or the performance by the Beneficiary of its obligations thereunder;

(b)     acknowledges that each Letter of Credit is issued under the Company’s full responsibility and that the Company shall remain responsible towards the Bank, without prejudice to Section 1(g) above, until the full discharge of any sums in principal, interests, fees, expenses or Liabilities (as defined below) which the Company may be liable to pay or reimburse to the Bank under or pursuant to this Agreement (collectively, the “Obligations”);

(c)     irrevocably and unconditionally waives any right it may have (i) to raise any objection, counterclaim, dispute or defense of any kind, including but not limited to, objections, counterclaims, disputes or defenses arising out of (A) the execution, performance or extension of any Letter of Credit; (B) any contractual relationship existing between the Company and the Bank or between the Company and EEUK (notably under the LC Procurement Agreement) or between EEUK and the Bank (if any); or (C) the contractual relationship existing between EEUK and any Beneficiary, with a view to discharge itself from its unconditional reimbursement obligations to the Bank as provided in this Section 2; or (ii) to seek or to commence any judicial or other action, including ex parte or interim, to prevent the Bank from fulfilling its obligations towards a Beneficiary under any Letter of Credit;

(d)     acknowledges that neither the Bank nor any of its correspondents shall be responsible for (i) any act made or omission in the course of carrying out the Company’s instructions; (ii) any other act or omission of the Bank or its correspondents or their respective agents or employees other than any such arising from its or their gross negligence or willful misconduct; (iii) the validity, sufficiency, accuracy or genuineness of documents or required statements; (iv) errors (including in translation), omissions, interruptions or delays in transmission or delivery of any messages however sent and whether or not in code or cipher; (v) any act, default, omission, insolvency or failure in business of any other Person (including any correspondent, including those appointed by the Bank upon its own initiative) or any consequences arising from causes beyond the Bank’s control; or (vi) any acts or omissions of the Company, EEUK or any Beneficiary;

(e)     acknowledges that the Bank has the right to transmit any document, statement or instructions in their original language without translation;

(f)     irrevocably and unconditionally undertakes, without set-off or counterclaim, withholding or deduction, arising inter alia under the LC Procurement Agreement or any other agreement, to immediately on demand indemnify the Bank and each of its affiliates and the respective directors, trustees, officers, employees, agents and advisors of the Bank and their respective affiliates (each, a “Related Party”), and to hold the Bank and each Related Party (each, an “Indemnitee”) harmless from and against all actions, proceedings, claims and demands which may be brought or made against the Bank and any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (collectively, the “Liabilities”), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the issue or payment (or resisting payment) of any Letter of Credit, the enforcement or attempted enforcement of its recovery rights under a Letter of Credit

EXHIBIT C

against any party including the Company; (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company or any of its affiliates); or (iii) any loss incurred by the Bank as a result of any judgment or order being given or made for the payment of any amount due hereunder and such judgment or order being expressed in a currency other than the currency of any Liability hereunder, and as a result of, any variation having occurred in rates of exchange between the date as of which such amount is converted into such other currency for the purposes of such judgment or order and the date of actual payment pursuant thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee or with respect to any proceeding not involving an act or omission by the Company or its affiliates that is brought by an Indemnitee against any other Indemnitee;

(g)     unconditionally and irrevocably agrees that, to the extent permitted by applicable law, the Company shall not assert, and the Company hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby or the issue and payment of (or failure to pay) any Letter of Credit;

(h)     irrevocably and unconditionally undertakes to pay the Obligations to the Bank, or its designated agents, immediately, on first demand in available funds in the same currency stipulated in the Bank’s demand pursuant to which such payment is made at the Bank’s London office or such other bank or office as the Bank may designate, to such account as the Bank may notify to the Company for this purpose, without any set-off or counterclaim and without any deduction or withholding whatsoever.  If the Company is required to make any deduction or withholding from any sum payable by it to the Bank hereunder, then the sum payable by the Company in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives and retains a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made;

(i)     acknowledges and agrees that this Section 2 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Bank, and that all amounts due under this Section 2 shall be payable immediately on written demand therefor;

(j)     acknowledges and agrees that the Bank shall not be required to hold the Aggregate Deposit in a segregated account, and that the Company shall not be entitled to interest on the Aggregate Deposit;

(k)     irrevocably and unconditionally undertakes to, at any time upon the written request of the Bank, promptly and duly do all such acts and execute and deliver any and all such further instruments and documents as the Bank may consider necessary for the

EXHIBIT C

purpose of obtaining the full benefit of this Agreement and of the rights and powers hereby granted;

(l)     acknowledges and agrees that the obligations of the Company under this Agreement are continuing obligations and will extend to the ultimate balance of all Obligations, regardless of any intermediate payment or discharge in whole or in part;

(m)     irrevocably and unconditionally undertakes to ensure that its Obligations at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally; and

(n)     irrevocably and unconditionally agrees that, if the Company shall default on the payment of any amount due hereunder, then until such defaulted amount shall have been paid in full, to the extent permitted by law, such overdue amount shall bear interest (after as well as before judgment), payable on demand, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be), equal to the rate that would be applicable to an ABR Tranche plus 2.00% per annum.

Conditions.

(a)     The obligations of the Bank to enter into this Agreement and to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

(i)     the Bank shall have received this Agreement duly executed by the Company;

(ii)     the Aggregate Deposit shall not be less than the Required Deposit after giving effect to such issuance;

(iii)    the Bank shall have received, on behalf of itself, a favorable written opinion of Vinson & Elkins L.L.P., special English counsel to the Company;

(iv)     the Bank shall have received, on behalf of itself, a written opinion of Allen & Overy, special Luxembourg counsel to the Company in form and substance reasonably acceptable to the Bank;

(v)     the Collateral Agent shall have received the Collateral Assignment, duly executed and delivered by the Company, in form and substance reasonably acceptable to the Collateral Agent;

(vi)     the Collateral Agent shall have received the LC Procurement Agreement duly executed and delivered by the Company, EEUK and Holdings, and each of the conditions precedent set forth in Section 5.01 of the LC Procurement Agreement shall have been satisfied;

(vii)    the Collateral Agent shall have received the Term B Credit Agreement duly executed and delivered by the Company and LC Finco US, and each of the conditions precedent set forth in Section 3.01 of the Term B Credit Agreement (other than any such conditions relating to, or contingent upon, the satisfaction of all conditions precedent under this Agreement) shall have been satisfied;

(viii)    each of the representations and warranties of the Company hereunder shall be true and correct as of such date and the Company shall not have breached any agreement or covenant hereunder which breach is continuing; and

EXHIBIT C

(ix)     no default or event of default shall have occurred and be continuing under the LC Procurement Agreement or the Collateral Assignment or would result thereunder from such issuances.

(b)     The obligations of the Bank to issue Letters of Credit at any time after the date hereof are subject to the satisfaction of the following conditions on the date of any request to issue any Letter of Credit and on the date of such issuance:

(i)     the Aggregate Deposit shall not be less than the Required Deposit after giving effect to such issuance;

(ii)     each of the representations and warranties of the Company hereunder shall be true and correct as of such date

(iii)    the Company shall not have breached any agreement, covenant or other obligation hereunder which breach is continuing;

(iv)     no default or event of default shall have occurred and be continuing under the LC Procurement Agreement or the Collateral Assignment or would result thereunder from such issuances; and

(v)     no notice has been issued by the Bank under to Section 6(a).

Representations and Warranties of the Company.  The Company represents and warrants to the Bank that:

(a)     it has the power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; it has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(b)     neither the execution, delivery or performance by the Company of this Agreement, nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental authority; (ii) will conflict with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose), any Lien (except pursuant to the Collateral Assignment) upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which the Company is a party or by which it or any of its property or assets is bound or to which it may be subject; or (iii) will violate any provision of the constitutional documents of the Company; and

(c)     no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except (i) for those that have otherwise been obtained or made on or prior to the date hereof and remain in full force and effect on the date hereof; and (ii) filings which are necessary to perfect the security interests created or intended to be created under the Collateral Assignment), or exemption by, any governmental authority or other Person is required to be obtained or made by, or on behalf of, the Company to authorize, or is required to be obtained or made by, or on behalf of, the

EXHIBIT C

Company in connection with (A) the execution, delivery and performance of this Agreement; or (B) the legality, validity, binding effect or enforceability of this Agreement.

Fees.    The Company shall pay to the Bank, for its account, a fee equal to 0.25% per annum on the aggregate daily average face amount of all Letters of Credit outstanding hereunder, which fee shall be payable on a quarterly basis on the last Business Day (as defined in the LC Procurement Agreement) of each March, June, September and December, beginning March 31, 2014.

Mandatory Cancellation.

(a)     The Bank shall notify the Company if it becomes aware that it is, or will become, unlawful in any applicable jurisdiction for the Bank to perform any of its obligations under this Agreement or to have a Letter of Credit outstanding.

(b)     After notification under Section 6(a) above the Company must use its best endeavors to ensure the release of the liability of the Bank under each Letter of Credit as soon as possible.

(c)     In the event of any cancellation under this Section 6, any amounts owing to the Bank under this Agreement shall be immediately due and payable.

Miscellaneous.

(a)     This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

(b)     The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).  The Company agrees that the courts of England are the most appropriate and convenient courts to settle Disputes, and accordingly the Company will not argue to the contrary.  The Company acknowledges and agrees that the foregoing submission to jurisdiction shall not (and shall not be construed so as to) prevent the Bank from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Bank may take concurrent proceedings in any number of jurisdictions.

(c)     The Company irrevocably and unconditionally appoints Law Debenture Corporate Services Limited, 100 Wood Street, London EC2V 7EX (the “UK Process Agent”) as its agent to receive on behalf of the Company and its property all writs, claims, process and summonses in any action or proceeding brought against the Company before the courts of England.  Such service may be made by mailing or delivering a copy of such process to the Company in care of the UK Process Agent at the address specified above for the UK Process Agent, and the Company irrevocably authorizes and directs the UK Process Agent to accept such service on its behalf.  Failure by the UK Process Agent to give notice to the Company, or failure of the Company to receive notice of such service of process, shall not impair or affect the validity of such service on the UK Process Agent or the Company, or of any judgment based thereon.  The Company

EXHIBIT C

covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents that may be necessary to continue the designation of the UK Process Agent above in full force and effect, and to cause the UK Process Agent to act as such.  Nothing herein shall in any way be deemed to limit the ability to serve any such writs, claims, process or summonses in any other manner permitted by applicable law.  If any Person appointed as an agent for service in England and Wales is unable for any reason to act as agent for service of process, the Company shall immediately (and in any event within five (5) days of such event taking place) appoint another agent on terms acceptable to the Bank.  In the event that the Company fails to appoint such agent on terms acceptable to the Bank, the Bank shall have the right to appoint an agent for service of process.

(d)     The Company irrevocably and unconditionally (i) agrees not to claim any immunity from proceedings brought by the Bank or any of its Related Parties against it in relation to this Agreement and to ensure that no such claim is made on its behalf; (ii) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and (iii) waives all rights of immunity in respect of it or its assets.

(e)     The Company agrees that it will not be released from its obligations under this Agreement without the Bank’s prior written consent.  In addition, the Company undertakes to, following the Discharge Date, take all necessary steps to perfect the release of the Bank’s obligations under the Letter of Credit at the Company’s expense.

(f)     The Company will not be entitled to any right of contribution or indemnity from the Bank or any of its Related Parties in respect of any payment it may make under this Agreement.

If a payment is due under this Agreement on a day which is not a Business Day, the due date for that payment shall be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Bank determines is market practice.

(g)     Any certification or determination by the Bank of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

(h)     If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

(i)     Except as otherwise provided for in Section 2(n), any interest, commission or fee accruing under this Agreement will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or otherwise as the Bank may determine is market practice.

(j)     No failure to exercise, nor any delay in exercising, on the part of the Bank or any of its Related Parties any right or remedy under this Agreement shall operate as a waiver of any such right or remedy or constitute an election to affirm this Agreement.  No election to affirm this Agreement on the part of the Bank or any of its Related Parties shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or

EXHIBIT C

remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

(k)     This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

(l)     The Company may not assign or transfer any of its rights or obligations under this Agreement without the prior consent of the Bank, except in accordance with the Collateral Assignment.

Notices; Electronic Communications.

(a)     Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i)     if to the Bank, to it at Credit Suisse, Eleven Madison Avenue, 23rd Floor, New York, NY 10010; Attn: Loan Operations – Boutique Management; Telephone No.: +1 (212) 538 3525; Email: Ops-collateral@credit-suisse.com; and

(ii)     if to the Company, to it at 40, avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg; Attn: Mr. Sebastien Gaddini; Telephone No: +352.49.6767.9865; Email: Sebastien.Gaddini@orangefield.com, with copy to EEUK at: c/o Vinson & Elkins RLLP, CityPoint, 33rd Floor, One Ropemaker Street, London, EC2Y 9UE, UK.

(b)     All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax (or other electronic communications pursuant to procedures approved by the Bank) or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.  As agreed to among the parties from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person and shall be deemed to have been given as of the date of receipt thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year stated at the beginning of this Agreement.

By:
LC Finco S.à r.l. (as the Company)

By:

Name:

Title:

Signature Page to LC Issuance Agreement

CREDIT SUISSE AG, LONDON BRANCH (as Bank)
By:
Name:
Title:

By:
Name:
Title:

Signature Page to LC Issuance Agreement

SCHEDULE I

INITIAL LETTERS OF CREDIT

1.Standby letter of credit in favor of The Law Debenture Trust Corporation p.l.c., which is incorporated under the laws of England and Wales and whose registered office is 100 Wood Street, London EC2V 7EX, as beneficiary, for a maximum amount of £57,420,000.

2.Standby letter of credit in favor of Hess Limited, which is a company incorporated under the laws of England and Wales and whose registered office is Level 9, 1-11 John Adam Street, London WC2N 6AG, as beneficiary, for a maximum amount of £2,100,000.00.

3.Standby letter of credit in favor of Hess Limited, which is a company incorporated under the laws of England and Wales and whose registered office is Level 9, 1-11 John Adam Street, London WC2N 6AG, as beneficiary, for a maximum amount of £6,600,000.00.

4.Standby letter of credit in favor of Hess Limited, which is a company incorporated under the laws of England and Wales and whose registered office is Level 9, 1-11 John Adam Street, London WC2N 6AG, as beneficiary, for a maximum amount of £11,900,000.00.

Schedule I

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EXHIBIT A-1

FORM OF INITIAL LETTER OF CREDIT

Exhibit A-1

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EXHIBIT A-2

FORM OF INITIAL LETTER OF CREDIT

Exhibit A-2

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EXHIBIT A-3

FORM OF INITIAL LETTER OF CREDIT

Exhibit A-3

EXHIBIT A-4

FORM OF INITIAL LETTER OF CREDIT

Exhibit A-4

EXHIBIT D

FORM OF PAYER PARTY GUARANTY

PAYER PARTY GUARANTY (as amended, modified, restated and/or supplemented from time to time, this “Guaranty”), dated as of January 24, 2014, made by and among each of the undersigned guarantors (each, a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 22 hereof, collectively, the “Guarantors”) in favor of Credit Suisse AG, acting through one or more of its branches and affiliates, as Collateral Agent (together with any successor collateral agent, the “Collateral Agent”).  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the LC Procurement Agreement (as defined below) or the Credit Agreement (as defined below), as applicable.

W I T N E S S E T H :

WHEREAS, Endeavour International Corporation, a Nevada corporation, as holdings (“Holdings”), Endeavour Energy UK Limited, a private limited company registered in laws of England and Wales, as payer (“Payer”), LC Finco S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, whose registered office is 40, Avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg, pending registration with the Luxembourg Register of Commerce and Companies and having a share capital of USD 20,000 (“Payee”), and the Collateral Agent have entered into that certain LC Procurement Agreement, dated as of January 24, 2014 (as amended, modified, restated and/or supplemented from time to time, the “LC Procurement Agreement”), pursuant to which a.Payer has instructed Payee to enter into LC Issuance Documents with Credit Suisse AG, London Branch (“LC Bank”) and, as applicable, the Collateral Agent, as of the Closing Date and will instruct Payee to enter into LC Issuance Documents from time to time thereafter pursuant to which Payee will instruct the LC Bank to issue Letters of Credit and (b) Payer has agreed to reimburse Payee for certain payments made in connection with such LC Issuance Documents and to pay Payee certain fees for the procurement of the issuance of the Letters of Credit;

WHEREAS, Holdings, as holdings, Endeavour International Holding B.V., a besloten vennootschap organized under the laws of the Netherlands (“EIH”), End Finco LLC, a Delaware limited liability company (“DE Borrower” and, with EIH, each a “Borrower” and collectively “Borrowers”), the lenders from time to time party thereto (the “Lenders”), the Collateral Agent and the other Agents and parties thereto have entered into a Credit Agreement, dated as of January 24, 2014 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”, and the Lenders, the Collateral Agent, the Arranger and each other Agent  thereto being the “Lender Creditors”), providing for the making of Loans to the Borrowers, all as contemplated therein;

WHEREAS, Holdings and its Restricted Subsidiaries may at any time and from time to time enter into one or more Secured Hedging Agreements with one or more Approved Hedge Counterparties (herein “Secured Hedge Counterparties” to the extent, and for so long as, the obligations in respect of Secured Hedging Agreements constitute “Obligations” under the Credit

LO\3311565.7

Agreement (the Payee, Secured Hedge Counterparties and Lender Creditors are collectively referred to herein as the “Secured Creditors”));

WHEREAS, each Guarantor (other than Holdings) is a direct or indirect Subsidiary of Holdings, which is the indirect parent company of the Payer and the Borrowers;

WHEREAS, it is a condition precedent to the procurement by the Payee of the issuance of the Letters of Credit pursuant to the LC Issuance Documents that the Guarantors shall have executed and delivered to the Collateral Agent this Guaranty;

WHEREAS, it is a condition precedent to the making of Loans to the Borrowers under the Credit Agreement and to the entering into of Secured Hedging Agreements by Approved Hedge Counterparties that each Guarantor shall have executed and delivered to the Collateral Agent this Guaranty;

WHEREAS, each Guarantor will obtain benefits from the procurement by the Payee of the issuance of the Letters of Credit pursuant to the LC Issuance Documents from time to time and, accordingly, desires to execute this Guaranty in order to satisfy the condition described above and to induce the Payee to procure the issuance of the Letters of Credit; and

WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Borrowers under the Credit Agreement and the entering into by Holdings and/or one or more of its Restricted Subsidiaries of Secured Hedging Agreements with Approved Hedge Counterparties from time to time and, accordingly, desires to execute this Guaranty in order to satisfy the condition described above and to induce the Lenders to make Loans to the Borrowers and the Approved Hedge Counterparties to enter into Secured Hedging Agreements.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with each other Guarantor and the Collateral Agent for the benefit of the Secured Creditors as follows:

•	GUARANTY.
• (a)Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees as a primary obligor and not merely as surety (as shown on the signature pages hereto):

(i)to the Collateral Agent, for the benefit itself and the Payee, the full and prompt payment when due (whether at the stated maturity, by required prepayment, acceleration or otherwise) of all obligations of the Payer and Holdings and all other obligations (including, without limitation, all Obligations (as defined in the LC Procurement Agreement) and all obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Payer and Holdings to the Payee and the Collateral Agent under each LC Procurement Document to which the Payer or Holdings is a party (including, without limitation, indemnities, fees and interest thereon (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the LC Procurement Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with each such LC Procurement Document and the due performance and compliance by the Payer and Holdings with all of the terms, conditions, covenants and agreements contained in all such LC Procurement Documents (all such principal, premium, interest, liabilities, indebtedness and obligations under this clause (i) being herein collectively called the “LC Procurement Document Obligations”);

(ii)to the Collateral Agent, for the ratable benefit of the Lender Creditors, the full and prompt payment when due (whether at the stated maturity, by required prepayment, acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrowers under the Credit Agreement, and (y) all other obligations (including, without limitation, all Obligations described in clause (a) of the definition thereof (as defined in the Credit Agreement) and all obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Credit Parties to the Lender Creditors under each Credit Document to which such Credit Parties are a party (including, without limitation, indemnities, fees and interest thereon (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with each such Credit Document and the due performance and compliance by the Credit Parties with all of the terms, conditions, covenants and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations under this clause (ii) being herein collectively called the “Credit Document Obligations”); and

(iii)to the Collateral Agent, for the ratable benefit of the Secured Hedge Counterparties, the full and prompt payment when due (whether at the stated maturity, by required prepayment, acceleration or otherwise) of all obligations (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Secured Hedging Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by Holdings, the Borrowers and each other Guaranteed Party (as defined below) to the Secured Hedge Counterparty under any Secured Hedging Agreements to which Holdings, a Borrower or any other Guaranteed Party is a party, whether now in existence or hereafter arising, and the due performance and compliance by Holdings, the Borrowers and each other Guaranteed Party with all of the terms, conditions, covenants and agreements contained therein (all such obligations, liabilities and indebtedness contained in this clause (iii) being herein collectively called the “Secured Hedge Obligations”, and, together with the LC Procurement Document Obligations and the Credit Document Obligations, the “Guaranteed Obligations”).

(b) Each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees as a primary obligor and not merely as surety the payment of any and all Guaranteed Obligations whether or not due or payable by the Payer or any other Guaranteed Party upon the occurrence in respect of the Payer or any other Guaranteed Party of any of the events specified in Section 9.05 or 9.06 of the LC Procurement Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Collateral Agent for the benefit of itself and the Payee, or order, on demand.

(c)Each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees as a primary obligor and not merely as surety the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrowers or any other Guaranteed Party upon the occurrence in respect of a Borrower or any other Guaranteed Party of any of the events specified in Section 7.01(e) or (f) of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Collateral Agent, for the ratable benefit of the Lender Creditors and the Secured Hedge Counterparties, or order, on demand.

• (d)As used herein, the term “Guaranteed Party” shall mean each of the Payer, each Borrower, Holdings, and each other Subsidiary of Holdings that has executed or delivered this Guaranty or has otherwise become a party hereto by means of the execution of a joinder, accession or similar agreement, or is a party to any other LC Procurement Document, any other Credit Document or any Secured Hedging Agreement.  Each Guarantor understands, agrees and confirms that the Collateral Agent, on behalf of the Secured Creditors, may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Payer, the Borrowers or any other Guaranteed Party, or against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.  This Guaranty is a guaranty of prompt payment and not of collection; provided that notwithstanding anything in this Guaranty to the contrary, in no event will any Guarantor be responsible for specific performance of any Guaranteed Obligation then due if the performance of such Guaranteed Obligation is specific to a Credit Party and it would be impossible or reasonably impracticable after using all reasonable efforts for such other Guarantor to perform the Guaranteed Obligation.

•	LIABILITY OF GUARANTORS ABSOLUTE

.  The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Payer, a Borrower or any other Guaranteed Party whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation:  (a) any direction as to application of payment by the Payer, the Borrowers, any other Guaranteed Party or any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking (other than any payment applied in satisfaction of the Guaranteed Obligations), (d) any dissolution, termination or increase, decrease or change in personnel by the Payer, a Borrower or any other Guaranteed Party, (e) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty, (f) any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays the Payer, a Borrower or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (g) any action or inaction by the Secured Creditors as contemplated in Section 5 hereof, (h) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefore and (i) any legal or equity defenses, including suretyship defenses.

•	OBLIGATIONS OF GUARANTORS INDEPENDENT

.  The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Payer, the Borrowers or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, the Payer, the Borrowers or any other Guaranteed Party and whether or not any other Guarantor, any other guarantor, the Payer, the Borrowers or any other Guaranteed Party be joined in any such action or actions.  Each Guarantor waives (to the fullest extent permitted by applicable law) the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the Payer, the Borrowers or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Payer, the Borrowers or such other Guaranteed Party shall operate to toll the statute of limitations as to each Guarantor.

•	WAIVERS BY GUARANTORS.

• (a)Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Collateral Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor, the Payer, a Borrower or any other Guaranteed Party) and each Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by any Secured Creditor upon this Guaranty, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty.

• (b)Each Guarantor waives any right to require the Secured Creditors to:  (i) proceed against the Payer, the Borrowers, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Payer, the Borrowers, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever.  Each Guarantor waives any defense based on or arising out of any defense of the Payer, the Borrowers, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment of the Guaranteed Obligations to the extent of such payment, including, without limitation, any defense based on or arising out of the disability of the Payer, the Borrowers, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Payer, the Borrowers or any other Guaranteed Party other than payment of the Guaranteed Obligations to the extent of such payment.  The Secured Creditors may, at their election, foreclose on any collateral serving as security held by the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against the Payer, the Borrowers, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid.  Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement, contribution, indemnification or subrogation or other right or remedy of such Guarantor against the Payer, the Borrowers, any other Guaranteed Party, any other guarantor of the Guaranteed Obligations or any other party or any security.

• (c)Each Guarantor has knowledge and assumes all responsibility for being and keeping itself informed of the Payer’s, the Borrowers’, each other Guaranteed Party’s and each other Guarantor’s financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and has adequate means to obtain from the Payer, the Borrowers, each other Guaranteed Party and each other Guarantor on an ongoing basis information relating thereto and the Payer’s, the Borrowers’, each other Guaranteed Party’s and each other Guarantor’s ability to pay and perform its respective Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect.  Each Guarantor acknowledges and agrees that (x) the Secured Creditors shall have no obligation to investigate the financial condition or affairs of the Payer, the Borrowers, any other Guaranteed Party or any other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition, assets or affairs of the Payer, the Borrowers, any other Guaranteed Party or any other Guarantor that might become known to any Secured Creditor at any time, whether or not such Secured Creditor knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) increase the risk of such Guarantor as guarantor hereunder, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Guaranteed Obligations hereunder and (y) the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding any of the aforementioned circumstances or risks.

• (d)Each Guarantor hereby acknowledges and agrees that no Secured Creditor nor any other Person shall be under any obligation (i) to marshal any assets in favor of such Guarantor or in payment of any or all of the liabilities of any

Guaranteed Party under the LC Procurement Documents, the Credit Documents, the Secured Hedging Agreements or the obligation of such Guarantor hereunder or (ii) to pursue any other remedy that such Guarantor may or may not be able to pursue itself any right to which such Guarantor hereby waives.

• (e)Each Guarantor warrants and agrees that each of the waivers set forth in Section 3 and in this Section 4 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.

•	RIGHTS OF SECURED CREDITORS

.  Subject to Section 4, any Secured Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to any Guarantor, without impairing or releasing the obligations or liabilities of any Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

• (a)change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including, without limitation, any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, increased, accelerated, renewed or altered;

• (b)take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property or other collateral by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

• (c)exercise or refrain from exercising any rights against the Payer, the Borrowers, any other Guaranteed Party, any other Credit Party, any Subsidiary thereof, any other guarantor of the foregoing or others or otherwise act or refrain from acting;

• (d)release or substitute any one or more endorsers, Guarantors, other guarantors, the Payer, the Borrowers, any other Guaranteed Party or other obligors;

• (e)settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Payer, the Borrowers or any other Guaranteed Party to creditors of the Payer, the Borrowers or such other Guaranteed Party other than the Secured Creditors;

• (f)apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Payer, the Borrowers or any other Guaranteed Party to the Secured Creditors regardless of what liabilities of the Payer, the Borrowers or such other Guaranteed Party remain unpaid;

• (g)consent to or waive any breach of, or any act, omission or default under, any of the Secured Hedging Agreements, the Credit Documents, the LC Procurement Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Secured Hedging Agreements, the Credit Documents, the LC Procurement Documents or any of such other instruments or agreements;

• (h)act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against the Payer, the Borrowers or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Guaranty; and/or

• (i)take any other action or omit to take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of such Guarantor or constitute a legal or equitable defense to or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against such Guarantor).

No invalidity, illegality, irregularity or unenforceability of all or any part of the Guaranteed Obligations, the LC Procurement Documents, the Credit Documents, the Secured Hedging Agreements or any other agreement or instrument relating to the Guaranteed Obligations or of any security or guarantee therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment of the Guaranteed Obligations to the extent of such payment.

•	CONTINUING GUARANTY

.  This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.  No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand.  It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Payer, the Borrowers, or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created under this Guaranty, the Credit Documents, the LC Procurement Documents, or the Secured Hedging Agreements (being collectively the “Secured Debt Agreements”) in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

•	SUBORDINATION OF INDEBTEDNESS HELD BY GUARANTORS

.  Any indebtedness of the Payer, the Borrowers or any other Guaranteed Party now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Payer, the Borrowers or such other Guaranteed Party to the Secured Creditors, and such indebtedness of the Payer, the Borrowers or such other Guaranteed Party to any Guarantor, if the Collateral Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Collateral Agent, for the benefit of the Secured Creditors, on account of the indebtedness of the Payer, the Borrowers or such other Guaranteed Party to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty except to the extent that Guaranteed Obligations have been paid.  Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of any Borrower or any other Guaranteed Party to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash (other than unasserted contingent indemnification obligations); provided, that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Secured Creditors and shall forthwith be paid to the Collateral Agent, for the benefit of the Secured Creditors, to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the LC Procurement Documents or Credit Documents or, if the LC Procurement Documents or Credit Documents do not provide for the application of such amount, to be held by the Collateral Agent, for the benefit of the Secured Creditors, as collateral security for any Guaranteed Obligations thereafter existing.

•	GUARANTY ENFORCEABLE BY COLLATERAL AGENT

.  Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Secured Creditors agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding LC Procurement Document Obligations and Secured Hedge Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent or, after all the Credit Document Obligations have been paid in full, by the holders of at least a majority of the outstanding LC Procurement Document Obligations and Secured Hedge Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents.  The Secured

Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder).  It is understood and agreed that the agreement in this Section 8 is among and solely for the benefit of, and binding upon, the Secured Creditors and that, if the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding LC Procurement Document Obligations and Secured Hedge Obligations) so agree (without requiring the consent of any Guarantor), this Guaranty may be directly enforced by any Secured Creditor.

•	REPRESENTATIONS, WARRANTIES AND COVENANTS OF GUARANTORS

.  In order to (a) induce the Payee to procure the issuance of the Letters of Credit pursuant to the LC Issuance Documents, (b) induce the Lenders to make Loans to the Borrowers pursuant to the Credit Agreement and (c) induce the Secured Hedge Counterparties to execute, deliver and perform the Secured Hedging Agreements to which they are a party, each Guarantor represents, warrants and covenants that:

(i) such Guarantor (A) is a duly organized and validly existing Business in good standing under the laws of the jurisdiction of its organization, (B) has the Business, power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (C) is duly qualified and is authorized to do business and, to the extent applicable, is in good standing in each jurisdiction where the nature of its business requires such qualification, authorization and good standing, except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(ii) such Guarantor has the Business power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Secured Debt Agreement to which it is a party and has taken all necessary Business action to authorize the execution, delivery and performance by it of this Guaranty and each such other Secured Debt Agreement;

(iii) such Guarantor has duly executed and delivered this Guaranty and each other Secured Debt Agreement to which it is a party, and this Guaranty and each such other Secured Debt Agreement constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv) neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Secured Debt Agreement to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (A) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or Governmental Authority, (B) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (C) violate any provision of the certificate or articles of incorporation, by-laws, partnership agreement or limited liability company agreement (or equivalent organizational documents), as the case may be, of such Guarantor or any of its Subsidiaries;

(v) no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any Governmental Authority is required to authorize, or is required in connection with, (A) the execution, delivery and performance by such Guarantor of this Guaranty or any other Secured Debt Agreement to which such Guarantor is a party or (B) the legality, validity, binding effect or enforceability of this Guaranty or any other Secured Debt Agreement to which such Guarantor is a party;

(vi) there are no actions, suits or proceedings pending or, to such Guarantor’s knowledge, threatened (A) with respect to this Guaranty or any other Secured Debt Agreement to which such Guarantor is a party or (B) with respect to such Guarantor or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(vii) until the termination of the Commitment and all Secured Hedging Agreements and until such time as no Note or Loan remains outstanding and all Guaranteed Obligations have been paid in full (other than indemnities (A) described in Section 11.05 of the LC Procurement Agreement and analogous provisions in the Security Documents and (B) described in Section 9.05 of the Credit Agreement and analogous provisions in the Security Documents which are not then due and payable and for which no claim has been made), such Guarantor will comply, and will cause each of its Subsidiaries  to comply, with all of the applicable provisions, covenants and agreements contained in Articles VII and VIII of the LC Procurement Agreement and Articles V and VI of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Articles VII and VIII of the LC Procurement Agreement and Articles V and VI of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor; and

(viii) an executed copy of each of the LC Procurement Documents, Credit Documents and each other Secured Debt Agreement has been made available to a senior officer of such Guarantor and such officer is familiar with the contents thereof.

•	EXPENSES

.  The Guarantors hereby jointly and severally agree to pay all out-of-pocket costs and expenses of the Collateral Agent and each other Secured Creditor in connection with the enforcement of this Guaranty and the protection of the Secured Creditors’ rights hereunder and any amendment, waiver or consent relating hereto (including, in each case, without limitation, the reasonable fees and disbursements of counsel employed by the Collateral Agent and each other Secured Creditor).

•	BENEFIT AND BINDING EFFECT

.  This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

•	AMENDMENTS; WAIVERS

.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and with the written consent of the Collateral Agent at the direction of either (x) the Required Lenders (or, to the extent an amendment of the type requiring the consent of all Lenders under Section 9.08(b) of the Credit Agreement, with the written consent of each Lender) at all times prior to the time at which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding LC Procurement Document Obligations and Secured Hedge Obligations at all times after the time at which all Credit Document Obligations have been paid in full.

•	SET OFF

.  In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement or the LC Procurement Agreement and any payment default under any Secured Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.  Each Secured Creditor (by its acceptance of the benefits hereof) acknowledges and agrees that the provisions of this Section 13 are subject to the sharing provisions set forth in Section 2.18 of the Credit Agreement.

•	NOTICE

.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows: (i) in the case of the Payer, to it at 21-31 Woodfield Road, London, W9 2BA, England, Attention: Chief Financial Officer, Fax No. 44 20 7451 2351, with a copy to Holdings at 811 Main Street, Suite 2100 Houston, TX, Houston, TX 77002, Attention: Chief Financial Officer, Fax No. (713) 307-8794; (ii) if to any Credit Party (other than the Payer), to it at c/o Endeavour International Corporation, 811 Main Street, Suite 2100 Houston, TX, Houston, TX 77002, Attention: Chief Financial Officer;  (iii) if to the Payee, to it at 40, avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg, Attn: Mr. Sebastien Gaddini, Telephone No: +352.49.6767.9865, Email Address: Sebastien.Gaddini@orangefield.com; (iv) if to the

Collateral Agent, to it at Credit Suisse, Eleven Madison Avenue, 23rd Floor, New York, NY  10010, Attn:  Loan Operations – Boutique Management, Telephone No.:  (212) 538 3525, Email:  Ops-collateral@credit-suisse.com; and (v) in the case of any Secured Hedge Counterparty, at such address as such Secured Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.  All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax (or other electronic communications pursuant to procedures approved by the Collateral Agent) or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 14 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 14.  As agreed to among the Guarantors, the Secured Creditors and the Collateral Agent from time to time, notices and other communications may also be delivered by e mail to the e mail address of a representative of the applicable Person provided from time to time by such Person and shall be deemed to have been given as of the date of receipt thereof.

•	REINSTATEMENT

.  If any claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including, without limitation, the Payer, the Borrowers or any other Guaranteed Party), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any Credit Document, any Secured Hedging Agreement, any LC Procurement Document or any other instrument evidencing any liability of the Payer, the Borrowers or any other Guaranteed Party, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

•	CONSENT TO JURISDICTION; SERVICE OF PROCESS; AND WAIVER OF TRIAL BY JURY.

THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS GUARANTY, any other Credit Document or any other LC Procurement Document to which any Guarantor is a party WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF

ANY COMPETENT NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, any other Credit Document or any other LC Procurement Document to which any Guarantor is a party, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT THE SECURED CREDITORS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST THE GRANTORS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY NEW YORK STATE OR FEDERAL COURT.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

EACH PARTY TO THIS GUARANTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.  NOTHING IN THIS GUARANTY, any other Credit Document or any other LC Procurement Document to which any Guarantor is a party WILL AFFECT THE RIGHT OF ANY PARTY TO THIS GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, any other Credit Document or any other LC Procurement Document to which any Guarantor is a party.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

•	RELEASE OF LIABILITY OF GUARANTOR UPON SALE OR DISSOLUTION

.  In the event that all of the capital stock or other equity interests of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of (a) Sections

8.04 and 8.09 of the LC Procurement Agreement and (b) Sections 6.04 or 6.09 of the Credit Agreement (or any such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all the Lenders if required by Section 9.08 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the LC Procurement Agreement and the Credit Agreement, to the extent applicable, such Guarantor shall, upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to Holdings or another Subsidiary thereof), be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 17).

•	CONTRIBUTION

.  At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty.  At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor.  A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash and the Commitments  and all Secured Hedging Agreements have been terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 18 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty.  As used in this Section 18:  (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) or any guaranteed obligations arising under any guaranty of subordinated indebtedness of Holdings or any of its Subsidiaries (“Subordinated Indebtedness”) on such date.  Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guaranty pursuant to Section 17 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 18, and at the time of any such release, if the released Guarantor had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Guarantors.  All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 18, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash.  Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

•	LIMITATION ON GUARANTEED OBLIGATIONS

.  Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.  To effectuate the foregoing intention, each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

•	COUNTERPARTS

.  This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Collateral Agent.  Delivery of an executed signature page to this Guaranty by facsimile transmission or as a “.pdf” shall be as effective as delivery of a manually signed counterpart of this Guaranty.

•	PAYMENTS

.  All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense, and shall be made in immediately available funds to the office of the Collateral

Agent specified in Section 2.19 of the Credit Agreement or at such other address as the Collateral Agent may designate in writing to the Guarantors.

•	ADDITIONAL GUARANTORS

.  It is understood and agreed that any Subsidiary of Holdings that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the LC Procurement Agreement or the Credit Agreement shall become a Guarantor hereunder by (x) executing and delivering a counterpart hereof to the Collateral Agent or executing a joinder agreement and delivering same to the Collateral Agent, in each case as may be requested by (and in form and substance satisfactory to) the Collateral Agent and (y) taking all actions as specified in this Guaranty as would have been taken by such Guarantor had it been an original party to this Guaranty, in each case with all documents and actions required to be taken above to be taken to the reasonable satisfaction of the Collateral Agent.

•	HEADINGS DESCRIPTIVE

.  The headings of the several Sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

•	JUDGMENT CURRENCY

.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Secured Debt Agreement in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of any Guarantor in respect of any such sum due from it to the Collateral Agent or any other Secured Creditor hereunder or under the other Secured Debt Agreements shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Secured Debt Agreements (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Collateral Agent of any sum adjudged to be so due in the Judgment Currency, the Collateral Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Collateral Agent or any other Secured Creditor from the Guarantors in the Agreement Currency, the Guarantors agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify the Collateral Agent or such other Secured Creditor to whom such obligation was owing against such loss.

*  *  *

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

ENDEAVOUR INTERNATIONAL
CORPORATION
as a Guarantor of the Guaranteed Obligations

By:
Name:
Title:

ENDEAVOUR INTERNATIONAL HOLDING
B.V.,
as a Guarantor of the LC Procurement
Document Obligations and the Secured Hedging Obligations

By:
Name:
Title:

ENDEAVOUR OPERATING CORPORATION,
as a Guarantor of the Guaranteed Obligations

By:
Name:
Title:

ENDEAVOUR ENERGY NORTH SEA L.P.,
as a Guarantor of the Guaranteed Obligations

By:
Name:
Title:

LO\3311565.7

ENDEAVOUR ENERGY UK LIMITED,
as a Guarantor of the Secured Hedge
Obligations and Credit Document Obligations

By:
Name:
Title:

END Finco LLC,
as a Guarantor of the Secured Hedge
Obligations and LC Procurement Document Obligations

By:
Name:
Title:

ENDEAVOUR ENERGY NORTH SEA LLC,
as a Guarantor of the Guaranteed Obligations

By:
Name:
Title:

Accepted and Agreed to:

Credit Suisse AG, Cayman Islands Branch,

as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

U.S. SECURITY AGREEMENT

Dated as of January 24, 2014

From

The Grantors referred to herein
as Grantors

to

Credit Suisse AG,
as Collateral Agent

HN\1119607.7

i

HN\1119607.7

SCHEDULES

Schedule I	-	Investment Property
Schedule II	-	Pledged Accounts
Schedule III	-	Intellectual Property
Schedule IV	-	Commercial Tort Claims
Schedule V	-	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule VI	-	Changes in Name, Location, Etc.
Schedule VII	-	Locations of Equipment and Inventory

EXHIBITS

Exhibit A	-	Form of Consent and Agreement
Exhibit B	-	Form of Intellectual Property Security Agreement
Exhibit C	-	Form of Intellectual Property Security Agreement Supplement
Exhibit D	-	Form of Security Agreement Supplement

ii

HN\1119607.7

U.S. SECURITY AGREEMENT

U.S. SECURITY AGREEMENT (this “Agreement”) dated as of January 24, 2014 (the “Effective Date”) made by the persons listed on the signature pages hereof (such persons so listed, collectively, the “Grantors”), to Credit Suisse AG, acting through one or more of its branches and affiliates, as collateral agent under the Credit Agreement (as defined below) and the LC Procurement Agreement (as defined below) (together with any successor collateral agent appointed pursuant to Section 8.06 of the Credit Agreement and Section 10.05 of the LC Procurement Agreement, the “Collateral Agent”).

W I T N E S S E T H :

WHEREAS, Endeavour International Corporation, a Nevada corporation, as holdings (“Holdings”), Endeavour International Holdings B.V., a private limited company organized under the laws of the Netherlands (“EIH”), End Finco LLC, a Delaware limited liability company (“DE Borrower” and, with EIH, each a “Borrower” and collectively, the “Borrowers”), Credit Suisse AG, acting through one or more of its branches and affiliates, as administrative agent and collateral agent (the “Collateral Agent”), the lenders from time to time party thereto (the “Lenders”) and other parties thereto have entered into a Credit Agreement, dated as of January 24, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, and the Lenders, the Collateral Agent, the Arranger and each other Agent thereto being the “Lender Creditors”).

WHEREAS, Holdings, as holdings, Endeavour Energy UK Limited, a private limited company registered in laws of England and Wales, as payer (“EEUK”), LC Finco S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, whose registered office is 40, Avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg, pending registration with the Luxembourg Register of Commerce and Companies and having a share capital of USD 20,000 (“Payee”), and the Collateral Agent have entered into that certain LC Procurement Agreement, dated as of January 24, 2014 (as amended, modified, restated and/or supplemented from time to time, the “LC Procurement Agreement”), pursuant to which (a) EEUK has instructed Payee to enter into LC Issuance Documents (as defined in the LC Procurement Agreement) with Credit Suisse AG, London Branch (“LC Bank”) and, as applicable, the Collateral Agent, as of the Closing Date and will instruct Payee to enter into LC Issuance Documents from time to time thereafter pursuant to which Payee will instruct the LC Bank to issue letters of credit and (b) EEUK has agreed to reimburse Payee for certain payments made in connection with such LC Issuance Documents and to pay Payee certain fees for the procurement of the issuance of the letters of credit. The Payee, Secured Hedge Counterparties (as defined below) and the Lender Creditors are collectively referred to herein as the “Secured Creditors”.

WHEREAS, Holdings and its Restricted Subsidiaries may at any time and from time to time enter into one or more Secured Hedging Agreements with one or more Approved Hedge Counterparties (herein “Secured Hedge Counterparties” to the extent, and for so long as, the obligations in respect of Secured Hedging Agreements constitute “Obligations”  under the Credit Agreement).

WHEREAS, the Grantors, the Payee and the Collateral Agent have entered into a Credit Party Guaranty, dated as of the date hereof, pursuant to which such Grantors have guaranteed to the Collateral Agent, on behalf of the Secured Creditors (as defined therein) the payment when due of all Guaranteed Obligations (as defined therein) (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Party Guaranty”).

WHEREAS, each Grantor is the owner of the shares of stock or other Equity Interests (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule I hereto and issued by the Persons named therein.

WHEREAS, each Grantor is the owner of the deposit accounts (the “Pledged Deposit Accounts”) set forth opposite such Grantor’s name on Schedule II hereto.

WHEREAS, it is a condition precedent to the making of the Loans pursuant to the Credit Agreement, the entering into of Secured Hedging Agreements by Approved Hedge Counterparties and the procurement by the Payee of the issuance of letters of credit pursuant to the LC Issuance Documents that the Grantors shall have granted the security interests contemplated by this Agreement.  Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Documents, the Secured Hedging Agreements and the LC Procurement Documents (collectively, the “Secured Debt Agreements”).

WHEREAS, terms defined in the Credit Agreement or the LC Procurement Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement and/or LC Procurement Agreement, as applicable.  Further, unless otherwise defined in this Agreement, the LC Procurement Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.  “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.  For purposes of the term “Event of Default”, such term shall mean any Event of Default under, and as defined in, the Credit Agreement and shall also include any Event of Default under, and as defined in, the LC Procurement Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans, the Secured Hedge Counterparties to enter into Secured Hedging Agreements and the procurement by the Payee of the issuance of Letters of Credit pursuant to the LC Issuance Documents, the undersigned hereby agree with the Collateral Agent, for the benefit of the Secured Creditors:

SECTION 1.     Grant of Security.  Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in all such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

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(a) all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b) all inventory in all of its forms, including, without limitation, (i)all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii)goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii)goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(c) all accounts (including, without limitation, health‑care‑insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter‑of‑credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter‑of‑credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d) the following (the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;

(ii) all additional shares of stock and other Equity Interests in which such Grantor shall from time to time acquire any interest in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto;

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(iii) all indebtedness from time to time owed to such Grantor (all such indebtedness owed to the Grantors, including any indebtedness owed to the Grantors as of the date hereof, collectively being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

(iv) all other investment property (including, without limitation, all (A)securities, whether certificated or uncertificated, (B)security entitlements, (C)securities accounts, (D)commodity contracts and (E)commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(e) all contract rights of each Grantor including, without limitation, each Hedging Agreement, to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i)all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii)all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii)claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv)the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(f) the following (collectively, the “Account Collateral”):

(i) the Pledged Deposit Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all cash and Cash Equivalents and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts);

(ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(g) the following (collectively, the “Intellectual Property Collateral”):

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(i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent‑to‑use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent‑to‑use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii) all copyrights, including, without limitation, copyrights in Computer Software (as defined below), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

(iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v) all confidential and proprietary information, including, without limitation, know‑how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule III hereto, together with all reissues, divisions, continuations, continuations‑in‑part, extensions, renewals and reexaminations thereof;

(vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth in Schedule III hereto (“IP Agreements”); and

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(ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages, but in any event excluding any intellectual property component of any undivided interest of any Grantor in a joint operating agreement, the terms of which preclude the granting of a separate security interest in such intellectual property component;

(h) to the extent that such commercial tort claims may lawfully be pledged or assigned under the laws of any relevant jurisdiction, the commercial tort claims described in Schedule IV hereto (together with any commercial tort claims as to which the Grantors have complied with the requirements of Section 13, the “Commercial Tort Claims Collateral”);

(i) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;
(j) all general intangibles; and

(k) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (j) of this Section 1), and, to the extent not otherwise included, all (A)payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B)cash.

Notwithstanding the foregoing, the Collateral shall not include:  (a)any Grantor’s right, title or interest in any permit, lease, license, contract or other agreement, to which such Grantor is a party to the extent, but only to the extent, that the creation by such Grantor of any lien or encumbrance thereon, would, under the terms of such permit, lease, license, contract or other agreement constitute or result in (i)the abandonment, invalidation, or unenforceability of any such right, title or interest of such Grantor therein or (ii)a breach or termination pursuant to the terms thereof, or a default under such permit, lease, license, contract or other agreement (other than to the extent that any such term would be rendered unenforceable or otherwise deemed ineffective by the UCC (including Sections 9‑406, 9‑407, 9‑408 and 9‑409 thereof) of any relevant jurisdiction or any other legal or regulatory requirement or principle of equity); provided that (A)immediately upon the ineffectiveness, lapse or termination of any such terms, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights, title and interests as if such provision had never been in effect and (B)to the extent that any such permit, lease, license, contract or other agreement would otherwise constitute Collateral (but for the provisions of this paragraph), all proceeds resulting from the sale or disposition by any Grantor of any rights, title or interests of such Grantor under such permit, lease, license contract or other agreement shall constitute Collateral; (b)any Equipment owned by any Grantor that is subject to a purchase money lien or a Capital Lease Obligation if the contract or other agreement in which such lien or encumbrance is granted (or the

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documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any person other than such Grantor as a condition to the creation of any other lien or encumbrance on such equipment for so long as such encumbrance is not removed, terminated, or rendered unenforceable or otherwise deemed ineffective by the UCC (including Section 9‑406, 9‑407, 9‑408 and 9‑409 of the UCC) of any relevant jurisdiction or any other legal or regulatory requirement or principle of equity; (c)any letter‑of‑credit rights solely to the extent any Grantor is required by applicable law to apply the proceeds of a drawing of such letter of credit for a specified purpose; (d)any monies, checks, securities or other items on deposit or otherwise held in deposit accounts or trust accounts specifically and exclusively used for payroll, payroll taxes, deferred compensation and other employee wage and benefit payments to or for the benefit of any Grantor’s employees; (e)any Excluded Assets at any time; and (f) Equity Interests issued by any First-Tier Foreign Subsidiary (collectively, the “Excluded Property”).  It is acknowledged and agreed that the Excluded Property shall not constitute Collateral hereunder until such time as such property or assets shall no longer constitute Excluded Property.

SECTION 2.     Security for Obligations.  This Agreement secures, in the case of each Grantor, the payment and performance of the following (collectively, the “Secured Obligations”):

(a) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all Obligations described in clause (a) of the definition thereof (as defined in the Credit Agreement) and all principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of such Grantor at the rate provided for in the respective documentation, whether or not a claim for post‑petition interest is allowed in any such proceeding), fees, costs and indemnities) of such Grantor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, each Credit Document to which such Grantor is a party (including, without limitation, all such obligations, liabilities and indebtedness of such Grantor under the Credit Party Guaranty with respect to the Credit Document Obligations (as defined in the Credit Party Guaranty)) and the due performance and compliance by such Grantor with all of the terms, conditions and agreements contained in each such Credit Document;

(l) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of such Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Grantor to each Secured Hedge Counterparty under any Secured Hedging Agreement, whether now in existence or hereafter arising (including, without limitation, all obligations, liabilities and indebtedness of such Grantor under the Credit Party Guaranty with respect to the Secured Hedge Obligations (as defined in the Credit Party Guaranty)), and the due performance and compliance by such Grantor with all of the terms, conditions and agreements contained in each such Secured Hedging Agreement;

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(m) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all Obligations (as defined in the LC Procurement Agreement) and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of such Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Grantor to the Payee under the LC Procurement Documents, whether now in existence or hereafter arising (including, without limitation, all obligations, liabilities and indebtedness of such Grantor under the Credit Party Guaranty with respect to the LC Procurement Document Obligations (as defined in the Credit Party Guaranty)), and the due performance and compliance by such Grantor with all of the terms, conditions and agreements contained in each LC Procurement Document;

(n) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

(o) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Grantor referred to in clauses (a), (b) and (c) above, after an Event of Default shall have occurred and be continuing, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(p) all amounts paid by any Indemnitee (as defined below) as to which such Indemnitee has the right to reimbursement under Section 19 of this Agreement; and
(q) all amounts owing to any Agent pursuant to any of the Credit Documents, Secured Hedging Agreements or LC Procurement Documents in its capacity as such;

it being acknowledged and agreed that the Secured Obligations shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Creditor under the Secured Debt Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

SECTION 3.     Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (h)each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (i)the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (j)no Secured Creditor shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, any other Credit Document, any Secured

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Hedging Agreement or any other LC Procurement Document, nor shall any Secured Creditor be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4.     Delivery and Control of Security Collateral.  (k)All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent, for the benefit of the Secured Creditors, pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.  The Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

(a) With respect to any Security Collateral that constitutes an uncertificated security, the relevant Grantor will cause the issuer thereof either (i)to register the Collateral Agent as the registered owner of such security or (ii)to agree with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Collateral Agent (such agreement being an “Uncertificated Security Control Agreement”).

(r) With respect to any Security Collateral that constitutes a security entitlement as to which the Collateral Agent is not the securities intermediary, the relevant Grantor will at all times following the Effective Date (or such later date as may be applicable pursuant to Section 5.16 of the Credit Agreement) cause the securities intermediary with respect to such securities account or security entitlement either (i)to identify in its records the Collateral Agent as the entitlement holder thereof or (ii)to agree with such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Collateral Agent (a “Securities Account Control Agreement” or “Securities/Deposit Account Control Agreement,” respectively).

(s) The Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 10.

(t) Upon the request of the Collateral Agent, each Grantor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.

SECTION 5.     Maintaining the Account Collateral.  So long as any Loans or any other Secured Obligations shall remain unpaid or any Secured Debt Agreement shall be in effect:

(a) Each Grantor will maintain deposit accounts only with the Collateral Agent or with a bank (a “Pledged Account Bank”) that has agreed with such Grantor and the Collateral Agent to comply with instructions originated by the Collateral Agent directing the disposition of funds in such deposit account without the further consent of such Grantor, such agreement to be

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in form and substance satisfactory to the Collateral Agent (a “Deposit Account Control Agreement”); provided,  however, this Section 5(a) shall not apply to (i) any deposit account with a principal balance that does not exceed, or has not exceeded within the past 12 months, $250,000 or (ii) that certain deposit account maintained with JPMorgan Chase Bank in Houston, Texas (reference Endeavour Operating CO 010 General – Enertia), unless and until the principal balance of such account on any day exceeds $250,000);

(u) Each Grantor will (i)promptly instruct each Person obligated at any time to make any payment to such Grantor for any reason (an “Obligor”) to make such payment to a Pledged Deposit Account, and (ii)deposit in a Pledged Deposit Account, at the end of each Business Day, all proceeds of Collateral and all other cash of such Grantor in excess of $250,000 in the aggregate;

(v) Each Grantor agrees that it shall not close any Pledged Deposit Account or terminate any Deposit Account Control Agreement, in each case, without the prior written consent of the Collateral Agent; and

(w) The Collateral Agent may, at any time and without notice to, or consent from, the Grantor, transfer, or direct the transfer of, funds from the Pledged Deposit Accounts to satisfy the Grantor’s obligations under the Credit Documents, the Secured Hedging Agreements or the LC Procurement Documents; provided, that the Collateral Agent may only exercise any such rights if an Event of Default shall have occurred and be continuing.

SECTION 6.     Representations and Warranties.  Each Grantor represents and warrants as follows:

(a) Such Grantor’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule V hereto.  Such Grantor has no trade names other than as listed on Schedule III hereto.  Within the five years preceding the date hereof, such Grantor has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule V hereto except as set forth in Schedule VI hereto.

(x) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Credit Agreement and the LC Procurement Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Credit Documents or the LC Procurement Documents or as otherwise permitted under the Credit Agreement and the LC Procurement Agreement.

(y) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedule VII hereto or at another location as to which such Grantor has complied with the requirements of Section 8.  Such Grantor has exclusive possession and control of its Equipment and Inventory, other than Inventory stored at any leased premises or warehouse

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for which a landlord’s or warehouseman’s agreement, in form and substance satisfactory to the Collateral Agent, is in effect.
(z) None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent.
(aa) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(bb) The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable.  The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes (which promissory notes have been delivered to the Collateral Agent) and is not in default.

(cc) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule I hereto.  As of the date hereof, (i) the Pledged Debt described on Schedule I hereto constitutes all of the outstanding Indebtedness owed to such Grantor by the issuers thereof and is outstanding in the principal amount indicated and (ii) other than as set forth on Schedule I hereto, there is no Pledged Debt outstanding.

(dd) Such Grantor has no deposit accounts, other than (i)the Pledged Deposit Accounts listed on Schedule II hereto and (ii)the additional Pledged Deposit Accounts as to which such Grantor has complied with the applicable requirements of Section 5.

(ee) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Creditors a valid security interest in the Collateral granted by such Grantor, securing the payment of the Secured Obligations; all filings and other actions (including, without limitation, (A)actions necessary to obtain control of Collateral as provided in Sections 9‑104, 9‑106 and 9‑107 of the UCC and (B)actions necessary to perfect the Collateral Agent’s security interest with respect to Collateral, as required by the Collateral Agent) to perfect the security interest in the Collateral granted by such Grantor have been duly made or taken, or to the extent such actions have not been completed as of the date hereof, will be duly made or taken promptly following the execution and delivery hereof, and in any event within two Business Days of the date hereof; and such security interest is (or will be upon the completion of such actions not yet completed) first priority (subject to the terms of the Intercreditor Agreement); provided, that (1)no Grantor shall be deemed to represent pursuant to the foregoing that this Agreement creates a valid security interest in any Pledged Equity Interests of any Person that is not organized under the laws of the United States or any state thereof and (2)no steps have been taken in order to perfect any such security interest in the Pledged Equity Interests referred to in clause (1) above.

(ff) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i)the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii)the perfection or maintenance of the security interest created hereunder (including, subject to the Intercreditor Agreement, the first priority

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nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have either been filed or will be filed promptly (and in any event within two Business Days after the execution and delivery of this Agreement), the other actions required by the Collateral Agent as referred to in clause (i) above and the actions described in Section 4 with respect to the Security Collateral, which actions have been taken, or will be taken promptly after the execution and delivery of this Agreement, or (iii)the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally; provided, that the Collateral Agent acknowledges and agrees that no Grantor is making (or will be deemed to have made) the foregoing representations with respect to any Pledged Equity Interests of any Person that is not organized under the laws of the United States or any state thereof.

(gg) As of the date hereof, the aggregate fair market value of all Intellectual Property Collateral of the Credit Parties is less than $100,000.

SECTION 7.     Further Assurances.  (a)Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor.  Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor:  (i)if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; (ii)file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; and (iii)deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.

(a) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.  Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(hh) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor subject to this 12 HN\1119607.7

Agreement and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(ii) Each Grantor will furnish to the Collateral Agent, at any time upon the reasonable request of the Collateral Agent, an opinion of counsel, from outside counsel reasonably satisfactory to the Collateral Agent, to the effect that all financing or continuation statements have been filed, and all other action has been taken to perfect continuously from the date hereof the security interest granted hereunder; provided, that no Grantor shall be required pursuant to this Section 7(d) to deliver opinions with respect to the perfection of any such security interest in the Pledged Equity Interests of any Person that is not organized under the laws of the United States or any state thereof.

SECTION 8.     Post‑Closing Changes; Collections on Assigned Agreements, Receivables and Related Contracts.  (a)No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a registered organization ceasing to constitute same or (y) such Grantor changing its jurisdiction of organization or location from the United States or a State thereof to a jurisdiction of organization or location, as the case may be, outside the United States or a State thereof) if (i)it shall have given to the Collateral Agent  not less than 15 days’ prior written notice of each change to the information listed on Schedule V (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Schedule V which shall correct all information contained therein for such Grantor, and (ii)in connection with such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.  In addition, to the extent that such Grantor does not have an organizational identification number and later obtains one, such Grantor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

(a) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements, Receivables and Related Contracts.  In connection with such collections, such Grantor may take such action as such Grantor or the Collateral Agent may deem necessary or advisable to enforce collection of the Assigned Agreements, Receivables and Related Contracts; provided,  however, that the Collateral Agent shall have the right at any time following the occurrence of an Event of Default, and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Assigned Agreements, Receivables and Related Contracts of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to

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otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9‑607 of the UCC.  After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i)all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements, Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be deposited in a cash collateral account and applied as provided in Section 18(b) and (ii)such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any Obligor thereof or allow any credit or discount thereon.  No Grantor will permit or consent to the subordination of its right to payment under any of the Assigned Agreements, Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.

SECTION 9.     As to Intellectual Property Collateral.  Each Grantor hereby agrees that, if at any time, and from time to time, the aggregate fair market value of the Intellectual Property Collateral of all the Credit Parties shall exceed $100,000, then the Grantors shall:

(a) With respect to each item of its Intellectual Property Collateral, each Grantor agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other Governmental Authority, to (i)maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii)pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other Governmental Authorities, the filing of applications for renewal or extension, the filing of affidavits under Section 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation in part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.  No Grantor shall, without the written consent of the Collateral Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Collateral Agent.

(jj) Each Grantor agrees promptly to notify the Collateral Agent if such Grantor becomes aware (i)that any item of the Intellectual Property Collateral may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor’s ownership of any of the Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii)of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral.

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(kk) In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Collateral Agent and shall take such actions, at its expense, as such Grantor or the Collateral Agent deems reasonable and appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

(ll) Each Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral.  No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

(mm) Each Grantor shall take all steps which it or the Collateral Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(nn) Each Grantor agrees that, should it obtain an ownership interest in any item of the type set forth in Section 1(g) (excluding any intellectual property component of any undivided interest of any Grantor in a joint operating agreement, the terms of which preclude the granting of a separate security interest in such intellectual property component; except to the extent any such terms are rendered ineffective by Sections 9‑406, 9‑407, 9‑408 or 9‑409 of the UCC) that is not on the date hereof a part of the Intellectual Property Collateral, and such acquisition shall cause the total aggregate value of the Intellectual Property Collateral to exceed $100,000 (“After‑Acquired Intellectual Property”), then (i)the provisions of this Agreement shall automatically apply thereto, (ii)any such After‑Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto and (iii)in the case of the first such ownership interest obtained in After‑Acquired Intellectual Property, within ten business days following the date on which each such Grantor obtains such ownership interest each such Grantor shall execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance satisfactory to the Collateral Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other Governmental Authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

(oo) If, at the end of each fiscal quarter of each Grantor following the execution of the Intellectual Property Security Agreement, the acquisition of After‑Acquired Intellectual Property shall have caused the total aggregate value of the Intellectual Property Collateral to exceed $100,000, such Grantor shall give prompt written notice to the Collateral Agent identifying any additional After‑Acquired Intellectual Property acquired during such fiscal quarter, and such

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Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit C hereto or otherwise in form and substance satisfactory to the Collateral Agent (an “IP Security Agreement Supplement”) covering such After‑Acquired Intellectual Property, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After‑Acquired Intellectual Property.

SECTION 10.     Voting Rights; Dividends; Etc.  (a)So long as no Default  or Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof or of the rights of the Secured Creditors therein.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Credit Documents; provided,  however, that any and all

(A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

(B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus; and

(C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral,

that in each case are not otherwise expressly permitted to be retained by such Grantor pursuant to the terms of the Credit Agreement shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the

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dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.
(pp) Upon the occurrence and during the continuance of a Default or Event of Default:

(i) All rights of each Grantor (A)to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 10(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (B)to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 10(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 10(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

SECTION 11.     As to the Assigned Agreements.  (a)Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Collateral Agent for benefit of the Secured Creditors of each Assigned Agreement to which it is a party by any other Grantor hereunder.

(a) Each Grantor agrees, and has effectively so instructed each other party to each Assigned Agreement to which it is a party, that all payments due or to become due under or in connection with such Assigned Agreement will be made directly to a Pledged Deposit Account.

(qq) All moneys received or collected pursuant to subsection (b) above and not deposited directly into a Pledged Deposit Account shall be applied as provided in Section 18(b).

SECTION 12.     As to Letter‑of‑Credit Rights.  Upon the occurrence of a Default or Event of Default, each Grantor will, promptly upon request by the Collateral Agent, (a)notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (b)arrange for the Collateral Agent to become the transferee beneficiary of letter of credit.

SECTION 13.     Commercial Tort Claims.  Each Grantor will promptly give notice to the Collateral Agent of any material commercial tort claim capable of lawfully being pledged or assigned that may arise after the date hereof and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such commercial tort claim to the first priority security interest created under this Agreement.

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SECTION 14.     Transfers and Other Liens; Additional Shares.  (a)Each Grantor agrees that it will not (i)sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the Secured Debt Agreements, or (ii)create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under the Secured Debt Agreements and Liens permitted under the Secured Debt Agreements.

(a) Each Grantor agrees that it will (i)cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor, and (ii)pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities (except to the extent constituting Excluded Property).

SECTION 15.     Collateral Agent Appointed Attorney in Fact.  Following the occurrence and during the continuance of a Default or Event of Default, each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney in fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to this Agreement,
(rr) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,
(ss) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(tt) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

SECTION 16.     Collateral Agent May Perform.  If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 19.

Section 17.     The Collateral Agent’s Duties.  (a)The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Creditors’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any

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Collateral, whether or not any Secured Creditor has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(a) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral.  In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i)the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the benefit of the Secured Creditors, as security for the Secured Obligations of such Grantor, (ii)such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii)the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided,  however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 18.     Remedies.

If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:  (i)require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii)without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii)occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv)exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A)any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B)withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C)exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9‑607 of the UCC.  Each Grantor agrees that, to the extent notice of sale shall

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be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(uu) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied in whole or in part by the Collateral Agent for the benefit of the Secured Creditors against, all or any part of the Secured Obligations in the following order:

(i) FIRST, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Debt Agreement,
(ii) SECOND, to the payment in full of the Secured Obligations on a ratable basis in accordance with the terms of the applicable Secured Debt Agreements, and

(iii) THIRD, after payment of all Secured Obligations, to Holdings, the Borrowers, the Payee and the other Grantors or their successors and assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

The provisions of this Section 18(b) (i) shall inure solely to the benefit of each of the Secured Creditors and their respective successors and assigns and (ii) are intended solely for the purpose of defining the relative rights of the Secured Creditors.  No Grantor or any other creditor thereof (including, without limitation, any Person who is entitled to or is otherwise granted a ratable Lien over any Collateral pursuant to any contractual obligation of any Grantor) shall have any rights hereunder.  Nothing in this Agreement is intended to or shall impair the obligations of the Borrowers or any other Grantor, which are absolute and unconditional, to pay the Secured Obligations owing to the Secured Creditors as and when the same shall become due and payable in accordance with the terms of the Credit Documents, the Secured Hedging Agreements or the LC Procurement Documents, as applicable.

(vv) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

(ww) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

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(xx) The Collateral Agent may send to each bank, securities intermediary or issuer party to any Deposit Account Control Agreement, Securities/Deposit Account Control Agreement, Securities Account Control Agreement or Uncertificated Security Control Agreement a “Notice of Exclusive Control” (or similar term) as defined in and under such Agreement.

(yy) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know‑how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

(zz) If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 18, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense:

(i) execute and deliver, and cause each issuer of such Security Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Security Collateral under the provisions of the Securities Act of 1933 (as amended from time to time, the “Securities Act”), to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(ii) use its best efforts to qualify the Security Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of such Security Collateral, as requested by the Collateral Agent;

(iii) cause each such issuer of such Security Collateral to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act;

(iv) provide the Collateral Agent with such other information and projections as may be necessary or, in the opinion of the Collateral Agent, advisable to enable the Collateral Agent to effect the sale of such Security Collateral; and

(v) do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

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(aaa) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 18, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral:  (i)any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to subsection (g)(i) above; (ii)any information and projections provided to it pursuant to subsection (g)(iv) above; and (iii)any other information in its possession relating to such Security Collateral.

(bbb) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Creditors by reason of the failure by such Grantor to perform any of the covenants contained in subsection (g) above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Collateral Agent shall demand compliance with subsection (g) above.

Section 19.     Indemnity and Expenses.  Each Grantor agrees, jointly and severally, to indemnify each Secured Creditor and each of their respective Affiliates and the respective directors, trustees, officers, employees, agents and advisors of each Secured Creditor and their respective Affiliates (each, a “Related Party”) against, and to hold each Secured Creditor and each Related Party of each Secured Creditor (each such person being called an “Indemnitee”) harmless from all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (collectively, the “Liabilities”), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Secured Debt Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by any Secured Creditor or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by such Grantor or its Subsidiaries, or any Environmental Liability related in any way to such Grantor or its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee or any proceeding not involving an act or omission by any Secured Creditor or any of their respective Affiliates that is brought by an Indemnitee against any other Indemnitee (other than disputes involving claims against an Agent in its capacity as such).  To the extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby.

Section 20.     Amendments; Waivers; Additional Grantors; Etc.  (a)No amendment, modification or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by each Grantor directly affected thereby (it being understood that the addition or release

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of any Grantor hereunder shall not constitute an amendment, modification, waiver or consent affecting any Grantor other than the Grantor so added or released), and the Collateral Agent (at the direction of the Required Secured Creditors), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(a) For the purpose of this Agreement, “Required Secured Creditors” shall mean (i) at any time when any Secured Obligations of the type described in Section 2(a) are outstanding, the Required Lenders (or, to the extent provided in Section 9.08 of the Credit Agreement, each of the Lenders), and (ii) at any time when all of Secured Obligations of the type described in Section 2(a) have been paid in full, the holders of at least a majority of the outstanding Secured Obligations of the types described in Sections 2(b) and 2(c). No failure on the part of the Collateral Agent or any other Secured Creditor to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(ccc) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit D hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Credit Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Secured Debt Agreements to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

Section 21     Notices, Etc.   Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:  (a)in the case of any Grantor, c/o Endeavour International Corporation, 811 Main Street, Suite 2100, Houston, Texas 77002, Attention: Chief Financial Officer, Facsimile: (713) 307-8794; (b)in the case of the Collateral Agent, to it at Credit Suisse, Eleven Madison Avenue, 23rd Floor, New York, NY  10010, Attn:  Loan Operations – Boutique Management, Telephone No.:  (212) 538‑3525, Email:  Ops-collateral@credit-suisse.com; (c)in the case of any Lender, at such address as such Lender shall have specified in the Credit Agreement; (d)in the case of any Secured Hedge Counterparty, at such address as such Secured Hedge Counterparty shall have specified in writing to each Grantor and the Collateral Agent; and (e) in the case of Payee, at such address as Payee shall have specified in the LC Procurement Agreement.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax (or other electronic communications pursuant to procedures approved by the Collateral Agent) or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 21 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 21.  As agreed to among the Grantors, the Secured Creditors and the Collateral Agent from time to time, notices and other communications may also be delivered by e mail to the e mail address of a representative of the applicable Person provided from time to time by such Person and shall be deemed to have been given as of the date of receipt thereof.

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Section 22.     Continuing Security Interest; Assignments under the Credit Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (a)remain in full force and effect until the later of (i) the payment in full in cash (it being understood for the purposes of this Agreement that receipt of Collateral pursuant to a credit bid shall be regarded as cash) of the Secured Obligations and the termination of the Commitments and (ii) the termination or expiration of the Secured Hedging Agreements, (b)be binding upon each Grantor, its successors and assigns and (c)inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Creditors and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and the Note or Notes) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lenders herein or otherwise, in each case as provided in Section 9.04 of the Credit Agreement.

Section 23.     Release; Termination.  (a)Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor effected in accordance with the terms of the Secured Debt Agreements, then the security interest hereunder shall be released, and the Collateral Agent will, at such Grantor’s reasonable request and at such Grantor’s sole expense, take all steps necessary to evidence such release; provided,  however, that at the time of such request and such release no Default or Event of Default shall have occurred and be continuing.

(a) Upon the later of (i) the payment in full in cash of the Secured Obligations and the termination of the Commitments and (ii) the termination or expiration of the Secured Hedging Agreements, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor.  Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(ddd) Any Grantor which is designated as an Unrestricted Subsidiary pursuant to Section 6.08 of the Credit Agreement and 8.08 of the LC Procurement Agreement shall, upon notification of such designation in writing to the Collateral Agent, be released as a Grantor hereunder, in which case the Collateral Agent will, at such Grantor’s reasonable request and at such Grantor’s sole expense, take all steps necessary to evidence such release.

Section 24.     Security Interest Absolute.  The Obligations of each Grantor under this Agreement are independent of the Secured Obligations or any other Obligations of any other Credit Party under or in respect of the Secured Debt Documents, and a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against such Grantor or any other Credit Party or whether such Grantor or any other Credit Party is joined in any such action or actions.  All rights of the Collateral Agent and the other Secured Creditors and the pledge, assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and each Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

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(a) any lack of validity or enforceability of any Secured Debt Agreement or any other agreement or instrument relating thereto;

(eee) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other Obligations of any other Credit Party under or in respect of the Secured Debt Agreements or any other amendment or waiver of or any consent to any departure from any Secured Debt Agreement, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Credit Party or any of its Subsidiaries or otherwise;

(fff) any taking, exchange, release or non perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(ggg) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other Obligations of any other Credit Party under or in respect of the Secured Debt Agreements or any other assets of any Credit Party or any of its Subsidiaries;

(hhh) any change, restructuring or termination of the corporate structure or existence of any Credit Party or any of its Subsidiaries;

(iii) any failure of any Secured Creditor to disclose to any Credit Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Credit Party now or hereafter known to such Secured Creditor (each Grantor waiving any duty on the part of the Secured Creditors to disclose such information);

(jjj) the failure of any other Person to execute this Agreement or any other Security Document, guaranty or agreement or the release or reduction of liability of any Grantor or other grantor or surety with respect to the Secured Obligations; or

(kkk) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Creditor that might otherwise constitute a defense available to, or a discharge of, such Grantor or any other Grantor or a third party grantor of a security interest.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Creditor or by any other Person upon the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though such payment had not been made.

Section 25.     Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Agreement.

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Section 26.     Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a)THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY COMPETENT NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR LC PROCUREMENT DOCUMENT TO WHICH ANY GRANTOR IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE SECURED CREDITORS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR LC PROCUREMENT DOCUMENT TO WHICH ANY GRANTOR IS A PARTY AGAINST THE GRANTORS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR LC PROCUREMENT DOCUMENT TO WHICH ANY GRANTOR IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(d)EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 21.  NOTHING IN THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY OTHER LC PROCUREMENT DOCUMENT TO WHICH ANY GRANTOR IS A PARTY WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e)EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY OTHER LC PROCUREMENT DOCUMENT TO WHICH ANY GRANTOR IS A PARTY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 26.

Section 27.     Acknowledgment of Liens.

(lll) Each Grantor, the Collateral Agent and each Secured Creditor agrees and acknowledges that (i) the grants of Liens pursuant to the Secured Debt Agreements constitute three separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Secured Obligations described in clauses (a), (b) and (c) of Section 2 hereof are fundamentally different from the Secured Obligations described in the other clauses (a), (b) and (c) of Section 2 hereof, as applicable, and must be separately classified in any plan of reorganization proposed or adopted in any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect.

(mmm) In the event a proceeding under any Debtor Relief Law shall be commenced by or against any Grantor (a “Bankruptcy Proceeding”), Payee and Secured Hedge Counterparties shall not, so long as any Secured Obligations of the type described in Section 2(a) are outstanding, oppose or object to any disposition of any Collateral free and clear of the Liens of such Secured Creditors or other claims under Section 363 of the Bankruptcy Code, if the Lender Creditors, or a representative authorized by the Lender Creditors, shall consent to such disposition.

(nnn) Notwithstanding anything herein to the contrary, the lien and security interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ENDEAVOUR INTERNATIONAL
CORPORATION

By:
Name:
Title:

SIGNATURE PAGE TO

U.S. SECURITY AGREEMENT

HN\1119607.7

ENDEAVOUR OPERATING CORPORATION,

By:
Name:
Title:

SIGNATURE PAGE TO

U.S. SECURITY AGREEMENT

HN\1119607.7

ENDEAVOUR ENERGY NORTH SEA L.P.,

By:	Endeavour Energy North Sea LLC,
its general partner

By:
Name:
Title:

SIGNATURE PAGE TO

U.S. SECURITY AGREEMENT

HN\1119607.7

ENDEAVOUR INTERNATIONAL HOLDING
B.V.

By:
Name:
Title:

SIGNATURE PAGE TO

U.S. SECURITY AGREEMENT

HN\1119607.7

ENDEAVOUR ENERGY UK LIMITED

By:
Name:
Title:

SIGNATURE PAGE TO

U.S. SECURITY AGREEMENT

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END Finco LLC

By:
Name:
Title:

SIGNATURE PAGE TO

U.S. SECURITY AGREEMENT

HN\1119607.7

ENDEAVOUR ENERGY NORTH SEA LLC

By:
Name:
Title:

SIGNATURE PAGE TO

U.S. SECURITY AGREEMENT

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Acknowledged and agreed as of the date hereof:

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO

U.S. SECURITY AGREEMENT

HN\1119607.7

Schedule I

INVESTMENT PROPERTY

Part I Initial Pledged Equity
Grantor	Issuer	Class of Equity Interest	Par Value	Number of Shares	Certificate Number	Percentage of outstanding shares

Schedule I-1

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Part II Pledged Debt

Schedule I-2

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Part III Other Investment Property

This Schedule I Part III incorporates all Pledged Deposit Accounts as set out in Schedule II.

Grantor	Sort Code	Bank Account Number	Designation

Schedule I-3

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Schedule II

PLEDGED DEPOSIT ACCOUNTS

Grantor	Sort Code	Bank Account Number	Designation	Location of Account

Schedule II-1

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Schedule III

INTELLECTUAL PROPERTY

Trademarks:

#	Domain Name	Registrant Name	Registrant Organization	Expiration Date
1

Copyrights:

Patents:

Schedule III-1

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Schedule IV

COMMERCIAL TORT CLAIMS

Schedule IV-1

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Schedule V

LEGAL NAME, LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Grantor's Legal Name	Location	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.

Schedule V-1

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Schedule VI

CHANGES IN NAME, LOCATION ETC.

Schedule VI-1

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Schedule VII

LOCATIONS OF EQUIPMENT AND INVENTORY

Schedule VII-1

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EXHIBIT A

TO

THE U.S. SECURITY AGREEMENT

FORM OF CONSENT AND AGREEMENT

The undersigned hereby (a)acknowledges notice of, and consents to the terms and provisions of, the U.S. Security Agreement dated as of January 24, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; the terms defined therein being used herein as therein defined) from ______________ (the “Grantor”) and certain other grantors from time to time party thereto to Credit Suisse AG, acting through one or more of its branches and affiliates, as Collateral Agent, for the Secured Creditors, (b)consents in all respects to the pledge and assignment to the Collateral Agent of all of the Grantor’s right, title and interest in, to and under the Assigned Agreement (as defined below) pursuant to the Security Agreement, (c)acknowledges that the Grantor has provided it with notice of the right of the Collateral Agent in the exercise of its rights and remedies under the Security Agreement to make all demands, give all notices, take all actions and exercise all rights of the Grantor under the Assigned Agreement, and (d)agrees with the Collateral Agent that:

(1) A true copy of the agreement between the undersigned and the Grantor dated ________ ___, _______ (the “Assigned Agreement”), including, without limitation, all amendments, modifications, restatements and supplements is attached hereto as Schedule 1.  The Assigned Agreement is in full force and effect, and the undersigned is not aware of any default under the Assigned Agreement or any event that would give any party the right to terminate or rescind the Assigned Agreement.  No prepayments have been made of any amounts to become due under the Assigned Agreement.

(2) The undersigned will make all payments to be made by it under or in connection with the Assigned Agreement directly to a Pledged Deposit Account or otherwise in accordance with the instructions of the Collateral Agent.

(3) All payments referred to in paragraph (2) above shall be made by the undersigned irrespective of, and without deduction for, any counterclaim, defense, recoupment or set off and shall be final, and the undersigned will not seek to recover from any Secured Creditor for any reason any such payment once made.

(4) The Collateral Agent or its designee shall be entitled to exercise any and all rights and remedies of the Grantor under the Assigned Agreement in accordance with the terms of the Security Agreement, and the undersigned shall comply in all respects with such exercise.

(5) The undersigned will not, without the prior written consent of the Collateral Agent, (i)cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof, or (ii)amend, amend and restate, supplement or

Exhibit A-1

HN\1119607.7

otherwise modify the Assigned Agreement, except, in each case, to the extent otherwise permitted under the Credit Agreement referred to in the Security Agreement.

(6) In the event of a default by the Grantor in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non‑occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable the undersigned to terminate or suspend its obligations under the Assigned Agreement, the undersigned shall not terminate the Assigned Agreement until it first gives the Collateral Agent written notice of the default and permits the Collateral Agent to cure the default within a period of 60 days after the later of (i)notice of default having been given to the Collateral Agent by the undersigned and (ii)the expiration of the applicable cure period provided in the Assigned Agreement for the Grantor to cure the default.

(7) The undersigned shall deliver to the Collateral Agent, concurrently with the delivery thereof to the Grantor, a copy of each notice, request or demand given by the undersigned pursuant to the Assigned Agreement.

(8) Except as specifically provided in this Consent and Agreement, neither the Collateral Agent nor any other Secured Creditor shall have any liability or obligation under the Assigned Agreement as a result of this Consent and Agreement, the Security Agreement or otherwise.

(9) Upon the enforcement of the Security Agreement by the Collateral Agent and the transfer of the Assigned Agreement to a transferee, the undersigned will recognize the transferee as the counterparty to the Assigned Agreement in the place and stead of the Grantor.

In order to induce the Lenders to make Loans, the Secured Hedge Counterparties to enter into Secured Hedging Agreements and the procurement by the Payee of the issuance of letters of credit pursuant to the LC Issuance Documents, the undersigned repeats and reaffirms for the benefit of the Secured Creditors the representations and warranties made by it in the Assigned Agreement.

This Consent and Agreement shall be binding upon the undersigned and its successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Creditors and their successors, transferees and assigns.  This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[SIGNATURES ON FOLLOWING PAGE]

Exhibit A-2

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IN WITNESS WHEREOF, the undersigned has duly executed this Consent and Agreement as of the date set opposite its name below.

Dated:	_________ ___, 20[__]

[NAME OF OBLIGOR]

By:
Name:
Title:

Exhibit A-3

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EXHIBIT B

TO

THE U.S. SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated ____ __, 201[__], is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Credit Suisse AG, acting through one or more of its branches and affiliates, as Collateral Agent (as defined in the Security Agreement referred to below) for the Secured Creditors (as defined in the Security Agreement referred to below).

WHEREAS, Endeavour International Corporation, a Nevada corporation, as holdings (“Holdings”), Endeavour International Holdings B.V., a private limited company organized under the laws of the Netherlands (“EIH”) and End Finco LLC, a Delaware limited liability company (“DE Borrower” and, with EIH, each a “Borrower” and collectively, the “Borrowers”), Credit Suisse AG, as collateral agent (the “Collateral Agent”), and the lenders from time to time party thereto (the “Lenders”) have entered into a Credit Agreement, dated as of January 24, 2014 (said agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement” and the Lenders, the Administrative Agent, the Collateral Agent, the Arranger and each other Agent thereto being the “Lender Creditors”).

WHEREAS, Holdings, as holdings, Endeavour Energy UK Limited, a private limited company registered in laws of England and Wales, as payer (“EEUK”), LC Finco S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, whose registered office is 40, Avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg, pending registration with the Luxembourg Register of Commerce and Companies and having a share capital of USD 20,000 (“Payee”), and the Collateral Agent have entered into that certain LC Procurement Agreement, dated as of January 24, 2014 (as amended, modified, restated and/or supplemented from time to time, the “LC Procurement Agreement”), pursuant to which  EEUK has instructed Payee to enter into LC Issuance Documents (as defined in the LC Procurement Agreement) with Credit Suisse AG, London Branch (“LC Bank”) and, as applicable, the Collateral Agent, as of the Closing Date and will instruct Payee to enter into LC Issuance Documents from time to time thereafter pursuant to which Payee will instruct the LC Bank to issue letters of credit and (b) EEUK has agreed to reimburse Payee for certain payments made in connection with such LC Issuance Documents and to pay Payee certain fees for the procurement of the issuance of the letters of credit.

WHEREAS, the Grantors may at any time and from time to time enter into one or more Secured Hedging Agreements with one or more Secured Hedge Counterparties.

Exhibit B-1

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WHEREAS, as a condition precedent to the making of the Loans pursuant to the Credit Agreement, the entering into of Secured Hedging Agreements by Approved Hedge Counterparties and the procurement by the Payee of the issuance of letters of credit pursuant to the LC Issuance Documents, each Grantor has executed and delivered that certain U.S. Security Agreement dated January 24, 2014 made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).  Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed therein to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities within ten Business Days following the acquisition of any After‑Acquired Intellectual Property.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

Section 1. Grant of Security.  Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);

(ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent‑to‑use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent‑to‑use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(iii) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(iv) all reissues, divisions, continuations, continuations‑in‑part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

Exhibit B-2

HN\1119607.7

(vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

Section 2. Security for Obligations.  The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Secured Obligations of such Grantor now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.  Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Creditor under the Credit Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

Section 3. Recordation.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

Section 4. Execution in Counterparts.  This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 5. Grants, Rights and Remedies.  This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

Section 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signatures on following page]

Exhibit B-3

HN\1119607.7

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Address for Notices:

Exhibit B-4

HN\1119607.7

EXHIBIT C

TO

THE U.S. SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this “IP Security Agreement Supplement”) dated _____ __, 201[_], is made by the Person listed on the signature page hereof (the “Grantor”) in favor of Cyan Partners, LP, as Collateral Agent (such term used herein as defined in the Security Agreement referred to below); for the Secured Creditors (used herein as defined in the Security Agreement referred to below).

WHEREAS, Endeavour International Corporation, a Nevada corporation (“Holdings”), as holdings, Endeavour International Holdings B.V., a private limited company organized under the laws of the Netherlands (“EIH”) and End Finco LLC, a Delaware limited liability company (“DE Borrower” and, with EIH, each a “Borrower” and collectively, the “Borrowers”), Credit Suisse AG, as collateral agent (the “Collateral Agent”), the lenders from time to time party thereto (the “Lenders”) have entered into a Credit Agreement, dated as of January 24, 2014 (said agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement” and the Lenders, the Administrative Agent, the Collateral Agent, the Arranger and each other Agent thereto being the “Lender Creditors”).

WHEREAS, Holdings, as holdings, Endeavour Energy UK Limited, a private limited company registered in laws of England and Wales, as payer (“EEUK”), LC Finco S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, whose registered office is 40, Avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg, pending registration with the Luxembourg Register of Commerce and Companies and having a share capital of USD 20,000 (“Payee”), and the Collateral Agent have entered into that certain LC Procurement Agreement, dated as of January 24, 2014 (as amended, modified, restated and/or supplemented from time to time, the “LC Procurement Agreement”), pursuant to which  EEUK has instructed Payee to enter into LC Issuance Documents (as defined in the LC Procurement Agreement) with Credit Suisse AG, London Branch (“LC Bank”) and, as applicable, the Collateral Agent, as of the Closing Date and will instruct Payee to enter into LC Issuance Documents from time to time thereafter pursuant to which Payee will instruct the LC Bank to issue letters of credit and (b) EEUK has agreed to reimburse Payee for certain payments made in connection with such LC Issuance Documents and to pay Payee certain fees for the procurement of the issuance of the letters of credit.

WHEREAS, the Grantors may at any time and from time to time enter into one or more Secured Hedging Agreements with one or more Secured Hedge Counterparties.

Exhibit C-1

HN\1119607.7

WHEREAS, the Grantor and certain other Persons have executed and delivered that certain Security Agreement dated January 24, 2014 made by the Grantor and such other Persons to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and that certain Intellectual Property Security Agreement dated as of _____ __, 20[__] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”).  Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor and has agreed to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

Section 1. Grant of Security.  The Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in all of the Grantor’s right, title and interest in and to the following (the “Additional Collateral”):

(i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);

(ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent‑to‑use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent‑to‑use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(iii) the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(iv) all reissues, divisions, continuations, continuations‑in‑part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v) all any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

Exhibit C-2

HN\1119607.7

(vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.

Section 2. Security for Obligations.  The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all Secured Obligations of the Grantor now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.  Without limiting the generality of the foregoing, this IP Security Agreement Supplement and the IP Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Creditor under the Credit Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party

Section 3. Recordation.  The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.

Section 4. Grants, Rights and Remedies.  This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement.  The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

Section 5. Governing Law. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Address for Notices:

Exhibit C-3

HN\1119607.7

EXHIBIT D

TO

THE U.S. SECURITY AGREEMENT

FORM OF SECURITY AGREEMENT SUPPLEMENT

[DATE]

Credit Suisse, as Collateral Agent for

the Secured Creditors

[   ]

[   ]

Attn:

ENDEAVOUR INTERNATIONAL CORPORATION

Ladies and Gentlemen:

Further reference is made to the U.S. Security Agreement, dated January 24, 2014, made by the Grantors party thereto in favor of the Collateral Agent for the benefit of the Secured Creditors (used herein as defined in such security agreement; such security agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).  Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

Section 1. Grant of Security.  The undersigned hereby grants to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in all of its right, title and interest in and to the following, in each case whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising (collectively, the undersigned’s “Collateral”):  all Equipment, Inventory, Receivables, Related Contracts, Security Collateral (including, without limitation, the shares of stock and other Equity Interests set forth on Part I of Schedule I hereto, the indebtedness set forth on Part II of Schedule I hereto and the securities and securities/deposit accounts set forth on Schedule II hereto), Agreement Collateral, Account Collateral (including, without limitation, the deposit accounts set forth on Schedule II hereto), Intellectual Property Collateral, Commercial Tort Claims Collateral (including, without limitation, the commercial tort claims described in Schedule IV hereto), all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the undersigned pertaining to any of the undersigned’s Collateral, all general intangibles, and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the undersigned’s Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in this Section 1) and, to the extent not otherwise included, all (A)payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B)cash.  Notwithstanding the

Exhibit D-1

HN\1119607.7

foregoing, the Collateral shall not include any Excluded Property until such time as any property or assets shall no longer constitute Excluded Property.

Section 2. Security for Obligations.  The grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.  Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Creditor under the Secured Debt Agreements but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

Section 3. Representations and Warranties.  (a)The undersigned’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule V hereto.  The undersigned has no trade names other than as listed on Schedule III hereto.  Within the five years preceding the date hereof, the undersigned has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule V hereto except as set forth in Schedule VI hereto.

(a) All of the Equipment of the undersigned is located at the places specified therefor in Schedule VII hereto. Within the five years preceding the date hereof, the undersigned has not changed the location of its Equipment except as set forth in Schedule VI hereto.

(b) The undersigned is not a beneficiary or assignee under any letter of credit other than the letters of credit described in Schedule VIII hereto.
(c) The undersigned hereby makes each other representation and warranty set forth in Section 6 of the Security Agreement with respect to itself and the Collateral granted by it.

Section 4. Obligations Under the Security Agreement.  The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors.  The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned, that each reference to the “Collateral” or any part thereof shall also mean and be a reference to the undersigned’s Collateral or part thereof, as the case may be, and that each reference in the Security Agreement to a Schedule shall also mean and be a reference to the schedules attached hereto.

Section 5. Exhibit D-2 HN\1119607.7

Section 1. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.[1]
ADD

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

Address for Notices:

1  If the Additional Grantor is not concurrently executing a guaranty or other Credit Document containing provisions relating to submission to jurisdiction and jury trial waiver, add the relevant provisions from the Credit Agreement.

Exhibit D-3

HN\1119607.7

ADD

Acknowledged and agreed as of the date hereof:

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH

By:
Name:
Title:

By:
Name:
Title:

Address for Notices:

Exhibit D-4

HN\1119607.7

Dated 24 January 2014

DEBENTURE

between

ENDEAVOUR ENERGY UK LIMITED
as the Company

and

CREDIT SUISSE AG
as the Collateral Agent

LO\3259731.16

THIS DEBENTURE is made on 24 January 2014

BETWEEN:

(1)

ENDEAVOUR ENERGY UK LIMITED, a company registered in England and Wales with registration number 5030838, whose registered office is at 33rd Floor, City Point, One Ropemaker Street, London EC2Y 9UE (the “Company”); and

(2)	CREDIT SUISSE AG as agent and trustee for itself and each of the other Secured Parties (as such term is defined below) (the “Collateral Agent”).

IT IS AGREED as follows:

1.	DEFINITIONS, CONSTRUCTION AND INCORPORATION OF TERMS
1.1	Definitions
(a)

Terms defined in the Credit Agreement (as such term is defined below) shall, unless otherwise defined in this Debenture or unless a contrary intention appears, bear the same meaning when used in this Debenture and the following terms shall have the following meanings:

“Account” means any account now or in the future opened or maintained by the Company with a bank or other financial institution (and any replacement account or subdivision or subaccount of that account), together with all amounts from time to time standing to the credit of, or accrued or accruing on, such account and any monies, proceeds or income paid or payable in respect of such account.

“Administrator” means a person appointed under schedule B1 to the Insolvency Act 1986 to manage the Company’s affairs, business and property.

“Assigned Account” means any Account designated in writing as an Assigned Account by the Collateral Agent in accordance with Clause 9.3 (Accounts after Security becomes enforceable).

“BP” means BP Exploration Operating Company Limited.

“Charged Assets” means the assets mortgaged, charged or assigned pursuant to Clauses 4 (Security) and 5.1 (Creation of floating charge).

“Charges” means Security from time to time created or expressed to be created pursuant to this Debenture.

“Collateral Account” means any Account that may from time to time be opened by the Company with the Collateral Agent pursuant to Clause 9.1(a)(ii) (Accounts general).

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a form from time to time recommended by the Loan Market

3

LO\3259731.16

Association or in any other form agreed between the Company and the Collateral Agent.

“Credit Agreement” means that certain credit agreement dated on or about the date of this Debenture between (among others) Endeavour International Holding B.V. and End Finco LLC as borrowers, Credit Suisse AG as administrative agent, and the Collateral Agent (as amended, modified, restated or supplemented from time to time).

“Credit Document Obligation” has the meaning given to the term “Obligations” in the Credit Agreement.

“Credit Document Secured Parties” has the meaning given to the term “Secured Parties” in the Credit Agreement.

“Delegate” means a delegate or sub-delegate appointed directly or indirectly pursuant to Clause 16.3 (General delegation).

“Enforcement Date” means the date on which a notice is issued by the Administrative Agent to the Borrowers under article 7 (Events of Default) of the Credit Agreement upon the occurrence of an Event of Default which has occurred and is continuing.

“Enoch PLTPA” means the Enoch pipeline liquids transportation and processing agreement dated 24 February 2006 and made between, among others, the Company and BP.

“Group” means Holdings and its Subsidiary for the time being.

“Hedging Provider” means any Person that is a party to a Hedging Agreement.

“Indemnified Party” has the meaning given to it in the U.S. Security Agreement.

“Insolvency Event” has the meaning given to it in Clause 10.20(a) (Insolvency Events).

“Insurances” means any insurances that are required from time to time to be maintained by, or on behalf of, any Credit Party in respect of the Oil and Gas Properties and/or any activities related thereto, in each case pursuant to the Credit Agreement.

“LC Procurement Agreement Obligation” has the meaning given to the term “Obligation” in the LC Procurement Agreement.

“LPA” means the Law of Property Act 1925.

“Party” means a party to this Debenture.

“Payee” has the meaning given to it in the LC Procurement Agreement.

4

LO\3259731.16

“Production Payment Security Documents” means:

(i)	the English security agreement entered into between the Company and Cidoval S.à r.l. originally dated 30 April 2013 and subsequently amended and restated on 21 May 2013;
(ii)	the English share charge entered into between Endeavour Energy North Sea, L.P. and Cidoval S.à r.l. originally dated 30 April 2013 and subsequently amended and restated on 21 May 2013;
(iii)	the U.S. security agreement entered into between, amongst others, Endeavour Energy North Sea, L.P. and Cidoval S.à r.l. dated 30 April 2013 as subsequently amended;
(iv)	the English security agreement entered into between the Company and Sand Waves S.à r.l. dated 12 December 2013;
(v)	the English share charge entered into between Endeavour Energy North Sea, L.P. and Sand Waves S.à r.l. dated 12 December 2013; and
(vi)	the U.S. security agreement entered into between, amongst others, Endeavour Energy North Sea, L.P. and Sand Waves S.à r.l. dated 12 December 2013 as subsequently amended.

“Project Agreements” means:

(i)

each of the contracts, agreements and documents listed in Schedule 2 (Project Agreements) together with all Related Property Rights and all documents which are supplemental to, or are expressed to be collateral with, or are entered into pursuant to or in connection with, any such contracts, agreements and documents; and

(vii)

any joint operating agreements or unitisation or unit operating agreements, in each case relating to such petroleum production licences, which are, in each case, entered into (or in respect of which the Company acquires an interest) after the date of this Debenture together with all Related Property Rights and all documents which are supplemental to, or are expressed to be collateral with, or are entered into pursuant to or in connection with, any such contracts, agreements and documents.

“Project Documents” means Project Agreements and Project Licences together.

“Project Licences” means:

(i)

each of the documents listed in Schedule 3 (Project Licences) together with all Related Property Rights and all documents which are supplemental to, or are expressed to be collateral with, or are entered into pursuant to or in connection with, any such contracts, agreements and documents; and

5

LO\3259731.16

(viii)

any petroleum production licences for material oil and gas reserves of the Company which are entered into (or in respect of which the Company acquires an interest) after the date of this Debenture together with all Related Property Rights and all documents which are supplemental to, or are expressed to be collateral with, or are entered into pursuant to or in connection with, any such contracts, agreements and documents, but excluding each of the Project Agreements.

“Receiver” means any person appointed by the Collateral Agent to be a receiver or receiver and manager or administrative receiver of any property subject to the Security created by this Debenture or any part thereof.

“Related Property Rights” means, in relation to any property or asset:

(i)	the proceeds of sale and/or other realisation of that property or asset (or any part thereof or interest therein);
(ii)	all Security, options, agreements, rights, easements, benefits, indemnities, guarantees, warranties or covenants for title held by the Company in respect of such property or asset; and
(iii)	all the Company’s rights under any lease, licence or agreement for lease, sale or use in respect of such property or asset.

“Secured Agreements” means each Credit Document, each Secured Hedging Agreement and the LC Procurement Agreement, and “Secured Agreement” shall mean any of those agreements.

“Secured Liabilities” has the meaning given to it in Clause 2 (Covenants to pay).

“Secured Parties” means each of:

(i)	the Credit Document Secured Parties; and
(ii)	the Payee.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Period” means the period from the date of this Debenture until the date on which the Collateral Agent has determined that all of the Secured Liabilities (whether actual or contingent) have been irrevocably and unconditionally paid and discharged in full and no further Secured Liabilities are capable of being outstanding.

(b)	Unless a contrary intention appears, words defined in the Companies Act 2006 have the same meanings in this Debenture.

6

LO\3259731.16

1.2	Construction

Unless a contrary indication appears, any reference in this Debenture to:

(a)	the “Collateral Agent”, a “Secured Party”, a “Credit Party” or the “Company” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;
(b)	“assets” includes present and future properties, revenues and rights of every description;
(c)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(d)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(e)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a kind that is normally complied with by those to whom it is addressed) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(f)

a “guarantee” includes any form of indemnity or other assurance against financial loss (including any obligation to pay, purchase or provide funds for the purchase of any liability) (and the verb “to guarantee” shall be construed accordingly);

(g)	a provision of law is a reference to that provision as amended or re-enacted;
(h)	any matter “including” specific instances or examples of such matter shall be construed without limitation to the generality of that matter (and “include” shall be construed accordingly);
(i)	“losses” includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including fees) and liabilities (and “loss” shall be construed accordingly);
(j)

a “modification” includes an amendment, supplement, novation, re-enactment, restatement, variation, extension, replacement, modification or waiver or the giving of any waiver, release, consent having the same commercial effect of any of the foregoing, (and “modify” shall be construed accordingly);

(k)	the “winding-up”, “dissolution” or “administration” of a person shall be construed so as to include any equivalent or analogous proceedings under the law 7 LO\3259731.16 of the jurisdiction in which such person is incorporated or established, or any jurisdiction in which such person carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

(l)

the words “other”, “or otherwise” and “whatsoever” shall not be construed eiusdem generis or be construed as any limitation upon the generality of any preceding words or matters specifically referred to;

(m)

any Secured Party, any Credit Party, the Company or the Collateral Agent or any other person is, where relevant, deemed to be a reference to or to include, as appropriate, that person’s successors in title, permitted assignees and transferees and in the case of the Collateral Agent, any person for the time being appointed as Collateral Agent or Collateral Agents in accordance with the Secured Agreements; and

(n)

any Secured Agreement or other agreement or instrument is to be construed as a reference to that agreement or instrument as amended, modified or novated, including by way of increase of the facilities or other obligations or addition of new facilities or other obligations made available under them or accession or retirement of the parties to these agreements but excluding any amendment, modification or novation made contrary to any provision of any Secured Agreement.

1.3	Implied covenants for title

The obligations of the Company under this Debenture shall be in addition to the covenants for title deemed to be included in this Debenture by virtue of Part I of the Law of Property (Miscellaneous Provisions) Act 1994.

1.4	Effect as a deed

This Debenture is intended to take effect as a deed notwithstanding that the Collateral Agent may have executed it under hand only.

1.5	Law of Property (Miscellaneous Provisions) Act 1989

To the extent necessary for any agreement for the disposition of the Charged Assets in this Debenture to be a valid agreement under Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989, the terms of the other Secured Agreements are incorporated into this Debenture.

1.6	Intercreditor Agreement

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Debenture and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the

8

LO\3259731.16

Intercreditor Agreement and this Debenture, the terms of the Intercreditor Agreement shall govern and control.

1.7	Moratorium

Notwithstanding any other provision of this Debenture, the obtaining of a moratorium under section 1A of the Insolvency Act 1986, or anything done with a view to obtaining such a moratorium (including any preliminary decision or investigation), shall not be an event causing any floating charge created by this Debenture to crystallise or causing restrictions which would not otherwise apply to be imposed on the disposal of property by the Company or a ground for the appointment of a Receiver.

1.8	Incorporation
(a)

Without prejudice to the application of any other provisions of the Credit Agreement to this Debenture (by reason of this Debenture being a Credit Document and a Secured Agreement for the purposes of the Credit Agreement), sections 1.03 (Pro Forma Calculations), 2.20 (Tax Gross-Up and Indemnities), 9.06 (Right of Setoff), 9.08 (Waivers; Amendment), 9.13 (Counterparts) and 9.20 (Judgment Currency) of the Credit Agreement shall apply to this Debenture, mutatis mutandis, as if the same had been set out in full herein with references in such clauses to:

(i)	any “agreement” includes any legally binding arrangement, concession, contract, deed or franchise (in case whether oral or written);
(ii)	an “amendment” includes any amendment, supplement, variation, novation, modification, replacement or restatement and “amend”, “amending” and “amended” shall be construed accordingly;
(iii)	the “Agreement” or “hereunder” being construed as references to this Debenture;
(iv)	the “Credit Documents” and “Secured Agreements” being construed as (A) including this Debenture, or (B) if the context so requires, as references specifically to this Debenture; and
(v)

in the context of section 2.20 (Tax Gross-Up and Indemnities) of the Credit Agreement, the “Administrative Agent” or a “Lender” being, if the context so requires, construed, in each case, as references to the Collateral Agent and, in the context of section 9.05 (Expenses; Indemnity) of the Credit Agreement, the “Administrative Agent” or a “Lender” being construed, in each case, as references to each Secured Party, Receiver (as defined herein), attorney, manager, agent or other person as may be appointed by the Collateral Agent under this Debenture; and

9

LO\3259731.16

(b)	a reference to “Secured Liabilities” includes any liabilities which would be treated as such but for the liquidation or dissolution or similar event affecting any Credit Party.
2.	COVENANTS TO PAY
2.1	Covenant to pay Secured Liabilities

The Company covenants with the Collateral Agent (for the benefit of itself and the other Secured Parties) that it shall promptly on demand pay in full to the Secured Parties, in accordance with the Secured Agreements:

(a)

when due (whether at stated maturity, by acceleration or otherwise) all Credit Document Obligations (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganisation or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), fees, costs and indemnities) of any Credit Party whether now existing or incurred after the date of this Debenture (including, without limitation, any additional indebtedness incurred by any Credit Party pursuant to any Credit Document) and the due performance and compliance by each Credit Party with all Credit Document Obligations and all other terms, conditions and agreements contained in the Credit Documents;

(b)

when due (whether at stated maturity, by acceleration or otherwise) all LC Procurement Agreement Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganisation or similar proceeding of the Company or Holdings at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) of each of the Company and Holdings to the Payee whether now in existence or arising after the date of this Debenture (including, without limitation, all obligations, liabilities and indebtedness of the Company or Holdings under any guaranty in respect of the LC Procurement Agreement), and the due performance and compliance by the Company and Holdings with all LC Procurement Agreement Obligations and all other terms, conditions and agreements contained in the LC Procurement Agreement;

(c)

when due (whether at stated maturity, by acceleration or otherwise) all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganisation or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by any Credit Party to a Hedging Provider under any Secured Hedging Agreement whether now in existence or arising after the date of this Debenture (including, without limitation, all obligations, liabilities and indebtedness of any Credit Party

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under any guaranty in respect of any Secured Hedging Agreement), and the due performance and compliance by each Credit Party with all of the terms, conditions and agreements contained in each such Secured Hedging Agreement;

(d)

any other Credit Document Obligation, LC Procurement Agreement Obligation or other money, obligation or liability due, owing or incurred to any Secured Party by any Credit Party under any Secured Agreement at present or in the future, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all interest accruing thereon and all losses incurred by any Secured Party in connection therewith;

(e)	any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;
(f)

in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Company referred to in Clauses 2.1(a) to 2.1(e) (inclusive) above, on and from the Enforcement Date, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realising on the Collateral, or of any exercise by the Collateral Agent of its rights under this Debenture or the English Charge Over Shares, together with reasonable attorneys’ fees and court costs;

(g)	all amounts paid by any Indemnified Party as to which such Indemnified Party has the right to reimbursement under any Secured Agreement; and
(h)	all amounts owing to any Agent pursuant to any Secured Agreement in its capacity as such,

collectively the “Secured Liabilities”, it being acknowledged and agreed that the Secured Liabilities shall include extensions of credit of the types described above, whether outstanding on the date of this Debenture or extended from time to time after the date of this Debenture and in each case as such obligations, liabilities or indebtedness may be actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety.

2.2	Potential invalidity

Neither the covenant to pay in Clause 2.1 (Covenant to pay Secured Liabilities), nor the Security created by this Debenture shall extend to or include any liability or sum which would, but for this Clause 2.2, cause such covenant, obligation or Security to be unlawful under any applicable law or would if it were so included, cause the infringement of section 678 of the Companies Act 2006.

3.	REPRESENTATIONS
3.1	Agreements and licences

The Company represents and warrants to the Collateral Agent that the Project Agreements listed in Schedule 2 (Project Agreements) and the Project Licences listed in

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Schedule 3 (Project Licences) represent all of the agreements and/or licences (as applicable) to which the Company is a party constituting either:

(a)	petroleum production licences for material oil and gas reserves of the Company; or
(b)	joint operating agreements or unitisation or unit operating agreements, in each case relating to such petroleum production licences.
3.2	Assets and security

The Company represents and warrants that:

(a)	subject to the terms of the Intercreditor Agreement, the matters set out in section 3.11 (Security Documents) of the Credit Agreement, as they relate to this Debenture, are true and correct; and
(b)	the matters set out in section 3.12 (Properties) of the Credit Agreement, as they relate to the assets of the Company, are true and correct.
4.	SECURITY
4.1	General
(a)	All the Security created under this Debenture:
(i)	is created in favour of the Collateral Agent; and
(ii)	is security for the payment of all the Secured Liabilities.
(b)	If the Company is not entitled to grant any Security over its rights and/or interests under any document without the consent of a party to that document:
(i)	the Company must notify the Collateral Agent as soon as it becomes aware of the same;
(ii)

the Security constituted under this Debenture will include and extend to all amounts which the Company may receive, or has received, under that document but shall, until the date on which the relevant consent is obtained by the Company, not extend to and exclude the document itself and its rights and/or interests under such document;

(iii)

unless the Collateral Agent otherwise requires, the Company must use reasonable endeavours to obtain the consent of the relevant party to enable the Company to grant Security over that document under this Debenture; and

(iv)	on and from the date on which such consent is obtained, the Security constituted under this Debenture shall extend to and include that document.

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(c)	The Collateral Agent holds the benefit of this Debenture on trust for the Secured Parties.
4.2	Creation of fixed charge

To the extent that such charge is capable of being effective, taking into account the provisions of Clause 9.2 (Book and other debts after Security becomes enforceable), the Company charges to the Collateral Agent by way of fixed charge with full title guarantee and as a continuing security for the payment and discharge of the Secured Liabilities all of the Company’s right to and title and interest both present and future from time to time in:

(a)

each Collateral Account, including all amounts from time to time standing to the credit of, or accrued or accruing on, such Collateral Accounts and any monies, proceeds or income paid or payable on such Collateral Accounts; and

(b)	each of the Project Licences together with all Related Property Rights in respect thereof.
2.1	Assignments

Subject to Clause 4.1(b) (General), the Company assigns absolutely (subject to a proviso for re-assignment at the end of the Security Period) to the Collateral Agent with full title guarantee as a continuing security for the payment and discharge of the Secured Liabilities all of the Company’s rights to and title and interest from time to time in:

(a)	the Project Agreements; and
(b)	any present or future Insurances, together with any and all proceeds of claim and Related Property Rights in respect thereof.
5.	FLOATING CHARGE
5.1	Creation of floating charge
(a)

The Company charges to the Collateral Agent by way of first floating charge with full title guarantee and as a continuing security for the payment and discharge of the Secured Liabilities all of the Company's rights to and title and interest from time to time in the whole of its property, assets (including, without limitation, any Account), undertakings, rights and revenues, whatsoever and wheresoever, present and future, other than any assets validly and effectively charged or assigned (whether at law or in equity) pursuant to Clause 4.2 (Creation of fixed charge) or Clause 4.3 (Assignments).

(b)

Except as otherwise agreed in writing by the Collateral Agent and except as otherwise provided under the Intercreditor Agreement with respect to relative ranking of the security created pursuant to the Production Payment Security Documents, the floating charge hereby created ranks in priority to any Security which shall subsequently be created or permitted to arise by the Company or any

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Security created by a Receiver appointed under this Debenture and is a qualifying floating charge to which paragraph 14 of schedule B1 to the Insolvency Act 1986 applies.
(c)

Without prejudice to Clause 5.1(a), the Collateral Agent reserves any rights it may have to appoint an administrative receiver on and following the Enforcement Date in accordance with Sections 72B to H (inclusive) of the Insolvency Act 1986.

5.2	Automatic crystallisation of floating charge

Notwithstanding anything express or implied in this Debenture, and without prejudice to any law which may have similar effect, if:

(a)

the Company creates or attempts to create any Security over all or any of the Charged Assets (save as permitted by section 6.06 (Limitation on Liens) of the Credit Agreement) without the prior consent of the Collateral Agent;

(b)	any person levies or attempts to levy any distress, execution or other process against any of the Charged Assets;
(c)

a resolution is passed or a petition is presented for the winding-up or administration in relation to the Company which is not discharged within 14 days (in the case of a winding-up petition) or 5 days (in the case for an administration order) or in any event before such petition is heard or an order is made for the winding-up, dissolution, administration or other reorganisation of the Company;

(d)

an Administrator or Receiver is appointed in respect of the Company or any step intended to result in such appointment is taken pursuant to paragraphs 15 or 26 of Schedule B1 of the Insolvency Act 1986 in respect of the Company; or

(e)	any other floating charge created by the Company crystallises for any reason,

then the floating charge created by Clause 5.1 (Creation of floating charge) will automatically (with immediate effect and without notice) be converted into a fixed charge as regards all of the assets subject to the floating charge.

5.3	Crystallisation on notice of floating charge

Notwithstanding anything express or implied in this Debenture the Collateral Agent may at any time:

(a)	on or after the Enforcement Date;
(b)	if it considers in good faith that any of the Charged Assets are in danger of being seized or sold as a result of any legal process, or are otherwise in jeopardy; or
(c)

if it reasonably believes that steps likely or intended to lead to the presentation of a petition for the administration or winding-up of or the appointment of an Administrator in respect of the Company are being, or have been, taken,

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by giving notice in writing to that effect to the Company, convert the floating charge created by Clause 5.1 (Creation of floating charge) into a fixed charge as regards any assets specified in such notice.  The conversion shall take effect immediately upon the giving of the notice.

5.4	Fixed and floating security

If for any reason any Security in respect of any asset created or purported to be created pursuant to this Clause 5 as a fixed charge or assignment does not, or ceases to, take effect as a fixed charge or assignment, then it shall take effect as a floating charge in respect of such asset.  However, it is the intent of the Parties that the Security over other Charged Assets shall remain unaffected.

5.5	Retention of documents

The Collateral Agent shall be entitled to continue to retain any document delivered to it under this Debenture relating to a Charged Asset until the Charges over such Charged Asset are released in accordance with this Debenture.  If, for any reason, it ceases to hold any such document before such time, it may by notice to the Company require that the relevant document be redelivered to it and the Company shall, to the extent that such document has not already been provided to the collateral agent under the Production Payment Security Documents, immediately comply with that requirement or procure that it is complied with.

5.6	Project Documents
(a)

The Security created by this Debenture in relation to each Project Document shall, to the extent required by that Project Document, in each case as that agreement may have been subsequently assigned, transferred or novated, be:

(i)	without prejudice to the provisions of that Project Document;
(ii)	subordinated to the express rights specified under that Project Document of the parties thereto from time to time (other than the Company); and
(iii)	subject to the liabilities and obligations of the Company relating to the interest of the Company in and under that Project Document;

provided that, nothing in this Clause 5.6 shall (i) release the Company from any obligations to fulfil any requisite condition in connection therewith, or (ii) (subject to Clause 5.6(b)) impose on the Collateral Agent or any Receiver or Administrator appointed by it an obligation to perform any of the obligations of the Company under any Project Document or to procure the performance of the Company of any such obligation.

(b)	The Company and the Collateral Agent acknowledge that:
(i)	in the event of the Collateral Agent exercising any rights created under this Debenture in respect of the Enoch PLTPA, the Collateral Agent will 15 LO\3259731.16 continue to fulfil the obligations of the Company under the Enoch PLTPA; and
(ii)	notwithstanding Clause 27 (Third parties), BP may rely on the undertaking given by the Collateral Agent under Clause 5.6(b)(i).
5.7	Gas sales agreements

This Debenture shall not create any Security over the Company’s interest in the Enoch Field Gas Sales Agreement dated 17 January 2006 as such agreement may be assigned, amended, modified, supplemented or novated from time to time.

6.	FURTHER ASSURANCE
(a)

The Company shall at its own expense promptly upon request by the Collateral Agent execute (in such form as the Collateral Agent may reasonably require) such documents (including assignments, transfers, mortgages, charges, notices and instructions) in favour of the Collateral Agent or its nominees and do all such assurances and things as the Collateral Agent may otherwise reasonably require for:

(i)	perfecting and/or protecting (by registration or in any other way) the Security created or intended to be created by this Debenture;
(ii)

conferring upon the Collateral Agent such Security as it may require over the assets of the Company outside of England and Wales which if in England or Wales would form part of or be intended to form part of the Charged Assets;

(iii)	facilitating the realisation of all or any part of the Charged Assets; and/or
(iv)	for exercising all rights, powers, authorities and discretions conferred on the Collateral Agent or any Receiver pursuant to this Debenture or by law,

including a reaffirmation/confirmation signed by the Company with respect to the continuing effectiveness of the Security created pursuant to this Debenture following any increase in the Secured Liabilities from time to time.

(b)

The covenants set out in section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 shall extend to include the obligations set out in this Clause 6 and Clause 7.6 (Consents and other necessary action).

7.	UNDERTAKINGS WITH RESPECT TO THE CHARGED ASSETS

The Company undertakes to the Collateral Agent with respect to the Charged Assets that it shall:

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7.1	Negative pledge

except as permitted by section 6.06 (Limitation on Liens) of the Credit Agreement:

(a)	not create or agree to create or allow to exist any Security on, over, or affecting, all or any of its assets; and
(b)	procure that no member of the Group creates, agrees to create or allows to exist any Security on, over, or affecting, any of its assets;
7.2	Disposals

except as permitted by section 6.09 (Merger, Consolidation, or Sale of Assets) of the Credit Agreement, not, either in a single transaction or in a series of transactions and whether related or not, sell, transfer, lease, convey or otherwise dispose of the Charged Assets or any part of them or the right to receive or to be paid the proceeds arising on disposal of the same, or agree to attempt to do so;

7.3	Subsequent charge

subject to Clause 7.1 (Negative pledge), procure that any Security created by the Company after the date of this Debenture (otherwise than in favour of the Collateral Agent) shall be expressed to be subject to this Debenture;

7.4	Supplemental debenture

at any time, promptly upon request on or after the Enforcement Date, execute over all or any of the Charged Assets a charge by way of legal mortgage or legal sub-mortgage or legal assignment, as the case may be, in favour of the Collateral Agent in such form as the Collateral Agent shall reasonably require;

7.5	Prejudicial action

not do or cause or permit to be done anything which may in any way reduce, jeopardise or otherwise prejudice the value to the Collateral Agent of the Charged Assets; and

7.6	Consents and other necessary action

take all such action as is available to it and is reasonably necessary for the purpose of creating, perfecting or maintaining the Security created or intended to be created pursuant to this Debenture which shall include, without limitation, using reasonable endeavours to obtain any necessary consent (in form and content satisfactory to the Collateral Agent, acting reasonably) to enable its assets to be charged or assigned pursuant to this Debenture.  Immediately upon obtaining any necessary consent the asset concerned shall become subject to the Security created by this Debenture.  The Company shall promptly deliver a copy of each consent to the Collateral Agent.

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8.	FURTHER UNDERTAKINGS
8.1	Deposit of title documents

Upon request and in accordance with the Credit Agreement, the Company shall, to the extent that it has not already delivered such documents to the secured party in accordance with the Production Payment Security Documents, deposit with the Collateral Agent the deeds and documents of title, or evidencing title, relating to the Charged Assets including any policies of insurance.

8.2	Calls

The Company shall not, without the consent of the Collateral Agent, acquire any shares or other securities unless they are fully paid.

8.3	Notices of charge and/or assignment
(a)	The Company shall deliver to the Collateral Agent and serve on any relevant person (a “Relevant Counterparty”) as required by the Collateral Agent or as set out in the Credit Agreement:
(i)

notices of assignment in respect of any of the assets assigned pursuant to this Debenture, and shall use its reasonable endeavours to procure that each such notice is acknowledged by that Relevant Counterparty; and

(ii)	notice of charge in respect of any of the assets charged pursuant to this Debenture and shall use its reasonable endeavours to procure that each notice is acknowledged by that Relevant Counterparty.
(b)

The notices of charge and/or assignment and/or acknowledgement referred to in Clause 8.3(a) shall be in a form substantially similar to that contained in Schedule 1 (Form of Notices) hereto or such other form as the Collateral Agent may reasonably require.

8.4	Further assignments

Subject to the Production Payment Security Documents and the Intercreditor Agreement, the Company shall, if requested by any of the Collateral Agent, the Administrative Agent or the Required Lenders (in each case, acting reasonably), promptly execute any document (including any Additional Security Document) and do all such acts (including making any filings or registrations or otherwise recording the interests of the Collateral Agent in any registers relevant to the Security) as the Collateral Agent, the Administrative Agent or the Required Lenders may reasonably require:

(a)	for the purposes of granting Security over:
(i)	any Insurances and any proceeds of claim and Related Property Rights in respect thereof;

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(ii)	any Secured Hedging Agreement to which any Credit Party is a party, together with all Related Property Rights in respect thereof;
(iii)	any Project Agreement;
(iv)	any Project Licence; or
(v)	otherwise, to give effect to the Security intended to be created by this Debenture and to section 5.12 (Additional Security; Further Assurances; etc.) of the Credit Agreement,

unless such Security has been granted under an existing Security Document;

(b)	to record the interests of the Collateral Agent in any registers relevant to such Security, including those relating to registered intellectual property rights;
(c)	for the exercise of any rights, powers and remedies of the Collateral Agent, any Receiver or the other Secured Parties provided by or pursuant to this Debenture or by law; and/or
(d)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security created under this Debenture.
9.	ACCOUNTS AND RECEIPTS
9.1	Accounts general
(a)	The Company will:
(i)

deliver to the Collateral Agent on the date of this Debenture details of each of its Accounts (and, if any change in such detail (including any renewal or redesignation of any such Account) occurs after the date of this Debenture or any new Account is opened, details of such change or new Account on the date of such change or opening); and

(ii)

open such new Collateral Accounts, as the Collateral Agent shall require (at any time on or after the Enforcement Date) for the purposes of Clause 9.2 (Book and other debts after Security becomes enforceable).

(b)	Without prejudice and in addition to Clauses 7.1 (Negative pledge) and 7.2 (Disposals):
(i)	the benefit of each Account shall not be capable of assignment or charge in whole or in part (save pursuant to this Debenture); and
(ii)

the Company agrees that it will not assign (whether by way of sale or mortgage), charge or otherwise seek to deal with or dispose of all or any part of any Collateral Account (save pursuant to this Debenture) without

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the prior written consent of the Collateral Agent (in its capacity as Collateral Agent under this Debenture).
(c)

The Company shall, subject to Clause 9.3 (Accounts after Security becomes enforceable) and any restrictions in the Secured Agreements preventing or regulating withdrawal of the same, be entitled to withdraw any credit amount from the Accounts (other than the Collateral Account).

9.2	Book and other debts after Security becomes enforceable

If and to the extent that the Collateral Agent so specifies, at any time on or after the Enforcement Date, the Company shall pay the proceeds of payment or realisation of such of the Company’s assets comprising temporary and other investments, book and other debts, royalties, fees and income of like nature or other monies received by the Company as the Collateral Agent may require into such Collateral Accounts as the Collateral Agent may from time to time specify and pending such payment shall hold all such receipts on trust for the Collateral Agent.

9.3	Accounts after Security becomes enforceable
(a)	Upon the Security becoming enforceable, the Collateral Agent shall be deemed to have designated in writing all Accounts as Assigned Accounts and at any time thereafter the Collateral Agent may:
(i)

in relation to such new Assigned Accounts, require the Company to, and the Company shall immediately on request, serve a notice of assignment (in a form substantially similar to that contained in Schedule 1 (Form of Notices) hereto or such other form as the Collateral Agent may reasonably require) on each bank or other financial institution with which any such Account is maintained and the Company shall comply with its obligation under Clause 8.3 (Notices of charge and/or assignment) to obtain an acknowledgement of each such notice of assignment; and

(ii)

exercise from time to time, all rights, powers and remedies of the Company in relation to any or all of its Accounts, including to demand and receive all and any monies standing to the credit of any such Accounts.

(b)	On and from the Enforcement Date, the Company shall not be entitled to be paid, withdraw or otherwise transfer any credit amount from the Accounts.
10.	THE COLLATERAL AGENT
10.1	The Collateral Agent
(a)	The powers conferred upon the Collateral Agent by the Credit Documents shall be in addition to any powers which may from time to time be vested in trustees by the general law.

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(b)

Without prejudice to Clause 1.6 (Intercreditor Agreement), if there is any conflict between the provisions of this Debenture and any Secured Agreement (other than the Intercreditor Agreement) with regard to instructions to or the matters affecting the Collateral Agent, this Debenture will prevail.

10.2	Trust
(a)

The Collateral Agent shall hold the benefit of the Secured Agreements in its capacity as Collateral Agent on trust for (to the extent such benefits are capable of being secured in their favour) the Secured Parties.  Save as expressly specified in any Secured Agreement, the Collateral Agent:

(i)	shall not be liable to any party for any breach by any other party of any Secured Agreement;
(ii)	shall have only those duties which are expressly specified in the Secured Agreements;
(iii)	will apply all payments and other benefits received by it under the Secured Agreements:
(A)	towards the payment of all amounts owing to the Collateral Agent pursuant to the terms of the Secured Agreements;
(B)	towards the payment in full of the Secured Liabilities on a rateable basis in accordance with the terms of the applicable Secured Agreement; and
(C)

after payment of all the Secured Liabilities, toward the payment to Holdings, the Company and the Subsidiary Guarantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct; and

(iv)	shall exercise its rights, powers and duties under the Secured Agreements and/or this Debenture for the benefit of the Secured Parties.
(b)

Section 1 of the Trustee Act 2000 shall not apply to any function of the Collateral Agent under or in connection with the Secured Agreements; provided that nothing in this Debenture shall exempt the Collateral Agent from any liability for gross negligence or wilful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision).  In performing its duties, obligations and responsibilities, the Collateral Agent shall be considered to be acting only in a mechanical and administrative capacity or as expressly provided in this Debenture, the other Security Documents and the other Secured Agreements.

(c)	Save as set out in Clause 10.2(a), the Collateral Agent’s duties under the Secured Agreements are of a mechanical and administrative nature. Nothing in the 21 LO\3259731.16

Secured Agreements shall constitute a partnership between any Party and the Collateral Agent.
(d)	The perpetuity period for the security trust established in relation to the Secured Agreements shall be one hundred and twenty five years from the date of this Debenture.
10.3	Additional trustees
(a)

The Collateral Agent may appoint and pay any person established or resident in any jurisdiction (whether a trust corporation or not) to act as a separate trustee, custodian or nominee or as a co-trustee jointly with it on any terms in relation to any assets of the trust as the Collateral Agent may determine including for the purpose of depositing with a custodian this Debenture or any document relating to the trust created under this Debenture and the Collateral Agent will not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or wilful default on the part of any person appointed by it under this Debenture or be bound to supervise the proceedings or acts of any person.

(b)

Any such additional trustee, custodian or nominee shall have such trusts, powers, obligations, authorities and discretions (not exceeding those conferred on the Collateral Agent by the Secured Agreements) and remuneration as shall be conferred or imposed by the instrument of appointment.  The Collateral Agent shall have power in like manner to remove any such person.  The Company shall indemnify such additional trustee, custodian or nominee as though it were the Collateral Agent in accordance with Clause 10.4 (Remuneration and indemnity).  The Collateral Agent shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.

10.4	Remuneration and indemnity
(a)

For the benefit of the Collateral Agent, nothing in this Clause 10 shall prejudice any right of indemnity by law given to trustees.  Any indemnity provided pursuant to this Clause 10 shall be in addition to and without prejudice to any other indemnity provided either in the Credit Agreement or any other Secured Agreement.

(b)

The Company agrees to indemnify, on demand, the Collateral Agent and any receiver, attorney, agent or other person appointed by the Collateral Agent in accordance with the Secured Agreements for any and all claims, liabilities, costs, fees, charges, losses and expenses which may be incurred by or asserted against the Collateral Agent or any such person in any way relating to or arising out of:

(i)	its execution or purported execution of any of its trusts, powers, authorities and discretions under the Secured Agreements;

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(ii)	performing its duties and functions in such capacity; or
(iii)	any action taken or omitted by the Collateral Agent or any such person under the Secured Agreements,

except to the extent arising directly from the Collateral Agent’s or any such person’s gross negligence or wilful misconduct (in each case as determined by a court of competent jurisdiction in a final and non-appealable decision).

(c)

The Collateral Agent may indemnify itself and each other person referred to in Clause 10.4(b) out of the assets over which Security is granted pursuant to the Security Documents against all such claims, liabilities, costs, fees, charges, losses and expenses referred to in Clause 10.4(b).

(d)	The Collateral Agent shall be entitled to such remuneration as it may agree from time to time with the Company.
(e)

Without prejudice to Clause 10.4(b), each Secured Party shall (in proportion to its share of the debt owed by each Borrower under the Credit Agreement) indemnify the Collateral Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Collateral Agent (otherwise than by reason of the Collateral Agent's gross negligence or wilful misconduct, in each case as determined by a court of competent jurisdiction in a final and non-appealable decision) in acting as Collateral Agent under or in connection with the Secured Agreements (unless the Collateral Agent has been reimbursed for the same by any Credit Party).  The Credit Parties shall forthwith on demand reimburse each Secured Party for any payments made by it under this Clause 10.4(e).

10.5	Exclusion of liability
(a)

Without limiting Clause 10.5(b), neither the Collateral Agent nor any Receiver or Delegate will be liable for any action taken or not taken by it under or in connection with any Secured Agreement, nor any shortfall which arises on the enforcement or realisation of the Collateral, unless directly caused by its gross negligence or wilful misconduct (in each case as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b)

No Party (other than the Collateral Agent) may take any proceedings against any officer, employee or agent of the Collateral Agent, any Receiver or Delegate in respect of any claim it might have against the Collateral Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Secured Agreement and any officer, employee or agent of the Collateral Agent may rely on this Clause 10.5.

(c)

Neither the Collateral Agent, nor any Receiver or Delegate will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Secured Agreements to be paid by the Collateral Agent if the Collateral Agent has taken all necessary steps as soon as reasonably practicable to

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comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Collateral Agent for that purpose.
(d)

Nothing in this Debenture shall oblige the Collateral Agent, any Receiver or Delegate to carry out any “know your customer” or other checks in relation to any person on behalf of any Secured Party and each Secured Party confirms to the Collateral Agent that it is solely responsible for any such checks that it is required to carry out and that it may not rely on any statement in relation to such checks made by the Collateral Agent.

(e)

Without prejudice to any provision of any Secured Agreement excluding or limiting the liability of the Collateral Agent, any Receiver or Delegate, in no event shall the Collateral Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Collateral Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

10.6	Instructions
(a)

Unless a contrary indication appears in the Secured Agreements, the Collateral Agent shall (i) exercise any right, power, authority or discretion vested in it as Collateral Agent in accordance with any instructions given to it by the Required Lenders (or, if so instructed by the Required Lenders, refrain from exercising any right, power, authority or discretion vested in it as Collateral Agent), and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Required Lenders.  This Clause 10.6 shall not require the Collateral Agent to act in accordance with the instructions of the Required Lenders or any person in respect of those powers, authorities and discretions granted to the Collateral Agent pursuant to Clauses 10.3 (Additional trustees), 10.4 (Remuneration and indemnity), 10.14(a), 10.14(c); 10.14(d) (Collateral Agent’s functions) and 10.15 (Legal restrictions and confidentiality).

(b)	Unless a contrary indication appears in the Secured Agreements, any instructions given by the Required Lenders shall be binding on all the Secured Parties.
(c)

The Collateral Agent may refrain from acting in accordance with the instructions of the Required Lenders until it has received such security and/or indemnification as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Required Lenders, the Collateral Agent may act (or refrain from taking action) as it considers to be in the best interests of the Secured Parties.
(e)	The Collateral Agent is not authorised to act on behalf of a Secured Party (without first obtaining that Secured Party’s consent in accordance with the Secured 24 LO\3259731.16

Agreements) in any legal or arbitration proceedings relating to any Secured Agreement.
10.7	Rights and discretions of the Collateral Agent
(a)	The Collateral Agent may:
(i)	rely on any representation, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)

rely on any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

(iii)

assume that any instructions received by it from any Secured Party are duly given in accordance with the terms of the Secured Agreements (including satisfaction of all applicable conditions) and unless it has received notice of revocation, that those instructions have not been revoked.

(b)	The Collateral Agent may assume (unless it has received notice to the contrary in its capacity as Collateral Agent) that:
(i)	no Default or Event of Default has occurred (unless it has actual knowledge of such Default or Event of Default);
(ii)	any right, power, authority or discretion vested in any Party or the Required Lenders has not been exercised; and
(iii)	any notice or request made by the Company is made on behalf of and with the consent and knowledge of all the Credit Parties.
(c)	The Collateral Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.
(d)	The Collateral Agent may act in relation to the Secured Agreements through its personnel and agents.
10.8	Information
(a)

The Collateral Agent has no duty (in the absence of a specific provision in any Secured Agreement) to provide any Party with any credit or other information relating to the business, assets or financial condition of any Credit Party or any other person whenever coming into its possession.

(b)	Except where a Secured Agreement specifically provides otherwise, the Collateral Agent is not obliged to check the adequacy, accuracy or completeness of any document it forwards to another Party.

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(c)

The Collateral Agent shall not be liable or responsible to any other Secured Party for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Collateral Agent, a Credit Party or any other person given in or in connection with any Secured Agreement.

10.9	Responsibility for documentation

The Collateral Agent shall not be liable or responsible:

(a)

for the legality, validity, effectiveness, adequacy or enforceability of any Secured Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Secured Agreement;

(b)

for any failure to give notice to any third party or to register, file or record (or any defect in such registration, filing or recording) any Security created pursuant to any Security Document, or effect, procure the registration of or otherwise protect the floating charge or any other such Security created by or pursuant to the Security Documents under the Land Registration Act 1925 or any other registration laws in England and Wales or any other jurisdiction;

(c)	to obtain any licence, consent or other authority for the creation of any such Security;
(d)	for any failure, omission, or defect in perfecting or protecting the Security constituted by the Security Documents, either in England and Wales or in any other jurisdiction; or
(e)	for the financial condition of any Credit Party.
10.10	Title

The Collateral Agent may accept without enquiry (and shall not be obliged to investigate) such title as any Credit Party may have to the property over which Security is intended to be created by any Security Document.

10.11	Investments

All moneys which are received by the Collateral Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Collateral Agent in any investment for the time being authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Collateral Agent.  Additionally, the same may be placed on deposit in the name of or under the control of the Collateral Agent at such bank or institution (including the Collateral Agent) and upon such terms as the Collateral Agent may think fit.

10.12	Tax

The Collateral Agent shall have no responsibility whatsoever to any Secured Party as regards any deficiency which might arise because the Collateral Agent is subject

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to any Taxes or withholding from any payment made by it under the Secured Agreements.

10.13	Receivers’ indemnity

In no circumstances shall the Collateral Agent itself be obliged to give an indemnity to any Receiver who requires an indemnity as a condition of appointment.

10.14	Collateral Agent’s functions
(a)	The Collateral Agent shall:
(i)

not be under any obligation to hold any title deeds, Secured Agreements or any other documents in connection with the assets charged by any Security Document in its own possession or to take any steps to protect or preserve the same (and the Collateral Agent may permit the Credit Parties to retain any title deeds and other documents if it considers such course of action to be appropriate);

(ii)

without prejudice to Clause 10.14(a)(i), be at liberty to hold the Secured Agreements and any other documents relating thereto or to deposit them in any part of the world with any bank or company whose business includes undertaking the safe custody of documents or firm of lawyers considered by the Collateral Agent to be of good repute and the Collateral Agent shall not be responsible for or be required to insure against any liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit;

(iii)

not be bound to give notice to any person of the execution of any documents comprised or referred to in the Secured Agreements or of any other matter in any way relating to the Secured Agreements or to take any steps to ascertain whether any default under any Secured Agreement has happened or whether any Party has breached any of its obligations under any Secured Agreement or whether any right, power, discretion or remedy has or may become exercisable by the Collateral Agent and the Collateral Agent shall be entitled to assume that no such default has happened and that each Party is observing and performing all its obligations under any Secured Agreement and that no such right, power, discretion or remedy has or may become exercisable;

(iv)

as soon as reasonably practicable following receipt of the same, notify the Administrative Agent of any request received by it to exercise any power, authority or discretion under this Debenture or any Secured Agreement or to form any opinion;

(v)

promptly provide the Administrative Agent with copies of any notice received by it from any Party (i) describing the occurrence of any Default and (ii) stating that the circumstance described is a Default; and

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(vi)

be entitled to treat each Secured Party as a Secured Party entitled to payments under the Credit Agreement unless it has received not less than five (5) Business Days’ prior notice from that Secured Party to the contrary in accordance with the terms of this Debenture.

(b)	Any consent or approval given by the Collateral Agent for the purposes of the Secured Agreements may be given on such terms and subject to such conditions (if any) as the Collateral Agent thinks fit.
(c)

Any trustee of any Security Document being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of the Security Documents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with his trusteeship.

(d)

The Collateral Agent may in the conduct of the trusts instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with the Secured Agreements.  The Collateral Agent shall not be in any way responsible for any liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

10.15	Legal restrictions and confidentiality
(a)

Notwithstanding any other provision of any Secured Agreement to the contrary, the Collateral Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(b)	The relevant division or department through which the Collateral Agent acts shall be treated as a separate entity from any other of the Collateral Agent’s divisions or departments.
(c)

If information is received by another division or department of the Collateral Agent, it may be treated as confidential to that relevant division or department and the Collateral Agent shall not be deemed to have notice of it.

10.16	Credit appraisal by the Secured Parties

Without affecting the responsibility of any Credit Party for information supplied by it or on its behalf in connection with any Secured Agreement, each Secured Party confirms to the Collateral Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Secured Agreement including but not limited to:

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(a)	the financial condition, status and nature of each Credit Party and each other member of the Group;
(b)

the legality, validity, effectiveness, adequacy or enforceability of any Secured Agreement and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Secured Agreement;

(c)

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Secured Agreement, the transactions contemplated by the Secured Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Secured Agreement; and

(d)

the adequacy, accuracy and/or completeness of any other information provided by the Collateral Agent, any other party or by any other person under or in connection with any Secured Agreement, the transactions contemplated by the Secured Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Secured Agreement.

10.17	Business with the Group

The Collateral Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Credit Party or any member of the Group.

10.18	Enforcement

The Secured Parties shall not have any independent power to enforce any of the Security Documents or to exercise any rights, discretions or powers to grant any consents or releases under or pursuant to the Security Documents or otherwise have direct recourse to the Security constituted by any of the Security Documents except through the Collateral Agent.

10.19	Release of Security

The Collateral Agent may release any Security over any asset which is the subject of the Security Documents in accordance with the terms of any such Security Document or if:

(a)	the asset is disposed of in compliance with the Secured Agreements; or
(b)	the asset is disposed of by any receiver or other person in accordance with the powers granted under the Security Documents.

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10.20	Insolvency Events
(a)

For the purposes of this Debenture, “Insolvency Event” means any the circumstances or events described in section 7.01(e) (Events of Default) of the Credit Agreement or any other circumstance or event analogous to any of the foregoing.

(b)

If any Insolvency Event occurs in relation to any Credit Party, the Collateral Agent may, and is irrevocably authorised on behalf of the Secured Parties, subject to the terms of the Secured Agreements, to:

(i)	claim, enforce and prove for the debt owed by, or any other claims against, that Credit Party;
(ii)

(subject to Clause 10.20(e)) exercise all powers of convening meetings, voting and representation in respect of the debt owed by that Credit Party and each Secured Party shall provide all forms of proxy and of representation which may be required for such purposes;

(iii)

file claims and proofs, give receipts and take all such proceedings and do all such things as the Collateral Agent sees fit to recover the debt owed by, or any other claims against, that Credit Party; and

(iv)	receive all distributions on or account of the debt owed by, or any other claims against, that Credit Party for application:
(A)	towards the payment of all amounts owing to the Collateral Agent pursuant to the terms of the Secured Agreements;
(B)	towards the payment in full of the Secured Liabilities on a rateable basis in accordance with the terms of the applicable Secured Agreements; and
(C)

after payment of all the Secured Liabilities, towards the payment to Holdings, the Company and the Subsidiary Guarantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

(c)

If and to the extent that the Collateral Agent is not entitled to claim, enforce, prove, file claims or proofs, or take proceedings for the recovery of any debt owed by the relevant Credit Party, the relevant Secured Party(s) to whom such debt is owed shall do so in good time as reasonably requested by the Collateral Agent.

(d)

Save to the extent that it has been requested by the Collateral Agent under Clause 10.20(b)(iv)(A) to take such action, no Secured Party may take any of the actions referred to in Clause 10.20(b) without the Collateral Agent’s prior consent.

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(e)

Nothing in this Clause 10.20 shall limit the rights of the Lenders to convene meetings, to exercise their voting rights and to issue instructions to the Collateral Agent, under the Credit Agreement and/or this Debenture.

(f)

If any Insolvency Event occurs in relation to any Credit Party, the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of that Credit Party or their proceeds shall be directed to pay distributions on the debt direct to the Collateral Agent for application:

(i)	towards the payment of all amounts owing to the Collateral Agent pursuant to the terms of the Secured Agreements;
(ii)	towards the payment in full of the Secured Liabilities on a rateable basis in accordance with the terms of the applicable Secured Agreements; and
(iii)

after payment of all the Secured Liabilities, towards the payment to Holdings, the Company and the Subsidiary Guarantors or their successor or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

10.21	No duty to account

The Collateral Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

10.22	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Collateral Agent under or in connection with the Secured Agreements shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Collateral Agent by law or regulation or otherwise.

11.	RIGHTS OF THE COLLATERAL AGENT
11.1	Enforcement

At any time on or after the Enforcement Date, the Security created pursuant to this Debenture shall be immediately enforceable and the Collateral Agent may in its absolute discretion and without notice to the Company or the prior authorisation of any court:

(a)

enforce all or any part of the Security created by this Debenture and take possession of or dispose of all or any of the Charged Assets in each case at such times and upon such terms as it sees fit; and

(b)	whether or not it has appointed a Receiver, exercise all of the powers, authorities and discretions:

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(i)	conferred from time to time on mortgagees, receivers or administrative receivers by the LPA and the Insolvency Act 1986 (as varied or extended by this Debenture) or by law; and
(ii)	granted to a Receiver by this Debenture or by law.
11.2	Restrictions on consolidation of mortgages

Section 93 of the LPA shall not apply to this Debenture or to any sale made under it.  The Collateral Agent shall have the right to consolidate all or any of the Security created by or pursuant to this Debenture with any other Security in existence at any time.  Such power may be exercised by the Collateral Agent at any time following the Enforcement Date.

11.3	Restrictions on exercise of power of sale

Section 103 of the LPA shall not apply to this Debenture and the power of sale arising under the LPA shall arise on the execution of this Debenture (and the Secured Liabilities shall be deemed to have become due and payable for that purpose).  The power of sale and other powers conferred by Section 101 of the LPA as varied or extended by this Debenture and those powers conferred (expressly or by reference) on a Receiver shall be immediately exercisable by the Collateral Agent at any time on or after the Enforcement Date.

11.4	Leasing powers

The restrictions contained in Sections 99 to 100 of the LPA shall not apply to restrict the rights of the Collateral Agent or any Receiver under this Debenture.  The statutory powers of leasing may be exercised by the Collateral Agent or any Receiver upon and following the Enforcement Date and the Collateral Agent and any Receiver may make any lease or agreement for lease and/or accept any surrenders of leases and/or grant options on such terms as it sees fit without the need to comply with the aforementioned restrictions.

11.5	No prior notice needed

The rights and powers (a) conferred on mortgagees by the LPA (as varied or amended by this Debenture), (b) conferred by this Debenture on a Receiver, or (c) of the Collateral Agent set out in Clauses 11.2 (Restrictions on consolidation of mortgages) to 11.4 (Leasing powers) (inclusive), may in each case be exercised by the Collateral Agent without prior notice to the Company, irrespective of whether the Collateral Agent has taken possession or appointed a Receiver of the Charged Assets.

11.6	Right of appropriation
(a)

Without prejudice to the other provisions of this Debenture, to the extent that any of the Charged Assets constitute “financial collateral”, and this Debenture and the obligations of the Company hereunder constitute a “security financial collateral

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agreement” (in each case as defined in, and for the purposes of, the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003/3226) (the “Regulations”), the Collateral Agent shall at any time on and after the Enforcement Date have the right to appropriate all or any part of those Charged Assets in or towards discharge of the Secured Liabilities.  For this purpose, the Parties agree that the value of any such Charged Assets so appropriated shall be the market price of such Charged Assets at the time the right of appropriation is exercised as determined by the Collateral Agent by reference to such method or source of valuation as the Collateral Agent may select, including by independent valuation.  The Parties agree that the methods or sources of valuation provided for in this Clause 11.6 or selected by the Collateral Agent in accordance with this Clause 11.6 shall constitute a commercially reasonable method of valuation for the purposes of the Regulations.

(b)	The Collateral Agent shall notify the Company as soon as reasonably practicable of the exercise of its rights of appropriation as regards such of the Charged Assets as are specified in such notice.
12.	EXONERATION
12.1	Exoneration
(a)

No Secured Party shall, nor shall any Receiver, by reason of it or the Receiver entering into possession of the Charged Assets or any part thereof, or the exercise or the attempted or purported exercise of, or failure to exercise any of, their respective powers, be liable to account as mortgagee in possession or be liable for any loss or realisation or for any default or omission for which a mortgagee in possession might be liable.  Every Receiver duly appointed by the Collateral Agent under this Debenture shall for all purposes be deemed to be in the same position as a receiver duly appointed by a mortgagee under the LPA save to the extent that the provisions of the LPA are varied by or are inconsistent with the provisions of this Debenture when the provisions of this Debenture shall prevail and every such Receiver and the Collateral Agent shall in any event be entitled to all the rights, powers, privileges and immunities conferred by the LPA on mortgagees and receivers duly appointed under the LPA.

(b)

No Secured Party, nor any Receiver, shall be liable in respect of any of the Charged Assets or for any loss which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, their respective powers under the Secured Agreements; provided that nothing in this Debenture shall exempt any Secured Party or Receiver from any liability for gross negligence or wilful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision).

12.2	Indemnity

The Collateral Agent and every Receiver, attorney, delegate, manager, agent or other person appointed by the Collateral Agent hereunder shall be entitled to be

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indemnified out of the Charged Assets or any part thereof in respect of all losses, liabilities and expenses incurred by it or him in the execution of any of the powers, authorities or discretions vested in it or him pursuant to this Debenture and against all actions, proceedings, costs, losses, claims and demands in respect of any matter or thing done or omitted in any way relating to the Charged Assets or any part of them other than such liabilities, losses, expenses, actions, proceedings, costs, claims or demands incurred or suffered as a result of the fraud or gross negligence (in each case as determined by a court of competent jurisdiction in a final and non-appealable decision) of the Collateral Agent or any Receiver, attorney, delegate, manager, agent or other person appointed by the Collateral Agent.  The Collateral Agent and any such Receiver may retain and pay all sums in respect of which it is indemnified out of any monies received by it under the powers conferred by this Debenture.

13.	APPOINTMENT OF RECEIVER OR ADMINISTRATOR
13.1	Appointment
(a)

At any time on or after the Enforcement Date, at the request of the Company or its directors, the Collateral Agent may, without prior notice to the Company, in writing (under seal, by deed or otherwise under hand) appoint:

(i)

a Receiver in respect of the Charged Assets or any part thereof and may in like manner from time to time (and insofar as it is lawfully able to do, including subject to the provisions of section 45 of the Insolvency Act 1986 in the case of an administrative receivership) remove any Receiver and appoint another in his stead; or

(ii)	one or more persons to be an Administrator in accordance with paragraph 14 of Schedule B1 to the Insolvency Act 1986.
(b)

Nothing in Clause 14.1 (Powers) shall restrict the exercise by any Secured Party of any one or more rights of a Secured Party under Schedule B1 to the Insolvency Act 1986 and the rules thereunder or at common law.

(c)	Section 109(1) of the LPA shall not apply to this Debenture.
(d)	The Collateral Agent shall be entitled to appoint a Receiver save to the extent prohibited by section 72A of the Insolvency Act 1986.
13.2	More than one receiver

Where more than one Receiver is appointed, each joint Receiver shall have the power to act severally, independently of any other joint Receiver, except to the extent that the Collateral Agent may specify to the contrary in the appointment.

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13.3	Receiver as agent

A Receiver shall be the agent of the Company which shall be solely responsible for his acts or defaults and for his remuneration.  No Receiver shall at any time act as agent of any Secured Party.

13.4	Receiver’s remuneration

Subject to section 36 of the Insolvency Act 1986, a Receiver shall be entitled to remuneration for his services at a rate to be determined by the Collateral Agent from time to time (and without being limited to any maximum rate specified by any statute or statutory instrument).  The Collateral Agent may direct payment of such remuneration out of moneys accruing to the Receiver but the Company alone shall be liable for the payment of such remuneration and for all other costs, charges and expenses of the Receiver.

13.5	Actions of the Administrator

Save as provided for in statute or as otherwise agreed in writing by the Collateral Agent, the Secured Parties shall have no liability for the acts or omissions of an Administrator.

14.	RECEIVER’S POWERS
14.1	Powers

A Receiver shall have (and be entitled to exercise) in relation to the Charged Assets over which he is appointed the following powers (as the same may be varied or extended by the provisions of this Debenture):

(a)

all of the powers of a receiver or an administrative receiver set out in Schedule 1 to the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver) which is deemed incorporated into this Debenture;

(b)	all of the powers conferred from time to time on receivers, mortgagors and mortgagees in possession by the LPA or any applicable law;
(c)	all the powers and rights of a legal and beneficial owner and the power to do or omit to do anything which the Company itself could do or omit to do; and
(d)

the power to do all things which, in the opinion of the Receiver, are incidental to any of the powers, functions, authorities or discretions conferred or vested in the Receiver pursuant to this Debenture or upon receivers by statute or law generally (including, without limitation, the bringing or defending of proceedings in the name of, or on behalf of, the Company, the collection and/or realisation of the Charged Assets in such manner and on such terms as the Receiver sees fit; and the execution of documents in the name of the Company (whether under hand, or by way of deed or by utilisation of the company seal of the Company)).

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14.2	Powers may be restricted

The powers granted to a Receiver pursuant to this Debenture may be restricted by the instrument (signed by the Collateral Agent) appointing him but they shall not be restricted by any winding-up or dissolution of the Company.

15.	PROTECTION OF PURCHASERS
15.1	Absence of enquiry

No person or persons dealing with the Collateral Agent or any Receiver shall be concerned to enquire whether any event has happened upon which any of the powers in this Debenture are or may be exercisable or otherwise as to the propriety or regularity of any exercise of such powers or of any act purporting or intended to be an exercise of such powers or whether any amount remains secured by this Debenture or whether the Secured Liabilities have become payable or as to the application of any money paid to the Collateral Agent or any Receiver, Administrator or Delegate.  All the protections to purchasers and persons dealing with receivers contained in sections 104, 107 and 109(4) of the LPA shall apply to any person purchasing from or dealing with the Collateral Agent or any such Receiver.

15.2	Receipt: conclusive discharge

The receipt of the Collateral Agent or any Receiver shall be a conclusive discharge to any purchaser of the Charged Assets.

16.	POWER OF ATTORNEY AND DELEGATION
16.1	Power of attorney: general

The Company hereby irrevocably and by way of security appoints the Collateral Agent and any Receiver and any Delegate severally to be its attorney in its name and on its behalf and as its act and deed:

(a)

to execute and deliver any documents or instruments which the Collateral Agent or such Receiver may require for perfecting the title of the Collateral Agent to the Charged Assets or for vesting the same in the Collateral Agent, its nominee or any purchaser,

(b)	to sign, execute, seal and deliver and otherwise perfect any further security document which the Company is required to enter into pursuant to this Debenture; and
(c)

otherwise generally to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which (i) may be required for the full exercise of all or any of the powers conferred on the Collateral Agent or any Receiver under this Debenture, (ii) the Company is required to do pursuant to this Debenture, or (iii) may be deemed expedient by the Collateral Agent or a Receiver in connection with (A) any preservation, disposition, realisation or

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getting in by the Collateral Agent or such Receiver of the Charged Assets or any part thereof, or (B) any other exercise of any other power under this Debenture.

The Collateral Agent confirms that it will only exercise the rights set out in this Clause 16.1 following the occurrence of a default or event of default under a Credit Document.

16.2	Power of attorney: ratification

The Company ratifies and confirms and agrees to ratify and confirm all acts and things which any attorney mentioned in this Clause 16 does or purports to do in exercise of the powers granted by this Clause 16.  All moneys expended by any such attorney shall be deemed to be expenses incurred by the Collateral Agent under this Debenture.

16.3	General delegation
(a)

The Collateral Agent and any Receiver (acting in good faith) shall have full power to delegate the powers, authorities and discretions conferred on it or him by this Debenture (including the power of attorney) on such terms and conditions as it or he shall see fit which shall not preclude exercise of those powers, authorities or discretions by it or him or any revocation of the delegation or any subsequent delegation.

(b)	Any such delegation may be made upon such terms, consistent with the terms of the Secured Agreements (including power to sub-delegate) as the Collateral Agent may think fit.
(c)

Save in the case of gross negligence or wilful misconduct (in each case as determined by a court of competent jurisdiction in a final and non-appealable decision) by the Collateral Agent in the exercise of its right to delegate, the Collateral Agent shall not be in any way liable to the Company or any other person for any losses, liabilities or expenses arising from any act, default, omission or misconduct on the part of any Delegate.

17.	APPLICATION OF MONIES RECEIVED UNDER THIS DEBENTURE
17.1	Order of application

Any monies received under the powers hereby conferred shall, subject to the repayment of any claims or debts having priority to this Debenture, be applied for the following purposes and in the following order of priority:

(a)	towards the payment of all amounts owing to the Collateral Agent pursuant to the terms of the Secured Agreements;
(b)	towards the payment in full of the Secured Liabilities on a rateable basis in accordance with the terms of the applicable Secured Agreements; and

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(c)

after payment of all the Secured Liabilities, towards the payment to Holdings, the Company and the Subsidiary Guarantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

17.2	Suspense account

The Collateral Agent may credit any monies received under this Debenture to or otherwise on account of the Company’s liability in respect of the Secured Liabilities, an interest-bearing suspense account for so long and in such manner as the Collateral Agent may from time to time determine and the Receiver may retain the same for such period as he and the Collateral Agent consider appropriate without having to apply all or part of that money in or towards discharge of the Secured Liabilities, unless such moneys are sufficient to discharge the Secured Liabilities in full.

17.3	Application against Secured Obligations

Subject to Clause 17.1 (Order of application), any moneys or other value received or realised by the Collateral Agent from the Company or a Receiver under this Debenture may be applied by the Collateral Agent to any item of account or liability or transaction forming part of the Secured Liabilities to which they may be applicable in any order or manner which the Collateral Agent may determine.

18.	RELEASE OF SECURITY
18.1	Release

The Collateral Agent shall, at the request and cost of the Company, execute or procure the execution by its nominee of any documents (in each case in a form acceptable to the Collateral Agent, acting reasonably) and do all such deeds, acts and things as are necessary to release the Charged Assets from the Security created by or in accordance with this Debenture and/or to reassign the Charged Assets at the end of the Security Period.

18.2	Avoidance of payments
(a)

No amount paid, repaid or credited to a Secured Party shall be deemed to have been irrevocably paid if the Collateral Agent (acting reasonably) considers that the payment or credit of such amount is capable of being avoided or reduced because of any laws applicable on bankruptcy, insolvency, liquidation or any similar laws.

(b)

If any amount paid, repaid or credited to a Secured Party is avoided or reduced because of any laws applicable on bankruptcy, insolvency, liquidation or any similar laws, then any release, discharge or settlement between that Secured Party and the Company shall be deemed not to have occurred and the Secured Parties shall be entitled to enforce this Debenture subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.  The Company shall on demand indemnify the Collateral Agent against any

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funding or other cost, loss, liability or expense incurred by the Collateral Agent as a result of the Collateral Agent being required for any reason to refund all or part of any amount received by it in respect of any of the Secured Liabilities.

19.	POWER OF SEVERANCE

In the exercise of the powers conferred by this Debenture, the Collateral Agent or any Receiver may sever and sell plant, machinery or other fixtures separately from the property to which they may be annexed and the Collateral Agent or any Receiver may apportion any rent or other amount without the consent of the Company.

20.	NEW ACCOUNTS

If a Secured Party receives notice of any subsequent charge or other interest affecting any part of the Charged Assets it may, without prejudice to its rights under this Debenture, open a fresh account or accounts with the Company and continue any existing account in the name of the Company and may appropriate to any such fresh account any monies paid in, received or realised for the credit of the Company after that time without being under any obligation to apply the same or any part of them in discharge of any of the Secured Liabilities.  If a Secured Party fails to open a fresh account it will be deemed to have done so with the effect that any monies received or realised after that time will not reduce the Secured Liabilities at the time when that Secured Party received notice.

21.	SET-OFF
21.1	Set-off rights

The Collateral Agent may set off any matured obligation due from any Credit Party under the Secured Agreements (to the extent beneficially owned by the Collateral Agent) against any matured obligation owed by the Collateral Agent to any Credit Party, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Collateral Agent may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

21.2	No set-off

The Company will pay all amounts payable under this Debenture without any set-off, counterclaim or deduction whatsoever unless required by law, in which event the Company will pay an additional amount to ensure that the recipient receives the amount which would have been payable had no deduction been required to have been made.

22.	MISCELLANEOUS
22.1	The Company

This Debenture shall be binding on the successors and assigns of the Company.

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22.2	Assignment and transfer

The Company may not assign or transfer any of its rights or obligations under this Debenture without the prior consent of each Lender.  The Collateral Agent may assign and transfer all or any part of its rights and obligations under this Debenture to any replacement Collateral Agent appointed pursuant to the terms of the Credit Agreement.

22.3	Disclosure

The Collateral Agent may disclose to any of its Affiliates and any other person:

(a)	which is one of its professional advisers;
(b)	to (or through) whom a Secured Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Debenture and/or any Secured Agreement;
(c)	which is a Receiver, prospective Receiver or Administrator;
(d)	(together with professional advisers) who may have an interest in the benefits arising under this Debenture;
(e)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; or
(f)	any other person not expressly referred to in sub-paragraphs 22.3(a) to 22.3(e) (inclusive) but otherwise described in section 9.16 (Confidentiality) of the Credit Agreement,

any information about the Company, the Secured Agreements or this Debenture as the Collateral Agent shall consider appropriate if, in relation to Clause 22.3(b), the person to whom the information is to be given has entered into a Confidentiality Undertaking.

22.4	Property

This Debenture is and will remain the property of the Collateral Agent.

22.5	Continuing Security
(a)	This Debenture shall be a continuing security and shall not be discharged by any intermediate payment or satisfaction of the whole or any part of the Secured Liabilities.
(b)

If any purported obligation or liability of any Credit Party to the Secured Parties which if valid would have been the subject of any obligation or charge created by this Debenture is or becomes unenforceable, invalid or illegal on any ground whatsoever whether or not known to any Secured Party, the Company shall nevertheless be liable in respect of that purported obligation or liability as if the

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same were fully valid and enforceable and the Company was the principal debtor in respect thereof.  The Company hereby agrees to keep the Secured Parties fully indemnified against all damages, losses, costs and expenses arising from any failure of any Credit Party to carry out any such purported obligation or liability.

22.6	Waiver of defences

The obligations of the Company under this Debenture will not be affected by an act, omission, matter or thing (other than a release of this Debenture in writing pursuant to Clause 18 (Release of Security)) which would reduce, release or prejudice any of its obligations (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, the Company, any Credit Party or any other person;
(b)	the release of any Credit Party or any other person under the terms of any composition or arrangement with any creditor of any person;
(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Company, any Credit Party or any person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;
(e)	any amendment (however fundamental) or replacement of any Secured Agreement or any other document or security;
(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Secured Agreement or any other document or security;
(g)	any insolvency or similar proceedings;
(h)

any Secured Party disclosing to the Company any information relating to the business, assets, financial condition or prospects of any other Credit Party now or hereafter known to such Secured Party (the Company waiving any duty on the part of the Secured Parties to discuss such information);

(i)	the existence of any claim, set-off or other right which the Company may at any time have against the Collateral Agent or any other person; or
(j)	the making or absence of any demand for payment of any Secured Liabilities or other obligations on the Company or any other person, whether by the Collateral Agent or any other person.

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22.7	Non-competition
(a)

Until the expiry of the Security Period and unless the Collateral Agent otherwise directs, the Company will not exercise any rights which it may have by reason of performance by it of its obligations under this Debenture:

(i)	to be indemnified by any Credit Party (including any rights it may have by way of subrogation);
(ii)	to claim any contribution from any guarantor of any Credit Party of the obligations under the Secured Agreements;
(iii)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any right of the Collateral Agent or any of the other Secured Parties under any Secured Agreements or of any other guarantee or security taken pursuant to, or in connection with, the Secured Agreements;

(iv)	to claim, rank, prove or vote as a creditor of any Credit Party or its estate in competition with the Collateral Agent or any of the other Secured Parties; and/or
(v)	to receive, claim or have the benefit of any payment, distribution or security from or on account of any Credit Party, or exercise any right of set-off against any Credit Party.
(b)	The Company shall hold on trust for and immediately pay or transfer to the Collateral Agent any payment or distribution or benefit of security received by it contrary to this Clause 22.7.
22.8	Additional Security

This Debenture shall be in addition to and not be affected by any other Security or guarantee now or hereafter held by a Secured Party for all or any part of the Secured Liabilities nor shall any such other Security or guarantee of liability to a Secured Party of or by any person not a Secured Party be in any way impaired or discharged by this Debenture nor shall this Debenture in any way impair or discharge such other Security or guarantee.

22.9	Variation of Security

This Debenture shall not in any way be affected or prejudiced by any Secured Party now or hereafter dealing with, exchanging, releasing, varying or abstaining from perfecting or enforcing any Security or guarantee referred to in Clause 22.8 (Additional Security) or any rights which any Secured Party may now or hereafter have or giving time for payment or granting any indulgence or compounding with any person whatsoever.

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22.10	Enforcement of other Security

No Secured Party shall be obliged to enforce any other Security it may hold for, or exercise any other rights it may have in relation to, the Secured Liabilities before enforcing any of its rights under this Debenture.

22.11	Redemption of prior Security

The Collateral Agent may redeem or take a transfer of any prior Security over the Charged Assets and may agree the accounts of any Person entitled to that prior Security.  An agreed account shall be conclusive and binding on the Company.  Any amount paid in connection with such redemption or transfer (including expenses) shall be paid on demand by the Company to the Collateral Agent and until such payment shall form part of the Secured Liabilities.

22.12	Custody

The Collateral Agent shall be entitled to keep all certificates and documents of title relating to the Charged Assets in safe custody at any of its branches or otherwise provide for their safe custody by third parties and shall not be responsible for any loss or damage occurring to or in respect thereof unless such loss or damage shall be caused by its own gross negligence or wilful default (as determined by a court of competent jurisdiction in a final non-appealable decision).

22.13	Costs and expense

Save to the extent that the same has been recovered pursuant to section 9.05 (Expenses; Indemnity) of the Credit Agreement, the Company shall, within three (3) Business Days of demand, pay to the Collateral Agent, any Receiver, attorney, manager, agent or other person appointed by the Collateral Agent under this Debenture the amount of all costs and expenses (including legal fees) incurred by that Collateral Agent, Receiver, attorney, manager, agent or other person (as the case may be) in connection with:

(a)	the perfection, preservation, enforcement or attempted enforcement, of the Security created by or contemplated by this Debenture; and/or
(b)	the exercise of any rights under this Debenture.
22.14	Cumulative powers

The powers which this Debenture confers on the Collateral Agent, the other Secured Parties and any Receiver are cumulative, without prejudice to their respective powers under the general law, and may be exercised as often as the relevant person thinks appropriate.  The Collateral Agent, the other Secured Parties or the Receiver may, in connection with the exercise of their powers, join or concur with any person in any transaction, scheme or arrangement whatsoever.  The respective powers of the Collateral

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Agent, the other Secured Parties and the Receiver will in no circumstances be suspended, waived or otherwise prejudiced by anything other than an express consent or amendment.

22.15	Conversion

All moneys received or held by the Collateral Agent or any Receiver under this Debenture may be converted into any other currency which the Collateral Agent considers (in its reasonable opinion) necessary to cover the obligations and liabilities comprised in the Secured Liabilities in that other currency at the Collateral Agent’s spot rate of exchange then prevailing for purchasing that other currency with the existing currency.

22.16	No discharge

No payment to the Collateral Agent (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the relevant Credit Party in respect of which it was made unless and until the Collateral Agent has received payment in full in the currency in which the obligation or liability is payable or, if the currency of payment is not specified, was incurred.  To the extent that the amount of any such payment shall on actual conversion into that currency fall short of that obligation or liability expressed in that currency, the Collateral Agent shall have a further separate cause of action against the relevant Credit Party and shall be entitled to enforce the Security constituted by this Debenture to recover the amount of the shortfall.

22.17	Stamp duties, etc.

The Company shall timely pay or, at the option of the Collateral Agent, timely reimburse the Collateral Agent for the payment of any stamp duty, fees, registration and similar Taxes payable in respect of this Debenture.

23.	NOTICES
23.1	Communications in writing

Any communication to be made under or in connection with this Debenture shall be made in writing and, unless otherwise stated, may be made by fax or letter.

23.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of the Company and the Collateral Agent for any communication or document to be made or delivered under or in connection with this Debenture is that identified with its name below:

Company

Address:	Endeavour Energy UK Limited

c/o Vinson & Elkins

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33rd Floor, City Point

One Ropemaker Street

London

EC2Y 9UE

United Kingdom

Fax Number:	+1 713 307 8794

Email:	cathy.stubbs@endeavourgroup.com

For the Attention of:	Cathy Stubbs

With a copy to:		Endeavour International Corporation

811 Main Street, Suite 2100

Houston, Texas 77002

Fax Number:	+1 713 307 8794

Email:	cathy.stubbs@endeavourgroup.com

For the Attention of:	Cathy Stubbs

Collateral Agent

Address:	Credit Suisse

Eleven Madison Avenue

23rd Floor

New York, NY 10010

For the Attention of:	Loan Operations	– Boutique Management

Fax Number:	+1 212 322 2291

Telephone No.	+1 212 538 3525

Email:	Ops-collateral@credit-suisse.com,

or any substitute address, fax number or department or officer as the Company may notify to the Collateral Agent or, as the case may be, the Collateral Agent may notify to the Company, in each case by not less than five (5) Business Days’ notice.

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23.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with this Debenture will only be effective:
(i) if by way of fax, when received in legible form; or
(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 23.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Collateral Agent will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified with the Collateral Agent’s name in Clause 23.2 (Addresses) (or any substitute department or officer as it shall specify for this purpose).

24.	CERTIFICATES AND DETERMINATIONS

Any certificate or determination by the Collateral Agent of a rate or amount under this Debenture is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

25.	PARTIAL INVALIDITY

If, at any time, any provision of this Debenture is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

26.	COUNTERPARTS

This Debenture may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Debenture.

27.	THIRD PARTIES

Save as expressly stated in this Debenture, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Debenture.

28.	GOVERNING LAW

This Debenture and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including

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any non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

29.	ENFORCEMENT
29.1	Jurisdiction
(a)

The courts of England have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Debenture (including a dispute regarding the existence, validity or termination of this Debenture or any non-contractual disputes or claims arising out of or in connection with this Debenture) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
(c)

This Clause 29.1 is for the benefit of the Secured Parties only.  As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

29.2	Waiver of immunity

The Company irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by a Secured Party against it in relation to a Secured Agreement and to ensure that no such claim is made on its behalf;
(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and
(c)	waives all rights of immunity in respect of it or its assets.

IN WITNESS whereof this Debenture has been duly executed and delivered as a deed on the date first above written.

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SCEHDULE 1

FORM OF NOTICES

[Headed notepaper of the Company]

BY REGISTERED MAIL

To: [relevant counterparty]

Dated [ ˜ ]

Dear Sirs

Notice of [Assignment]/[Charge]

We hereby give you notice that by a debenture dated [ ˜ ] (the “Debenture”) made between ourselves (the “Company”) and Credit Suisse AG (the “Collateral Agent”) all of our rights to and title and interest from time to time in the property described in the Annex to this notice  ([“Assigned Property”] / [“Charged Property”]) was [assigned] / [charged] by us to the Collateral Agent in accordance with the provisions of the relevant agreements (the [“Assignment”] / [“Charge”]).

[The [Assignment] / [Charge] is subject only to the [assignment] / [charge] created under the [insert details of applicable production payment security document] (the “Production Payment Security Document”.]1

On behalf of the Collateral Agent, we hereby irrevocably instruct and authorise you:

1.

on written request from the Collateral Agent to make all payments due to us in respect of the [Assigned Property] / [Charged Property] to the Collateral Agent instead at a bank account designated by the Collateral Agent unless and until the Collateral Agent notifies you otherwise; [and]

2.

to disclose to the Collateral Agent such information regarding the [Assigned Property] / [Charged Property] as it may from time to time reasonably request and to send copies of all notices relating to the [Assigned Property] / [Charged Property] to the Collateral Agent[; and

3.	to pay all proceeds payable under the insurance policies described in the Annex to this notice into [Insurance Account details to be inserted]][2].

Would you please acknowledge receipt of this Notice by returning to us the copy of this Notice duly signed by your authorised signatory.

Your acknowledgement will be deemed to confirm in favour of the Collateral Agent that:

1     Delete if not applicable

2     To be included in notices in respect of the Insurances only

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1.

[save in respect of the Production Payment Security Document [and any notices from MC Admin Co LLC in respect of the Debenture dated 12 April 2012 and the Deed of Reassignment and Charge dated 15 August 2013 and subsequent notice of reassignment relating to such documents and dated [ ˜ ] 2014]][3] you have not received any other notice of the interest of any third party relating to the [Assigned Property] / [Charged Property];

2.	you are not aware of any dispute between ourselves and yourselves relating to the [Assigned Property] / [Charged Property]; and
3.

you shall not raise any set off, defence or counter claim against the Collateral Agent in respect of any payments now or in future expressed to be payable under the [Assigned Property] / [Charged Property].

This Notice is governed by English law and any dispute or claim arising out of or in connection with it and/or the Debenture or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

Yours faithfully

for and on behalf of
Endeavour Energy UK Limited

3     Delete if not applicable

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Annex

Description of [Assigned Property] / [Charged Property]

[description]

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[On copy of Notice]

To: [Collateral Agent] and [the Company]

Dated [ ˜ ]

Dear Sirs

Notice of [Assignment]/[Charge]

We acknowledge receipt of the enclosed Notice of [Assignment]/[Charge].

Yours faithfully

duly authorised signatory for and on behalf of [relevant counterparty]

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SCHEDULE 2

PROJECT AGREEMENTS

1.	The joint operating agreement for P.592 Block 20/4b dated 2 September 1999;
2.	The Goldeneye unitisation and unit operating agreement dated 15 March 2002;
3.	The joint operating agreement for P.361 Block 29/1b dated 23 November 1988;
4.	The Triton joint facilities operating agreement dated 14 April 2000;
5.	The Bittern unitisation and unit operating agreement dated 23 January 2002;
6.	The Rochelle Field Unitisation and Unit Operating Agreement dated 1 July 2011;
7.	The joint operating agreement for P.213 Block 16/26a (Area A – “Alba Field Area”) dated 10 October 1990;
8.

The joint operating agreement for P.218 and P.588 Blocks 15/21f and 15/21b dated 13 August 1987 (as it applies to the Ivanhoe Area, the Rob Roy Area and the Hamish Area by virtue of a Supplemental Agreement dated 31 December 1987);

9.

The joint operating agreement for P.226 Block 15/27 dated 21 January 1998 as it applies in the manner of a separate contract to Area A – “Renee” (as described in the agreement entitled “Amendment to the Joint Operating Agreement for United Kingdom Petroleum Production Licence P.226 for Block 15/27” dated 25 February 2000 (the “Amendment Agreement”));

10.

The joint operating agreement for P.226 Block 15/27 dated 21 January 1998 (as amended under the terms of the Amendment Agreement) as it applies in the manner of a separate contract to Area Beta – “Rochelle” (as defined in an agreement dated 23 December 2009 entitled “Amendment to the Joint Operating Agreements for United Kingdom Petroleum Production Licence P.226 for Block 15/27 Area B and United Kingdom Petroleum Production Licence P.226 for Block 15/27 Area C” under which Areas B and C (each as defined in the Amendment Agreement) were merged and a new Area Beta was created);

11.	The joint operating agreement for P.339 Block 15/28b (“Rubie Field Area”) dated 26 January 1999;
12.	The joint operating agreement for P.219 Block 16/13a & 16/13e – “Enoch” dated 7 March 1986;
13.	The Enoch unitisation and unit operating agreement dated 1 July 2005;
14.	The Enoch PL Transport and Processing Agreement dated 24 February 2006;
15.	The joint operating agreement for P.1314 Block 23/16f – “Columbus” dated 27 September 2006;
16.	The joint operating agreement for P.255 Block 22/06a North – “Bacchus” dated 15 September 2006; and
17.	The joint operating agreement for P.1615 Block 15/26c dated 17 September 2010.

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SCHEDULE 3

PROJECT LICENCES

1.	The Petroleum Production Licence P.592 dated 4 June 1987;
2.	The Petroleum Production Licence P.361 dated 17 December 1980;
3.	The Petroleum Production Licence P.213 dated 16 March 1972;
4.	The Petroleum Production Licence P.218 dated 16 March 1972;
5.	The Petroleum Production Licence P.588 dated 4 June 1987;
6.	The Petroleum Production Licence P.226 dated 16 March 1972;
7.	The Petroleum Production Licence P.339 dated 17 December 1980;
8.	The Petroleum Production Licence P.219 dated 16 March 1972;
9.	The Petroleum Production Licence P.1314 dated 22 December 2005;
10.	The Petroleum Production Licence P.255 dated 30 November 1977;
11.	The Seaward Production Licence P.1615 dated 20 June 2009; and
12.	Any licence which is issued in substitution or replacement of any of the licences referred to in paragraphs 1 to 11 above.

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SIGNED AND DELIVERED AS A DEED	)
for and on behalf of	)
ENDEAVOUR ENERGY UK LIMITED	)
)
acting by Catherine Stubbs	)
a director of	)
ENDEAVOUR ENERGY UK LIMITED	)

In the presence of:

Signature of witness

…………………………………..

Name of witness

(in BLOCK CAPITALS)

……………………………………

Address of witness

……………………………………

……………………………………

…………………………………

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SIGNED AND DELIVERED AS A DEED	)
for and on behalf of	)
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	)
)
acting by	)
)
a of	)
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	)

SIGNED AND DELIVERED AS A DEED	)
for and on behalf of	)
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	)
)
acting by	)
)
a of	)
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	)

In the presence of:

Signature of witness

…………………………………..

Name of witness

(in BLOCK CAPITALS)

……………………………………

Address of witness

……………………………………

……………………………………

…………………………………

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Dated 24 January 2014

CHARGE OVER SHARES

between

ENDEAVOUR ENERGY NORTH SEA, L.P.
as the Company

and

CREDIT SUISSE AG
as the Collateral Agent

LO\3297205.8

i

LO\3297205.8

THIS DEED is made on 24 January 2014

BETWEEN:

(1)

ENDEAVOUR ENERGY NORTH SEA, L.P., a limited partnership formed under the laws of the state of Delaware, USA with registration number 4591023 whose registered office is at Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, United States of America (the “Company”); and

(2)	CREDIT SUISSE AG as agent and trustee for itself and each of the other Secured Parties (as such term is defined below) (the “Collateral Agent”).

IT IS AGREED as follows:

1.	DEFINITIONS, CONSTRUCTION AND Incorporation of Terms
1.1	Definitions
(a)

Terms defined in the Credit Agreement (as such term is defined below) shall, unless otherwise defined in this Deed (including pursuant to Clause 1.1(b)) or unless a contrary intention appears, bear the same meaning when used in this Deed and the following terms shall have the following meanings:

“Debenture” means the debenture dated on or about the date of this Deed between Endeavour Energy UK Limited and the Collateral Agent.

“Existing Charge Over Shares” means the amended and restated charge over shares dated 21 May 2013 between the Company and Cidoval S.À R.L. (as amended, modified, restated or supplemented from time to time).

“Related Securities Rights” means all accretions, allotments, rights, benefits and advantages of all kinds (including all voting rights) at any time accruing, offered or arising in respect of or incidental to the Securities and all money or property accruing, offered or otherwise derived from or incidental to such Securities at any time by way of conversion, redemption, bonus, preference, option, dividend, distribution, interest or otherwise in respect of the Securities.

“Securities” means all of the Company’s right, title, benefit and interest in the shares of Endeavour Energy UK Limited, as listed in schedule 3.14 (Subsidiaries) of the Credit Agreement and all other stocks, shares, debentures, loan stock, certificates of deposits, options, bonds, notes, warrants and other securities of any kind whatsoever now or in the future legally or beneficially owned by the Company in Endeavour Energy UK Limited whether in bearer or registered form and all Related Securities Rights whether the same are held directly by or to the order of the Company or by any trustee, fiduciary, clearance system, custody system or custodian on its behalf or whether the same have been delivered to or to the order of the Collateral Agent or its nominee including all residual Related Securities Rights, all Related Property Rights and all rights against any such

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trustee, fiduciary, clearance system or other person holding such to the order of the Company.

(b)

The following terms shall have the meaning, mutatis mutandis, given to such terms in the Debenture: “Confidentiality Undertaking”; “Credit Agreement”; “Enforcement Date”; “Group”; “LPA”; “Receiver”; “Related Property Rights”; “Secured Liabilities”; “Secured Agreements”; “Secured Parties”; “Security”; and “Security Period”.

(c)	Unless a contrary intention appears, words defined in the Companies Act 2006 have the same meanings in this Deed.
1.2	Construction

The Company agrees that the terms of clause 1.2 (Construction) of the Debenture are incorporated into this Deed as if those terms were set out in full in this Deed.

1.3	Implied covenants for title

The obligations of the Company under this Deed shall be in addition to the covenants for title deemed to be included in this Deed by virtue of Part I of the Law of Property (Miscellaneous Provisions) Act 1994.

1.4	Effect as a deed

This Deed is intended to take effect as a deed notwithstanding that the Collateral Agent may have executed it under hand only.

1.5	Law of Property (Miscellaneous Provisions) Act 1989

To the extent necessary for any agreement for the disposition of the Securities in this Deed to be a valid agreement under Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989, the terms of the other Secured Agreements are incorporated into this Deed.

1.6	Security trust provisions

The Company agrees that the terms of clause 10 (The Collateral Agent) of the Debenture are incorporated into this Deed as if those terms were set out in full in this Deed.

1.7	Potential invalidity

Neither the covenant to pay in Clause 2  (Covenant to pay), nor the Security created by this Deed shall extend to or include any liability or sum which would, but for this Clause 1.7, cause any covenant, obligation or Security to be unlawful under any applicable law or would if it were so included, cause the infringement of section 678 of the Companies Act 2006.

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1.8	Intercreditor Agreement

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Deed and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Deed, the terms of the Intercreditor Agreement shall govern and control.

1.9	Incorporation
(a)

Without prejudice to the application of any other provisions of the Credit Agreement to this Deed (by reason of this Deed being a Credit Document and a Secured Agreement for the purposes of the Credit Agreement), sections 1.03 (Pro Forma Calculations), 2.20 (Tax Gross-Up and Indemnities), 9.06 (Right of Setoff), 9.08 (Waivers; Amendment), 9.13 (Counterparts) and 9.20 (Judgment Currency) of the Credit Agreement shall apply to this Deed, mutatis mutandis, as if the same had been set out in full herein with references in such clauses to:

(i)	the “Agreement” or “hereunder” being construed as references to this Deed;
(ii)	the “Credit Documents” and “Secured Agreements” being construed as (A) including this Deed, or (B) if the context so requires, as references specifically to this Deed; and
(iii)

in the context of section 2.20 (Tax Gross-Up and Indemnities) of the Credit Agreement, the “Administrative Agent” or a “Lender” being, if the context so requires, construed, in each case, as references to the Collateral Agent and, in the context of section 9.05 (Expenses; Indemnity) of the Credit Agreement, the “Administrative Agent” or a “Lender” being construed, in each case, as references to each Secured Party, Receiver, attorney, manager, agent or other person as may be appointed by the Collateral Agent under this Deed; and

(b)	a reference to “Secured Liabilities” includes any liabilities which would be treated as such but for the liquidation of, or dissolution of, or similar event affecting the Borrower.
2.	COVENANT TO PAY
(a)

The Company, as continuing security for the payment of the Secured Liabilities, covenants with the Collateral Agent (for the benefit of itself and the other Secured Parties) that it shall, subject to Clause 2(b), promptly on demand pay to the Secured Parties the Secured Liabilities when they fall due for payment in accordance with the Secured Agreements.

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(b)

The obligations of the Company pursuant to Clause 2(a) are limited to the aggregate proceeds realised from the Securities (and shall not extend to any proceeds realised from any other assets or rights of the Company).

3.	SECURITY

The Company hereby charges to the Collateral Agent by way of first fixed charge and with full title guarantee as a continuing security for the payment and discharge of the Secured Liabilities all of the Company’s rights to and title and interest from time to time in all Securities.

4.	FURTHER ASSURANCE
4.1	General
(a)

The Company shall at its own expense promptly upon request by the Collateral Agent execute (in such form as the Collateral Agent may reasonably require) such documents (including assignments, transfers, mortgages, charges, notices and instructions) in favour of the Collateral Agent or its nominees and do all such assurances and things (including making any filings or registrations or otherwise recording the interests of the Collateral Agent in any registers relevant to the Security) as the Collateral Agent may reasonably require for:

(i)	perfecting and/or protecting (by registration or in any other way) the Security created or intended to be created by this Deed;
(ii)

conferring upon the Collateral Agent such Security as it may require over the assets of the Company outside of England and Wales which if in England or Wales would form part of or be intended to form part of the Securities;

(iii)	facilitating the realisation of all or any part of the Securities; and/or
(iv)	for exercising all rights, powers, authorities and discretions conferred on the Collateral Agent or any Receiver pursuant to this Deed or by law,

including a reaffirmation/confirmation signed by the Company with respect to the continuing effectiveness of the Security created pursuant to this Deed following any increase in the Secured Liabilities from time to time.

(b)

The covenants set out in section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 shall extend to include the obligations set out in this Clause 4.1 and Clause 6.5  (Consents and other necessary action).

5.	REPRESENTATIONS

The Company represents and warrants that, as at the date of this Deed:

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(a)	subject to the terms of the Intercreditor Agreement, the matters set out in section 3.11 (Security Documents) of the Credit Agreement, as they relate to this Deed, are true and correct; and
(b)	the matters set out in section 3.14 (Subsidiaries) of the Credit Agreement, as they relate to this Deed, are true and correct.
6.	UNDERTAKINGS WITH RESPECT TO THE SECURITIES

The Company undertakes to the Collateral Agent with respect to the Securities that it shall:

6.1	Negative pledge

except as permitted by section 6.06 (Limitation on Liens) of the Credit Agreement:

(a)	not create or agree to create or allow to exist any Security over of affecting all or any of the Securities; and
(b)	procure that no member of the Group creates, agrees to create or allows to exist any Security on, over, or affecting, any of the Securities;
6.2	Disposals

except as permitted by section 6.09 (Merger, Consolidation, or Sale of Assets) of the Credit Agreement not, either in a single transaction or in a series of transactions and whether related or not, sell, transfer, lend or otherwise dispose of the Securities or any part of them or the right to receive or to be paid the proceeds arising on disposal of the same, or agree to attempt to do so;

6.3	Subsequent charge

subject to Clause 6.1  (Negative pledge), procure that any Security created by the Company after the date of this Deed and relating to the Securities (otherwise than in favour of the Collateral Agent) or as permitted by section 6.06 (Limitation on Liens) of the Credit Agreement shall be expressed to be subject to this Deed;

6.4	Prejudicial action

not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value to the Collateral Agent of the Securities;

6.5	Consents and other necessary action

at its own expense take all such action as is available to it and is reasonably necessary for the purpose of creating, perfecting or maintaining the Security created or intended to be created pursuant to this Deed which shall include, without limitation using reasonable endeavours to obtain any necessary consent (in form and content satisfactory to the

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Collateral Agent, acting reasonably) to enable all or any of the Securities to be mortgaged or charged pursuant to this Deed.  Immediately upon obtaining any necessary consent the asset concerned shall become subject to the Security created by this Deed.  The Company shall promptly deliver a copy of each consent to the Collateral Agent;

6.6	Communications

promptly deliver to the Collateral Agent a copy of every circular, notice, resolution, minutes or other documents received by it in connection with the Securities; and

6.7	Nominees

not appoint and has not appointed any nominee to exercise or enjoy all or any of its rights in relation to the Securities.

7.	FURTHER UNDERTAKINGS
7.1	Deposit of title documents

The Company shall (i) in accordance with section 5.16(e) (Post-Closing Obligations) of the Credit Agreement, and (ii) within three (3) Business Days of the date of issuance by Endeavour Energy UK Limited of any additional Securities, deposit with the Collateral Agent or its nominee:

(a)	all stock and share certificates and documents of, or evidencing, title or the right to title relating to the Securities;
(b)	duly stamped stock transfer forms or other instruments of transfer duly completed to the Collateral Agent’s satisfaction; and
(c)

such other documents as the Collateral Agent may require from time to time for the purpose of perfecting its title to the Securities or for the purpose of vesting the same in itself, its nominee or any purchaser or presenting the same for registration at any time, and any document not so deposited with the Collateral Agent or its nominee or released by the Collateral Agent (other than a release upon discharge of the Security constituted by this Deed) shall be held on trust by the Company for the Collateral Agent.

7.2	Registration of transfers

The Company shall procure that, as and when required by the Collateral Agent following the Enforcement Date, all Securities which are in registered form are duly registered in the name of the Collateral Agent or its nominee once a transfer relating to those Securities is presented for that purpose.

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7.3	Information

The Company undertakes that it shall, promptly following receipt, deliver to the Collateral Agent a copy of every document received by it or its nominees in connection with any of the Securities or any issuer of those Securities.

7.4	Calls
(a)

The Company shall duly and promptly pay all calls, instalments or other payments which may be due and payable in respect of the Securities and, for the avoidance of doubt, no Secured Party shall incur any liability in respect of any amounts due from the Company in respect of the Securities.

(b)

If the Company fails to comply with Clause 7.4(a), the Collateral Agent may pay the calls or other payments on behalf of the Company.  The Company must promptly on request from the Collateral Agent reimburse the Collateral Agent for any such payment.

7.5	Dividends
(a)	Before the Enforcement Date, the Company shall be entitled to receive all declared cash dividends or other monies which may be paid or payable in respect of the Securities.
(b)

On and after the Enforcement Date, subject to the Intercreditor Agreement, the Collateral Agent (or its nominee) shall be entitled to complete all instruments of transfer in relation to the Securities of the Company on behalf of the Company in favour of itself or such other person it shall elect and otherwise have any Securities registered in its name or in the name of its nominees and receive all dividends or other monies which may be paid or payable in respect of the Securities.

(c)

The Company shall, to the extent that such dividends or other monies have not been paid directly to the Collateral Agent (or its nominee), take all steps as may be required to ensure that such dividends or other monies are paid to the Collateral Agent (or its nominee).  In any event, any such dividends or other monies received by the Company shall, on and after the Enforcement Date, subject to the Intercreditor Agreement, be held on trust by the Company for the Collateral Agent (or its nominee) and shall be paid to the Collateral Agent (or its nominee).

(d)

If, at any time, any Securities are registered in the name of the Collateral Agent or its nominee, the Collateral Agent will not be under any duty to ensure that any dividends, distributions or other moneys payable in respect of those Securities are duly and promptly paid or received by it or its nominee, or to verify that the correct amounts are paid or received, or to take any action in connection with the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of interest,

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dividend, redemption, bonus, rights, preference, option, warrant or otherwise on or in respect of or in substitution for, any of those Securities.
7.6	Voting rights and other matters
(a)

Prior to the Enforcement Date and save as otherwise provided in this Clause 7.6, the Company shall be entitled to exercise all voting rights in respect of the Securities provided that the Company shall not exercise such voting rights in any manner which, in the reasonable opinion of the Collateral Agent, may prejudice the interest of the Secured Parties in the Securities or in breach of any Secured Agreement and may prejudice the value of, or the ability of the Collateral Agent to realise, the Security over the Securities created pursuant to this Deed.

(b)

The Company shall not, without the prior written consent of the Collateral Agent, permit or agree to any variation of the rights attaching to or conferred by any of the Securities, participate in any rights issue, elect to receive or vote in favour of receiving any dividends or other distributions other than in the form of cash or participate in any vote concerning a members voluntary winding‑up or a compromise or arrangement pursuant to sections 895‑901 of the Companies Act 2006.

(c)

At any time on or after the Enforcement Date, and subject to the Intercreditor Agreement, the Collateral Agent may in such manner and on such terms as it sees fit (in the name of the Company or otherwise and without the need for further consent from the Company):

(i)

exercise (or refrain from exercising) any voting rights in respect of the Securities or, as the case may be, require the Company to exercise (or refrain from exercising) any such voting rights in such manner as it considers fit (including all powers given to trustees under Part II of the Trustee Act 2000) in which event, the Company shall comply with all such directions of the Collateral Agent; and/or

(ii)

complete all instruments of transfer in relation to the Securities of the Company on behalf of the Company in favour of itself or such other person as it shall select and otherwise have any Securities registered in its name or the name of its nominee; and/or

(iii)	apply all dividends and other monies arising from the Securities in accordance with Clause 14 (Application of monies received under this Deed); and/or
(iv)	without prejudice to any other provision of this Deed, transfer the Securities into the name of a nominee or transferee of the Collateral Agent as the Collateral Agent may require; and/or
(v)	exercise (or refrain from exercising) all or any of the powers and rights conferred upon or exercisable by the legal or beneficial owner of the 8 LO\3297205.8

Securities or as the case may be, require the Company to exercise (or refrain from exercising) all or any such powers and rights in such manner as it considers fit in which event, the Company shall comply with all such directions of the Collateral Agent.

(d)	After the Enforcement Date, the Company shall:
(i)	comply or procure the compliance, with any directions of the Collateral Agent in respect of the exercise of any rights and powers exercisable in relation to such Security; and
(ii)

if the Collateral Agent so requests, promptly deliver to the Collateral Agent a form of proxy or authority (in each case, in such form as the Collateral Agent shall reasonably require) appointing such person as the Collateral Agent shall elect to be the proxy of the Company or otherwise enabling such person as the Collateral Agent shall select to exercise such voting rights and other rights and powers as shall be specified (whether generally or specifically) in the relevant notice.

7.7	Redemption

The Company will not redeem or take any step to redeem any redeemable Securities save to the extent that such redemption would not breach the terms of the Secured Agreements.

7.8	Liability of the Collateral Agent

The Company agrees with the Collateral Agent that neither the Collateral Agent nor its nominee will have any liability for:

(a)	failing to present any coupon or other document relating to any of the Securities;
(b)	accepting or failing to accept any offer relating to any of the Securities;
(c)	failing to attend or vote at any meetings relating to the Securities;
(d)	failing to notify the Company of any matters mentioned in this Clause 7.8 or of any communication received by the Collateral Agent in relation to the Securities; or
(e)

any loss arising out of or in connection with the exercise or non‑exercise of any rights or powers attaching or accruing to the Securities or which may be exercised by the Collateral Agent or any nominee for the Collateral Agent under this Deed (whether or not on sale or other realisation of the Securities a better price could have or might have been obtained by either deferring or advancing the date of sale or realisation or otherwise).

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8.	RIGHTS OF THE Collateral Agent
8.1	Enforcement

At any time on or after the Enforcement Date, the Security created pursuant to this Deed shall be immediately enforceable and the Collateral Agent may in its absolute discretion and without notice to the Company or the prior authorisation of any court:

(a)	enforce all or any part of the Security created by this Deed and take possession of or dispose of all or any of the Securities in each case at such times and upon such terms as it sees fit; and
(b)	whether or not it has appointed a Receiver, exercise all of the powers, authorities and discretions:
(i)	conferred from time to time on mortgagees, receivers or administrative receivers by the LPA and the Insolvency Act 1986 (as varied or extended by this Deed) or by law; and
(ii)	granted to a Receiver by this Deed or by law.
8.2	Restrictions on consolidation of mortgages

Section 93 of the LPA shall not apply to this Deed or to any sale made under it.  The Collateral Agent shall have the right to consolidate all or any of the Security created by or pursuant to this Deed with any other Security in existence at any time.  Such power may be exercised by the Collateral Agent at any time on or after the Enforcement Date.

8.3	Restrictions on exercise of power of sale

Section 103 of the LPA shall not apply to this Deed and the power of sale arising under the LPA shall arise on the date of this Deed (and the Secured Liabilities shall be deemed to have become due and payable for that purpose).  The power of sale and other powers conferred by Section 101 of the LPA as varied or extended by this Deed and those powers conferred (expressly or by reference) on a Receiver shall be immediately exercisable by the Collateral Agent at any time on or after the Enforcement Date.

8.4	No prior notice needed

The rights and powers (a) conferred on mortgagees by the LPA (as varied or amended by this Deed or the Debenture), (b) conferred by this Deed or the Debenture on a Receiver, or (c) of the Collateral Agent set out in Clauses 8.2 (Restrictions on consolidation of mortgages) and 8.3 (Restrictions on exercise of power of sale), may in each case be exercised by the Collateral Agent without prior notice to the Company, irrespective of whether the Collateral Agent has taken possession or appointed a Receiver of the Securities.

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8.5	Right of appropriation
(a)

Without prejudice to the other provisions of this Deed, to the extent that any of the Securities constitute “financial collateral”, and this Deed and the obligations of the Company hereunder constitute a “security financial collateral agreement” (in each case as defined in, and for the purposes of, the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003/3226) (the “Regulations”), the Collateral Agent shall at any time on and after the Enforcement Date have the right to appropriate all or any part of those Securities in or towards discharge of the Secured Liabilities.  For this purpose, the Parties agree that the value of any such Securities so appropriated shall be the market price of such Securities at the time the right of appropriation is exercised as determined by the Collateral Agent by reference to such method or source of valuation as the Collateral Agent may select, including by independent valuation.  The Parties agree that the methods or sources of valuation provided for in this Clause 8.5 or selected by the Collateral Agent in accordance with this Clause 8.5 shall constitute a commercially reasonable method of valuation for the purposes of the Regulations.

(b)	The Collateral Agent shall notify the Company as soon as reasonably practicable of the exercise of its rights of appropriation as regards such of the Securities as are specified in such notice.
9.	EXONERATION
9.1	Exoneration
(a)

No Secured Party shall, nor shall any Receiver, by reason of it or the Receiver entering into possession of the Securities or any part thereof, or the exercise or the attempted or purported exercise of, or failure to exercise any of, their respective powers, be liable to account as mortgagee in possession or be liable for any loss or realisation or for any default or omission for which a mortgagee in possession might be liable; but every Receiver duly appointed by the Collateral Agent under this Deed shall for all purposes be deemed to be in the same position as a receiver duly appointed by a mortgagee under the LPA save to the extent that the provisions of the LPA are varied by or are inconsistent with the provisions of this Deed when the provisions hereof shall prevail and every such Receiver and the Collateral Agent shall in any event be entitled to all the rights, powers, privileges and immunities conferred by the LPA on mortgagees and receivers duly appointed under the LPA.

(b)

No Secured Party, nor any Receiver, shall be liable in respect of any of the Securities or for any loss which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, their respective powers under the Secured Agreements, provided that nothing in this Deed shall exempt any Secured Party, nor any Receiver, from any liability for gross negligence or willful misconduct (in each case as determined by a court of competent jurisdiction in a final and non-appealable decision).

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9.2	Indemnity

The Collateral Agent and every Receiver, attorney, delegate, manager, agent or other person appointed by the Collateral Agent hereunder shall be entitled to be indemnified out of the Securities or any part thereof in respect of all losses, liabilities and expenses incurred by it or him in the execution of any of the powers, authorities or discretions vested in it or him pursuant to this Deed and against all actions, proceedings, costs, losses, claims and demands in respect of any matter or thing done or omitted in any way relating to the Securities or any part of them other than such liabilities, losses, expenses, actions, proceedings, costs, claims or demands incurred or suffered as a result of the fraud or gross negligence of the Collateral Agent or any Receiver, attorney, delegate, manager, agent or other person appointed by the Collateral Agent.  The Collateral Agent and any such Receiver may retain and pay all sums in respect of which it is indemnified out of any monies received under the powers conferred by this Deed.

10.	APPOINTMENT OF RECEIVER
10.1	Appointment
(a)

At any time on or after the Enforcement Date or at the request of the Company, the Collateral Agent may, without prior notice to the Company, in writing (under seal, by deed or otherwise under hand) appoint a Receiver in respect of the Securities or any part thereof and may in like manner from time to time (and insofar as it is lawfully able to do, including subject to the provisions of section 45 of the Insolvency Act 1986 in the case of an administrative receivership) by notice remove any Receiver and appoint another in his stead.

(b)

Nothing in Clause 11.1  (Powers) shall restrict the exercise by any Secured Party of any one or more rights of a Secured Party under Schedule B1 to the Insolvency Act 1986 and the rules thereunder or at common law.

(c)	Section 109(1) of the LPA shall not apply to this Deed.
(d)	The Collateral Agent shall be entitled to appoint a Receiver save to the extent prohibited by section 72A of the Insolvency Act 1986.
10.2	More than one Receiver

Where more than one Receiver is appointed, each joint Receiver shall have the power to act severally, independently of any other joint Receiver, except to the extent that the Collateral Agent may specify to the contrary in the appointment.

10.3	Receiver as agent

A Receiver shall be the agent of the Company which shall be solely responsible for his acts or defaults and for his remuneration and expenses.  No Receiver shall at any time act as agent of any Secured Party.

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10.4	Receiver’s remuneration

Subject to section 36 of the Insolvency Act 1986, a Receiver shall be entitled to remuneration for his services at a rate to be determined by the Collateral Agent from time to time (and without being limited to any maximum rate specified by any statute or statutory instrument).  The Collateral Agent may direct payment of such remuneration out of moneys accruing to the Receiver but the Company alone shall be liable for the payment of such remuneration and for all other costs, charges and expenses of the Receiver.

11.	RECEIVER’S POWERS
11.1	Powers

A Receiver shall have (and be entitled to exercise) in relation to the Securities over which he is appointed the following powers (as the same may be varied or extended by the provisions of this Deed):

(a)

all of the powers of a receiver or an administrative receiver set out in Schedule 1 to the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver) which is deemed incorporated into this Deed;

(b)	all of the powers conferred from time to time on receivers, mortgagors and mortgagees in possession by the LPA or any applicable law;
(c)	all the powers and rights of a legal and beneficial owner and the power to do or omit to do anything which the Company itself could do or omit to do; and
(d)

the power to do all things which, in the opinion of the Receiver, are incidental to any of the powers, functions, authorities or discretions conferred or vested in the Receiver pursuant to this Deed or upon receivers by statute or law generally (including, without limitation, the bringing or defending of proceedings in the name of, or on behalf of, the Company; the collection and/or realisation of the Securities in such manner and on such terms as the Receiver sees fit; and the execution of documents in the name of the Company (whether under hand, or by way of deed or by utilisation of the company seal of the Company)).

11.2	Powers may be restricted

The powers granted to a Receiver pursuant to this Deed may be restricted by the instrument (signed by the Collateral Agent) appointing him but they shall not be restricted by any winding‑up or dissolution of the Company.

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12.	PROTECTION OF PURCHASERS
12.1	Absence of enquiry

No person or persons dealing with the Collateral Agent or any Receiver appointed by it shall be concerned to enquire whether any event has happened upon which any of the powers in this Deed are or may be exercisable or otherwise as to the propriety or regularity of any exercise of such powers or of any act purporting or intended to be an exercise of such powers or whether any amount remains secured by this Deed or whether the Secured Liabilities have become payable or as to the application of any money paid to the Collateral Agent or any Receiver.  All the protections to purchasers and persons dealing with receivers contained in sections 104, 107 and 109(4) of the LPA shall apply to any person purchasing from or dealing with the Collateral Agent or any such Receiver.

12.2	Receipt: conclusive discharge

The receipt of the Collateral Agent or any Receiver shall be a conclusive discharge to any purchaser of the Securities.

13.	POWER OF ATTORNEY AND DELEGATION
13.1	Power of attorney: general

The Company hereby irrevocably and by way of security appoints the Collateral Agent and any Receiver severally to be its attorney in its name and on its behalf and as its act and deed:

(a)

to execute and deliver any documents or instruments which the Collateral Agent or such Receiver may require for perfecting the title of the Collateral Agent to the Securities or for vesting the same in the Collateral Agent, its nominee or any purchaser;

(b)	to sign, execute, seal and deliver and otherwise perfect any further security document which the Company is required to enter into pursuant to this Deed; and
(c)

otherwise generally to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which (i) may be required for the full exercise of all or any of the powers conferred on the Collateral Agent or any Receiver under this Deed, or (ii) the Company is required to do pursuant to this Deed, or (iii) may be deemed expedient by the Collateral Agent or a Receiver in connection with (A) any preservation, disposition, realisation or getting in by the Collateral Agent or such Receiver of the Securities or any part thereof, or (B) any other exercise of any other power under this Deed.

The Collateral Agent confirms that it will only exercise the rights set out in this Clause 13.1 following the occurrence of a default or event of default under the Credit Documents.

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13.2	Power of attorney: ratification

The Company ratifies and confirms and agrees to ratify and confirm all acts and things which any attorney mentioned in this Clause 13 shall do or purport to do in exercise of the powers granted by this Clause 13.  All monies expended by any such attorney shall be deemed to be expenses incurred by the Collateral Agent under this Deed.

13.3	General delegation
(a)

The Collateral Agent and any Receiver (acting in good faith) shall have full power to delegate the powers, authorities and discretions conferred on it or him by this Deed (including the power of attorney) on such terms and conditions as it or he shall see fit which shall not preclude exercise of those powers, authorities or discretions by it or him or any revocation of the delegation or any subsequent delegation.

(b)	Any such delegation may be made upon such terms, consistent with the terms of the Secured Agreements (including power to sub‑delegate) as the Collateral Agent may think fit.
(c)

Save in the case of gross negligence or wilful misconduct by the Collateral Agent (in each case as determined by a court of competent jurisdiction in a final and non-appealable decision) in the exercise of its right to delegate, the Collateral Agent shall not be in any way liable to the Company or any other person for any losses, liabilities or expenses arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

14.	APPLICATION OF MONIES RECEIVED UNDER THIS DEED
14.1	Order of application

Any monies received under the powers hereby conferred shall, subject to the repayment of any claims or debts having priority to this Deed, be applied for the following purposes and in the following order of priority:

(a)	towards the payment of all amounts owing to the Collateral Agent pursuant to the terms of the Secured Agreements;
(b)	towards the payment in full of the Secured Liabilities on a rateable basis in accordance with the terms of the applicable Secured Agreements; and
(c)

after payment of all the Secured Liabilities, towards the payment to Holdings, the Company and the Subsidiary Guarantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

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14.2	Application against Secured Liabilities

Subject to Clause 14.1  (Order of application), any moneys or other value received or realised by the Collateral Agent from the Company or a Receiver under this Deed may be applied by the Collateral Agent to any item of account or liability or transaction forming part of the Secured Liabilities to which they may be applicable in any order or manner which the Collateral Agent may determine.

14.3	Suspense account

The Collateral Agent may credit any monies received under this Deed or otherwise on account of the Company’s liability in respect of the Secured Liabilities, to an interest bearing suspense account for so long and in such manner as the Collateral Agent may from time to time determine and the Receiver may retain the same for such period as he and the Collateral Agent consider appropriate without having to apply all or part of that money in or towards discharge of the Secured Liabilities.

15.	RELEASE OF SECURITY
15.1	Release

The Collateral Agent shall, at the request and cost of the Company, execute or procure the execution by its nominee of any documents (in each case in a form acceptable to the Collateral Agent) and do all such deeds, acts and things as are necessary to release the Securities from the Security created by or in accordance with this Deed at the end of the Security Period.

15.2	Avoidance of payments
(a)

No amount paid, repaid or credited to a Secured Party shall be deemed to have been irrevocably paid if the Collateral Agent (acting reasonably) considers that the payment or credit of such amount is capable of being avoided or reduced by virtue of any laws applicable on bankruptcy, insolvency, liquidation or similar laws.

(b)

If any amount paid, repaid or credited to a Secured Party is avoided or reduced by virtue of any laws applicable on bankruptcy, insolvency, liquidation or similar laws, then any release, discharge or settlement between that Secured Party and the Company shall be deemed not to have occurred and the Secured Parties shall be entitled to enforce this Deed subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.  The Company shall on demand indemnify the Collateral Agent against any funding or other cost, loss, liability or expense incurred by the Collateral Agent as a result of the Collateral Agent being required for any reason to refund all or part of any amount received by it in respect of any of the Secured Liabilities.

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16.	NEW ACCOUNTS

If a Secured Party receives notice of any subsequent charge or other interest affecting any part of the Securities it may, without prejudice to its rights under this Deed, open a fresh account or fresh accounts with the Company and continue any existing account in the name of the Company and may appropriate to any such fresh account any monies thereafter paid in, received or realised for the credit of the Company without being under any obligation to apply the same or any part of them in discharge of any of the Secured Liabilities.  If a Secured Party shall fail to open such a fresh account it shall be deemed to have done so with the effect that the said monies shall not operate to reduce the Secured Liabilities at the time when that Secured Party received notice.

17.	SET-OFF
17.1	Set-off rights

The Collateral Agent may set off any matured obligation due from any Credit Party under the Secured Agreements (to the extent beneficially owned by the Collateral Agent) against any matured obligation owed by the Collateral Agent to any Credit Party, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Collateral Agent may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

17.2	No set-off

The Company will pay all amounts payable under this Deed without any set-off, counterclaim or deduction whatsoever unless required by law, in which event the Company will pay an additional amount to ensure that the recipient receives the amount which would have been payable had no deduction been required to have been made.

18.	MISCELLANEOUS
18.1	The Company

This Deed shall be binding on the successors and assigns of the Company.

18.2	Assignment and transfer

The Company may not assign or transfer any of its rights or obligations under this Deed without the prior consent of each Lender.  The Collateral Agent may assign and transfer all or any part of its rights and obligations under this Deed to a replacement collateral agent appointed pursuant to the terms of the Credit Agreement.

18.3	Disclosure

The Collateral Agent may disclose to any of its Affiliates and any other person:

17

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(a)	which is one of its professional advisers;
(b)	to (or through) whom a Secured Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Deed and/or the Credit Agreement;
(c)	which is a Receiver or prospective Receiver;
(d)	(together with professional advisers) who may have an interest in the benefits arising under this Deed;
(e)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; or
(f)	any other person not expressly referred to in sub-paragraphs 18.3(a) to 18.3(e) but otherwise described in section 9.16 (Confidentiality) of the Credit Agreement,

any information about the Company, the Secured Agreements or this Deed as the Collateral Agent shall consider appropriate if, in relation to Clause 18.3(b), the person to whom the information is to be given has entered into a Confidentiality Undertaking.

18.4	Property

This Deed is and will remain the property of the Collateral Agent.

18.5	Continuing Security
(a)	This Deed shall be a continuing security and shall not be discharged by any intermediate payment or satisfaction of the whole or any part of the Secured Liabilities.
(b)

If any purported obligation or liability of any Credit Party to the Secured Parties which if valid would have been the subject of any obligation or charge created by this Deed is or becomes unenforceable, invalid or illegal on any ground whatsoever whether or not known to any Secured Party, the Company shall nevertheless be liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Company was the principal debtor in respect thereof.  The Company hereby agrees to keep the Secured Parties fully indemnified against all damages, losses, costs and expenses arising from any failure of any Credit Party to carry out any such purported obligation or liability.

18.6	Waiver of defences

The obligations of the Company under this Deed will not be affected by an act, omission, matter or thing which, but for this Clause 18.6, would reduce, release or prejudice any of its obligations under this Deed (without limitation and whether or not known to any Secured Party) including:

18

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(a)	any time, waiver or consent granted to, or composition with, the Company, any Credit Party or other person;
(b)	the release of any Credit Party or any other person under the terms of any composition or arrangement with any creditor of any person;
(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Company, any Credit Party or any other person or any non‑presentation or non‑observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Company, any Credit Party or any other person;
(e)	any amendment (however fundamental) or replacement of any Secured Agreement or any other document or security;
(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Secured Agreement or any other document or security;
(g)	any insolvency or similar proceedings;
(h)

any Secured Party disclosing to the Company any information relating to the business, assets, financial condition or prospects of any other Credit Party now or hereafter known to such Secured Party (the Company waiving any duty on the part of the Secured Parties to discuss such information);

(i)	the existence of any claim, set‑off or other right which the Company may at any time have against the Collateral Agent or any other person; or
(j)	the making or absence of any demand for payment of any Secured Liabilities or other obligations on the Company or any other person, whether by the Collateral Agent or any other person.
18.7	Non‑competition
(a)

Until the Security Period has ended and unless the Collateral Agent otherwise directs, the Company will not exercise any rights which it may have by reason of performance by it of its obligations under this Deed:

(i)	to be indemnified by any Credit Party (including any rights it may have by way of subrogation);
(ii)	to claim any contribution from any guarantor of any Credit Party of the obligations under the Secured Agreements;

19

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(iii)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any right of the Collateral Agent or any of the other Secured Parties under any Secured Agreement or of any other guarantee or security taken pursuant to, or in connection with, the Secured Agreements;

(iv)	to claim, rank, prove or vote as a creditor of any Credit Party or its estate in competition with the Collateral Agent or any of the other Secured Parties; and/or
(v)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Credit Party, or exercise any right of set‑off against any Credit Party.
(b)	The Company shall hold on trust for and immediately pay or transfer to the Collateral Agent any payment or distribution or benefit of security received by it contrary to this Clause 18.7.
18.8	Additional Security

This Deed shall be in addition to and not be affected by any other Security or guarantee now or hereafter held by any Secured Party for all or any part of the Secured Liabilities nor shall any such other Security or guarantee of liability to any Secured Party of or by any person not a Secured Party be in any way impaired or discharged by this Deed nor shall this Deed in any way impair or discharge such other Security or guarantee.

18.9	Variation of Security

This Deed shall not in any way be affected or prejudiced by any Secured Party now or hereafter dealing with, exchanging, releasing, varying or abstaining from perfecting or enforcing any security or guarantee referred to in Clause 18.8 (Additional Security) or any rights which any Secured Party may now or hereafter have or giving time for payment or granting any indulgence or compounding with any person whatsoever.

18.10	Enforcement of other Security

No Secured Party shall be obliged to enforce any other Security it may hold for, or exercise any other rights it may have in relation to, the Secured Liabilities before enforcing any of its rights under this Deed.

18.11	Perpetuity period

If applicable, the perpetuity period under the rule against perpetuities shall be 125 years from the date of this Deed.

18.12	Redemption of prior Security

The Collateral Agent may redeem or take a transfer of any prior Security over the Securities and may agree the accounts of any person entitled to that prior Security.  Such

20

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agreed accounts shall be conclusive and binding on the Company.  Any amount paid in connection with such redemption or transfer (including expenses) shall be paid on demand by the Company to the Collateral Agent and until such payment shall form part of the Secured Liabilities.

18.13	Custody

The Collateral Agent shall be entitled to keep all certificates and documents of title relating to the Securities in safe custody at any of its branches or otherwise provide for their safe custody by third parties and shall not be responsible for any loss or damage occurring to or in respect thereof unless such loss or damage shall be caused by its own gross negligence or wilful default (in each case as determined by a court of competent jurisdiction in a final and non-appealable decision).

18.14	Costs and expense

Save to the extent that the same has been recovered pursuant to section 9.05 (Expenses; Indemnity) of the Credit Agreement, the Company shall, within three (3) Business Days of demand, pay to the Collateral Agent, any Receiver, attorney, manager, agent or other person appointed by the Collateral Agent under this Deed the amount of all costs and expenses (including legal fees) incurred by that Collateral Agent, Receiver, attorney, manager, agent or other person (as the case may be) in connection with (a) the perfection, preservation, enforcement or attempted enforcement, of the Security created by or contemplated by this Deed; and/or (b) the exercise of any rights under this Deed.

18.15	Cumulative Powers

The powers which this Deed confers on the Collateral Agent, the other Secured Parties and any Receiver are cumulative, without prejudice to their respective powers under the general law, and may be exercised as often as the relevant person thinks appropriate.  The Collateral Agent, the other Secured Parties or the Receiver may, in connection with the exercise of their powers, join or concur with any person in any transaction, scheme or arrangement whatsoever.  The respective powers of the Collateral Agent, the other Secured Parties and the Receiver will in no circumstances be suspended, waived or otherwise prejudiced by anything other than an express consent or amendment.

18.16	Conversion

All moneys received or held by the Collateral Agent or any Receiver under this Deed may be converted into any other currency which the Collateral Agent considers necessary to cover the obligations and liabilities comprised in the Secured Liabilities in that other currency at the Collateral Agent’s spot rate of exchange then prevailing for purchasing that other currency with the existing currency.

18.17	No discharge

No payment to the Collateral Agent (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the relevant Credit Party in respect

21

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of which it was made unless and until the Collateral Agent has received payment in full in the currency in which the obligation or liability is payable or, if the currency of payment is not specified, was incurred.  To the extent that the amount of any such payment shall on actual conversion into that currency fall short of that obligation or liability expressed in that currency, the Collateral Agent shall have a further separate cause of action against the relevant Credit Party and shall be entitled to enforce the Security constituted by this Deed to recover the amount of the shortfall.

18.18	Stamp duties, etc.

The Company shall timely pay or, at the option of the Collateral Agent, timely reimburse the Collateral Agent for the payment of any stamp duty, fees, registration and similar Taxes payable in respect of this Deed.

19.	Notices
19.1	Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.

19.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of the Company and the Collateral Agent for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name below:

Company

Address:Endeavour Energy North Sea, L.P.
c/o Corporation Trust Company
1209 Orange Street
Wilmington
Delaware 19801
United States of America

For the Attention of:Catherine Stubbs

With a copy to:Endeavour Energy North Sea, L.P.
c/o Endeavour International Corporation
811 Main Street, Suite 2100
Houston,  Texas 77002
United States of America

For the Attention of:Cathy Stubbs

Fax Number:+1 713 307 8794

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Email:Cathy.Stubbs@endeavourcorp.com

Collateral Agent

Address: Credit Suisse

Eleven Madison Avenue

23rd Floor

New York, NY  10010

For the Attention of: Loan Operations – Boutique Management,

Fax Number: +1 212 322 2291

Telephone No.:  +1 212 538 3525

Email:  Ops-collateral@credit-suisse.com,

or any substitute address, fax number or department or officer as the Company may notify to the Collateral Agent or, as the case may be, the Collateral Agent may notify to the Company, in each case by not less than five (5) Business Days’ notice.

19.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with this Deed will only be effective:
(i)	if by way of fax, when received in legible form; or
(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 19.2  (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Collateral Agent will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified with the Collateral Agent’s name in Clause 19.2  (Addresses) (or any substitute department or officer as it shall specify for this purpose).

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20.	Certificates AND Determinations

Any certificate or determination by the Collateral Agent of a rate or amount under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

21.	Partial Invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

22.	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

23.	THIRD PARTIES

Save as expressly stated in this Deed, a person who is not a Party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

24.	GOVERNING LAW

This Deed and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including any non‑contractual disputes or claims) shall be governed by and construed in accordance with English law.

25.	ENFORCEMENT
25.1	Jurisdiction
(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed or any non‑contractual obligation arising out of or in connection with this Deed) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
(c)	This Clause 25.1 is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in 24 LO\3297205.8 any other courts with jurisdiction. To the extent allowed by law, the Secured Party may take concurrent proceedings in any number of jurisdictions.
25.2	SERVICE OF PROCESS

Without prejudice to any other mode of service allowed under any relevant law, the Company:

(a)	irrevocably appoints Endeavour Energy UK Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and
(b)	agrees that failure by the agent for service of process to notify the Company of the process will not invalidate the proceedings concerned.
25.3	Waiver of immunity

The Company irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by a Secured Party against it in relation to a Secured Agreement and to ensure that no such claim is made on its behalf;
(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and
(c)	waives all rights of immunity in respect of it or its assets.

IN WITNESS whereof this Deed has been duly executed as a deed on the date first above written.

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SIGNED AND DELIVERED AS A DEED by)

SIGNED AND DELIVERED AS A DEED by	)
ENDEAVOUR ENERGY NORTH SEA, L.P.	)
)
acting by	)
)
Endeavour Energy North Sea LLC, as sole general	)
partner	)
)

In the presence of:

Signature of witness

..........................................................

Name of witness

(in BLOCK CAPITALS)

...................................................

Address of witness

....................................................

....................................................

....................................................

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SIGNED AND DELIVERED AS A DEED	)
for and on behalf of	)
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	)
)
acting by _______________________________	)
)
a ___________________________________ of	)
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	)

SIGNED AND DELIVERED AS A DEED	)
for and on behalf of	)
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	)
)
acting by _______________________________	)
)
a ___________________________________ of	)
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	)

In the presence of:

Signature of witness

…………………………………..

Name of witness

(in BLOCK CAPITALS)

...................................................

Address of witness

……………………………………

……………………………………

……………………………………

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January 24, 2014

Each of the Addressees Listed in
the Attached Schedule I

Re:LC Procurement Agreement

Ladies and Gentlemen:

We have acted as counsel to Endeavour International Corporation, a Nevada corporation (“Holdings”), in connection with the transactions contemplated by the Opinion Documents (as such term is defined below).  This opinion letter is furnished to you pursuant to Section 5.01(a)(A) of the Agreement (as defined below). Unless otherwise defined in the body of this opinion letter, capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.  Other terms that are defined in the Uniform Commercial Code as in effect in the State of New York (the “NY UCC”) have the same meaning when used herein unless otherwise indicated by the context in which such terms are so used.  In addition, as used herein:

(a) the term “Opinion Parties” means, collectively, (i) End Finco LLC, a Delaware limited liability company (“Finco”); (ii) Endeavour Operating Corporation, a Delaware corporation (“EOC”); (iii) Endeavour Energy North Sea LLC, a  Delaware limited liability company (“Endeavour North Sea LLC”); and (iv) Endeavour Energy North Sea, L.P., a Delaware limited partnership (“Endeavour North Sea L.P.”);

(b) the term “U.S. Credit Parties” means, collectively, the Opinion Parties and Holdings;
(c) the term “Payee” means LC Finco S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg; and

(d) the term “Credit Parties” means, collectively, the U.S. Credit Parties, the Payee, Endeavour Energy UK Limited, a private limited company registered in England and Wales (the “Payer”), Endeavour International Holdings B.V., a besloten vennootschap organized under the laws of the Netherlands (“EIH”), and Endeavour Energy Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg (“EEL”).

In rendering the opinions set forth below, we have reviewed an execution copy of the following documents and instruments:

January 24, 2014    Page 2

(i) the LC Procurement Agreement (the “Agreement”) dated as of January 24, 2014 (the “Closing Date”), among Holdings, the Payer, the Payee and Credit Suisse AG, acting through one or more of its branches or affiliates, as collateral agent (the “Collateral Agent”);

(ii) the U.S. Security Agreement dated as of the Closing Date (the “U.S. Security Agreement”), among Holdings, EOC, Endeavour North Sea LLC, Endeavour North Sea L.P., Finco, EIH and EEUK (with the foregoing entities collectively referred to herein as the “Grantors”), and the Collateral Agent;

(iii) the Credit Party Guaranty dated as of the Closing Date, among Holdings, EIH, EOC, Endeavour North Sea L.P., Endeavour North Sea LLC, EEUK and Finco in favor of the Collateral Agent;

(iv) the Subordination Agreement dated as of the Closing Date, among EOC, EEUK, EIH, EEL, the Collateral Agent, and Credit Suisse AG, acting through one or more of its branches or affiliates, as administrative agent under the Term A Credit Agreement;

(v) the English Charge Over Shares dated as of the Closing Date (the “Share Charge”), between Endeavour North Sea L.P. and the Collateral Agent;
(vi) the English Debenture dated as of the Closing Date (the “Debenture”), between EEUK and the Collateral Agent;
(vii) each of the agreements listed on Schedule II hereto (the “Applicable Contracts”);
(viii) each Opinion Party’s constitutive documents and resolutions listed on Schedule III hereto (the “Organizational Documents”); and

(ix) unfiled copies of the UCC-1 Financing Statements listed Schedule IV hereto (the “Financing Statements”), which Financing Statements relate to the Article 9 Collateral (as defined in paragraph 8 below).

The documents listed in clause (i) through (iv) above are referred to herein as the “Opinion Documents”; the Share Charge and the Debenture are referred to herein as the “Designated Documents”; and the Opinion Documents, the Designated Documents, and the Organizational Documents are herein referred to as the “Transaction Documents”.   Additionally, in rendering the opinions set forth below, we have reviewed such other records, certificates and documents as we have deemed appropriate for the purposes of such opinions.  As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon statements of public officials and officers or other representatives of the Credit Parties and on the

January 24, 2014    Page 3

representations and warranties relating to factual matters set forth in the Transaction Documents.

In rendering the opinions expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies, which assumptions we have not independently verified.   In addition, with your permission and without independent investigation, we have made the following assumptions:

(i) Each party to the Transaction Documents other than the Opinion Parties (each such party other than the Opinion Parties, a “Transaction Party”) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(x) Each Transaction Party has full power and authority (corporate, partnership, limited liability company or otherwise) to execute, deliver and perform its obligations under the Transaction Documents to which it is a party;

(xi) Each Transaction Document has been duly executed and delivered by each Transaction Party that is a party thereto;

(xii) The execution, delivery and performance by each Transaction Party of the Transaction Documents to which it is a party have been duly authorized by all necessary entity action (corporate, partnership, limited liability company or otherwise) and do not contravene the constituent documents of such Transaction Party;

(xiii) The execution, delivery and performance by each Transaction Party and each Opinion Party of the Transaction Documents to which it is a party do not conflict with or result in the breach of any document or instrument binding on it (except that we have not made such assumption with respect to the Organizational Documents or Applicable Contracts, to the extent of our opinion in paragraphs 5 and 6(b) below);

(xiv) The execution, delivery and performance by each Transaction Party and each Opinion Party of the Transaction Documents to which it is a party do not contravene any provision of any law, rule, regulation, order, validation, writ, judgment, injunction, decree, determination or award applicable to any of them (except that we have not made such assumption with respect to Applicable Laws (as defined in paragraph 6 below) applicable to each Credit Party, to the extent of our opinion in paragraph 6(a) below);

January 24, 2014    Page 4

(xv) No authorization, approval, consent, order, validation, license, franchise, permit or other action by, and no notice to or filing, recording or registration with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by each Transaction Party and each Opinion Party of the Transaction Documents to which it is a party that has not been duly obtained or made and that is not in full force and effect (except that we have not made such assumption with respect to Governmental Approvals (as defined in paragraph 7 below) required to be obtained or taken by each Credit Party as to which we express our opinion in paragraph 7 below);

(xvi) The Transaction Documents constitute the valid, binding and enforceable obligations of each party thereto (except that we have not made such assumptions with respect to the validity, binding effect and enforceability of the Opinion Documents as against the Credit Parties to the extent of our opinions in paragraph 4 below); and

(xvii) The laws of any jurisdiction other than the laws that are the subject of this opinion letter do not affect the opinions rendered herein or the terms of the Transaction Documents.

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, it is our opinion that:

1.

Each Opinion Party is a corporation, limited liability company or limited partnership (as the case may be) validly existing and in good standing under the laws of the State of Delaware.  Holdings is duly qualified to do business in, and is in good standing as a foreign entity under the laws of, the State or States set forth opposite Holdings’ name on Schedule V hereto.

2.

Each Opinion Party has the corporate, limited liability company or limited partnership power and authority (as the case may be) to execute and deliver each Opinion Document and each Designated Document to which it is a party and to perform its obligations thereunder.  The execution and delivery by each Opinion Party of each Opinion Document and each Designated Document to which it is a party and the performance by such Opinion Party of its obligations thereunder have been duly authorized by all requisite corporate, limited liability company or limited partnership action (as the case may be) on the part of such Opinion Party.

3.	Each Opinion Document and each Designated Document to which any Opinion Party is a party has been duly executed and delivered by such Opinion Party.

January 24, 2014    Page 5

4.

Under the laws of the State of New York, each Opinion Document to which any Credit Party is a party constitutes the valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms.

5.

The execution and delivery by each Opinion Party of each Opinion Document and each Designated Document to which it is a party do not, and the performance by such Opinion Party of its obligations thereunder will not, violate such Opinion Party’s Organizational Documents.

6.

The execution and delivery by each Credit Party of each Opinion Document and each Designated Document to which it is a party do not, and the performance by such Credit Party of its obligations thereunder will not:  (a) result in any violation by the Credit Party of any Applicable Law (as defined below); (b) breach or result in a default under any Applicable Contract; or (c) result in the creation or imposition of any lien on any properties of the Credit Party pursuant to any Applicable Contract, other than as may be contemplated by the Opinion Documents and the Designated Documents.

“Applicable Laws” means, collectively, (a) with respect to the Opinion Parties, the General Corporation Law of the State of Delaware (the “Delaware Corporation Law”), the Limited Liability Company Act of the State of Delaware (the “Delaware LLC Act”), the Revised Uniform Limited Partnership Act of the State of Delaware (the “Delaware LP Act”, collectively the “Delaware Statutes”) (all as published in the Corporation Service Company compilation entitled Delaware Laws Governing Business Entities (Fall 2012 Edition)),  and (b) with respect to the Credit Parties, those laws of the States of New York and Texas and the United States of America and the rules and regulations adopted thereunder that, in our experience, are normally applicable to transactions of the type contemplated by the Opinion Documents.  Furthermore, the term “Applicable Laws” does not include, and we express no opinion with regard to (i) any state or federal laws, rules or regulations relating to: (A) pollution or protection of the environment; (B) zoning, land use, building or construction; (C) occupational, safety and health or other similar matters; (D) labor and employee rights and benefits, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended; (E) the regulation of utilities; (F) antitrust and trade regulation; (G) tax; (H) except as specifically set forth in paragraph 11 below, securities, including without limitation, the Investment Company Act of 1940, as amended; (I) corrupt practices, including, without limitation, the Foreign Corrupt Practices Act of 1977; (J) copyrights, patents and trademarks; (K) communication, telecommunication or similar matters; (L) the USA Patriot Act of 2001 and the rules, regulations and policies promulgated thereunder, or any foreign assets control regulations of the United States Treasury Department or any enabling legislation or orders relating thereto; and (M) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and (ii) any laws, rules or regulations of any

January 24, 2014    Page 6

county, municipality or similar political subdivision or any agency or instrumentality thereof.

7.

No Governmental Approval (as defined below) that has not been obtained or taken and is not in full force and effect, is required to be obtained or taken by any Credit Party to authorize, or is required in connection with, the execution and delivery by such Credit Party of each Opinion Document and each Designated Document to which it is a party or the performance by such Credit Party of its obligations thereunder, the grant of security interests by such Credit Party under such Opinion Documents and Designated Documents, or the legality, validity, binding effect or enforceability of any such Opinion Document or Designated Document as against such Credit Party, except: (a) the filing of the Financing Statements in the filing offices set forth in paragraph 9 below; and (b) Governmental Approvals not required to consummate the transactions occurring on the date hereof but required to be obtained or made after the date of this opinion letter to enable such Credit Party to comply with requirements of Applicable Law including those required to maintain existence and good standing of such Credit Party.

“Governmental Approvals” means any consent, approval, license or authorization of, or filing, recording or registration with, any Governmental Authority pursuant to any Applicable Laws (as defined in paragraph 6 above).

8.

Under the laws of the State of New York, the provisions of the U.S. Security Agreement are effective to create in favor of the Collateral Agent (for the benefit of the Secured Creditors as such term is defined in the U.S. Security Agreement, herein referred to as the “Secured Creditors”) to secure the Secured Obligations (as defined therein), a valid security interest in all of each Grantor’s right, title and interest in and to that portion of the Collateral (as defined therein) in which a security interest may be created under Article 9 of the NY UCC (the “Article 9 Collateral”).

9.

To the extent that the filing of a financing statement can be effective to perfect a security interest in the Article 9 Collateral of each Grantor under the Uniform Commercial Code as in effect in the State of Delaware (the “Delaware UCC”), the security interest in favor of the Collateral Agent in that portion of the Article 9 Collateral described in the Financing Statements will be perfected upon the proper filing of the Financing Statements in office of the Secretary of State of the State of Delaware. The Financing Statements are in proper form for filing with the Secretary of State of the State of Delaware under the Delaware UCC.

10.	Under the laws of the State of New York, with respect to that portion of the Article 9 Collateral consisting of Certificated Securities (within the meaning

January 24, 2014    Page 7

of Section 8-102 of the NY UCC, herein referred to as the “Certificated Securities”), upon the Collateral Agent taking possession in the State of New York of certificates evidencing such Certificated Securities which are in registered form, issued or indorsed in the name of the Collateral Agent or in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective endorsement, the security interest of the Collateral Agent therein is perfected by “control” (within the meaning of Section 8-106 of the NY UCC) to the extent that the NY UCC is applicable thereto.  Under Section 8-303 of the NY UCC, the Collateral Agent (for the benefit of the Secured Creditors) will obtain its security interest in such Certificated Securities free of any adverse claim (as such term is defined in Section 8-102 of the NY UCC) if (a) the Collateral Agent perfects its security interest in the Certificated  Securities by “control” as described in the preceding sentence, and (b) neither the Collateral Agent nor any other Secured Creditor has notice of any adverse claim (within the meaning of Section 8-102 of the NY UCC) to any of such Certificated Securities.

11.	No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
12.

 We call to your attention the fact that the Opinion Documents select the internal laws of the State of New York as the governing law.  It is our opinion that a federal or state court sitting in Texas and applying Texas choice-of-law statutes and principles would honor the parties’ choice of the internal laws of the State of New York as the law applicable to the Opinion Documents to the extent set forth in such Opinion Documents.

In rendering the foregoing opinions, we have also assumed, with your permission, and without independent investigation on our part, the following:

A. With respect to our opinions set forth in paragraphs 8  through 10 above, we have assumed that each relevant Grantor has, or has the power to transfer, rights in the properties in which it is purporting to grant a security interest sufficient for attachment of such security interest within the meaning of Section 9-203 of the NY UCC and Section 9-203 of the Delaware UCC.

B. With respect to our opinions set forth in paragraphs 8 through 10 above, we have assumed that the Collateral Agent has acquired its interests in the Article 9  Collateral for value within the meaning of Section 9-203 of the NY UCC and Section 9-203 of the Delaware UCC.

C. With respect to our opinions set forth in paragraphs 8 through 10 above, we have assumed the descriptions of collateral contained in or attached as

January 24, 2014    Page 8

schedules to, the U.S. Security Agreement and the Financing Statements sufficiently describe (for the purposes of the attachment and perfection of security interests) the collateral intended to be covered thereby; provided that the foregoing assumption does not apply with respect to (i) collateral that is described in the U.S. Security Agreement or the Financing Statements by a “type” of collateral defined in Article 9 of the NY UCC or Article 9 of the Delaware UCC, and (ii) as to the Financing Statements only, the following descriptions of collateral:  “all assets” or “all personal property”.

D. With respect to our opinion set forth in paragraph 9 above, we have relied on the Organizational Documents as the basis for determining that (i) the correct legal name of each Grantor is as set forth on the Financing Statements, and (ii) each Grantor is solely organized under the laws of the State of Delaware.

E. With respect to our opinion set forth in paragraph 10 above, we have assumed that the certificates evidencing the Certificated Securities will at all times be held by the Collateral Agent in the State of New York.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) The opinions in the first sentence of paragraph 1 above and in paragraphs 2, 3 and 5 above are limited in all respects to the Delaware Statutes.  The opinions in paragraph 1 above to the extent they relate to the existence and good standing of Opinion Parties in the State of Delaware are based solely on the certificates listed on Schedule V hereto.  The opinions in paragraph 1 above to the extent they relate to the due qualification of Holdings to do business in, and the good standing of Holdings as a foreign entity under the laws of, the State or States set forth on Schedule V hereto are based solely on the certificates listed on Schedule V hereto.

(b) The enforceability of each Opinion Document and the provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect relating to or affecting enforcement of creditors’ rights generally and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether such enforcement is considered in a proceeding in equity or at law.

(c) With respect to our opinions set forth in paragraphs 4 and 6(a) above, we express no opinion with respect to the validity or enforceability of the following provisions to the extent that they are contained in the Opinion Documents:  (i) provisions purporting to release, exculpate, hold harmless, or exempt any person or entity from, or to require indemnification or

January 24, 2014    Page 9

contribution of or by any person or entity for, liability for any matter to the extent that the same are inconsistent with applicable law (including case law) or with public policy; (ii) provisions purporting to waive, subordinate or not give effect to rights to notice, demands, legal defenses or other rights or benefits that cannot be waived, subordinated or rendered ineffective under applicable law; (iii) provisions purporting to provide remedies inconsistent with applicable law; (iv) provisions purporting to render void and of no effect any transfers of the Credit Parties’ rights in any collateral in violation of the terms of the Opinion Documents; (v) other than with respect to our opinions set forth in paragraphs 8 through 10 above, provisions relating to the creation, attachment, perfection or enforceability of any security interest; (vi) provisions relating to powers of attorney, severability or set-offs; (vii) provisions stating that a guarantee will not be affected by a modification of the obligation guaranteed in cases in which that modification materially changes the nature or amount of such obligation; (viii) provisions that limit the obligation of a guarantor, co-borrower or co-obligor (or provide for any rights of contribution as against another guarantor or, co-borrower or co-obligor or any other party) based upon the potential unenforceability, invalidity, or voidability of a guarantee or joint obligation under any applicable law, including, without limitation, any state or federal fraudulent transfer or fraudulent conveyance laws; (ix) provisions restricting access to courts or purporting to affect the jurisdiction or venue of courts (other than the courts of the State of New York with respect to Opinion Documents governed by the laws of the State of New York); (x) provisions setting out methods for service of process; (xi) provisions purporting to exclude all conflicts-of-law rules; (xii) provisions pursuant to which a party agrees that a judgment rendered by a court or other tribunal in one jurisdiction may be enforced in any other jurisdiction; (xiii) provisions providing that decisions by a party are conclusive or may be made in its sole discretion; (xiv) provisions providing for liquidated damages or any “make whole”, “yield maintenance” or “premium amount” to the extent that they may be deemed a penalty; (xv) provisions of an Opinion Document that require any Credit Party to indemnify any other party to such Opinion Document against loss in obtaining the currency due under such Opinion Document from a court judgment in another currency; or (xvi) any guaranty provided by, or any joint and several liability imposed upon, any person or entity that is not an “eligible contract participant” within the meaning of section 1a(18) of the Commodity Exchange Act, insofar as such guaranty or such joint and several liability covers an agreement, contract or transaction (herein collectively referred to as the “Excluded Swap Obligations”) that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, provided that this clause (xvi) does not apply to and shall not qualify any of our opinions relating to any guaranty or joint and several liability in respect of any obligations (other

January 24, 2014    Page 10

than Excluded Swap Obligations) of the Opinion Parties under the Agreement and the other Opinion Documents.  Additionally, with respect to our opinion set forth in paragraph 4 above, such opinion is subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights. Our opinions are based solely on our reading of the Opinion Documents.  We note that enforceability of the Opinion Documents may be affected by the parties’ course of dealing, or by waivers, modifications or amendments (whether made in writing, orally, or by course of conduct), and we express no opinion on the effect of the foregoing on the enforceability of the Opinion Documents.

(d) Insofar as our opinion set forth in paragraph 4 above relates to the enforceability under New York law of the provisions of the Opinion Documents choosing New York law as the governing law thereof, such opinion is rendered solely in reliance upon the Act of July 19, 1984, ch. 421, 1984 McKinney’s Sess. Law of N.Y. 1406 (codified at N.Y. Gen. Oblig. Law §§5-1401 (McKinney 1989)) (the “Act”) and is subject to the qualifications that such enforceability (i) as specified in the Act, does not apply to the extent provided to the contrary in subsection two of Section 1-105 of the NY UCC, (ii) may be limited by public policy considerations of any jurisdiction in which enforcement of such provisions is sought, and (iii) is subject to any U.S. Constitutional requirement under the Full Faith and Credit Clause or the Due Process Clause thereof or the exercise of any applicable judicial discretion in favor of another jurisdiction.

(e) As to our opinion set forth in paragraph 12 above as to the enforceability under Texas law of the provisions of the Opinion Documents choosing New York law as the governing law thereof, such opinion is rendered solely in reliance upon Title 9, Chapter 271 of the Texas Business and Commerce Code (“Chapter 271”), which applies to transactions in which a party pays or receives, or is obligated to pay or entitled to receive, consideration in excess of $1,000,000, and is subject to the qualifications that such enforceability (i) as specified in Chapter 271, does not apply to an issue that another Texas statute (such as Section 1.301(b) of the Uniform Commercial Code as currently in effect in the State of Texas), or a federal statute, provides is governed by the law of a particular jurisdiction, (ii) may be limited by public policy considerations of any jurisdiction in which enforcement of such provisions is sought, and (iii) is subject to any U.S. Constitutional requirement under the Full Faith and Credit Clause or the Due Process Clause thereof or the exercise of any applicable judicial discretion in favor of another jurisdiction.  In rendering our opinion in paragraph 12 above, with your permission and without independent investigation, we have assumed that the Collateral Agent has its place of business or, if it has more

January 24, 2014    Page 11

than one place of business, its chief executive office or an office from which it has conducted a substantial part of the negotiations relating to the transaction evidenced by the Opinion Documents, in the State of New York.

Our opinion in paragraph 6(a) above states, among other things, that the execution and delivery by each Credit Party of each Opinion Document to which it is a party do not, and the performance of its obligations thereunder will not, result in any violation by such Credit Party of any Applicable Law, which Applicable Law includes, among other things, certain laws, rules and regulations of the State of Texas.  We note that such opinion in paragraph 6(a) as to those Opinion Documents governed by New York law is based, in part, upon Chapter 271, which is discussed in the preceding paragraph.  To the extent that, in rendering such opinion in paragraph 6(a) as to the Opinion Documents governed by New York law, we have relied upon Chapter 271, such opinion in paragraph 6(a) is also subject to the qualifications set forth in the immediately preceding paragraph.

(f) Certain of the remedial provisions with respect to the Article 9  Collateral (including waivers with respect to the exercise of remedies against the collateral) contained in the U.S. Security Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the U.S. Security Agreement, taken as a whole, and the U.S. Security Agreement, taken as a whole, together with applicable law, contain adequate provisions for the practical realization of the benefits intended to be provided thereby (it being understood that we express no opinion as to the adequacy of such provisions to the extent it is necessary to seek execution or enforcement of rights or remedies under the laws of any jurisdiction outside the State of New York).  Additionally, we note that the remedies under the U.S. Security Agreement to sell or offer for sale the Article 9  Collateral are subject to compliance with applicable state and federal securities laws.

(g) In the case of property which becomes Article 9  Collateral after the date hereof, our opinions in paragraph 8 above, as to the creation and validity of the security interests therein described, is subject to the effect of Section 552 of the Federal Bankruptcy Code, which limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to such security interest arising from a security agreement entered into by the debtor before the commencement of such case.

(h) We express no opinion as to Article 9 Collateral that is subject to a state statute or a statute, regulation or treaty of the United States referred

January 24, 2014    Page 12

to in Section 9-311(a) of the NY UCC or Section 9-311(a) of the Delaware UCC.
(i) With respect to our opinions set forth in paragraphs 8 through 10 above, we express no opinion as to Article 9 Collateral consisting of commercial tort claims.

(j) With respect to our opinions in paragraph 9 above, we express no opinion as to the perfection of a security interest in any items of collateral that are or are to become fixtures, as-extracted collateral or timber to be cut.

(k) Other than the filing of the Financing Statements in the filing offices set forth in our opinion in paragraph 9 above, we express no opinion as to any other actions (including any filings or registrations) that may be necessary under any applicable law in connection with perfection of a security interest in Article 9 Collateral consisting of patents, trademarks, copyrights or other intellectual property rights.

(l) With respect to our opinions set forth in paragraphs 8 through 10 above, (i) we express no opinion as to the priority of any security interest (except to the extent of our opinion regarding Section 8-303 of the NY UCC in the last sentence of paragraph 10 above, to the extent that the same relates to the priority of the Collateral Agent’s security interests), and (ii) we express no opinion as to the perfection of any lien or security interest granted in the Opinion Documents by Holdings.

(m) We express no opinion herein regarding the enforceability of any provision in an Opinion Document that purports to prohibit, restrict or condition the assignment of any Credit Party’s rights or obligations under such Opinion Document to the extent that such restriction on assignability is governed by Sections 9-406 through 9-409 of the NY UCC.

(n) With respect to our opinions set forth in paragraphs 8 through 10 above, the attachment and perfection of the Collateral Agent’s security interest in proceeds is limited to the extent set forth in Section 9-315 of the NY UCC or Section 9-315 of the Delaware UCC.

(o) We express no opinion as to any actions that may be required to be taken periodically under the NY UCC or the Delaware UCC or under any other applicable law in order for the effectiveness of the Financing Statements or perfection of any security interest to be maintained.

(p) In rendering the opinions above related to security interests in Article 9 Collateral, we call to your attention that security interests may not

January 24, 2014    Page 13

attach or become enforceable or be perfected as to Article 9 Collateral that is not assignable pursuant to a rule of law, statute or regulation, or is not assignable by its terms, or is assignable only with the consent of another person or entity which has not been obtained, except to the extent such restrictions are rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the NY UCC or other applicable law.  In addition in rendering such opinions, we call to your attention that even though the NY UCC renders certain anti-assignment provisions ineffective for purposes of creation, attachment or perfection of a security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the NY UCC, nonetheless, in certain cases, the grantee of such security interest may have limited rights to enforce its security interest in collateral against an account debtor, the holder of a promissory note, or other Person named in the foregoing Sections, who did not consent to the transfer.

(q) With respect to the equity securities and other investment property that is subject to the security interests granted under the U.S. Security Agreement, we note that certain of such equity securities and other investment property have been issued by entities that are organized under the laws of foreign jurisdictions outside of the United States, and we express no opinion as to the effect of the laws of such foreign jurisdictions on the opinions herein stated.  Our opinions with respect to the security interests of the Collateral Agent in any such equity securities and other investment property is limited in all respect to the NY UCC, and we note that the laws of the jurisdiction of an issuer of pledged securities may affect, among other things, whether the securities are characterized as certificated securities, the exercise of remedies with respect to such securities and the exercise of voting or other rights with respect to such securities.

(r) In rendering the opinions expressed in paragraphs 6(b) and 6(c) above: (i) we have not reviewed, and express no opinion with respect to, documents other than the Applicable Contracts, irrespective of whether they secure, support or otherwise relate to or are referred to in the Applicable Contracts or might under certain circumstances result in an event of default or require early payment under any of the Applicable Contracts; (ii) we have made no examination of, and express no opinion with respect to, any financial, accounting or similar covenant or provision contained in the Applicable Contracts to the extent that any such covenant or provision would require a determination as to any financial or accounting matters; (iii) we express no opinion as to any breach of any confidentiality provision contained in any Applicable Contract caused by any Opinion Document or any Credit Party’s actions pursuant thereto or in contemplation thereof; and (iv) our opinions in paragraphs 6(b) and 6(c) above are limited to the laws of the State

January 24, 2014    Page 14

of New York regardless of the law that governs the Applicable Contracts.  In every case, we have assumed that a court would enforce the Applicable Contracts as written and we have limited our opinion to matters readily ascertainable from the face of the Applicable Contracts.

We express no opinion as to the laws of any jurisdiction other than: (i) Applicable Laws; and (ii) with respect to our opinion set forth in paragraph 9 above, the Delaware UCC.  As to our opinions set forth herein regarding the Delaware Statutes and Article 9 of the Delaware UCC, we have based such opinions solely on our review of the generally available compilations of the Delaware Statutes and of Article 9 of the Delaware UCC as in effect on the date hereof, and we have not reviewed any other laws of the State of Delaware or retained or relied on any opinion or advice of Delaware counsel.

This opinion has been prepared in accordance with the customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind.

This opinion letter is rendered as of the date set forth above.  We expressly disclaim any obligation to update this letter after such date.

This opinion letter is given solely for your benefit and the benefit of the Payee in  connection with the transactions contemplated by the Opinion Documents and may not be furnished to, or relied upon by, any other person or for any other purpose without our prior written consent.  Notwithstanding the foregoing, at your request, we hereby consent to:

(i)reliance hereon by any future assignee of the Payee interests in the Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 11.04 of the Agreement, and

(ii) your furnishing to, but not reliance upon in any manner by, (A) your legal counsel and independent auditors who need to know such information and are informed of the confidential nature of this opinion, (B) any regulatory authority having jurisdiction over you upon the request or demand of such regulatory authority, (C) any Person to the extent required pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding or as otherwise required by applicable law or compulsory legal process, provided that you take reasonable steps to procure that such Person maintains the confidentiality of this opinion (to the extent permitted by applicable law), (D) any Person that subsequently becomes the Collateral Agent in accordance with Section 10.05 of the Agreement, (E) any Person that proposes to become an assignee of or successor to the rights of the Payee or the Collateral Agent under the Agreement, and (F) any Person that proposes to become or becomes a Secured Party under a Secured Hedging

January 24, 2014    Page 15

Agreement, in each case, in compliance with the requirements of the Agreement,

in each case on the condition and understanding that (a) this letter speaks only as of the date hereof, (b) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to any person other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (c) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.

Very truly yours,

VINSON & ELKINS LLP

SCHEDULE I TO OPINION LETTER

Addressees

Credit Suisse AG, acting through one or more of its branches or affiliates,

as the Collateral Agent

LC Finco S.à r.l.,

as the Payee under the Agreement

SCHEDULE II TO OPINION LETTER

Applicable Contracts

1.Trust Deed dated January 24, 2008 by and among Endeavour International Corporation, Endeavour Energy Luxembourg S.a.r.l. and BNY Corporate Trustee Services Limited, as trustee

2.Indenture dated as of July 22, 2011 among Endeavour International Corporation, the guarantors named therein and Well Fargo Bank, National Association, as trustee

3.First Priority Indenture dated as of February 23, 2012, among Endeavour International Corporation, the guarantors named therein, and Wells Fargo Bank, National Association, as collateral agent and trustee

4.Second Priority Indenture dated as of February 23, 2012, among Endeavour International Corporation, the guarantors named therein, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as collateral agent

5.Note Agreement, dated November 17, 2009, relating to 12% Senior Subordinated Notes due 2014 issued by Endeavour International Corporation, between Endeavour International Corporation, the guarantors party thereto, and the initial noteholders party thereto, as amended by the Amendment to the Note Agreement dated as of March 10, 2010 (the “Note Agreement”)

6.Deed of Grant of a Production Payment in respect of United Kingdom Continental Shelf Seaward Production Licence P.213 (Block 16/26a A-ALBA) (the Alba Field) and Seaward Production Licence P.255 (Blocks 22/6c A and 22/6s A) (the Bacchus Field)

7.Deed of Grant of a Production Payment in respect of United Kingdom Continental Shelf Seaward Production Licence P.1615 (Block 15/26c) and Seaward Production Licence P.226 (Block 15/27 Area E) (the Rochelle Field)

SCHEDULE III TO OPINION LETTER

Organizational Documents

End Finco LLC

1.	Certificate of Formation of End Finco LLC, and all amendments thereto, as certified by the Secretary of State of Delaware;
2.	Limited Liability Company Agreement of End Finco LLC, certified as being true and correct by an officer of Endeavour International Holdings B.V., the sole member of End Finco LLC; and
3.	Resolutions adopted by written consent of the sole member of End Finco LLC.

Endeavour Operating Corporation

1.	Certificate of Incorporation of CSOR Acquisition Corp., and all amendments thereto, as certified by the Secretary of State of Delaware;
2.

Certificate of Merger, merging NSNV, Inc., a Texas corporation, with and into CSOR Acquisition Corp., under the name of Endeavour Operating Corporation, a Delaware corporation, as certified by the Secretary of State of Delaware;

3.	Bylaws of Endeavour Operating Corporation, and all amendments thereto, certified as being true and correct by an officer of Endeavour Operating Corporation; and
4.	Resolutions adopted by written consent of the Board of Directors of Endeavour Operating Corporation.

Endeavour Energy North Sea, L.P.

1.	Certificate of Limited Partnership of Endeavour Energy North Sea, L.P., and all amendments thereto, as certified by the Secretary of State of Delaware;
2.

Agreement of Limited Partnership of Endeavour Energy North Sea, L.P., and all amendments thereto, certified as being true and correct by an officer of Endeavour Energy North Sea LLC, as general partner of Endeavour Energy North Sea, L.P.; and

3.

Resolutions adopted by written consent of the Board of Managers of Endeavour Energy North Sea LLC, as general partner of Endeavour Energy North Sea, L.P., as certified by an officer of Endeavour Energy North Sea LLC.

Endeavour Energy North Sea LLC

1.	Certificate of Formation of Endeavour Energy North Sea LLC, and all amendments thereto, as certified by the Secretary of State of Delaware;
2.	Limited Liability Company Agreement of Endeavour Energy North Sea LLC, and all amendments thereto, certified as being true and correct by an officer of Endeavour Energy North Sea LLC; and

3.	Resolutions adopted by written consent of the Board of Managers of Endeavour Energy North Sea LLC.

SCHEDULE IV TO OPINION LETTER

Financing Statements

The following financing statements on form UCC-1, which (a) name the Person listed below as debtor and the Collateral Agent as secured party for the benefit of the Secured Creditors, (b) cover the Article 9 Collateral (as defined in paragraph 8 of the foregoing opinion), and (c) are to be filed in the office listed opposite the name of such debtor:

Name of Debtor	Filing Office
Endeavour Operating Corporation	Delaware
Endeavour Energy North Sea, L.P.	Delaware
Endeavour Energy North Sea LLC	Delaware
End Finco LLC	Delaware

SCHEDULE V TO OPINION LETTER

Existence, Foreign Qualification, and Good Standing Certificates

Foreign Qualification

Opinion Party	State(s)
Endeavour International Corporation	Texas

Foreign Qualification Certificates

1.	Certificate of foreign qualification of Endeavour International Corporation, as issued on January 23, 2014, by the Secretary of State of Texas.
2.

Statement of Franchise Tax Account Status dated as of January 23, 2014, obtained through the website of the Office of the Comptroller of Public Accounts of Texas, which statement indicates that, as of the date thereof, Endeavour International Corporation’s right to transact business in Texas is “active”.

Existence and Good Standing Certificates

1.	Certificate of Existence of Endeavour Operating Corporation, as issued on January 22, 2014 by the Secretary of State of Delaware;
2.	Certificate of Existence of Endeavour Energy North Sea, L.P., as issued on January 22, 2014, by the Secretary of State of Delaware; and
3.	Certificate of Existence of Endeavour Energy North Sea LLC, as issued on January 22, 2014, by the Secretary of State of Delaware.
4.	Certificate of Existence of End Finco LLC, as issued on January 23, 2014, by the Secretary of State of Delaware.

24 January 2014

Credit Suisse AG (as Administrative Agent under the Term B Credit Agreement)

(the “Addressee”)

Dear Sirs

Re: ENDEAVOUR ENERGY UK LIMITED (“Company”)

We have acted as counsel to the Company on matters of English law in connection with a an agreement for the procurement of certain letters of credit entered into between, amongst others, the Company, Credit Suisse AG (as collateral agent) and LC Finco S.à r.l.) and the Addressee, dated 24 January 2014 (the “LC Procurement Agreement”) (the “Transaction”).

1.	DOCUMENTS
1.1

For the purposes of giving this opinion, we have only examined copies of the executed documents listed below and have relied upon the statements as to factual matters (and assumed such statements are correct) contained in or made pursuant to each of them:

(a)	the certificate of incorporation and memorandum and articles of association of the Company;
(b)	a certificate of a director of the Company dated 24 January 2014 (the “Directors Certificate”); and
(c)	the LC Procurement Agreement.

For the purposes of this opinion, the document listed in (c) above is the “Document”.

1.2

Except as mentioned above, we have not examined any agreements, instruments, records or other documents whatsoever relating to the Document or any of the parties to it and have not made any other enquiries or investigations concerning the Document or any of the parties to it in connection with the giving of this opinion.

1.3	Unless a contrary intention appears, capitalised terms used in this opinion shall have the meaning given to them in the LC Procurement Agreement.
2.	OPINION LIMITED TO THE LAWS OF ENGLAND
2.1

The opinion set out herein relates only to the laws of England as the same are in force at the date hereof.  We do not (and do not purport to) give any opinion as to the laws of any other jurisdiction, including, but not limited to, the laws of the State of New York, the laws of the State of Delaware, the laws of the State of Nevada, the laws of the Netherlands or the laws of the Grand Duchy of Luxembourg.  To the extent that such

24 January 2014 Page 2

laws may be relevant, we have made no independent investigation of such laws, and this opinion is subject to the effect of such laws including the matters contained in the opinions of:
(a)	Woodburn and Wedge as to Nevada law;
(b)	Allen & Overy LLP (Netherlands) as to Dutch law;
(c)	Allen & Overy LLP (Luxembourg) as to Luxembourg law; and
(d)	Vinson & Elkins LLP as to New York law.

We express no views on the validity of the matters set out in such opinions.

2.2	This opinion is limited to those facts and circumstances which are known to us and which are subsisting at the date hereof.
2.3	We express no opinion as to matters of fact and our opinion is to be construed in accordance with and is governed by the laws of England.
2.4	We have not considered whether the Transaction as described in the Document complies with anti-trust, competition or state aid laws, nor whether any filings or clearances are required under such laws.
2.5	We do not (and do not purport to) give any opinion on tax, insolvency and regulatory issues, including as to English law.
3.	ASSUMPTIONS

In rendering the opinions expressed below, we have (with your consent and without any further enquiry) assumed:

3.1

the genuineness of all signatures and seals on the Document and the completeness and the conformity to original documents, of all copies (including faxed copies) submitted to us and the authenticity of all documents submitted to us as originals;

3.2	the due authorisation, execution and delivery by the parties thereto (other than the Company) of the Document;
3.3	that each of the statements contained in the Directors Certificate is true and correct as at the date hereof;
3.4

that the Document has not been amended, modified, assigned, novated, supplemented or terminated nor has any provision thereof or right thereunder been waived since the date of its execution referred to above and that the Document is not affected in any way by any relevant provisions of any other document or agreement or any course of dealings between the parties thereto;

24 January 2014 Page 3

3.5

that, other than the Company, the parties to the Document constitute, and constituted at the time the Document was entered into or will constitute at such time as the Document is entered into, duly organised and existing legal entities and that each of the parties entered into the Document lawfully, with full capacity, on arm’s length terms and in good faith for the purposes of its business and will derive material benefit from the transactions comprised therein and in executing and performing the obligations under the Document, were, are and will be, acting within their corporate or constitutional capacity and legal authority and in compliance with the law and their constitutional documents and rights;

3.6

that the obligations described in the Document and all other documents entered into, or to be entered into, pursuant thereto (in each case, including, without limitation, all transfers, novations, assignments, assumptions and accessions thereof) create and constitute the valid, legally binding and enforceable obligations of each of the parties thereto under the laws of incorporation of such party (other than, in respect of the Company, English law) and that each such party is and was at the times the Document was entered into, a validly organised and existing legal entity in good standing under the laws of its jurisdiction of incorporation;

3.7

the due compliance with all matters (including, without limitation, the obtaining of all necessary (internal and external) consents, licenses, approvals and authorities, the making of all necessary filings, registrations and notifications and the payment of all necessary documentary taxes and charges) under the laws of any jurisdiction (other than England) as they may relate to the Document, any other documents entered into (or to be entered into) pursuant thereto, (i) by each of the parties to any of the foregoing, (ii) by any other persons affected thereby or (iii) in connection with the performance or enforcement by or against any such party or other person of their respective obligations or rights thereunder;

3.8

that, as at the time of execution of the Document, no party to the Document was unable to pay its debts as they fell due or will, as a result of such execution, become unable to pay its debts as they fall due;

3.9

that there are no laws of any jurisdiction outside England which would be contravened by the execution, delivery or performance of the Document or any other documents entered into (or to be entered into) in connection therewith by each of the parties thereto respectively, or by the enforcement thereof by or against any of such parties;

3.10	that no law of any jurisdiction other than England has any bearing on the opinions contained in paragraph 4;
3.11

the Document is not (wholly or in part) void, voidable, unenforceable, ineffective, or otherwise capable of being affected as a result of any vitiating matter (such as mutual mistake, misrepresentation, duress, undue influence, fraud, breach of director’s duties or public policy) that is not evident from the terms of the Document, the Directors Certificate or the documents referred to in paragraph 1.1(a) above;

24 January 2014 Page 4

3.12

that the Document has been delivered by the parties and is not subject to any escrow or other similar arrangement and that all conditions precedent contained in the Document have been satisfied and the Document is unconditional in all respects;

3.13

that the representations and warranties by the respective parties in the Document in each case (other than as to matters of law on which we opine in this opinion) are or were, as applicable, true, correct, accurate and complete in all respects on the date such representations and warranties were expressed to be made and that the terms of the Document have been and will be observed and performed by the parties thereto;

3.14

that the parties have complied (and will continue to comply) with all applicable anti-bribery, anti-terrorism, anti-corruption, anti-money laundering, sanctions and human rights laws and regulations, and that performance and enforcement of the Document is, and will continue to be, consistent with all such laws and regulations;

3.15

that the information revealed by our search on 24 January 2014 at 9 am of the public documents of the Company kept at Companies House in Cardiff (the “Company Search”) (a) was accurate in all respects and has not since the time of such searches been altered, and (b) was complete and included any and all relevant information which had been properly submitted to the Registrar of Companies;

3.16	that the information revealed by our oral enquiry on
3.17	of the Central Registry of Winding up Petitions (the “Winding up Enquiry”) was accurate in all respects and has not since the time of such enquiry been altered.
4.	OPINION

On the basis of the foregoing and subject to (i) the assumptions in paragraph 3 above, (ii) the qualifications set out below and (iii) any matters of fact of which we are unaware, we are of the opinion that, under the laws of England which are in force at the date of this opinion,

4.1	the Company has been duly incorporated in Great Britain and registered in England, and:
(a)

the Company Search revealed no order or resolution for the winding up of the Company and no notice of appointment of a liquidator, receiver, administrative receiver or administrator in respect of the Company; and

(b)	the Winding up Enquiry indicated that no petition for the winding up of the Company has been presented;
4.2	the Company has the requisite corporate capacity to enter into the Document and to perform its obligations under it;
4.3	the execution and performance of the Document has been duly authorised by all necessary corporate action on the part of the Company, and the Document has been duly executed by the Company;

24 January 2014 Page 5

4.4

the execution, delivery and performance by the Company of the Document (in accordance with the terms of such Document) do not and will not of themselves result in any violation by the Company of any term of its memorandum or articles of association or any law or regulation having the force of law in England and applicable to the Company as to performance; and

4.5

no authorisation, consent or approval of, or filing, registration, qualification or recording with any governmental entity having jurisdiction in England is required in connection with the execution, delivery or performance of the Document by the Company.

5.	QUALIFICATIONS AND RESERVATIONS

Our opinions are subject in all respects to the following qualifications, exceptions, assumptions and limitations:

5.1	The Company Search is not capable of revealing conclusively whether or not:
(a)	a winding up order has been made or a resolution passed for the winding up of a company; or
(b)	an administration order has been made; or
(c)	a receiver, administrative receiver, administrator or liquidator has been appointed,

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public database or recorded on the public microfiches of the relevant company immediately.  In addition, the Company Search is not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented.

5.2

The Winding up Enquiry relates only to the presentation at the High Court of Justice in London of (a) a petition for the making of a winding up order or the making of a winding up order by the Court, (b) an application for the making of an administration order and the making by such court of an administration order and (c) a notice of intention to appoint an administrator or a notice of appointment of an administrator. It is not capable of revealing conclusively whether or not such a winding up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding up or administration order granted as:

(a)	details of a winding up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding-up Petitions immediately;
(b)

in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a Court other than the High Court of Justice in London, no record of such

24 January 2014 Page 6

application, order or notice will be kept by the Central Registry of Winding-up Petitions;
(c)

a winding up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Registry of Winding-up Petitions and the making of such order may not have been entered on the records immediately;

(d)

details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

(e)	with regard to winding up petitions, the Central Registry of Winding-up Petitions may not have records of winding up petitions issued prior to1994.
5.3

Except to the extent expressly set out in the opinions given in this opinion, we express no opinion as to whether the Company has obtained any of the operational licences, permits and consents which it may require for the purpose of carrying on its business (including the Transaction);

5.4

We express no opinion as to any matter other than as expressly set forth above, and no opinion is to or may be inferred or implied herefrom.  Without prejudice to the generality of the foregoing, we express no opinion with respect to:

(a)	questions of taxation or tax treatment in the United Kingdom or elsewhere; or
(b)

any laws, rules, regulations, directives (or anything else having a similar effect) regulating banks, financial institutions (including hedge funds) or the conduct of their business that may relate to the Document or the transactions contemplated thereby.

6.	LIMITATION
6.1	This opinion is:
(a)	given only as of the date hereof; and
(b)

strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter. In particular, we express no opinion on the accuracy of the assumptions contained in paragraph 3.  Each statement which has the effect of limiting our opinion is independent of any other such statement and is not to be impliedly restricted by it.  Paragraph headings are to be ignored when construing this opinion.

6.2	In giving this opinion we assume no obligation to supplement or update it.

24 January 2014 Page 7

6.3

This opinion is given on condition that it is governed by and shall be construed in accordance with the laws of England and on condition that any action arising out of it is subject to the exclusive jurisdiction of the English Courts.

7.	BENEFIT
7.1

This opinion is addressed to the Addressee only and is solely for your own benefit in relation to the Transaction.  Subject to paragraph 7.2 below, this opinion may not be disclosed to, or relied upon by you for any other purpose, save that this opinion may, subject to paragraph 6.2 above, be relied on (through the Addressee)  by persons who become Lenders under the Term B Credit Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 9.04 of the Term B Credit Agreement, within six months after the date of this opinion and on the basis that any claim in connection with this opinion may only be brought by the Addressee and any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.

7.2

A copy of this opinion may be disclosed on a non-reliance basis and for information purposes only to: (a) the legal counsel of the Addressee and independent auditors who need to know such information and are informed of the confidential nature of this opinion, (b) any regulatory authority having jurisdiction over you upon the request or demand of such regulatory authority, (c) any Person to the extent required pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding or as otherwise required by applicable law or compulsory legal process, provided that you take reasonable steps to procure that such Person maintains the confidentiality of this opinion, (d) any Person that succeeds into the role of the “Administrative Agent” or “Collateral Agent” in accordance with Section 8.06 of the Term B Credit Agreement, and (e) any Person that proposes to become a Lender under the Term B Credit Agreement, in each case, in compliance with the requirements of the Term A Credit Agreement and the U.S. Security Agreement.

8.	CONFLICTS OF INTERESTS

We have not advised you on the content of the Document or assisted you in any way in relation to its negotiation; on those matters you have been separately advised by your counsel.  We accept a duty of care to you in relation to the matters opined on in this opinion, but the giving of this opinion is not to be taken as implying that we owe you any wider duty of care in relation to the Transaction or the content of the Document and their commercial and financial implications.  Notwithstanding the provision of this opinion, we expressly reserve the right to represent our client (if it so requests) in relation to any matters affecting the Document at any time in the future (whether or not you retain separate advisers on any such matter), and the fact that we have provided this opinion to you shall not be deemed to have caused us to have any conflict of interest in relation to the giving of any such advice.  We shall have no obligation to advise you on any of the

24 January 2014 Page 8

matters referred to in this opinion.  The provision of this opinion to you does not create or give rise to any client relationship between this firm and you.

Yours faithfully,

Vinson & Elkins R.L.L.P.

January 24, 2014

LC Finco S.à r.l., as Payee and

Credit Suisse AG

 as Collateral Agent

 under the LC Agreement (each as defined below)

Eleven Madison Avenue

23rd Floor

New York, New York 10010

Re:Endeavour International Corporation, a Nevada corporation.

Ladies and Gentlemen:

We have acted as special Nevada counsel to Endeavour International Corporation, a Nevada corporation (the “Company”), in connection with the LC Procurement Agreement, dated as of January 24, 2014 (the “LC Agreement”), by and among the Company, Endeavour Energy UK Limited, as Payer (the “Payer”), LC Finco S.à r.l., as Payee (the “Payee”) and Credit Suisse AG, acting through one or more of its branches or affiliates, as collateral agent (the “Collateral Agent”).  This opinion is being furnished with respect to the Company pursuant to Section 5.01(a)(B) of the LC Agreement.  All capitalized terms used in this letter without definition have the meanings assigned to them in the LC Agreement.

In connection with the opinions set forth herein, we have examined executed originals or copies certified or otherwise identified to our satisfaction, each of which is dated the date hereof unless otherwise noted:

A.	the LC Agreement;
B.	the Credit Party Guaranty;
C.	the U.S. Security Agreement (and together with the LC Agreement and Credit Party Guaranty, the “Transaction Documents.”);
D.	Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”);

Januray 24, 2014

E.	Amended and Restated Bylaws of the Company, as currently in effect (the “Bylaws”);
F.	Resolutions of the Board of Directors of the Company adopted on January 21, 2014, regarding the Transaction Documents and the transaction contemplated therein;
G.

Certificate of Existence for the Company dated January 22, 2014, issued by the Secretary of State of Nevada confirming the corporate existence and good standing of the Company as a Nevada corporation; and

H.

A UCC-1 Financing Statement naming the Company, as debtor, and the Collateral Agent, as the secured party, for filing in the office of the Nevada Secretary of State (the “Financing Statement”) pursuant to Article 9 of Nevada’s Uniform Commercial Code (the “NV UCC’).

In connection with the opinions set forth herein, we have relied on the certificates of officers of the Company, certificates of public officials and such other documents, records, public filings and information as we have deemed necessary or appropriate and as to matters of fact upon the representations and warranties set forth in the Transaction Documents.  We have assumed that all signatures are genuine; that all documents submitted to us as originals are authentic; that all documents submitted to us as copies conform to the originals; and that the facts stated in all such documents are true and correct.  In rendering this opinion, we have not made any independent investigation as to accuracy or completeness of any facts or representations, warranties, data or other information, whether written or oral, that may have been made by or on behalf of the parties, except as specifically set forth herein.  We have further assumed that the LC Agreement is the valid and binding obligation of the Payer, Payee and Collateral Agent.

We note that the Transaction Documents provide that they shall be governed by and construed in accordance with the laws of the State of New York.  Therefore, we assume that the Transaction Documents are each enforceable under the laws of the State of New York.

Based upon the foregoing and subject to the qualifications set forth hereinafter, we are of the opinion that:

1. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Nevada.  The Company has corporate power and corporate authority to enter into the Transaction Documents, to perform its obligations thereunder and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party.  The Company has the corporate power and authority to own its property and assets and to transact the business in which it is engaged as described in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 18, 2013.

2. The execution and delivery of the Transaction Documents by the Company and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company.

Januray 24, 2014

3. To the extent that Nevada law governs such issues, each of the Transaction Documents has been duly and validly executed and delivered by the Company.

4. The execution, delivery and performance of the Transaction Documents, the consummation of the transactions contemplated therein and the performance by the Company of its obligations thereunder do not and will not result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any statute, rule or regulation of the State of Nevada.

5. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Nevada court or Nevada governmental authority or agency, is necessary or required in connection with the due authorization, execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder or the consummation by the Company of the transactions contemplated thereby, except (i) such as those which have already been obtained or made, and (ii) the filing of the Financing Statement in the filing office set forth in paragraph 6 hereof.

6. The Financing Statement is in the appropriate form for filing in the office of the Secretary of State of the State of Nevada. To the extent that the filing of a financing statement can be effective under the NV UCC to perfect a security interest in the Collateral, as defined in the U.S. Security Agreement, the security interest in favor of the Collateral Agent in the Collateral described in the Financing Statement will be perfected upon the filing of the Financing Statement in the office of the Secretary of State of the State of Nevada.

The opinions and other matters in this letter are qualified in their entirety and subject to the following additional assumptions, qualification and limitations:

I.Our opinions expressed in paragraph 6, above, are subject to the following additional assumptions, qualifications and limitations:

i.We assume that the security interest in the Collateral granted to the Collateral Agent in the U.S. Security Agreement has attached under the applicable Uniform Commercial Code.  We express no opinion with respect to the perfection of a security interest in or transfer of any Collateral with respect to which a security interest or transfer cannot be perfected by the filing of a financing statement pursuant Section 104.9311 of the NV UCC.  The generic description of the Collateral set forth in the Financing Statement as “all assets of the Debtor” is permissible under the NV UCC; however, upon filing of the Financing Statement in the office of the Nevada Secretary of State, perfection of the Collateral Agent’s security interest by such filing will only occur as to those items and types of Collateral described in the U.S. Security Agreement in which a security interest may be perfected by filing in the office of the Nevada Secretary of State.

ii.We express no opinion as to the priority of any security interest created, or purported to be created, by any of the Transaction Documents.

iii.We call to your attention that Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case

Januray 24, 2014

under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by such debtor before the commencement of such case.

iv.We express no opinion as to any actions that may be required to be taken periodically under the NV UCC or other applicable law in order for the effectiveness of the Financing Statement, or the validity or perfection of any security interest, to be maintained.  We note that a financing statement filed in the State of Nevada is generally effective for a period of five years from the date of filing.  However, Nevada Revised Statutes Section 104.9515 requires the filing of continuation statements within the period of six months before the expiration of five years from the date of the filing of the original financing statement or the filing of any continuation statements in order to maintain the effectiveness of the financing statement.  Upon lapse of the five year period and without the proper filing of a continuation statement the security interest becomes unperfected (unless the security interest is perfected without filing) and any priority is lost.

v.We do not express any opinion with respect to the perfection of a security interest in the Collateral or the proceeds thereof that constitutes cash or cash equivalents, except to the extent that they constitute proceeds under Nevada Revised Statutes Section 104.9315, during any period of time when they are not held by the Lenders or their agent.

vi.Perfection of a security interest in proceeds of any Collateral may be limited as provided in Nevada Revised Statutes Section 104.9315.

vii.We call to your attention that the security interest of the Collateral Agent in any of the Collateral which constitutes accounts under the NV UCC may be subject to the rights of account debtors claims and defenses of such account debtors and the terms of agreements with such account debtors.

viii.The rights of the Company to assign any Collateral consisting of claims against any government or governmental agency (including, without limitation, the United States of America or any state thereof or any agency or department thereof or of any state) may be limited by the Federal Assignment of Claims Act or similar state or local statute.

ix.We call to your attention (i) that perfection of any security interest in the Collateral by filing will lapse (x) four months after the Company changes its location to another jurisdiction or (y) one year after the Company transfers such of the Collateral to a person who thereby becomes a debtor under the U.S. Security Agreement and who is located in another jurisdiction, unless, in either case, appropriate steps are taken to perfect such security interest in such other jurisdiction before the expiration of such four-month or one-year period, as applicable.

x.If the Company changes its name so as to make the Financing Statement filed against it seriously misleading, then perfection will lapse as to any of the Collateral acquired by such party more than four months after such change unless a new appropriate financing statement indicating the new name of the Company is properly filed before the expiration of such four-month period.

Januray 24, 2014

II.The foregoing opinions are limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated.  We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter.  We are members of the bar of the State of Nevada.  We express no opinion as to the effect and application of any United States federal law, rule or regulation or any securities or blue-sky laws of any state, including the State of Nevada.  We are not opining on, and assume no responsibility as to the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction other than the laws of Nevada as presently in effect.

The opinions rendered herein are for the sole benefit of, and may only be relied upon by the addressees and any Person that subsequently becomes a Lender in accordance with Section 9.04(b) of the Credit Agreement as if it were addressed to such Person and delivered on the date hereof, and the opinions herein expressed are not to be used, circulated or otherwise referred to in connection with any transaction other than those contemplated by the Transaction Documents, provided that the law firm of Vinson & Elkins LLP may rely upon and refer to this opinion in connection with the opinion to be rendered by them pursuant to Section 5.01(a) of the LC Agreement, provided further, that this opinion may be furnished by you to, but may not be relied upon in any manner by, (1) your legal counsel and independent auditors who need to know such information and are informed of the confidential nature of this opinion, (2) any regulatory authority having jurisdiction over you upon the request or demand of such regulatory authority, (3) any Person to the extent required pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding or as otherwise required by applicable law or compulsory legal process, provided that you take reasonable steps (to the extent permitted by applicable law) to procure that such Person maintains the confidentiality of this opinion, (4) any Person that subsequently becomes the Collateral Agent in accordance with Section 10.05 of the LC Agreement, (5) any Person that proposes to become a Lender under the Credit Agreement, and (6) any Person that proposes to become or becomes a successor Payee in compliance with the requirements of the LC Agreement.

Very truly yours,

WOODBURN and WEDGE

By:
Gregg P. Barnard

London E14 4QJ United Kingdom Addressees and each an Addressee)	+352 4444 55 1 +352 44 44 55 556

Credit Suisse AG

One Cabot Square
London E14 4QJ
United Kingdom

in its capacity as Collateral Agent

Credit Suisse (USA) LLC

in its capacity as Lead Arranger

(together, the Addressees and each an Addressee)

Allen & Overy

société en commandite simple, inscrite au barreau de Luxembourg

33 avenue J.F. Kennedy  L-1855  Luxembourg

Boîte postale 5017  L-1050  Luxembourg

Tel+352 4444 55 1

Personal fax+352 44 44 55 556

frank.mausen@allenovery.com

Luxembourg, 24 January 2014 Our refFM/0105088-0000005 LU:7050017.8

LC Finco S.à r.l.

Dear Sirs,

1.

We have acted as legal advisers in the Grand Duchy of Luxembourg (Luxembourg) to Endeavour Energy (UK) Limited (Endeavour) in connection with the entry by LC Finco S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg and in the process of registration with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) (the Register) (the Company) into various Agreements (as defined below).

This legal opinion addresses certain matters of Luxembourg law and has been addressed to the Addressees in connection with these matters. In this regard, we note that we have not advised the Addressees on the contents of the Agreements (as defined below) and we have not assisted the Addressees in any way in relation to the negotiation of the Agreements or the transactions contemplated thereby. This legal opinion will therefore not necessarily address all the concerns or interests of the Addressees. We exceptionally accept addressing this legal opinion to the Addressees solely in relation to the matters opined on herein, but the giving of this legal opinion is not to be taken as implying that we owe the Addressees any duty of care (other than in respect of the accuracy of the opinions expressly provided herein) in relation to the Agreements, the transactions contemplated by the Agreements or their commercial or financial implications. Notwithstanding the provision of this legal opinion, we expressly reserve the right to represent and advise Endeavour (if Endeavour so requests) in relation to any matters affecting the Agreements at any time now or in the future (whether or not separate legal advisors are retained on any such matters by the Addressees) and the fact that we have provided this legal opinion to the Addressees shall not cause us any conflict of interests in relation to the giving of any such advice. We shall have no obligation to advise the Addressees in the future on any of the matters referred to in this legal opinion.

Allen & Overy, société en commandite simple, is an affiliated office of Allen & Overy LLP. Allen & Overy LLP or an affiliated undertaking has an office in each of: Abu Dhabi, Amsterdam, Antwerp, Athens, Bangkok, Beijing, Belfast, Bratislava, Brussels, Bucharest (associated office), Budapest, Casablanca, Doha, Dubai, Düsseldorf, Frankfurt, Hamburg, Hanoi, Ho Chi Minh City, Hong Kong, Istanbul, Jakarta (associated office), London, Luxembourg, Madrid, Mannheim, Milan, Moscow, Munich, New York, Paris, Perth, Prague, Riyadh (associated office), Rome, São Paulo, Shanghai, Singapore, Sydney, Tokyo, Warsaw and Washington, D.C., Yangon

2.	We have examined, to the exclusion of any other document, copies of the documents listed below:
2.1	a copy of the articles of incorporation (statuts) of the Company as at 14 January 2014 (the Articles);
2.2	a scanned copy of the resolutions taken by the sole manager of the Company on 23 January 2014 (the Resolutions);
2.3	an e-mailed scanned copy of a certificat de coutume in respect of the Company dated 21 January 2014 (the Certificat de Coutume);
2.4	an e-mailed scanned copy of an officer certificate in respect of the Company dated 24 January 2014 (the Officer Certificate and, together with the Certificat de Coutume, the Certificates);
2.5	an e-mailed scanned copy of an English law governed letter of credit issuance agreement dated 24 January 2014 and made between the Company and Credit Suisse (the LC Issuance Agreement);
2.6

an e-mailed scanned copy of a New York law governed credit agreement dated 24 January 2014 and made between, amongst others, the Company and LC Finco US LLC as borrowers, the lenders named therein and Credit Suisse AG  (Credit Suisse), as administrative agent and as collateral agent (the Credit Agreement);

2.7	an e-mailed scanned signed copy of a collateral assignment agreement dated 24 January 2014 and made between the Company and Credit Suisse as collateral agent (the Collateral Assignment Agreement);
2.8

an e-mailed scanned copy of a New York law governed LC procurement agreement dated 24 January 2014 and made between, amongst others, the Company, as payee, Endeavour as payer and Credit Suisse, as collateral agent (the Procurement Agreement);

2.9

an e-mailed scanned signed copy of a Luxembourg law governed pledge over shares agreement  dated 24 January 2014 and made between Credit Suisse as collateral agent, the Company and Stiching LC Finco as pledgor (the Luxembourg Share Pledge Agreement); and

2.10

an e-mailed scanned signed copy of a Luxembourg law governed account pledge agreement dated 24 January 2014 and made between the Company as pledgor and Credit Suisse as collateral agent (the Luxembourg Account Pledge Agreement and, together with the Luxembourg Share Pledge Agreement, the Luxembourg Pledge Agreements).

The documents listed in paragraphs 2.5 to 2.10 (inclusive) above are herein collectively referred to as Agreements. The terms "Agreements", "Luxembourg Share Pledge Agreement", "Luxembourg Account Pledge Agreement", "LC Issuance Agreement" and "Luxembourg Pledge Agreements" include, for the purposes of paragraphs 3. and 5. below, any document in connection therewith.

3.	In giving this legal opinion, we have assumed, and we have not verified independently:
3.1

the genuineness of all signatures, stamps and seals, the completeness and conformity to the originals of all the documents submitted to us as certified, photostatic, faxed, scanned or e-mailed

2

0105088-0000005 lu:7050017.8

copies or specimens and the authenticity of the originals of such documents and that the individuals purported to have signed have in fact signed (and had the general legal capacity to sign) these documents;

3.2

the due authorisation, execution and delivery of the Agreements by all the parties thereto (other than the Company) as well as the capacity, power, authority and legal right of all the parties thereto (other than the Company) to enter into, execute, deliver and perform their respective obligations thereunder, and the compliance with all internal authorisation procedures by each party (other than the Company) for the execution by it of the Agreements to which it is expressed to be a party;

3.3

that all factual matters (including the factual matters set forth in the Resolutions) and statements relied upon or assumed herein were, are and will be (as the case may be) true, complete and accurate on the date of execution of the Agreements;

3.4

that all authorisations, approvals and consents under any applicable law (other than Luxembourg law) which may be required in connection with the execution, delivery and performance of the Agreements have been or will be obtained;

3.5

the due compliance with all matters (including without limitation, the obtaining of necessary consents and approvals and the making of necessary filings and registrations) required in connection with the Agreements (other than the Luxembourg Pledge Agreements) to render them enforceable in all relevant jurisdictions and the due compliance with all matters (including without limitation, the obtaining of necessary consents and approvals and the making of necessary filings and registrations) under any applicable law, other than Luxembourg law, required in connection with the Luxembourg Pledge Agreements to render them enforceable in all relevant jurisdictions (other than Luxembourg);

3.6

that the place of the central administration (siège de l'administration centrale), the principal place of business (principal établissement) and the centre of main interests (as referred to in Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings, as amended (the EU Insolvency Regulation)) of the Company are located at the place of its registered office (siège statutaire) in Luxembourg and that the Company has no establishment (as such term is defined in the EU Insolvency Regulation) outside Luxembourg;

3.7	that the Company complies with the provisions of the Luxembourg act dated 31 May 1999 concerning the domiciliation of companies, as amended;
3.8

that the Company does not carry out an activity in the financial sector on a professional basis, as referred to in the Luxembourg act dated 5 April 1993 regarding the financial sector, as amended. This assumption does not specifically affect the entry into and the performance by the Company of the Agreements. In this respect, we refer to the Certificates;

3.9

that the Company does not carry out an activity requesting the granting of a business licence under the Luxembourg act dated 2 September 2011 relating to the establishment of certain businesses and business licences. This assumption does not specifically affect the entry into and the performance by the Company of the Agreements. In this respect, we refer to the Certificates;

3.10	that the entry into and performance of the Agreements are for the corporate benefit (intérêt social) of the Company;

3

0105088-0000005 lu:7050017.8

3.11

that all the parties to the Agreements (other than the Company) are companies duly organised, incorporated and existing in accordance with the laws of the jurisdiction of their respective incorporation and/or their registered office and/or the place of effective management, having a corporate existence; that in respect of all the parties to the Agreements, no steps have been taken pursuant to any insolvency, bankruptcy, liquidation or equivalent or analogous proceedings to appoint an administrator, bankruptcy receiver, insolvency officer or liquidator over the respective parties or their assets and that no voluntary or judicial winding-up or liquidation of such parties has been resolved or become effective at the date hereof. In respect of the Company, we refer to the Certificates;

3.12	that there are no provisions of the laws of any jurisdiction outside Luxembourg which would adversely affect, or otherwise have any negative impact on, the opinions expressed in this legal opinion;
3.13

that the Agreements (other than the Luxembourg Pledge Agreements) are legally valid, binding and enforceable under their governing law (other than Luxembourg law to the extent opined herein), that the choices of such governing law and of the jurisdiction clauses are valid (as a matter of such governing law) as the choices of the governing law and the submission to the jurisdiction of the chosen courts for the Agreements (other than the Luxembourg Pledge Agreements);

3.14

that the obligations assumed by all the parties under the Agreements constitute legally valid, binding and enforceable obligations in accordance with their terms under the respective governing laws of such obligations (other than the laws of Luxembourg to the extent opined herein);

3.15

that the Agreements are entered into and performed by the parties thereto in good faith and without any intention of fraud or intention to deprive of any legal benefit any persons (including for the avoidance of doubt third parties) or to circumvent any applicable mandatory laws or regulations of any jurisdiction (including without limitation any tax laws);

4

0105088-0000005 lu:7050017.8

3.16

that the assets, rights, title and interest of Stichting LC Finco and the Company, respectively, over which a security interest is granted or created under the Luxembourg Pledge Agreements have been validly transferred to, or otherwise acquired by Stichting LC Finco and the Company, respectively, free from any security interest under applicable laws, that such assets, rights, title and interests are not subject to any prior or pari passu contractual security interest and that Stichting LC Finco and the Company, respectively, have and, where future assets or rights are concerned, shall have valid legal title over, and the right to dispose of, such assets or rights under applicable laws;

3.17

that ING Luxembourg, société anonyme (ING) will waive all its rights of pledge, lien, set-off or rights of retention in respect of the pledged accounts under the Luxembourg Account Pledge Agreement, contained in ING's general terms and conditions or any contractual arrangements or applicable law;

3.18	that the assets to be transferred to, or standing to the credit of, the pledged accounts under the Luxembourg Account Pledge Agreement consist exclusively of cash (créances de sommes d'argent));
3.19	that the Articles have not been modified since the date referred to in paragraph 2.1 above;
3.20

that all payments and transfers made by, on behalf of, in favour of, or for the account of, the Company under the Agreements, are made on an arm’s length basis and are in accordance with market practice; and

3.21

that the Resolutions have not been amended, rescinded, revoked or declared void and that the sole manager of the Company has carefully considered the entry into and performance by the Company of the Agreements before signing Resolutions.

4.	OPINION

Based upon, and subject to, the assumptions made above and the qualifications set out below and subject to any matters not disclosed to us, we are of the opinion that, under the laws of Luxembourg in effect, as construed and applied by the Luxembourg courts in published Luxembourg court decisions, on the date hereof:

4.1	Status

The Company is a private limited liability company (société à responsabilité limitée) formed for an unlimited duration and legally existing under the laws of Luxembourg.

4.2	Power and authority and authorisation

The Company has the corporate power and authority to enter into, execute, and perform its obligations under, the Agreements and has taken all necessary corporate actions to authorise the execution and the performance of the Agreements.

4.3	Legal validity

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The Luxembourg Pledge Agreements are legally valid and binding under Luxembourg law and create valid first ranking pledges in favour of Credit Suisse.

4.4	Enforceability

The pledges under the Luxembourg Pledge Agreements are enforceable under Luxembourg law. The obligations expressed to be assumed by the Company under the Luxembourg Pledge Agreements would be enforceable against the Company in the Luxembourg courts in accordance with their express terms.

4.5	Execution
The Agreements have been duly executed on behalf of the Company.
4.6	Perfection of Luxembourg Pledge Agreements

The pledge under the Luxembourg Share Pledge Agreement is validly perfected.

The pledge under the Luxembourg Account Pledge Agreement will be validly created and perfected provided that the pledge under the Luxembourg Account Pledge Agreement is accepted by ING.

4.7	Non-conflict

The execution, delivery and performance by the Company of the Agreements, and the compliance by the Company with the terms, of the Agreements do not violate the Articles, any applicable law of Luxembourg relating to private limited liability companies generally and any Luxembourg laws in relation to the capacity of the Company.

4.8	No consents

No authorisations, approvals or consents of governmental, judicial and public bodies and authorities of or in Luxembourg are required under statute in connection with the entry into or performance by the Company of the Agreements. It is not necessary in order to ensure the enforceability or admissibility in evidence of the Luxembourg Pledge Agreements, that any of them be notarised or subject to any other formality or be filed, recorded, registered or enrolled with any court or official authority in Luxembourg.

Application of governing law

The choice of New York law as the governing law of the Agreements (other than the Luxembourg Pledge Agreements and the LC Issuance Agreement) would be upheld as a valid choice of law by the courts of Luxembourg and applied by those courts in proceedings in relation to the Agreements (other than the Luxembourg Pledge Agreements and the LC Issuance Agreement) as the governing law thereof.

The choice of English law as the governing law of the LC Issuance Agreement would be upheld as a valid choice of law by the courts of Luxembourg and applied by those courts in proceedings in relation to the LC Issuance Agreement as the governing law thereof.

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The choice of Luxembourg law as the governing law of the Luxembourg Pledge Agreements would be upheld as a valid choice of law by the courts of Luxembourg and applied by those courts in proceedings in relation to the Luxembourg Pledge Agreements as the governing law thereof.

If any non-contractual obligations arising out of or in connection with the Agreements (other than the Pledge Agreements) were sued upon before a court in Luxembourg (if having jurisdiction), such court would recognise and give effect to the provisions in the Agreements (other than the Pledge Agreements) whereby any non-contractual obligations arising out of or in connection therewith are expressed to be governed by New York law or English law (as the case may be), subject to and in accordance with Regulation (EC) No 864/2007 of 11 July 2007 on the law applicable to non-contractual obligations (Rome II) and provided that the relevant non-contractual obligation is within the scope of, and the parties' choice is permitted by, Rome II.

Submission to jurisdiction

The submission to the jurisdiction of the courts of Luxembourg-City contained in the Luxembourg Pledge Agreements constitutes from a Luxembourg perspective an effective submission to the jurisdiction of the Luxembourg courts.

The submission to the jurisdiction of the courts of Luxembourg-City by the Company contained in the Luxembourg Pledge Agreements constitutes an effective submission by the Company to the jurisdiction of the Luxembourg courts.

The submission to the jurisdiction of the New York courts by the Company contained in the Agreements (other than the Luxembourg Pledge Agreements and the LC Issuance Agreement) constitutes an effective submission by the Company to the jurisdiction of such courts.

The submission to the jurisdiction of the English courts by the Company contained in the LC Issuance Agreement constitutes an effective submission by the Company to the jurisdiction of such courts, pursuant to the Council Regulation (EC) No. 44/2001 of 22 December 2000 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, as amended (the Council Regulation 44/2001).

Enforcement of judgments

A final and conclusive judgment in respect of the Agreements (other than the Luxembourg Pledge Agreements and the LC Issuance Agreement) obtained against the Company in a New York court would be recognised and enforced by the Luxembourg courts subject to the applicable enforcement procedure (as set out in the relevant provisions of the Luxembourg New Civil Procedure Code).

Pursuant to Luxembourg case law, the enforcement of such judgment is subject to the following requirements:

the foreign judgment must be enforceable in the country of origin,

the court of origin must have had jurisdiction both according to its own laws and to the Luxembourg conflict of jurisdictions rules,

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the foreign proceedings must have been regular in light of the laws of the country of origin,

the rights of defence must not have been violated,

the foreign court must have applied the law which is designated by the Luxembourg conflict of laws rules, or, at least, the judgment must not contravene the principles underlying these rules,

the considerations of the foreign judgment as well as the judgment as such must not contravene Luxembourg international public policy,

the foreign judgment must not have been rendered as a result of or in connection with an evasion of Luxembourg law ("fraude à la loi").

A final and conclusive judgment in respect of the LC Issuance Agreement obtained against the Company in an English court would be enforced by the Luxembourg courts without re-examination of the merits of the case subject to the applicable enforcement procedure and conditions of the Council Regulation 44/2001 or, as the case may be, of the Council Regulation 805/2004 of 21 April 2004 creating a European enforcement order for uncontested claims.

Any judgment awarded in the courts of Luxembourg may be expressed in a currency other than the euro. However, any obligation to pay a sum of money would be enforceable in Luxembourg in terms of the euro only.

Registration duties

There are no stamp, registration or similar taxes, duties or charges under the laws of Luxembourg payable in connection with the execution, performance, and enforcement by the relevant parties of the Luxembourg Pledge Agreements.

Residency

It is not necessary that any non Luxembourg Addressee be authorised or qualified to carry on business in Luxembourg (i) by reason only of the execution or performance by them or any of them of the Agreements and (ii) in order to enable them to enforce their rights under the Agreements in Luxembourg.

Withholding tax

Any interest payable under, or with respect to, the Credit Agreement may be made free and clear of, and without withholding or deduction for or on account of, withholding tax in Luxembourg.

5.	QUALIFICATIONS

The above opinions are subject to the following qualifications:

The legal validity, performance and enforceability of, and the rights and obligations of the parties under, the Agreements are subject to, and may be affected or limited by, the provisions of any applicable bankruptcy (faillite), insolvency, liquidation, reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), composition with creditors (concordat

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préventif de la faillite), reorganisation proceedings or similar Luxembourg or foreign law proceedings or regimes affecting the rights of creditors generally.

Any certificate or determination which would by contract be deemed to be conclusive may not be upheld by the Luxembourg courts.

Certain obligations may not be the subject of specific performance pursuant to court orders, but may result in damages only. Accordingly, Luxembourg courts may issue an award of damages where specific performance is deemed impracticable or an award of damages is determined adequate.

Notwithstanding a foreign jurisdiction clause or an arbitration clause, the Luxembourg courts would, in principle, have jurisdiction to order provisional measures in connection with assets or persons located in Luxembourg and such measures would most likely be governed by Luxembourg law.

Penalty clauses (clauses pénales), and similar clauses on damages or liquidated damages, as governed by article 1152 and articles 1226 et seq. of the Luxembourg Civil Code are allowed to the extent that they provide for a reasonable level of damages. The judge has however the right to reduce (or increase) the amount thereof if it is unreasonably high (or low). The provisions of article 1152 and articles 1226 et seq. of the Luxembourg Civil Code are generally considered to be a point of public policy under Luxembourg law. It is possible that a Luxembourg court would hold them to be a point of international public policy that would set aside the relevant foreign governing law.

International public policy means the fundamental concepts of Luxembourg law that the Luxembourg courts may deem to be of such significance so as to exclude the application of an (otherwise applicable) foreign law (deemed to be contrary in its results to such concepts). International public policy is a matter which is constantly evolving on the basis of the position of Luxembourg courts with respect to cases they hear. Accordingly, there are uncertainties as to what is considered as international public policy under Luxembourg law.

Interest may not accrue on interest that is due on principal, unless such interest has been due for at least one year (article 1154 of the Luxembourg Civil Code). The right to compound interest is limited to cases where (i) the interest has been due for at least one year and (ii) the parties have specifically provided in an agreement (to be made after that interest has become due for at least one year) that such interest may be compounded (or absent such agreement, the creditor may file an appropriate request with the relevant court). The provisions of article 1154 of the Luxembourg Civil Code are generally considered to be a point of public policy under Luxembourg law. It is possible, although it is highly unlikely, that a Luxembourg court would hold these provisions to be a point of international public policy that would set aside the relevant foreign governing law.

The registration of the Agreements with the Administration de l'Enregistrement et des Domaines in Luxembourg may be required in the case of legal proceedings being brought before the Luxembourg courts or, in the case that the Agreements must be produced before an official Luxembourg authority or, in the case that the Agreements are referred to in a public deed, in which case either a nominal registration duty or an ad valorem duty (of, for instance, 0.24 (zero point twenty four) per cent. of the amount of the payment obligation mentioned in the document so registered) will be payable depending on the nature of the document to be registered. If registration is so required, the Luxembourg courts or the official Luxembourg authority may

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require that the Agreements and/or any judgment obtained in a foreign court must be translated into French or German.

Claims may become barred under statutory limitation period rules and may be subject to defences of set-off or counter-claims.

No opinion is expressed as to the validity and enforceability of provisions whereby interest on overdue amounts or other payment obligations shall continue to accrue or subsist after judgment.

Where any obligations are to be performed or observed or are based upon a matter arising in a jurisdiction outside Luxembourg, they may not be enforceable under Luxembourg law if and to the extent that such performance or observance would be unlawful, unenforceable, or contrary to public policy under the laws of such jurisdiction.

With respect to the opinion expressed in paragraph 4.9 above, the Luxembourg courts might not apply a chosen foreign law if that choice was not made bona fide and/or:

if it were not pleaded and proved; or

if such foreign law would be contrary to the mandatory provisions (lois impératives) or overriding mandatory provisions (lois de police) of Luxembourg law or manifestly incompatible with Luxembourg public policy; or

to the extent that relevant contractual obligations or matters fall outside of the scope of Regulation (EC) No 593/2008 of the European Parliament and the Council of 17 June 2008 on the law applicable to contractual obligations (Rome I); or

if all other elements relevant to the situation are located in a country other than the jurisdiction of the chosen governing law, in which case the Luxembourg courts may apply the applicable mandatory provisions of such country; or

where the chosen governing law is not the law of an EU Member State, if all other elements relevant to the situation are located in one or several EU Member States, in which case the Luxembourg courts may apply applicable mandatory EU law provisions (as implemented in Luxembourg); or

where contractual obligations are to be or have been performed in another country where such performance is prohibited by overriding mandatory provisions; or

if a party is subject to insolvency proceedings, in which case the Luxembourg courts would apply the law of the jurisdiction where such insolvency proceedings have been duly opened (lex concursus) to the effects of such insolvency proceedings without prejudice to the exceptions provided for in the EU Insolvency Regulation.

Clauses that grant to the debtor of an obligation the power to determine, in its absolute discretion, if, and if so, under which conditions its obligation will be performed may be declared void by a Luxembourg court (if competent) on the basis of articles 1170 and 1174 of the Luxembourg Civil Code (condition purement potestative, one-sided clause). It is possible that a Luxembourg court would hold articles 1170 and 1174 of the Luxembourg Civil Code to be a point of international public policy that would set aside the relevant foreign governing law.

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Any indemnity provision entitling one party to recover its legal and other enforcement costs and expenses from another party may be limited in terms of items or amounts as a Luxembourg court (if competent) deems appropriate.

We express no opinion in respect of the effectiveness of clauses which provide that amendments to an agreement can only be made, and waivers can only be granted, in writing.

We express no opinion on the validity or enforceability of waivers granted for future rights.

Under the laws of Luxembourg, unless otherwise provided, a power of attorney or agency (mandat), whether or not irrevocable, will terminate by force of law, and without notice, upon the occurrence of insolvency events affecting the principal or the agent. A power of attorney or agency (mandat) might become ineffective upon the principal entering into controlled management (gestion contrôlée) or reprieve from payment (sursis de paiement). The designation of a service of process agent may constitute (or may be deemed to constitute) a power of attorney or agency (mandat).

We express no opinion on the effectiveness or ineffectiveness of a purported revocation, or the consequences of such revocation by the principal of a power of attorney or agency (mandat) expressed to be irrevocable.

We express no opinion on the validity or enforceability under Luxembourg law of a power of attorney granted in the exclusive interest of the attorney or a third party.

Unless a Luxembourg company expressly accepts and confirms, for the purposes of article 1281 and article 1278 of the Luxembourg Civil Code, that notwithstanding any assignment, transfer and/or novation made pursuant to such agreement, the guarantee given by it guarantees all obligations of the relevant obligors (including without limitation, all obligations with respect to all rights and/or obligations so assigned, transferred or novated) and any security interest created under said agreement shall be preserved for the benefit of any new lender, respectively such guarantee or security interest automatically lapses. In this respect, we refer to clause 15.9 of the Luxembourg Share Pledge Agreement and clause 14.9 of the Luxembourg Account Pledge Agreement.

Article 1275 of the Luxembourg Civil Code states that in the case of substitution of debtor (by way of novation), the creditor must expressly consent (animus novandi) to the substitution and expressly agree that upon the new debtor assuming all the rights and obligations of the original debtor as fully and effectively as though it had been the original debtor, the original debtor is released from its liabilities. If such express consent is not given, the original debtor is not released from its liabilities and the creditor would have two debtors, namely the original debtor and the new debtor.

The perfection of the security created under and in pursuance of the Luxembourg Pledge Agreements does not necessarily prevent third party creditors of the relevant pledgors from seeking attachment or enforcement against the assets which are subject to the Luxembourg Pledge Agreements to satisfy their unpaid claims against such pledgors. It cannot be totally excluded that, depending on the circumstances, a third party creditor might be able to seek the forced sale of the assets of the pledgor which are subject to the Luxembourg Pledge Agreements through court proceedings, although the beneficiaries thereunder will in principle remain entitled

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to a right of retention over the assets and, as the case may be, to priority over the proceeds of such sale (subject to the preferred rights of certain creditors deriving from laws of general application).

As of today, the Articles of the Company do not appear to have been published in the Luxembourg official gazette (Mémorial C, Recueil des Sociétés et Associations) (the Official Gazette). This does not affect the existence and legal personality of the Company. However, any court action brought by the Company before it has been registered with the Register and its Articles have been published in the Official Gazette will in principle not be admissible. Also, any corporate documents (including the articles of association) are in principle not effective (opposable) vis-à-vis bona fide third parties prior to their publication in the Official Gazette. We note that the Company has been formed by a notary's deed dated 14 January 2014. The Luxembourg notary is legally required to proceed to register the Company with the Register. The Register will arrange for the publication of the Articles in the Official Gazette. The publication of the Articles may take several months.

We have noted that the appointment of the sole manager of the Company has at this date not yet been published in the Official Gazette. Although managers whose appointment has not yet been published may validly bind the Company, any corporate documents (including manager appointments) are in principle not effective (opposable) vis-à-vis bona fide third parties prior to their publication in the Official Gazette.

A Luxembourg court might not give effect to a clause purporting to determine the date on which notice is deemed to have been made.

The discretion of a party would have to be exercised in good faith.

Except with respect to opinions 4.12 and 4.14, we express no tax opinion whatsoever in respect of the Company or the tax consequences of the transactions contemplated by the Agreements.

We express no opinion as to whether the performance of the Agreements would cause any borrowing limits, debt/equity or other ratios possibly agreed with the tax authorities to be exceeded nor as to the consequences thereof.

We express no opinion whatsoever on matters of fact or on matters other than those expressly set forth in this legal opinion, and no opinion is, or may be, implied or inferred herefrom.

We have not made any enquiry regarding, and no opinion is expressed or implied in relation to, the accuracy of any representation or warranty given by, or concerning, any of the parties to the Agreements or whether such parties or any of them have complied with or will comply with any covenant or undertaking given by them or the terms and conditions of any obligations binding upon them, save as expressly provided herein.

The rights and obligations of the parties under the Agreements may be limited by the effects of criminal measures, including without limitation criminal freezing orders.

Payments made, as well as other transactions (listed in the pertinent section of the Luxembourg Commercial Code) concluded or performed, during the suspect period (période suspecte) which is fixed by the Luxembourg court and dates back not more than six months as from the date on which the Luxembourg court formally adjudicates a person bankrupt, and, as for specific payments and transactions, during an additional period of ten days before the commencement of

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such period, are subject to cancellation by the Luxembourg court upon proceedings instituted by the Luxembourg insolvency receiver.

In particular,

article 445 of the Luxembourg Commercial Code sets out that specific transactions entered into during the suspect period and an additional period of ten days preceding the suspect period fixed by the court (e.g., the granting of a security interest for antecedent debts; the payment of debts which have not fallen due, whether payment is made in cash or by way of assignment, sale, set-off or by any other means; the payment of debts which have fallen due by any other means than in cash or by bill of exchange; transactions without consideration or for materially inadequate consideration) must be set aside or declared void, as the case may be, if so requested by the insolvency receiver;

article 446 of the Luxembourg Commercial Code states that payments made for matured debts as well as other transactions concluded for consideration during the suspect period are subject to cancellation by the court upon proceedings instituted by the insolvency receiver if they were concluded with the knowledge of the bankrupt's cessation of payments; and

regardless of the suspect period, article 448 of the Luxembourg Commercial Code and article 1167 of the Luxembourg Civil Code (actio pauliana) give the creditor the right to challenge any fraudulent payments and transactions made prior to the bankruptcy, without limitation of time.

The safe harbour provisions of the Luxembourg act of 5 August 2005 on financial collateral arrangements, as amended (the Collateral Act 2005), protect any financial collateral arrangement (contrat de garantie financière) falling within its scope (such as, the Luxembourg Pledge Agreements) against the negative impact of any clawback provisions, which would for instance include the action provided for under article 445 of the Luxembourg Commercial Code.

There are rights of preference (such as, for example, for tax payments, social security charges and wages) existing by operation of law and ranking prior to the ranking of security rights.

A search at Register is not capable of conclusively revealing whether a winding-up resolution or petition, or an order adjudicating or declaring a, or a petition or filing for, bankruptcy or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), composition with creditors (concordat préventif de la faillite) or judicial liquidation (liquidation judiciaire) or similar action has been adopted or made.

With respect to any pledge in respect of any future pledged accounts (as defined in the relevant Luxembourg Account Pledge Agreement), any pledge over future security assets standing to the credit of any future pledged accounts will not be considered as legally valid, binding and enforceable against third parties (including the account bank) if the relevant account bank has not acknowledged such pledge and has not waived all its rights of pledge, lien, set-off or rights of retention in respect of the future pledged accounts under the Luxembourg Account Pledge Agreement, contained in the relevant account bank’s general terms and conditions or any contractual arrangements or applicable law for the purposes of the Collateral Act 2005. Furthermore, any pledge over future security assets standing to the credit of any future pledged accounts will not be considered as legally valid, binding and enforceable against third parties

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(including the account bank) if at the moment of the perfection of the pledges over the future pledged accounts (that is, the moment on which the account bank has acknowledged such pledge and has waived all its rights of pledge, lien, set-off or rights of retention in respect of the future pledged accounts under the Luxembourg Account Pledge Agreement, contained in the account bank’s general terms and conditions or any contractual arrangements or applicable law for the purposes of the Collateral Act 2005), the pledgor has already been declared bankrupt or subject to any insolvency or reorganisation proceedings or measures.

Contractual security arrangements which are not expressly recognised under Luxembourg law, such as the assignment for security purposes of rights or assets other than those expressly covered by the Collateral Act 2005, might not be recognised or enforced by the Luxembourg courts, in particular where the Luxembourg security grantor becomes subject to Luxembourg insolvency proceedings (without prejudice to the creditor protective provisions of the EU Insolvency Regulation) or where the Luxembourg courts have otherwise jurisdiction because of the actual or deemed location of the relevant rights or assets.

The corporate documents of, and relevant court orders affecting, a Luxembourg company (including, but not limited to, the notice of a winding-up order or resolution, notice of the appointment of a receiver or similar officer) may not be held at the Register immediately and there is generally a delay in the relevant document appearing on the files regarding the company concerned. Furthermore, it cannot be ruled out that the required filing of documents has not occurred or that documents filed with the Register may have been mislaid or lost. In accordance with Luxembourg company law, changes or amendments to corporate documents to be filed at the Register will be effective (opposable) vis-à-vis third parties only as of the day of their publication in the Official Gazette unless the company proves that the relevant third parties had prior knowledge thereof.

As used in this legal opinion, the term enforceable means that the relevant rights and obligations are of a type which the Luxembourg courts do normally enforce. It does not mean that these obligations will necessarily be enforced in all circumstances in accordance with their respective terms, enforcement being subject to, inter alia, the nature of the remedies available in the Luxembourg courts, the acceptance by such court of jurisdiction, the discretion of the courts (within the limits of Luxembourg law), the power of such courts to stay proceedings, to grant grace periods, the provisions of Luxembourg procedure rules regarding remedies, enforcement measures available under Luxembourg law, mandatory provisions of Luxembourg law or principles of Luxembourg international public policy from time to time in force and the general principles of Luxembourg law in particular, the general principle of good faith performance.

We do not express or imply any opinion in respect of a withholding tax that may become due or payable pursuant to (i) the Luxembourg laws of 21 June 2005 implementing the Council Directive 2003/48/EC of 3 June 2003 on taxation of savings income in the form of interest payments and ratifying the treaties entered into by Luxembourg and certain dependent and associated territories of EU Member States, or (ii) the Luxembourg law of 23 December 2005 as amended introducing a withholding tax of 10% on payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the benefit of an individual beneficial owner who is resident of Luxembourg.

The question as to whether or not any provision of an agreement which may be invalid on account of illegality may be severed from the other provisions thereof in order to save those other provisions would be determined by the Luxembourg courts in their discretion.

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Actions in Luxembourg courts must, in principle, be brought in the name of the principal not in the name of an agent of the principal.

Contractual limitations of liability are unenforceable in case of gross negligence (faute lourde) or wilful misconduct (faute dolosive).

We express no view on clause 12.2 (Retention of Security) of the Luxembourg Share Pledge Agreement.

We express no view on clause 11.2 (Retention of Security) of the Luxembourg Account Pledge Agreement.

This legal opinion is as of this date and we undertake no obligation to update it or advise of changes hereafter occurring. We express no opinion as to any matters other than those expressly set forth herein, and no opinion is, or may be, implied or inferred herefrom. We express no opinion on any economic, financial or statistical information (including formulas determining payments to be made) contained in the Agreements (or any document in connection therewith).

This legal opinion is given on the express basis, accepted by each person who is entitled to rely on it, that this legal opinion and all rights, obligations or liability in relation to it are governed by, and shall be construed in accordance with, Luxembourg law and that any action or claim in relation to it can only be brought exclusively before the courts of Luxembourg.

The Addressees and any other person who are entitled to, and do, rely on this opinion agree, by so relying, that, to the fullest extent permitted by law and regulation (and except in the case of wilful misconduct or fraud) there is no assumption of personal duty of care by, and such person will not bring any claim against, any individual who is a partner of, member of, employee of or consultant to Allen & Overy, société en commandite simple, Allen & Overy LLP or any other member of the group of Allen & Overy undertakings and that such person will instead confine any claim to Allen & Overy, société en commandite simple, Allen & Overy LLP or any other member of the group of Allen & Overy undertakings (and for this purpose "claim" means (save only where law and regulation applies otherwise) any claim, whether in contract, tort (including negligence), for breach of statutory duty, or otherwise).

Luxembourg legal concepts are expressed in English terms and not in their original French or German terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. It should be noted that there are always irreconcilable differences between languages making it impossible to guarantee a totally accurate translation or interpretation. In particular, there are always some legal concepts which exist in one jurisdiction and not in another, and in those cases it is bound to be difficult to provide a completely satisfactory translation or interpretation because the vocabulary is missing from the language. We accept no responsibility for omissions or inaccuracies to the extent that they are attributable to such factors.

This legal opinion is given for the sole benefit of (i) the Addresses in connection with the entry by the Company into the Agreements and (ii) any person that becomes a Lender (as defined in the Credit Agreement) under the Credit Agreement on, and within six months of, the date of the Credit Agreement. This legal opinion may not be disclosed to anyone else except that it may be disclosed by the Addressees to the extent required by any governmental or competent regulatory authority or if required by court, provided that no such party to whom this legal opinion is disclosed may rely, directly or indirectly, on this legal opinion without our prior written permission.

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Yours faithfully,

Allen & Overy

Frank Mausen*

Partner

Avocat à la Cour

* This document is signed on behalf of Allen & Overy, a société en commandite simple, registered on list V of the Luxembourg bar. The individual signing this document is a qualified lawyer representing this entity.

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COLLATERAL ASSIGNMENT AGREEMENT

THIS COLLATERAL ASSIGNMENT AGREEMENT (as amended, amended and restated or otherwise modified from time to time, this “Agreement”) is executed as of January 24, 2014, between LC FINCO S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg with its registered office at 40 avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg, pending registration with the Luxembourg Register of Commerce and Companies and having a share capital of USD 20,000 (“LuxCo”), and CREDIT SUISSE AG, in its capacity as Collateral Agent under the Credit Agreement referred to below (in such capacity, “Collateral Agent”).

RECITALS

A. LuxCo, LC Finco US LLC, a Delaware limited liability company and a wholly-owned subsidiary of LuxCo (“USCo” and, together with LuxCo, the “Borrowers”), Credit Suisse AG, as administrative agent (in such capacity, “Administrative Agent”), Collateral Agent and the lenders party thereto have entered into that certain Credit Agreement dated as of even date herewith (as amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used, but not defined, herein having the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have agreed to make term loans in the aggregate principal amount of $130,000,000 to the Borrowers.

B. As a condition to the Credit Agreement, LuxCo, Endeavour International Corporation, a Nevada corporation (“Holdings”), Endeavour Energy UK Limited, a private limited company organized under the laws of England and Wales (“EEUK”), and Credit Suisse AG, as collateral agent, have entered in that certain LC Procurement Agreement of even date herewith (the “LC Procurement Agreement”).

C. Administrative Agent and Lenders have agreed to enter into the Credit Agreement, subject to, among other conditions, the collateral assignment and pledge to Collateral Agent, for the benefit of the Lenders, of all of LuxCo's right, title, and interest under the LC Procurement Agreement and the other LC Procurement Documents and in the other Collateral described below.

AGREEMENTS

NOW, THEREFORE, for the premises considered and for valuable consideration, the receipt and sufficiency of which are acknowledged, Collateral Agent and LuxCo agree as follows:

1. Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” has the meaning specified in the recitals hereto.

“Agreement” has the meaning specified in the preamble hereto.

HN/1117929.9

“Borrowers” has the meaning specified in the recitals hereto.

“Collateral” has the meaning specified in Section 2 hereof.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Credit Agreement” has the meaning specified in the recitals hereto.

“EEUK” has the meaning specified in the recitals hereto.

“Endeavour Parties” has the meaning specified in the Section 3(a) hereof.

“Holdings” has the meaning specified in the recitals hereto.

“Instrument” has the meaning specified in Article 9 of the UCC.

“LC Bank” means Credit Suisse AG, London Branch.

“LC Issuance Agreement” means the LC Issuance Agreement of even date herewith between LuxCo and the LC Bank.

“LC Procurement Agreement” has the meaning specified in the recitals hereto.

“LC Procurement Documents” has the meaning specified in the LC Procurement Agreement.

“LuxCo” has the meaning specified in the preamble hereto.

“Proceeds” means “Proceeds” as defined in Article 9 of the UCC, including without limitation all principal, interest and other payments and distributions of cash or other property with respect to the Collateral (including, without limitation, payments at maturity or upon redemption and any interest with respect to the Collateral), and all rights, privileges and other securities of every kind distributed with respect thereto or in exchange or substitution therefor, upon conversion or otherwise.

“Related Rights” means, with respect to the LC Procurement Documents:

(a) all rights of LuxCo to receive any and all performance and payments due and owing by EEUK or Holdings to LuxCo under the LC Procurement Agreement;
(b) all rights of LuxCo to compel EEUK’s or Holdings’ performance under and pursuant to the LC Procurement Agreement;
(c) all rights of LuxCo to (i) modify the LC Procurement Agreement or (ii) waive or release any right of LuxCo or obligation of EEUK or Holdings under the LC Procurement Agreement; and
(d) all rights of LuxCo to exercise any and all rights and remedies with respect to the LC Procurement Documents, including, without limitation, any rights to terminate HN/1117929.9 any LC Procurement Document and/or to receive damages arising out of or for breach or default by EEUK or Holdings under any LC Procurement Document and any rights of the types described in clauses (a) through (c) above.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“USCo” has the meaning specified in the recitals hereto.

2. Grant. In order to secure the payment and performance of the Obligations evidenced by or secured by the Credit Documents, LuxCo grants, transfers and assigns to Collateral Agent, for the benefit of the Secured Parties, and pledges to and grants a security interest to the Collateral Agent, for the benefit of the Secured Parties, in, all of the rights, title and interest of LuxCo in, to and under (a) the LC Procurement Documents (including, without limitation, the Related Rights), (b) the LC Issuance Agreement, (c) any other “investment property” and “general intangibles” (each as defined in Article 9 of the UCC), and (d) all Proceeds of the foregoing, in each case, whether now owned by LuxCo or hereafter acquired and whether now existing or hereafter coming into existence, and wherever located (collectively, the “Collateral”) subject to the terms and conditions of this Agreement.

3. Covenants and Warranties. LuxCo represents, covenants, warrants and agrees with Collateral Agent with respect to each of the LC Procurement Documents and all other rights, titles, and interests comprising the Collateral, that:

(a) Ownership. LuxCo holds all of its rights, title and interest in, to and under the Collateral free from any lien, security interest, encumbrance, assignment or other agreement, except the assignments and security interests under this Agreement, and no financing statement covering the Collateral has been executed or is on file in any public office except the financing statement(s) relating to the collateral assignments and security interests hereunder. LuxCo shall defend the rights of Collateral Agent in the Collateral hereunder against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Collateral Agent or the Secured Parties, and shall keep its rights, titles, and interests in the Collateral free from all other liens, collateral assignments and security interests. There are no defenses, counterclaims or setoffs to the obligations of Holdings, EEUK and each subsidiary of Holdings that is a party to the LC Procurement Documents (all such Persons, collectively, the “Endeavour Parties”) under or otherwise with respect to the Collateral.

(b) Defense of Actions. While any Event of Default (which term shall include any default under this Agreement) exists, Collateral Agent, without obligation so to do, without notice to or demand on LuxCo, and without releasing LuxCo from any obligation herein, may, without limiting its general powers, (1) appear in and defend any action purporting to affect (A) the Collateral, or (B) the rights or powers of Collateral Agent under this Agreement, and (2) perform any obligation and exercise any right or power of LuxCo under or otherwise with respect to the Collateral and in exercising any such powers, pay necessary costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees, and LuxCo will pay immediately upon demand all sums expended by Collateral Agent under the authority hereof, which amounts shall be secured hereby and by the Credit Documents.

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(c) No Defaults. (1) LuxCo has not executed any prior assignment or pledge of the Collateral, (2) there is no default by LuxCo or any Endeavour Party under or otherwise with respect to the Collateral, and (3) the Collateral is in full force and effect and has not been modified.

(d) Acknowledgement of Notice of Assignment. Concurrent with the execution of this Agreement, LuxCo shall cause each of the Endeavour Parties to execute and deliver an original of the Acknowledgement of Notice of Assignment in the form attached as Exhibit A.

4. Rights and Powers of Collateral Agent. Collateral Agent shall have the following rights and powers under this Agreement:

(a) General. While any Event of Default exists, Collateral Agent may, in its discretion: (1) without liability to LuxCo, obtain from any person information regarding LuxCo or LuxCo's business, which information any such person also may furnish without liability to LuxCo; (2) require LuxCo or any Endeavour Party to give possession or control of any Collateral to Collateral Agent; (3) take control of proceeds from the Collateral; (4) take control of funds generated by the Collateral and use same to reduce any part of the Term Loans and exercise all other rights which LuxCo may exercise; (5) at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee; or (6) demand, collect, convert, redeem, settle, compromise, adjust, sue for, foreclose or realize upon any of the Collateral, in its own name or in the name of LuxCo, as Collateral Agent may determine.

(b) Remedies of Collateral Agent upon Default. While any Event of Default exists, Collateral Agent may exercise any and all of the rights and remedies provided by the UCC, as well as all other rights and remedies of Collateral Agent under this Agreement and the other Credit Documents or otherwise available at law or in equity. Collateral Agent will give LuxCo reasonable notice (which in no event shall be deemed to exceed ten days) of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition of Collateral is to be made. Expenses of retaking, holding, preparing for sale, selling, leasing or the like shall include, but shall not be limited to, the reasonable attorneys’ fees and expenses of Collateral Agent. Collateral Agent shall be entitled to immediate possession of all books and records pertaining to the Collateral (except for any books and records to be held by LuxCo or at LuxCo’s registered office according to applicable law) and shall have permission from LuxCo to enter upon any premises upon which the same may be situated and remove the same therefrom.

(c) Power of Attorney. LuxCo hereby irrevocably appoints Collateral Agent as the attorney-in-fact for LuxCo, which appointment is coupled with an interest, with full power of substitution, and in the name of LuxCo or Collateral Agent or any nominee of Collateral Agent, to do every act with respect to the Collateral which LuxCo may do. While any Event of Default exists, Collateral Agent, at its option, without notice to LuxCo, without regard to the adequacy of security for the Term Loan, either in person or by its agent and with or without bringing any action or proceeding, or by its receiver to be appointed by a court, may exercise any rights or remedies under or otherwise with respect to the Collateral, on its own behalf or on behalf of LuxCo, as Collateral Agent may determine.

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(d) Indemnity. Collateral Agent shall not be obligated to perform or discharge any obligation under or otherwise with respect to the Collateral or under or by reason of this Agreement and LuxCo hereby agrees to indemnify, defend and hold Collateral Agent harmless from and against any and all liability, loss, claim or damage which Collateral Agent may or might incur under or otherwise with respect to the Collateral or this Agreement, and of and from any and all claims and demands whatsoever which may be asserted against Collateral Agent by reason of any alleged obligation or undertaking on Collateral Agent’s part to perform or discharge any of the terms of the Collateral; however, LuxCo shall not be liable under such indemnification to the extent a court of competent jurisdiction determines in a final and non-appealable judgment that such loss, liability, damage, claim, cost or expense results solely from Collateral Agent's gross negligence, bad faith or willful misconduct. Should Collateral Agent incur any such liability, loss or damage under or otherwise with respect to the Collateral, or under or by reason of this Agreement, or in defense against any such claims or demands, the amount thereof, including, without limitation, costs, expenses and attorneys’ fees, shall be secured hereby, and LuxCo shall reimburse Collateral Agent therefor immediately upon demand.

5. Miscellaneous. The following provisions shall govern and pertain to this Agreement:

(a) Information and Inspection. To the extent required in the Credit Documents, LuxCo shall furnish Collateral Agent any information with respect to the Collateral requested by Collateral Agent, and LuxCo shall allow Collateral Agent to inspect and copy, or furnish Collateral Agent with copies of, all records relating to the Collateral.

(b) Additional Documents. LuxCo shall execute any papers furnished by Collateral Agent which are necessary in the judgment of Collateral Agent to obtain, maintain and perfect the security interests hereunder.

(c) Parties Liable on Collateral. LuxCo will preserve the liability under the Collateral of the Endeavour Parties under the LC Procurement Documents. Collateral Agent shall not have any duty or obligation to preserve such liability, but it may do so.

(d) Right of Collateral Agent to Notify the Counterparty. While any Event of Default exists, Collateral Agent shall have the right to notify the Endeavour Parties to make payments directly to Collateral Agent, and Collateral Agent may take control of any and all proceeds of the LC Procurement Documents and apply the same in accordance with the terms of the Credit Documents.

(e) Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Collateral Agent or LuxCo therefrom, shall in any event be effective unless the same shall be in writing, approved and signed by Collateral Agent and LuxCo, and then any such waiver or consent shall only be effective in the specific instance and for the specific purpose for which it is expressly given.

(f) No Waiver; Remedies. No failure or delay on the part of Collateral Agent to exercise or in exercising any right hereunder shall operate as a waiver thereof; nor shall any HN/1117929.9 single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by law or equity or under any of the Credit Documents. Failure by Collateral Agent at any time or times hereafter to require strict performance by LuxCo or any other person or entity of any of the provisions, warranties, terms or conditions contained in any of the Credit Documents now or at any time or times hereafter executed by LuxCo or any such other person or entity and delivered to Collateral Agent shall not waive, affect or diminish any right of Collateral Agent at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of Collateral Agent, or any agent, officer or employee of Collateral Agent.

(g) Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of LuxCo, or Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. LuxCo shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

In case of assignment, transfer or novation by a Lender to a new lender or a participant of all or any part of its rights and obligations under this Agreement or any of the other Credit Documents, the Lenders and the new lender or participant shall agree that, for the purposes of Article 1278 and/or Article 1281 of the Luxembourg Civil Code (to the extent applicable), any assignment, amendment, transfer and/or novation of any kind permitted under, and made in accordance with the provisions of this Agreement or any agreement referred to herein to which Luxco is a party, any security created in relation to the agreement hereunder shall be preserved and continue in full force and effect to the benefit of the new lender or participant.

(h) Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(i) Expenses. LuxCo agrees to pay (i) all reasonable out-of-pocket expenses incurred by Collateral Agent in connection with the preparation and administration of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof, including the reasonable and documented fees, charges and disbursements of Latham & Watkins LLP, counsel for Collateral Agent (and, if necessary, by a firm of local counsel in each appropriate jurisdiction and in the case of an actual conflict of interest, one additional firm of counsel to the affected Lenders), or (ii) all out-of-pocket expenses incurred by Collateral Agent in connection with the enforcement or protection of its rights in connection with this Agreement,

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and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for Collateral Agent.

(j) Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval declaration or other communication shall be provided in accordance with Section 9.01 of the Credit Agreement.

(k) Financing Statement. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the LC Procurement Documents and the other Collateral shall be sufficient as a financing statement.

(l) Release. Upon payment in full of the Term Loans and all other Obligations (other than any indemnities which are not then due and payable and for which no claim has been made) and performance of all of the obligations under the Credit Documents, this Agreement shall terminate (other than LuxCo’s indemnification obligations hereunder, all of which shall expressly survive any such termination), and thereafter, at the request and sole cost and expense of LuxCo, Collateral Agent shall execute and deliver to LuxCo a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement (including, without limitation, appropriate UCC-3 termination statements terminating any financing statements as may have been filed by Collateral Agent to perfect its security interest in the Collateral) and shall duly assign, transfer and deliver to LuxCo, without recourse and without any representation or warranty, express or implied, the Collateral that may be in the possession of Collateral Agent.

(m) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(n) Jurisdiction; Consent to Service of Process.  (a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY COMPETENT NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.

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EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5(j). NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(o) Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

(p) Entire Agreement. This Agreement, the other Credit Documents and any written agreement regarding the payment of Fees constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Credit Documents. Nothing in this Agreement or in the other Credit Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and as expressly provided in Section 5(q) below) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Credit Documents.

(q) Inconsistency with the Credit Agreement. If there shall be any inconsistencies between the terms, covenants, conditions and provisions set forth in this Agreement and the terms, covenants, conditions and provisions set forth in the Credit Documents, then, unless this Agreement expressly provides otherwise, the terms, covenants, conditions and provisions of the Credit Documents shall prevail, provided that no provisions of the Credit Documents shall prevail as to any rights or obligations of EEUK or Holdings pursuant to Section 5(q) below.

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(r) Reliance by EEUK and Holdings. In consideration of the execution and delivery of an Acknowledgement of Notice of Assignment by EEUK and Holdings pursuant to Section 3(d) above, LuxCo agrees that (a) EEUK and Holdings shall be entitled to conclusively rely (without any independent investigation) on any notice or instructions from Collateral Agent delivered to EEUK or Holdings pursuant to this Agreement, and (b) EEUK and Holdings shall be held harmless, and shall be fully indemnified, by LuxCo, from and against any and all claims, other than those arising out of the gross negligence or willful misconduct of EEUK and Holdings, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorney’s fees and disbursements) reasonably incurred by EEUK and Holdings as a result of the assertion of any claim, in each case, by any person or entity, arising out of, or otherwise related to, any actions taken or omitted to be taken by EEUK and Holdings in reliance upon any such instructions or notice provided by Collateral Agent.

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Executed as of the date first written above.

LC FINCO S.À R.L.

By: Lux Business Management S.à r.l, its sole manager

By:
Name:
Title:

By:
Name:
Title:

[REMAINING SIGNATURE ON FOLLOWING PAGE]

[Signature Page to Collateral Assignment Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Collateral Assignment Agreement]

EXHIBIT A

ACKNOWLEDGEMENT OF NOTICE OF ASSIGNMENT

January 24, 2014

Credit Suisse AG

Eleven Madison Avenue

23rd Floor

New York, NY 10010

Re:LC Procurement Agreement (the “LC Procurement Agreement”) dated as of January 24, 2014 among Endeavour International Corporation, a Nevada corporation (“Holdings”), Endeavour Energy UK Limited, a private limited company organized under the laws of England and Wales (“EEUK”), LC Finco S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg with its registered office at 40 avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg, pending registration with the Luxembourg Register of Commerce and Companies and having a share capital of USD 20,000 (“LuxCo”) and Credit Suisse AG, as collateral agent

Ladies and Gentlemen:

We acknowledge receipt of a duplicate original Collateral Assignment Agreement dated effective as of January 24, 2014, executed by LuxCo and Credit Suisse AG (“Collateral Agent” or (“you”) for your benefit (the “Collateral Assignment Agreement”). As of the date hereof, our records do not disclose any liens, security interests or claims of any kind against any LC Procurement Document.

We agree that, upon written notification from you that an event of default exists under the Credit Documents (as defined in the Collateral Assignment Agreement), (A) all payments under the LC Procurement Agreement or any other LC Procurement Document shall be made directly to you, (B) you may, in your sole discretion, elect to continue, assign (subject to our “know your customer” and account opening procedures), or liquidate any LC Procurement Document and receive all proceeds therefrom, and (C) you may exercise all of your rights and remedies as set forth in the LC Procurement Documents, at law and in equity. We shall be entitled (and required) to rely upon the statements contained in the above-captioned letter or certificate and will have no obligation to verify any statements contained therein.

We agree not to amend, modify, cancel or terminate the LC Procurement Agreement or any other LC Procurement Document without first obtaining your prior written consent, provided that we may terminate the LC Procurement Agreement as provided thereunder.

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Exhibit A

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Endeavour Energy UK Limited

By:
Name:
Title:

Endeavour International Corporation

By:
Name:
Title:

Endeavour Operating Corporation

By:
Name:
Title:

Endeavour Energy North Sea, L.P

By:	Endeavour Energy North Sea LLC, its general partner

By:
Name:
Title:

Endeavour Energy North Sea LLC

By:
Name:
Title:

Signature Page to Acknowledgement of Notice of Assignment

Endeavour International Holding B.V.

By:
Name:
Title:

By:
Name:
Title:

End Finco LLC

By:	Endeavour International Holding B.V., its sole member

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Acknowledgement of Notice of Assignment

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”), dated as of January 24, 2014, among ENDEAVOUR OPERATING CORPORATION (“EOC”), ENDEAVOUR ENERGY UK LIMITED (“EEUK”), ENDEAVOUR ENERGY LUXEMBOURG S.À R.L. (“EE LUX” and, together with EOC, collectively the “Subordinated Lenders” and, each a “Subordinated Lender”), ENDEAVOUR INTERNATIONAL HOLDING B.V. (“EIH” and, together with EEUK, the “Subordinated Borrowers” and, each a “Subordinated Borrower”) and CREDIT SUISSE AG, acting through one or more of its branches and affiliates, as administrative agent under the Term A Credit Agreement (as defined below) (in such capacity, “Administrative Agent”) and collateral agent under each of the Term A Credit Agreement and the LC Procurement Agreement (as defined below) (in such capacity, the “Collateral Agent”).

Reference is made to (i) that certain Credit Agreement (as amended, restated, modified and/or supplemented from time to time, the “Term A Credit Agreement”), dated as of January 24, 2014, among Endeavour International Corporation (“Holdings”), EIH and End Finco LLC (“End Finco” and together with EIH, the “Term A Borrowers”), as borrowers, the lenders party thereto from time to time, the Administrative Agent and the Collateral Agent, (ii) that certain LC Procurement Agreement (as amended, restated, modified and/or supplemented from time to time, the “LC Procurement Agreement”, and together with the Term A Credit Agreement, the “Senior Agreements”), dated as of January 24, 2014, among Holdings, EEUK, as payer, LC Finco S.à r.l. (“LuxCo”) as payee, and the Collateral Agent, (iii) that certain Inter-Company Loan Agreement, dated as of May 31, 2012 (as amended, restated, modified and/or supplemented from time to time, the “2012 Intercompany Loan Agreement”) between EEUK, as borrower, and EOC, as lender and (iv) that certain revolving loan facility agreement dated January 23, 2008  (as amended, restated, modified and/or supplemented from time to time the “2008 Intercompany Loan Agreement” and, collectively with the 2012 Intercompany Loan Agreement, the “Intercompany Loan Agreements” and, each an “Intercompany Loan Agreement”), between EIH, as borrower and EE LUX, as lender.

Section 1.Subordination of Liabilities.

(a) EOC, for itself and its successors and assigns, covenants and agrees, and EEUK by its acceptance hereof likewise covenants and agrees, that the payment of the principal of, and interest on, and all other amounts owing in respect of, the 2012 Intercompany Loan Agreement (the “2012 Intercompany Loan Subordinated Obligations”); and

(b) EE LUX, for itself and its successors and assigns, covenants and agrees, and EIH by its acceptance hereof likewise covenants and agrees, that the payment of the principal of, and interest on, and all other amounts owing in respect of, the 2008 Intercompany Loan Agreement (the “2008 Intercompany Loan Subordinated Obligations” and, collectively with the 2012 Intercompany Loan Subordinated Obligations, the “Subordinated Obligations”);

is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Obligations (as defined below).  The provisions of this Agreement shall constitute a continuing offer to the Senior Creditors (as defined below) and all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, the Senior Obligations, and such provisions are made for the benefit of the Senior Creditors, and the Senior Creditors are hereby made beneficiaries hereunder as if their names were written herein as such, and they and/or each of them may proceed to enforce the provisions of this Agreement as if they and/or each of them were a party hereto.

Section 2.No Payments with Respect to Subordinated Obligations in Certain Circumstances.

(a)(i) Upon the maturity of any Senior Obligations (including, without limitation, interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all such Senior Obligations then due and owing in respect thereof (other than unasserted contingent indemnification obligations) shall first be paid in full in cash before any payment of any kind or character (whether in cash, property, securities or otherwise) is made on account of the Subordinated Obligations and (ii) no Subordinated Borrower shall, nor shall any person or other entity on its behalf, make any payment of or otherwise with respect to Subordinated Obligations, or acquire any Subordinated Obligations for cash, property, securities or otherwise until all Senior Obligations then due and owing (other than unasserted contingent indemnification obligations) have been paid in full in cash.  The foregoing notwithstanding, each Subordinated Borrower (or any person or other entity on its behalf) may make interest and principal payments under the applicable Intercompany Loan Agreement from time to time and at any time prior to the maturity of the Senior Obligations; provided, that (A) no default or event of default under any Senior Document shall have occurred and be continuing or would result therefrom and (B) such payment does not obligate Holdings or any subsidiary of Holdings to make or offer to make any payment on or redeem any other Indebtedness.  Each Subordinated Lender hereby agrees that, except as expressly permitted by this clause (a), it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Subordinated Obligations.

(b)In the event that, notwithstanding the provisions of the preceding subsection (a) of this Section 2, any payment shall be made on account of the Subordinated Obligations at a time when  payment is not permitted by any Intercompany Loan Agreement or by such subsection (a), such payment shall be held by the applicable Subordinated Lender in trust for the benefit of, and shall be paid forthwith over and delivered to, the Senior Creditors or their representative or representatives under the agreements pursuant to which the Senior Obligations may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Obligations (after giving effect to the relative priorities of such Senior Obligations pursuant to the terms thereof or otherwise) remaining unpaid to the extent necessary to pay all such Senior Obligations in full in cash in accordance with the terms of such Senior Obligations, after giving effect to any concurrent payment or distribution to or for the Senior Creditors.  Without in any way modifying the provisions of this Agreement or affecting the subordination effected hereby if such notice is not given, the applicable Subordinated Borower shall give the applicable  Subordinated Lender prompt written notice of maturity of the Senior Obligations after which such Senior Obligations remain unsatisfied.

Section 3.Subordination to Prior Payment of All Senior Obligations on Dissolution, Liquidation or Reorganization of any Subordinated Borrower.

(a)Upon any distribution of assets of any Subordinated Borrower or upon any dissolution, winding up, liquidation or reorganization of such Subordinated Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors, marshalling of assets or otherwise and whether voluntary or involuntary):

(i)the Senior Creditors shall first be entitled to receive payment in full in cash of all Senior Obligations (including, without limitation, interest that is paid-in-kind and post-petition interest at the rate provided in the documentation with respect to the Senior Obligations, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before any Subordinated Lender is entitled to receive any payment of any kind or character on account of the Subordinated Obligations;

(ii)any payment or distribution of assets of any Subordinated Borrower of any kind or character, whether in cash, property or securities, to which any Subordinated Lender would be entitled except for the provisions of this Agreement, shall be paid by the liquidating trustee or agent or other person or entity making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the Collateral Agent to the extent necessary to make payment in full in cash of all Senior Obligations remaining unpaid (other than unasserted contingent indemnification obligations), after giving effect to any concurrent payment or distribution to the Senior Creditors; and

(iii)in the event that, notwithstanding the foregoing provisions of this Section 3, any payment or distribution of assets of any Subordinated Borrower of any kind or character, whether in cash, property or securities, shall be received by any Subordinated Lender on account of the Subordinated Obligations before all Senior Obligations are paid in full in cash, such payment or distribution shall be received and held in trust for and shall forthwith be paid over to the Collateral Agent for the benefit of the Senior Creditors for any Senior Obligations remaining unpaid or their representative or representatives under the agreements pursuant to which the Senior Obligations may have been issued, for application to the payment of such Senior Obligations until all such Senior Obligations shall have been paid in full in cash (other than unasserted contingent indemnification obligations), after giving effect to any concurrent payment or distribution to the Senior Creditors.

(b)To the extent any payment of the Senior Obligations (whether by or on behalf of any Subordinated Borrower, as applicable, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

(c)If any Subordinated Lender does not file a proper claim or proof of debt in the form required in any proceeding or other action referred to in the introductory paragraph of this Section 3 prior to 30 days before the expiration of the time to file such claim or claims, then the Administrative Agent, the Collateral Agent or any of their respective representatives is hereby authorized to file an appropriate claim for and on behalf of the applicable Subordinated Lender.

(d)Without in any way modifying the provisions of this Agreement or affecting the subordination effected hereby if such notice is not given, each Subordinated Borrower shall give prompt written notice to the Subordinated Lender under the applicable Intercompany Loan Agreement of any dissolution, winding up, liquidation or reorganization of such Subordinated Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

Section 4.Subrogation.  Subject to the prior payment in full in cash of the Senior Obligations (other than unasserted contingent indemnification obligations), each Subordinated Lender shall be subrogated to the rights of the Senior Creditors to receive payments or distributions of assets of any Subordinated Borrower applicable to the Senior Obligations until all amounts owing on the Subordinated Obligations (other than unasserted contingent indemnification obligations) shall be paid in full, and for the purpose of such subrogation no payments or distributions to the Senior Creditors by or on behalf of any Subordinated Borrower by virtue of this Agreement which otherwise would have been made to the applicable Subordinated Lender shall, as between the applicable Subordinated Borrower, its creditors other than the Senior Creditors, and the applicable Subordinated Lender, be deemed to be payment by such Subordinated Borrower to or on account of the Senior Obligations, it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of such Subordinated Lender, on the one hand, and the Senior Creditors, on the other hand.

Section 5.Obligation of Subordinated Borrowers Unconditional.  Nothing contained in this Agreement or in the Intercompany Loan Agreement is intended to or shall impair, as between any Subordinated Borrower and any Subordinated Lender, the obligation of such Subordinated Borrower, which is absolute and unconditional, to pay to such Subordinated Lender the principal of and interest on the Subordinated Obligations in accordance with the terms of the Intercompany Loan Agreement, or is intended to or shall affect the relative rights of such Subordinated Lender and creditors of such Subordinated Borrower, other than the Senior Creditors, nor shall anything herein or therein, except as expressly provided herein, prevent such Subordinated Lender from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Agreement of the Senior Creditors in respect of cash, property, or securities of such Subordinated Borrower received upon the exercise of any such remedy.  Upon any distribution of assets of such Subordinated Borrower referred to in this Agreement, such Subordinated Lender shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person or entity making any distribution to such Subordinated Lender, for the purpose of ascertaining the persons or entities entitled to participate in such distribution, the Senior Creditors and other indebtedness of such Subordinated Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Agreement.

Section 6.Subordination Rights Not Impaired by Acts or Omissions of Subordinated Borrowers or Senior Creditors.  No right of any present or future Senior Creditor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by: (a) any act or failure to act on the part of any Subordinated Lender or any Subordinated Borrower, or by any noncompliance by any Subordinated Lender or any Subordinated Borrower with the terms and provisions of this Agreement, regardless of any knowledge thereof with which any  Subordinated Lender or any Subordinated Borrower may have or be otherwise charged; (b) any lack of validity or enforceability of either Senior Agreement or any other Senior Document; (c) the failure of the Administrative Agent or Collateral Agent to give notice to any Subordinated Lender or any Subordinated Borrower of a default or event of default under any Senior Document or of any act or omission of the Term A Borrowers or any Subordinated Borrower in regard to any Senior Document; or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Term A Borrowers or any Subordinated Borrower in respect of any Senior Obligations, except for the payment in full in cash of the Senior Obligations (other than unasserted contingent indemnification obligations).

Section 7.No Waiver of Subordination Provisions. Without in any way limiting the generality of the foregoing, the Senior Creditors may, at any time and from time to time, without the consent of or notice to any Subordinated Lender or any Subordinated Borrower, without incurring responsibility to any Subordinated Lender or any Subordinated Borrower and without impairing or releasing the subordination provided in Section 2 or the obligations hereunder of any Subordinated Lender or any Subordinated Borrower to the Senior Creditors, do any one or more of the following: (a) change the amount, manner, place, terms of payment or interest rate, change or extend the time of payment of, or renew or alter, any of the Senior Obligations, or amend or supplement or waive any of the terms of any Senior Document; (b) sell, exchange, release, surrender, relend, realize upon or otherwise deal with any manner and in any order any property (or the income, revenues, profits or proceeds therefrom) by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Obligations; (c) release any person liable in any manner for the payment or collection of the Senior Obligations; (d) exercise or refrain from exercising any rights and remedies against either Term A Borrower, any Subordinated Borrower or any other person or entity or otherwise act or refrain from acting or, for any reason fail to file, record or otherwise perfect any security interest in or lien on any property of either Term A Borrower, any Subordinated Borrower or any other person or entity; or (e) apply any sums received by the Senior Creditors, by whomsoever paid and however realized, to payment of the Senior Obligations in such manner as the Senior Creditors, in their sole discretion, may deem appropriate.

Section 8.Certain Defined Terms.  For purposes of this Agreement:

(a)the term “Senior Creditors” shall mean the Administrative Agent, the Collateral Agent, the Arranger and each of the Lenders, each as defined in the Term A Credit Agreement, and LuxCo as payee and the Collateral Agent under the LC Procurement Agreement.

(b)the term “Senior Documents” shall mean the Senior Agreements and each of the other Credit Documents and LC Procurement Documents; and

(c)the term “Senior Obligations” shall mean (i) all Obligations (as such term is defined in the Term A Credit Agreement) of the Term A Borrowers and the other Credit Parties under the Term A Credit Agreement and each other Credit Document (as defined in the Term A Credit Agreement); and (ii) all Obligations (as such term is defined in the LC Procurement Agreement) of EEUK and Holdings under the LC Procurement and each other LC Procurement Document (as such term is defined in the LC Procurement Agreement), in the case of clauses (i) and (ii), any renewal, extension, restatement, refinancing or refunding of any thereof.

Section 9.Specific Performance.  The Administrative Agent is hereby authorized to demand specific performance of this Agreement, at any time when any Subordinated Lender or any Subordinated Borrower shall have failed to comply with any of the provisions of this Agreement applicable to it.  Each Subordinated Lender, on behalf of itself and its successors and assigns, irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

Section 10.GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 11.WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR LC PROCUREMENT DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND LC PROCUREMENT DOCUMENTS TO WHICH IT IS A PARTY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

Section 12.Jurisdiction; Consent to Service of Process.

(a)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR ITSELF AND ITS PROPERTY, TO THE

EXCLUSIVE JURISDICTION OF ANY COMPETENT NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR LC PROCUREMENT DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR LC PROCUREMENT DOCUMENTS AGAINST THE TERM A BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR LC PROCUREMENT DOCUMENTS IN ANY NEW YORK STATE OR FEDERAL COURT.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 13.Notices.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i)if to EOC, to it at 811 Main Street, Suite 2100 Houston, TX, Houston, TX 77002, Attention: Chief Financial Officer, Fax No. 713-583-1256, Email: cathy.stubbs@endeavourcorp.com;

(ii)if to EEUK, to it at 21-31 Woodfield Road, London, W9 2BA, England, Attention: Chief Financial Officer, Fax No. 44 20 7451 2351, with a copy to Holdings at

811 Main Street, Suite 2100 Houston, TX, Houston, TX 77002, Attention: Chief Financial Officer, Fax No. 713-583-1256, Email: cathy.stubbs@endeavourcorp.com;

(iii) if to EE LUX, to it at 40 Avenue Monterey, L-2163  Luxembourg, Attention: Chief Financial Officer, Fax No. 44 20 7451 2351, Email: cathy.stubbs@endeavourcorp.com;

(iv)if to EIH, to it at 811 Main Street, Suite 2100 Houston, TX, 77002, Attention: Chief Financial Officer, Fax No. 713-583-1256, Email: cathy.stubbs@endeavourcorp.com;

(v)if to the Administrative Agent, to Credit Suisse, Agency Manager, Eleven Madison Avenue, New York, NY  10010, Fax No. 212-322 2291, Email:  agency.loanops@credit-suisse.com; and

(vi)if to the Collateral Agent, to it at Credit Suisse, Eleven Madison Avenue, 23rd Floor, New York, NY  10010, Attn:  Loan Operations - Boutique Management, Telephone No.:  (212) 538 3525, Email:  Ops-collateral@credit-suisse.com.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax (or other electronic communication pursuant to procedures approved by the Administrative Agent) or on the date five Business Days (as defined in the Term A Credit Agreement) after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 13 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 13.  As agreed to among the parties hereto, from time to time, notices and other communications may also be delivered by e‑mail to the e‑mail address of a representative of the applicable party provided from time to time by such party and shall be deemed to have been given as of the date of receipt thereof.

Section 14.Miscellaneous.

(a)This Agreement shall terminate upon the payment in full in cash all of the Senior Obligations (other than any indemnities which are not then due and payable and for which no claim has been made); provided that if, at any time, all or part of any payment with respect to Senior Obligations theretofore made by any Subordinated Borrower or any other person or entity is rescinded or must otherwise be returned by the Senior Creditors for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Subordinated Borrower or such other person or entity), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

(b)This Agreement shall not be amended, modified or supplemented without the written consent of the Administrative Agent, the Collateral Agent and the Required Lenders (as defined in the Term A Credit Agreement.

(c)This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission or as a “.pdf” shall be as effective as delivery of a manually signed counterpart of this Agreement.

(d)In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

(e)This Agreement and the Senior Documents constitute the entire contract between the parties relative to the subject matter hereof.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the Senior Documents.

(f)Nothing in this Agreement or in the Senior Documents, expressed or implied, is intended to confer upon any person or entity (other than the parties hereto and thereto, their respective permitted successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the Senior Documents.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

ENDEAVOUR ENERGY UK LIMITED

By:
Name:
Title:

ENDEAVOUR OPERATING CORPORATION

By:
Name:
Title:

Signature Page to Subordination Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent

By:
Name:
Title:

ENDEAVOUR OPERATING CORPORATION

By:
Name:
Title:

Signature Page to Subordination Agreement

nter

ENDEAVOUR INTERNATIONAL HOLDING
B.V.

By:
Name: Andrew Sheu
Title: Managing Director A

ENDEAVOUR OPERATING CORPORATION

By:
Name: Franciscus Jacobus Joannes Lucassen
Title: Managing Director B

Signature Page to Subordination Agreement

nter

ENDEAVOUR ENERGY LUXEMBOURG
S.À R.L.

By:
Name: Andrew Sheu
Title: Manager

ENDEAVOUR OPERATING CORPORATION

By:
Name: Onno Bouwmeister
Title: Manager

Signature Page to Subordination Agreement